   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                        TUMBLEWEED COMMUNICATIONS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

            DELAWARE                             4899                            94-3336053
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL               (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                               700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 216-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                            BERNARD J. CASSIDY, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                        TUMBLEWEED COMMUNICATIONS CORP.
                               700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 216-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------

                                   COPIES TO:

                             GREGORY C. SMITH, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                        525 UNIVERSITY AVENUE, SUITE 220
                          PALO ALTO, CALIFORNIA 94301
                                 (650) 470-4500

                                JAMES A. HEISCH
                     PRESIDENT AND CHIEF FINANCIAL OFFICER
                      WORLDTALK COMMUNICATIONS CORPORATION
                            5155 OLD IRONSIDES DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                                 (408) 567-1500

                            GORDON K. DAVIDSON, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger of a subsidiary of the Registrant with and into Worldtalk Communications Corporation pursuant to the Agreement and Plan of Merger, dated as of November 18, 1999, described in the enclosed joint proxy statement/prospectus, have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED              BE REGISTERED          PER SHARE         OFFERING PRICE      REGISTRATION FEE
Common Stock, par value $0.001 per share, of
  Tumbleweed................................     4,924,460(1)              N/A            $186,442,890(2)        $49,221(2)

(1) Represents 14,519,246 outstanding shares of common stock of Worldtalk on November 18, 1999 plus an additional 4,420,984 shares of Worldtalk common stock reserved for issuance, multiplied by the exchange ratio of 0.26.

(2) Reflects the market price of the common stock of Worldtalk to be converted into common stock of the Registrant in connection with the merger (set forth in footnote (1) above) computed in accordance with Rule 457(f) and
    Rule 457(c) under the Securities Act, based upon the average of the high and low sale prices of the Worldtalk common stock as quoted on the Nasdaq National Market on December 3, 1999. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.
                         ------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                        TUMBLEWEED COMMUNICATIONS CORP.
               700 Saginaw Drive, Redwood City, California 94063

                                                            [            ], 2000

To Our Stockholders:

    You are cordially invited to attend a special meeting of stockholders of
Tumbleweed Communications Corp. to be held at [            ] on [            ],
2000 at 10:00 a.m., local time.

    At this special meeting, you will be asked to consider and vote upon a proposal to approve the issuance of shares of Tumbleweed common stock under the Agreement and Plan of Merger dated as of November 18, 1999, which we refer to as the Merger Agreement, among Tumbleweed, Keyhole Acquisition Corp., a newly-formed, wholly-owned subsidiary of Tumbleweed, and Worldtalk Communications Corporation, and the transactions associated with it. Under the terms of the Merger Agreement, Keyhole would merge into Worldtalk and Worldtalk would become a wholly-owned subsidiary of Tumbleweed. In the merger, each share of common stock of Worldtalk outstanding immediately prior to the effective time of the merger would be converted into 0.26 of a share of Tumbleweed common stock. In addition, outstanding Worldtalk warrants and employee and director stock options would be assumed by Tumbleweed.

    After careful consideration, your board of directors has determined that the Merger Agreement and the transactions associated with it, including the stock issuance, are fair to and in the best interests of Tumbleweed and its stockholders and has approved the Merger Agreement. In connection with the proposed transactions, the Board retained as financial advisor Credit Suisse First Boston Corporation, which has delivered to the Board of Directors its written opinion to the effect that, based upon and subject to the various considerations set forth in its opinion, as of the date of its opinion, the exchange ratio of 0.26 is fair to Tumbleweed from a financial point of view. A copy of the Credit Suisse First Boston opinion which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations set on the scope of the review undertaken, is set forth as Annex D to the accompanying joint proxy statement/prospectus, and should be read carefully in its entirety.

    Your board of directors recommends that you vote in favor of the issuance of shares of Tumbleweed common stock under the Merger Agreement and the transactions associated with it.

    The merger, the Merger Agreement and the stock issuance are described in the accompanying joint proxy statement/prospectus which you should read carefully. If you have any questions or require additional information about the special meeting or the merger, please call our Investor Relations Department at (650) 216-2018.

                                                      Sincerely,

                                                      ------------------------------------------------
                                                                      Jeffrey C. Smith
                                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                        TUMBLEWEED COMMUNICATIONS CORP.
                               700 Saginaw Drive
                         Redwood City, California 94063
                           Telephone: (650) 216-2000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD [             ], 2000

    A special meeting of our stockholders will be held at [            ] on
[            ], 2000 at 10:00 a.m., local time, to vote on the issuance of shares of Tumbleweed common stock under the Merger Agreement, pursuant to which a subsidiary of Tumbleweed Communications Corp. would be merged with and into Worldtalk Communications Corporation, and the transactions associated with the Merger Agreement. In the merger, Tumbleweed would issue 0.26 of a share of Tumbleweed common stock to Worldtalk stockholders for each share of Worldtalk common stock that they own. In addition, outstanding Worldtalk warrants and employee and director stock options would be assumed by Tumbleweed.

    Your board of directors has determined that the Merger Agreement and the transactions associated with it, including the stock issuance, are in your best interests and recommends that you vote to approve the Merger Agreement and the transactions associated with it at the special meeting.

    In connection with the execution of the Merger Agreement, a group of stockholders of Tumbleweed collectively holding 11,754,426 shares of Tumbleweed common stock (representing approximately 54% of the outstanding Tumbleweed common stock) have entered into voting agreements with Worldtalk, pursuant to which these stockholders have agreed, among other things, to vote such shares of Tumbleweed common stock to approve the stock issuance under the Merger Agreement and the transactions associated with it at the special meeting, which vote will assure such approval by Tumbleweed's stockholders. In addition, a group of stockholders of Worldtalk collectively holding 6,630,165 shares of Worldtalk common stock (representing approximately 46% of the outstanding Worldtalk common stock) have entered into voting agreements with Tumbleweed, pursuant to which these stockholders have agreed, among other things, to vote such shares of Worldtalk common stock to approve the Merger Agreement and the transactions associated with it at a special meeting of Worldtalk stockholders.

    Only Tumbleweed stockholders of record at the close of business on
[            ] will be entitled to notice of, and to vote at, the Tumbleweed special meeting and at any adjournments or postponements of that meeting. You should refer to the attached joint proxy statement/prospectus for a more complete description of the Merger Agreement and the transactions associated with it. In addition, a copy of the Merger Agreement is attached to the accompanying joint proxy statement/prospectus as Annex A. A complete list of stockholders entitled to vote at the special meeting will be open to examination, during ordinary business hours, at Tumbleweed's corporate headquarters, for the 10 days prior to the special meeting by any Tumbleweed stockholder for any relevant purpose.

    It is important that your shares of Tumbleweed common stock be represented at the special meeting, regardless of the number of shares you hold. We urge you to mark, sign, date and return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

    If your shares are not registered in your own name and you plan to attend the special meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide
you with evidence of your share ownership on [            ] and bring that
evidence to the special meeting.

    Please vote as soon as possible by telephone or by completing your proxy card and returning it in the enclosed envelope. If you decide to attend the special meeting in person you can withdraw your proxy and vote at that time.

                                                      By order of the board of directors,

                                                      ------------------------------------------------
                                                                     Bernard J. Cassidy
                                                                    CORPORATE SECRETARY

Date: [            ]

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS ASSOCIATED WITH IT WHICH ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF TUMBLEWEED COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE ISSUANCE OF SHARES OF TUMBLEWEED COMMON STOCK UNDER THE MERGER AGREEMENT. WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                [WORLDTALK LOGO]

                                                            [            ], 2000

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders of
Worldtalk Communications Corporation to be held on [        ] at 1:00 p.m.,
local time, at [        ]. THIS IS A VERY IMPORTANT SPECIAL MEETING THAT AFFECTS
YOUR INVESTMENT IN WORLDTALK.

    At this special meeting you will be asked to vote on an Agreement and Plan of Merger, dated as of November 18, 1999, which we refer to as the Merger Agreement, pursuant to which a subsidiary of Tumbleweed Communications Corp. will merge with and into Worldtalk and Worldtalk will become a wholly-owned subsidiary of Tumbleweed. In the merger, Tumbleweed will issue to Worldtalk stockholders 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock that they own. The exchange of Worldtalk common stock for Tumbleweed common stock, other than cash paid for fractional shares, is intended to be tax-free to Worldtalk stockholders for federal income tax purposes. In addition, outstanding Worldtalk warrants and employee and director stock options will be assumed by Tumbleweed.

    Your board of directors has unanimously approved the merger and has determined that the Merger Agreement and the merger are in your best interests and recommends that you vote to approve the Merger Agreement and the transactions associated with it at the special meeting. The Merger Agreement is attached to the accompanying joint proxy statement/prospectus as Annex A.

    In reaching this determination, your board of directors received the written opinion of Volpe Brown Whelan & Company, LLC to the effect that, as of the date of such opinion, the exchange ratio is fair, from a financial point of view, to Worldtalk stockholders. A copy of this opinion which sets forth the assumptions made, matters considered, and the scope of review undertaken, is attached to the accompanying joint proxy statement/prospectus as Annex E, and should be read carefully in its entirety.

    We have enclosed a notice of special meeting and a joint proxy statement/prospectus discussing the proposed merger and the related Merger Agreement. We encourage you to read these documents carefully. Also enclosed is a proxy card so you can vote on the Merger Agreement without attending the meeting. Please complete, sign and date the enclosed proxy card and return it to us as soon as possible in the stamped envelope we have provided. If you decide to come to the special meeting, you may vote your shares in person whether or not you have mailed us a proxy.

    Thank you for your cooperation.

                                                      Very truly yours,

                                                      ------------------------------------------------
                                                                      James A. Heisch
                                                           PRESIDENT AND CHIEF FINANCIAL OFFICER

                                [Worldtalk Logo]

                      WORLDTALK COMMUNICATIONS CORPORATION
                            5155 OLD IRONSIDES DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                           TELEPHONE: (408) 567-1500

        NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [   ], 2000

                            ------------------------

    A special meeting of our stockholders will be held at [     ] on [     ],
2000 at 1:00 p.m., local time. The board of directors of Worldtalk Communications Corporation asks you to attend this important special meeting to vote on a Merger Agreement and related transactions, pursuant to which a subsidiary of Tumbleweed Communications Corporation will be merged with and into Worldtalk with Worldtalk becoming a wholly-owned subsidiary of Tumbleweed. In the merger, Tumbleweed will issue to Worldtalk stockholders 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock that they own. In addition, outstanding Worldtalk warrants and employee and director stock options will be assumed by Tumbleweed.

    Your board of directors has determined that the Merger Agreement and the merger are in your best interests and recommends that you vote to approve the Merger Agreement and the transactions associated with it at the special meeting.

    In connection with the execution of the Merger Agreement, a group of stockholders of Worldtalk collectively holding 6,630,165 shares of Worldtalk common stock (representing approximately 46% of the outstanding Worldtalk common stock) have entered into voting agreements with Tumbleweed, pursuant to which these stockholders have agreed, among other things, to vote such shares of Worldtalk common stock to approve the Merger Agreement and the transactions associated with it at the special meeting. In addition, a group of stockholders of Tumbleweed collectively holding 11,754,426 shares of Tumbleweed common stock (representing approximately 54% of the outstanding Tumbleweed common stock) have entered into voting agreements with Worldtalk, pursuant to which these stockholders have agreed, among other things, to vote such shares of Tumbleweed common stock to approve the stock issuance under the Merger Agreement and the transactions associated with it at a Tumbleweed special meeting.

    Only stockholders who held their shares of Worldtalk common stock at the
close of business on [            ] will be entitled to notice of, and to vote
at, the special meeting or any adjournments or postponements. The merger cannot be completed unless holders of a majority of the outstanding shares of Worldtalk common stock on the record date affirmatively vote to approve the Merger Agreement.

    Accompanying this notice is a joint proxy statement/prospectus discussing the proposed merger and the related Merger Agreement. We encourage you to read this document carefully. Also enclosed is a proxy card so you can vote on the Merger Agreement without attending the meeting. Please complete, sign and date the enclosed proxy card and return it to us as soon as possible in the stamped envelope we have provided. If you decide to come to the special meeting, you may vote your shares in person whether or not you have mailed us a proxy. You may also revoke your proxy at any time before the meeting.

                                                      By order of the board of directors,

                                                      ------------------------------------------------
                                                                      James A. Heisch
                                                                    CORPORATE SECRETARY

Date: [            ]

                           PROXY STATEMENT/PROSPECTUS
                        TUMBLEWEED COMMUNICATIONS CORP.
                                PROXY STATEMENT
                      WORLDTALK COMMUNICATIONS CORPORATION
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of Tumbleweed Communications Corp. and Worldtalk Communications Corporation have approved a Merger Agreement pursuant to which, if approved by the stockholders of each of Tumbleweed and Worldtalk, a subsidiary of Tumbleweed will be merged with and into Worldtalk and Worldtalk will become a wholly-owned subsidiary of Tumbleweed.

    Upon completion of the merger, Worldtalk stockholders will receive 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock that they own. The exchange of Worldtalk common stock for Tumbleweed common stock, other than cash paid for fractional shares, is intended to be tax-free to Worldtalk stockholders for federal income tax purposes. In addition, holders of Worldtalk warrants and employee and director stock options will have their warrants and options converted into warrants and options to purchase 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock subject to an existing warrant or option. The converted warrants and options will have an exercise price per share equal to the exercise price per share of the existing warrants and options divided by 0.26. Tumbleweed stockholders will continue to own their existing shares after the merger.

    This joint proxy statement/prospectus is also the prospectus of Tumbleweed regarding the Tumbleweed common stock to be issued to Worldtalk stockholders in exchange for their shares of Worldtalk common stock in connection with the merger. Based on the number of shares of Worldtalk common stock outstanding on
[            ], Tumbleweed will issue approximately [            ] shares of
Tumbleweed common stock to Worldtalk stockholders in the merger. We estimate that the shares of Tumbleweed common stock to be issued to Worldtalk
stockholders will represent approximately [      ]% of the outstanding common
stock of Tumbleweed after the merger. As a result, the shares of Tumbleweed common stock held by Tumbleweed stockholders prior to the merger will represent
approximately [      ]% of the outstanding common stock of Tumbleweed after the merger. Tumbleweed shares to be issued in connection with the merger or upon the exercise of converted Worldtalk warrants and options will be listed, subject to official notice of issuance, on the Nasdaq National Market under the symbol "TMWD." Worldtalk common stock is currently listed on the Nasdaq National Market under the symbol "WTLK."

    The merger cannot be completed unless the stockholders of Worldtalk approve the Merger Agreement and the transactions associated with it. Each company has scheduled a special meeting for its stockholders to vote on the Merger Agreement and the transactions associated with it and the stockholders of Tumbleweed approve the issuance of shares of Tumbleweed common stock under the Merger Agreement and the transactions associated with it. Each of your boards of directors has determined that the Merger Agreement and the transactions associated with it are in your respective best interests and recommends that you vote to approve the Merger Agreement and the transactions associated with it. YOUR VOTE IS VERY IMPORTANT.

    Only stockholders who held their shares of Tumbleweed at the close of
business on [            ] will be entitled to notice of, and to vote at, the
special meeting of Tumbleweed and any adjournments or postponements, and only stockholders who held their shares of Worldtalk at the close of business on
[            ] will be entitled to notice of, and to vote at, the special meeting of Worldtalk and any adjournments or postponements.

    The dates, times and places of the special meetings are as follows:

FOR TUMBLEWEED STOCKHOLDERS:

[            ]

FOR WORLDTALK STOCKHOLDERS:

[            ]

    This joint proxy statement/prospectus provides you with detailed information about the proposed Merger Agreement and the transactions associated with it. This document incorporates important business and financial information about each of Tumbleweed and Worldtalk that is not included in or delivered with this document. You may obtain documents that are filed with the Securities and Exchange Commission and incorporated by reference in this document without charge by requesting them in writing or by telephone from the appropriate party at the addresses listed in "Where You Can Find More Information" on page [ ].

    See "Risk Factors" beginning on page [ ] for a discussion of certain factors that you should consider in determining how to vote on the Merger Agreement and the transactions associated with it.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TUMBLEWEED COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This joint proxy statement/prospectus dated [            ], will be first
mailed to stockholders on or about [            ].

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION.........................     vii

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.............      ix

SUMMARY.....................................................       1
  The Companies.............................................       3
  Our Reasons for the Merger................................       3
  Recommendations to Stockholders...........................       4
  Stockholder Vote Required to Approve the Merger...........       4
  The Merger................................................       5
  Stock Option Agreement....................................       6
  Interests of Certain Persons in the Merger................       6
  Anticipated Accounting Treatment..........................       6
  Important Federal Income Tax Consequences.................       6
  Dissenters' Rights........................................       6
  Risks of the Merger.......................................       6
  Opinions of Financial Advisors............................       7
  Comparative Per Share Market Price Information............       7
  Listing of Tumbleweed Common Stock........................       7
  De-listing of Worldtalk Common Stock......................       7
  Forward-Looking Statements May Prove Inaccurate...........       7
  Comparative Rights of Stockholders........................       7
  Tumbleweed and Worldtalk Comparative Per Share Data.......       8
  Summary Historical and Summary Pro Forma Combined
    Financial Data..........................................
  Tumbleweed Summary Historical Financial Information.......
  Worldtalk Summary Historical Financial Information........
  Tumbleweed/Worldtalk Summary Pro Forma Combined Financial
    Information.............................................

RISK FACTORS................................................      13
  Risks Related to the Merger...............................      13
  Risks Related to Tumbleweed...............................      14
  Risks Related to Worldtalk................................      19
  Risks Related to Both Tumbleweed and Worldtalk............      26
  Risks Related to Our Industry.............................      31

THE SPECIAL MEETINGS........................................      33
  General...................................................      33
  Voting Securities and Record Dates........................      33
  Purpose of Special Meetings...............................      34
  Solicitation of Proxies; Expenses.........................      34

THE MERGER..................................................      36
  General...................................................      36
  Background of the Merger..................................      36
  Reasons for Tumbleweed Engaging in the Merger;
    Recommendation of the Tumbleweed Board..................      36
  Reasons for Worldtalk Engaging in the Merger;
    Recommendation of the Worldtalk Board...................      37
  Opinion of Tumbleweed's Financial Advisor.................      38
  Opinion of Worldtalk's Financial Advisor..................      42
  Anticipated Accounting Treatment..........................      47
  Interests of Persons in the Merger........................      47

                                                                PAGE
                                                              --------
  Dissenters' Rights........................................      49
  Resale Restrictions.......................................      49
  Stock Exchange Listings...................................      49
  Delisting and Deregistration of Worldtalk Common Stock....      49
  Treatment of Stock Certificates...........................      49
  Tax-Free Reorganization...................................      49

THE MERGER AGREEMENT........................................      50
  The Merger................................................      50
  Exchange Procedures.......................................      50
  Corporate Organization and Governance.....................      51
  Representations and Warranties............................      51
  Covenants.................................................      53
  No Solicitation of Transactions...........................      54
  Access to Information.....................................      56
  Indemnification and Insurance.............................      56
  Cooperation and Reasonable Efforts........................      56
  Conditions to the Consummation of the Merger..............      56
  Termination...............................................      57
  Termination Fee and Expenses..............................      58
  Amendment; Extension and Waiver...........................      59

THE STOCK OPTION AGREEMENT..................................      60

THE VOTING AGREEMENTS.......................................      62

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................      63

TUMBLEWEED BUSINESS.........................................      65
  Overview..................................................      65
  Industry Background.......................................      65
  The Tumbleweed Solution...................................      65
  Strategy..................................................      67
  Products and Services.....................................      69
  Customers and Markets.....................................      71
  Customers Profiles........................................      71
  Sales and Marketing.......................................      74
  Technology................................................      74
  Governmental Regulation...................................      76
  Intellectual Property.....................................      76
  Competition...............................................      77
  Employees.................................................      78
  Properties and Facilities.................................      78
  Legal Proceedings.........................................      78

SELECTED HISTORICAL FINANCIAL DATA OF TUMBLEWEED............

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS--TUMBLEWEED.....................

TUMBLEWEED MANAGEMENT.......................................      79
  Executive Officers and Directors..........................      79
  Classified Board of Directors.............................      82
  Board Committees..........................................      82
  Director Compensation.....................................      82

                                                                PAGE
                                                              --------
  Compensation Committee Interlocks and Insider
    Participation...........................................      83
  Executive Compensation....................................      83
  1993 Stock Option Plan....................................      85
  1999 Omnibus Stock Incentive Plan.........................      85
  1999 Employee Stock Purchase Plan.........................      86
  Employment Agreements.....................................      87
  Limitation of Liability and Indemnification...............      88
  Certain Relationships and Related Transactions............      88

PRINCIPAL STOCKHOLDERS OF TUMBLEWEED........................      90

DESCRIPTION OF TUMBLEWEED CAPITAL STOCK.....................      92

WORLDTALK BUSINESS..........................................      93

KEYHOLE.....................................................      94

COMPARATIVE RIGHTS OF STOCKHOLDERS..........................      95
  Classified Board of Directors.............................      95
  Number of Directors.......................................      95
  Removal of Directors; Filling Vacancies...................      96
  No Stockholder Action by Written Consent; Special
    Meetings................................................      96
  Advance Notice Provisions for Stockholder Nominations and
    Stockholder Proposals...................................      97
  Authorized Capital Stock..................................      99
  Voting Rights.............................................      99
  Preferred Stock...........................................      99
  Amendment of the Certificate of Incorporation and
    By-laws.................................................      99
  Business Combinations.....................................     100
  Limitation of Liability of Directors......................     101
  Indemnification of Directors and Officers.................     101

MARKET PRICE AND DIVIDEND INFORMATION.......................     103

PRINCIPAL STOCKHOLDERS OF WORLDTALK.........................     103

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
  FINANCIAL DATA OF TUMBLEWEED AND WORLDTALK................     108

EXPERTS.....................................................     114

LEGAL MATTERS...............................................     114

STOCKHOLDER PROPOSALS.......................................     114

INDEX TO FINANCIAL STATEMENTS...............................     F-1

ANNEXES:

    A--Agreement and Plan of Merger, dated as of November 18, 1999

    B--Stock Option Agreement, dated November 18, 1999

    C--Forms of Voting Agreements

    D--Fairness Opinion of Credit Suisse First Boston Corporation

    E--Fairness Opinion of Volpe Brown Whelan & Company, LLC

                      WHERE YOU CAN FIND MORE INFORMATION

    Tumbleweed and Worldtalk file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by either company at the Securities and Exchange Commission's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Securities and Exchange Commission:
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The companies' filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

    Tumbleweed filed a Registration Statement on Form S-4 to register with the Securities and Exchange Commission the Tumbleweed common stock to be issued to Worldtalk stockholders in the merger. This joint proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of Tumbleweed in addition to being a proxy statement for each of Tumbleweed and Worldtalk for their special meetings of stockholders. As allowed by the Securities and Exchange Commission's rules, this joint proxy statement/prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement. This joint proxy statement/prospectus summarizes some of the documents that are exhibits to the Registration Statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

    The Securities and Exchange Commission allows Worldtalk to "incorporate by reference" information into this joint proxy statement/prospectus. This means that Worldtalk may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this joint proxy statement/ prospectus, except for any information modified or superseded by information in (or incorporated by reference in) this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the Securities and Exchange Commission. The documents contain important information about Worldtalk and its finances.

    1.  Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

    2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

    3.  Current Reports on Form 8-K filed July 20, 1999 and November 30, 1999.

    Worldtalk is also incorporating by reference additional documents that it may file with the Securities and Exchange Commission between the date of this joint proxy statement/prospectus and the date of its special meeting of stockholders to be held in connection with the merger. Statements contained in documents incorporated by reference may be modified or superseded by later statements in this joint proxy statement/prospectus or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

    Worldtalk has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Worldtalk, and Tumbleweed has supplied all such information relating to Tumbleweed.

    Tumbleweed or Worldtalk will provide, without charge, a copy of any or all of their documents incorporated by reference in this joint proxy statement/prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

                           FOR TUMBLEWEED DOCUMENTS:

                        Tumbleweed Communications Corp.
                               700 Saginaw Drive
                         Redwood City, California 94063
                    Attention: Investor Relations Department
                           Telephone: (650) 216-2018

                            FOR WORLDTALK DOCUMENTS:

                      Worldtalk Communications Corporation
                            5155 Old Ironsides Drive
                         Santa Clara, California 95054
                    Attention: Investor Relations Department
                           Telephone: (408) 567-1500

    If you would like to request documents from either company, please do so by
[            ], 2000 to receive them before the special meetings of
stockholders.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER AGREEMENT AND THE TRANSACTIONS ASSOCIATED WITH IT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED
[                ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS
JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF TUMBLEWEED COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    This document, the documents of Tumbleweed and Worldtalk incorporated by reference herein and other communications to stockholders of Tumbleweed and Worldtalk, respectively, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that are not historical facts. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Although each of Tumbleweed and Worldtalk believes that the expectations reflected in such forward-looking statements are reasonable, neither can give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed herein, in documents incorporated by reference and in other communications to stockholders, including, without limitation, in conjunction with the forward-looking statements included under "Risk Factors." All forward-looking statements attributable to Tumbleweed are expressly qualified in their entirety by those factors, which may cause actual results to differ materially from expectations described herein. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly the Tumbleweed prospectus dated August 5, 1999, and Form 10-Q filed November 15, 1999. All forward-looking statements attributable to Worldtalk are expressly qualified in their entirety by those factors, which may cause actual results to differ materially from expectations described herein. For further information about the risks relating to Worldtalk and its business, we refer you to Worldtalk's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1998, the quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and
September 30, 1999, and the prospectus dated October 12, 1999.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE PROPOSED MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AS WELL AS THE ADDITIONAL DOCUMENTS TO WHICH WE REFER YOU TO. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE [ ]).

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: The proposed merger offers a strategic growth opportunity for each company.
   The combined companies will offer customers a single source for a fuller, more integrated suite of business communication products and services, including new integrated technology. Tumbleweed and Worldtalk presently each provide solutions that address specific aspects of a complete Internet business communication system. Tumbleweed technology enables businesses to move traditionally paper-based applications online, through added security, reliability and personalization. Worldtalk technology enables businesses to control how electronic mail is used, adding virus protection, content filtering and routing based on policies determined by business requirements. In addition to the current product and services offered by each company, the combined companies will offer new products based on integrated technology that will enable:

    - content filtering and policy enforcement at the e-mail switch;

    - a wide range of security services;

    - message personalization; and

    - detailed tracking and archiving.

    By combining the technology and expertise of each company, Tumbleweed will provide customers with a single source to satisfy their business communication requirements. The integrated technology will enable customers to filter incoming and outgoing e-mail, add multiple levels of security, track delivery status, archive historical transactions, and customize content for specific recipients.

    Worldtalk's installed customer base provides Tumbleweed with an additional opportunity. The content filtering capabilities of the WorldSecure product will be able to screen e-mail messages for sensitive content and automatically route those messages through Tumbleweed's secure document delivery infrastructure. Tumbleweed receives transaction revenues based on the number of messages sent through its infrastructure, and would enhance its revenue stream to the extent WorldSecure customers adopt the option to use the Tumbleweed's secure delivery infrastructure.

Q: WHAT WILL WORLDTALK STOCKHOLDERS RECEIVE IN THE MERGER?

A: Worldtalk stockholders will receive 0.26 of a share of Tumbleweed common stock in exchange for each share of Worldtalk common stock. Tumbleweed will not issue fractional shares that they own. Worldtalk stockholders who would otherwise be entitled to receive a fractional share instead will receive a cash payment based on the market value of the fractional share of Tumbleweed stock on the date of the merger.

    FOR EXAMPLE:

    - IF YOU CURRENTLY OWN 125 SHARES OF WORLDTALK COMMON STOCK, THEN AFTER THE MERGER YOU WILL BE ENTITLED TO RECEIVE 32 SHARES OF TUMBLEWEED COMMON STOCK AND A CHECK FOR THE MARKET VALUE OF THE 0.5 FRACTIONAL SHARE.

    - IF YOU CURRENTLY OWN 125 SHARES OF TUMBLEWEED COMMON STOCK, THEN YOU WILL CONTINUE TO OWN THOSE 125 SHARES AFTER THE MERGER.

    Each outstanding stock option and warrant to acquire Worldtalk common stock will be converted into an option or warrant to purchase 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock covered by the option or warrant before the merger.

Q: WHAT RISKS SHOULD I CONSIDER?

A: You should review "Risk Factors" on pages [  ] through [  ].

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as soon as possible. In addition to stockholder approvals, we must satisfy other conditions described in the Merger Agreement. We hope to complete the merger during the first quarter of 2000.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS?

A: The exchange of shares by Worldtalk stockholders is intended to be tax-free to Worldtalk stockholders for Federal income tax purposes. However, Worldtalk stockholders may have to pay taxes on cash received for fractional shares. The merger is intended to be tax-free to Tumbleweed stockholders for Federal income tax purposes. To review the tax consequences to stockholders in greater detail, see page [ ].

    THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THESE TAX CONSEQUENCES.

Q: WHAT WILL TUMBLEWEED'S DIVIDEND POLICY BE?

A: Tumbleweed presently anticipates that it will retain any future earnings to finance development and expansion of its business and provide working capital. Tumbleweed does not anticipate paying any cash dividends on Tumbleweed common stock for the foreseeable future. Following the merger, Tumbleweed's board of directors will use its discretion to decide whether to declare dividends and the amount of any dividends.

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: TUMBLEWEED STOCKHOLDERS: You are being asked to approve the issuance of shares of Tumbleweed common stock under the Merger Agreement and the transactions associated with it. If the merger is approved by you and the Worldtalk stockholders, a subsidiary of Tumbleweed will be merged with and into Worldtalk, and Worldtalk will become a wholly-owned subsidiary of Tumbleweed.

    Tumbleweed's board of directors has approved the Merger Agreement, and recommends voting FOR the issuance of shares of Tumbleweed common stock under the Merger Agreement and the transactions associated with it.

    WORLDTALK STOCKHOLDERS: You are being asked to approve the Merger Agreement and the transactions associated with it. If the merger is approved by you and the Tumbleweed stockholders, Worldtalk will become a wholly-owned subsidiary of Tumbleweed.

    Worldtalk's board of directors has approved the Merger Agreement and recommends voting FOR the Merger Agreement and the transactions associated with it.

Q: WHAT DO I NEED TO DO NOW?

A: You should complete, sign and mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares will be represented at your special stockholders' meeting. Both the Tumbleweed and Worldtalk
   meetings will take place on [            ], 2000.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Worldtalk stockholders will receive written instructions for exchanging their stock certificates. Tumbleweed stockholders will keep their certificates because the merger will not require surrender of Tumbleweed stock certificates.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your Tumbleweed or Worldtalk shares only if you provide instructions on how to vote. Without instructions your shares will not be voted. Shares that are not voted will be counted as votes against the Merger Agreement and the transactions associated with it.

Q: WHO CAN HELP ANSWER FURTHER QUESTIONS?

A: If you would like additional copies of the joint proxy statement/prospectus, or if you have more questions about the merger, you should contact the appropriate party at the addresses listed in "Where You Can Find More Information" on page [ ].

THE COMPANIES

TUMBLEWEED COMMUNICATIONS CORP.
700 Saginaw Drive
Redwood City, California 94063
Telephone: (650) 216-2000

    Tumbleweed is a leading provider of secure Internet communication services for businesses worldwide. We have developed the Tumbleweed Integrated Messaging Exchange, or Tumbleweed IME, a comprehensive software and services solution that combines the personal, proactive nature of e-mail with the ease of use of the world wide web. Tumbleweed IME offers the key attributes of secure physical delivery, e-mail and web messaging in a comprehensive, Internet-based system. Our solution enables corporations to leverage their existing investments in e-mail and web systems in order to shift their historically paper-based communications to more convenient and cost-effective online alternatives.

WORLDTALK COMMUNICATIONS CORPORATION
5155 Old Ironsides Drive
Santa Clara, California 95054
(408) 567-1500

    Worldtalk is a leading provider of Internet content security and policy management solutions. Our WorldSecure policy management platform enables organizations to define and manage electronic mail and Web security and usage policies, reducing the risks, costs and liabilities associated with Internet communications. We delivered the industry's first solution for managing and enforcing e-mail security policies in September 1997. Since then, organizations have deployed WorldSecure solutions to ensure confidentiality of their external electronic mail communications, to protect their intellectual property and to prevent unwanted electronic mail messages, sometimes called spam, and viruses from entering their computer systems. Our products include WorldSecure/ Mail, software that provides Windows NT-based electronic mail firewall and policy management, WorldSecure Web, a Windows NT-based content security product, WorldSecure Client, a desktop electronic mail encryption product, and NetTalk, a Windows NT-based electronic mail and directory solution.

OUR REASONS FOR THE MERGER

    The Tumbleweed and Worldtalk boards of directors have determined that the Merger Agreement and the transactions associated with it, including, in the case of Tumbleweed, the issuance of shares of Tumbleweed common stock to Worldtalk stockholders, are in the best interests of their respective stockholders. In reaching their respective decisions, the boards of directors of the two companies considered that the combination of the companies will offer customers a fuller, more integrated suite of business communication products and services, including new integrated technology. Currently, Tumbleweed and Worldtalk each provide solutions that address specific aspects of a complete Internet business communication system. In addition to maintaining these independent solutions, the combined company will offer new, more comprehensive solutions.

    To review the reasons for the merger in greater detail, as well as related uncertainties, see pages [ ] through [ ].

RECOMMENDATIONS TO STOCKHOLDERS

    TO TUMBLEWEED STOCKHOLDERS:

    The Tumbleweed board of directors believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve the issuance of shares of Tumbleweed common stock under the Merger Agreement and the transactions associated with it, including the conversion of Worldtalk warrants and employee and director stock options into warrants and options to purchase Tumbleweed common stock.

    TO WORLDTALK STOCKHOLDERS:

    The Worldtalk board of directors believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve the Merger Agreement and the transactions associated with it.

STOCKHOLDER VOTE REQUIRED TO APPROVE
  THE MERGER

    The affirmative vote of the holders of a majority of the shares of Tumbleweed common stock present in person or represented by proxy at the Tumbleweed special meeting is required to approve the issuance of shares of Tumbleweed common stock under the Merger Agreement. The affirmative vote of the holders of a majority of the issued and outstanding shares of Worldtalk common stock is required to approve the Merger Agreement and the transactions associated with it. As of November 30, 1999, the directors and executive officers of Tumbleweed held approximately 47% of the outstanding shares entitled to vote at Tumbleweed's special meeting. As of November 30, 1999, the directors and executive officers of Worldtalk held approximately 46% of the outstanding shares of Worldtalk entitled to vote at Worldtalk's special meeting. Your abstention or failure to vote, or your failure to instruct your broker or nominee as to how to vote shares that you own but that are not held in your name, as a Worldtalk stockholder will have the effect of a vote against the Merger Agreement and the transactions associated with it.

    In connection with the execution of the Merger Agreement, a group of stockholders of Tumbleweed collectively holding 11,754,426 shares of Tumbleweed common stock, representing approximately 54% of the outstanding Tumbleweed common stock, have entered into voting agreements with Worldtalk, pursuant to which these stockholders have agreed, among other things, to vote their shares of Tumbleweed common stock to approve the stock issuance under the Merger Agreement and the transactions associated with it at Tumbleweed's special meeting. A group of stockholders of Worldtalk collectively holding 6,630,165 shares of Worldtalk common stock, representing approximately 46% of the outstanding Worldtalk common stock, have entered into voting agreements with Tumbleweed, pursuant to which these stockholders have agreed, among other things, to vote their shares of Worldtalk common stock to approve the Merger Agreement and the transactions associated with it at the Worldtalk special meeting.

    To review information relating to stockholder votes in greater detail, see "The Special Meetings--Voting Securities and Record Dates" on pages [ ] and
[  ].

THE MERGER (PAGE [  ])

    The Merger Agreement is attached as Annex A at the back of this joint proxy statement/prospectus. We encourage you to read the Merger Agreement because it is the legal document that governs the proposed merger.

    WHAT WORLDTALK STOCKHOLDERS WILL RECEIVE IN THE MERGER

    As a result of the merger, Worldtalk stockholders will receive 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock that they own. Worldtalk stockholders will not receive fractional shares. Instead, they will receive a check in payment for any fractional share based on the market value of Tumbleweed common stock on the date of the completion of the merger.

    In addition, at the time the merger is completed, holders of Worldtalk warrants and employee and director stock options will have their warrants and options converted into warrants or options to purchase 0.26 of a share of Tumbleweed common stock for each outstanding share of Worldtalk common stock subject to an existing warrant or option at that time. The exercise price of such converted warrant or option will be adjusted to reflect the exchange ratio.

    DO NOT SEND IN YOUR STOCK CERTIFICATES NOW. WHEN THE MERGER IS COMPLETED, WORLDTALK STOCKHOLDERS WILL RECEIVE WRITTEN INSTRUCTIONS FOR EXCHANGING THEIR WORLDTALK STOCK CERTIFICATES. TUMBLEWEED STOCKHOLDERS WILL CONTINUE TO HOLD THEIR TUMBLEWEED STOCK CERTIFICATES.

    STATUS OF WORLDTALK FOLLOWING THE MERGER

    If the merger is approved, a subsidiary of Tumbleweed will merge with and into Worldtalk and Worldtalk will become a wholly-owned subsidiary of Tumbleweed. Stockholders of Worldtalk before the merger will own stock in Tumbleweed after the merger.

    OWNERSHIP OF TUMBLEWEED FOLLOWING THE MERGER

    The shares of Tumbleweed common stock issued to Worldtalk stockholders in the merger will constitute approximately [ ]% of the outstanding common stock of Tumbleweed after the merger, and the current stockholders of Tumbleweed will hold the remaining approximately [ ]% of the outstanding common stock of Tumbleweed after the merger.

    CONDITIONS (PAGE [  ])

    The merger will not be completed unless certain conditions are met, including the approval of the Merger Agreement and the transactions associated with it by Worldtalk stockholders and the approval of the issuance of shares of Tumbleweed common stock by Tumbleweed stockholders. Some conditions may be waived.

    NO SOLICITATION OF TRANSACTIONS (PAGE [  ])

    Worldtalk has agreed, subject to some exceptions, not to initiate or engage in discussions with a third party regarding a business combination with the third party while the merger is pending.

    TERMINATION (PAGE [  ])

    Tumbleweed and Worldtalk may together agree to terminate the Merger Agreement without completing the merger, whether or not their respective stockholders have approved the Merger Agreement.

    The Merger Agreement may also be terminated by the board of directors of either company in other circumstances, including:

    - if the merger is not completed on or before June 30, 2000, except that neither Tumbleweed nor Worldtalk may terminate the Merger Agreement if its breach of the Merger Agreement is the reason the merger has not been completed by that date;

    - if the approval of the stockholders of Tumbleweed or Worldtalk is not obtained;

    - if any necessary regulatory approvals are not obtained;

    - if the other party's board of directors has failed to recommend the merger to its stockholders or has withdrawn or adversely modified or qualified its recommendation of the merger; or

    - if the other party has failed to perform its obligations under the Merger Agreement.

    TERMINATION FEE (PAGE [  ])

    The Merger Agreement generally requires Worldtalk to pay to Tumbleweed a termination fee of $4.0 million, plus an amount equal to all of the costs and expenses incurred by Tumbleweed in connection with the Merger Agreement and the transactions associated with it, if the agreement is terminated because:

    - Worldtalk's board of directors has failed to recommend the merger to its stockholders or has withdrawn or adversely modified or qualified its recommendation of the merger;

    - the approval of the stockholders of Worldtalk is not obtained; or

    - Worldtalk materially breaches other specific obligations under the Merger Agreement;

and, in the case of each of the above, Worldtalk subsequently enters into or completes an alternative business combination or similar transaction with a third party within 12 months after the termination.

STOCK OPTION AGREEMENT (PAGE [  ])

    In connection with the merger, Worldtalk granted Tumbleweed an option to purchase a number of shares of Worldtalk common stock equal to 19.9% of the total number of shares of Worldtalk common stock issued and outstanding as of November 18, 1999 if an event occurs which would entitle Tumbleweed to terminate the

Merger Agreement and which would entitle Tumbleweed to receive a termination fee. Under this option, Tumbleweed would have the right to acquire
2,889,330 shares of Worldtalk common stock, subject to adjustment, at $10.527 per share. This option generally terminates upon the completion of the merger or upon termination of the Merger Agreement in specified circumstances. A copy of the option agreement is attached as Annex B at the back of this joint proxy statement/prospectus. We encourage you to read the option agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE [  ])

    In considering the boards' recommendations that you vote to approve the merger, you should note that some of the directors and officers of Worldtalk have continuing indemnification against specified liabilities and participate in arrangements that provide them with interests in the merger that are different from, or in addition to, stockholders of Worldtalk generally. These arrangements include the automatic vesting of currently unexercisable stock options, purchase rights and additional compensation and severance agreements. As a result, these directors and officers could be more likely to vote to approve the Merger Agreement than stockholders of Worldtalk generally.

ANTICIPATED ACCOUNTING TREATMENT (PAGE [  ])

    We intend that the merger will be accounted for as a pooling of interests. This means that after the merger Tumbleweed will treat the companies as if they had always been combined for accounting and financial reporting purposes.

IMPORTANT FEDERAL INCOME TAX CONSEQUENCES

    The exchange of Worldtalk common stock for Tumbleweed common stock, other than cash paid for fractional shares, is intended to be tax-free to Worldtalk stockholders for Federal income tax purposes. To review the tax consequences to stockholders in greater detail, see page [ ].

    Tax matters are very complicated and the tax consequences of the merger to you will depend on your own personal circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the merger to you.

DISSENTERS' RIGHTS (PAGE [  ])

    Under Delaware law, Worldtalk stockholders do not have any right to an appraisal of the value of their Worldtalk common stock in connection with the merger.

RISKS OF THE MERGER

    In considering whether to approve the Merger Agreement, you should consider various risks of the merger, including the risk of fluctuations in the market price of Tumbleweed common stock, risks associated with the merger and integrating the companies' businesses and the fact that some directors and officers of Worldtalk may have interests in the merger that are different from or in addition to yours. We urge you to read carefully the factors described in "Risk Factors" on pages [ ] through [ ] in making your decision.

OPINIONS OF FINANCIAL ADVISORS

    In deciding to approve the merger, the boards of directors of each of Tumbleweed and Worldtalk considered opinions from their respective financial advisors as to the fairness of the exchange ratio, as of the date of the opinions, to the respective companies from a financial point of view.

    The Tumbleweed board of directors received an opinion from its financial advisor, Credit Suisse First Boston Corporation, and the Worldtalk board of directors received an opinion from its financial advisor, Volpe Brown Whelan & Company, LLC. These opinions, which set forth the assumptions made, procedures followed, matters considered and limitations set on the scope of the review undertaken are attached as Annexes D and E to this joint proxy statement/prospectus. We encourage you to read these opinions. For more information about the Credit Suisse First Boston opinion, see pages [ ] through [ ], and for more information about the Volpe Brown Whelan & Company, LLC opinion, see pages [ ] through [ ].

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

    Shares of Tumbleweed common stock and Worldtalk common stock are quoted on the Nasdaq National Market. On November 17, 1999, the last trading day before the announcement of the proposed merger, the Tumbleweed common stock closed at $39.50 per share and the Worldtalk common stock closed at $8.00 per share. On
[            ], the last trading day prior to the date of this joint proxy
statement/prospectus, Tumbleweed common stock closed at $[      ] per share and
Worldtalk common stock closed at $[      ] per share. For more information about
comparative market price information, see page [  ].

LISTING OF TUMBLEWEED COMMON STOCK

    The shares of Tumbleweed common stock issued in connection with the merger will be listed on the Nasdaq National Market.

    DELISTING OF WORLDTALK COMMON STOCK

    Following the merger, the Worldtalk common stock will no longer be listed on the Nasdaq National Market.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE [  ])

    Each of Tumbleweed and Worldtalk has made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include expectations concerning matters that are not historical facts. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. For more information regarding factors that could cause actual results to differ from these expectations, you should refer to the specific risks described under "Risk Factors" beginning on page [ ] and to the documents referred to under "Where You Can Find More Information" on page [ ].

COMPARATIVE RIGHTS OF STOCKHOLDERS (PAGE [  ])

    The rights of stockholders of both Tumbleweed and Worldtalk are currently governed by Delaware law and the respective certificates of incorporation and bylaws of the two companies. If the merger is completed, the rights of former Worldtalk stockholders who become Tumbleweed stockholders will be determined by Tumbleweed's certificate of incorporation and bylaws, which differ in some respects from Worldtalk's certificate of incorporation and bylaws.

                            TUMBLEWEED AND WORLDTALK
                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of Tumbleweed and Worldtalk and combined per share data on an unaudited pro forma basis after giving effect to the merger on a pooling of interests basis of accounting, assuming that 0.26 of a share of Tumbleweed common stock is issued in exchange for each share of Worldtalk common stock in the merger. This data should be read in conjunction with the selected historical financial data, the unaudited pro forma combined condensed financial information and the separate historical financial statements of Tumbleweed and Worldtalk and notes thereto, included elsewhere in this joint proxy statement/prospectus. The pro forma combined financial data are not necessarily indicative of the operating result that would have been achieved had the merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                                             NINE MONTHS
                                                                                                ENDED
                                                           YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                        ------------------------------      --------------
                                                          1996       1997       1998             1999
                                                        --------   --------   --------      --------------
HISTORICAL--TUMBLEWEED:
Net loss per share....................................   $(0.33)    $(1.41)    $(1.74)          $(1.39)
Book value per share(1)...............................                           0.05             2.72
HISTORICAL--WORLDTALK:
Net loss per share....................................   $(0.68)    $(0.65)    $(0.48)          $(0.38)
Book value per share(1)...............................                           0.38             0.71
PRO FORMA COMBINED NET LOSS PER SHARE(2):
Per Tumbleweed share..................................   $(1.15)    $(1.89)    $(1.78)          $(1.40)
Equivalent per Worldtalk share(3).....................                          (0.46)           (0.36)

                                                                         AS OF
                                                              ----------------------------
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
PRO FORMA COMBINED BOOK VALUE PER SHARE(4)(2):
Per Tumbleweed share........................................     $(0.20)         $2.43
Equivalent per Worldtalk share(3)...........................      (0.05)          0.63

------------------------

(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock and preferred stock, on an as if converted basis, outstanding at the end of each period.

(2) Tumbleweed and Worldtalk estimate they will incur direct transaction costs of approximately $7.4 million associated with the merger, which will be charged to operations upon consummation of the merger. In addition, it is expected that after the merger, the combined companies will incur an additional charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. The pro forma combined book value per share data gives effect to the estimated direct transactions costs, but does not include the additional charge relating to integrating the two companies, as if such costs had been incurred as of the respective balance sheet date. These costs and charge are not included in the pro forma net loss per share data. See "Unaudited Pro Forma Combined Condensed Financial Information" and accompanying notes thereto.

(3) The Worldtalk equivalent pro forma combined per share amounts are calculated by multiplying the Tumbleweed combined pro forma per share amounts by 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock.

(4) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock and preferred stock, on an as if converted basis, outstanding at the end of each period.

               SUMMARY HISTORICAL AND SUMMARY PRO FORMA COMBINED
                                 FINANCIAL DATA

    The following summary historical financial information of Tumbleweed and Worldtalk has been derived from each of their historical financial statements, and should be read in conjunction with the consolidated financial statements and the notes thereto, included elsewhere in this joint proxy statement/ prospectus. The following summary pro forma financial information is derived from the unaudited pro forma combined condensed financial statements, which give effect to the merger as a pooling of interests and should be read in conjunction with the unaudited pro forma combined condensed financial statements and the notes thereto included in this joint proxy statement/prospectus. For purposes of the pro forma operating data, Worldtalk's consolidated financial statements for the fiscal years ended December 31, 1996, 1997 and 1998, and for the nine months ended September 30, 1998 and 1999, have been combined with the Tumbleweed financial statements for the fiscal years ended December 31, 1996, 1997, and 1998, and for the nine months ended September 30, 1998 and 1999. No dividends have been declared or paid on Tumbleweed or Worldtalk common stock. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

              TUMBLEWEED SUMMARY HISTORICAL FINANCIAL INFORMATION

                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                     YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                       ----------------------------------------------------   -------------------
                                                         1994       1995       1996       1997       1998       1998       1999
                                                       --------   --------   --------   --------   --------   --------   --------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenue..............................................   $3,578      $818     $   597    $   729    $ 2,015    $ 1,580    $  3,386
Cost of revenue......................................      211       232         139        108        931        698       1,535
Gross profit.........................................    3,367       586         458        621      1,084        882       1,851
Operating expenses(1)................................      560       609       1,679      5,477      7,823      5,907      13,255
Operating income (loss)..............................    2,807       (23)     (1,221)    (4,856)    (6,739)    (5,025)    (11,404)
Other income (expense), net..........................      (43)        7          41        165        149        155         518
Income (loss) before provision for taxes.............    2,764       (16)     (1,180)    (4,691)    (6,590)    (4,870)    (10,886)
Net income (loss)....................................   $2,764      $(16)    $(1,180)   $(4,691)   $(6,590)   $(4,870)   $(11,022)
Net income (loss) per share- basic and diluted.......                        $ (0.33)   $ (1.41)   $ (1.74)   $ (1.30)   $  (1.39)
Shares used in calculating basic and diluted loss per
  share..............................................                          3,598      3,331      3,797      3,739       7,951

                                                                                DECEMBER 31,
                                                            ----------------------------------------------------   SEPTEMBER 30,
                                                              1994       1995       1996       1997       1998          1999
                                                            --------   --------   --------   --------   --------   --------------
HISTORICAL BALANCE SHEET DATA:
Cash and cash equivalents.................................    $101       $ 81      $2,670     $6,310     $  698       $57,744
Total assets..............................................     119        206       2,939      7,115      1,725        65,059
Long-term obligations, excluding current installments.....      --         --          --         --        369         1,404
Total stockholders' equity................................      91        141       2,652      6,270        501        58,702

------------------------------

(1) Includes stock compensation expense of $24,000, $246,000, $673,000, $437,000 and $2.4 million for the years ended December 31, 1996, 1997, and 1998 and the nine months ended September 30, 1998 and 1999, respectively.

               WORLDTALK SUMMARY HISTORICAL FINANCIAL INFORMATION

                                                                                                                  NINE MONTHS
                                                                                                                     ENDED
                                                                 YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                                 -------------------------------------------------------      -------------------
                                                   1994       1995       1996          1997       1998          1998       1999
                                                 --------   --------   --------      --------   --------      --------   --------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Revenue(1).....................................  $ 4,392    $ 6,705    $14,205       $11,327    $13,448       $10,371    $ 8,829
Cost of revenue................................    1,552      1,828      3,438         3,991      3,306         2,489      1,996
Gross profit...................................    2,840      4,877     10,767         7,336     10,142         7,882      6,833
Operating expenses(2)..........................    6,674      8,548     16,547        14,361     15,600        12,213     11,966
Operating loss.................................   (3,834)    (3,671)    (5,780)       (7,025)    (5,458)       (4,331)    (5,133)
Other income (expense), net....................      (69)        31        544           508        375           302        734 (3)
Loss before provision for taxes................   (3,903)    (3,640)    (5,236)       (6,517)    (5,083)       (4,029)    (4,399)
Net loss.......................................  $(3,903)   $(3,640)   $(5,240)(4)   $(6,700)   $(5,084)(6)   $(4,199)   $(4,474)
Net loss per share--basic and diluted..........  $ (1.92)   $ (3.59)   $ (0.68)(5)   $ (0.65)   $ (0.48)      $ (0.40)   $ (0.38)
Shares used in calculating basic and diluted
  loss per share...............................    2,038      1,014      7,669        10,355     10,584        10,559     11,886

                                                                               DECEMBER 31,
                                                           ----------------------------------------------------   SEPTEMBER 30,
                                                             1994       1995       1996       1997       1998          1999
                                                           --------   --------   --------   --------   --------   --------------
HISTORICAL BALANCE SHEET DATA:
Cash and cash equivalents................................  $   198    $  2,984   $ 7,012    $ 4,662    $ 3,858       $11,027
Total assets.............................................    2,170       5,727    21,719     17,265     11,146        16,069
Long-term obligations, excluding current installments....      147         451       719        132         13            --
Total stockholders' equity (deficit).....................   (3,058)    (11,405)   14,396      8,656      4,088        10,238

------------------------------

(1) Includes revenue from discontinued products of $4.4 million, $6.7 million, $14.2 million, $7.6 million, and $4.9 million, respectively, for the years ended December 31, 1994, 1995, 1996, 1997, and 1998, and $4.1 million and
    $1.5 million for the nine months ended September 30, 1998 and 1999, respectively.

(2) Includes stock compensation expense of $44,000, $42,000 and $42,000, respectively, for the years ended December 31, 1996, 1997, and 1998, and $32,000 and $32,000 for the nine months ended September 30, 1998 and 1999, respectively.

(3) Includes gain on sale of discontinued products of $443,000 for the nine months ended September 30, 1999.

(4) Includes in-process research and development of $4.5 million and integration expenses of $279,000 resulting from the acquisition of Deming Software, Inc.

(5) Exclusive of the expenses noted in footnote (4) above, net loss per share would have been ($0.06).

(6) Includes an allowance for doubtful accounts for the full amount of approximately $1,700,000 owed by i4 Corporation as a result of the termination of the Distribution Agreement and associated non-payments.

                              TUMBLEWEED/WORLDTALK
                SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION

                                                                                 NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                               ------------------------------   -------------------
                                                 1996       1997       1998       1998       1999
                                               --------   --------   --------   --------   --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA COMBINED STATEMENT OF OPERATIONS
  DATA:
Revenue from continuing products(1)..........      597       4,476     10,575     7,805      10,743
Revenue from discontinued product(1).........   14,205       7,580      4,888     4,146       1,472
Cost of revenue..............................    3,577       4,099      4,237     3,187       3,531
Gross profit.................................   11,225       7,957     11,226     8,764       8,684
Operating expenses(2)........................   18,226      19,838     23,423    18,120      25,221
Operating loss...............................   (7,001)    (11,881)   (12,197)   (9,356)    (16,537)
Other income (expense), net..................      585         673        524       457       1,252(3)
Loss before provision for taxes..............   (6,416)    (11,208)   (11,673)   (8,899)    (15,285)
Net loss.....................................  $(6,420)   $(11,391)  $(11,674)  $(9,069)   $(15,496)
Net loss per share--basic and diluted........  $ (1.15)   $  (1.89)  $  (1.78)  $ (1.40)   $  (1.40)
Shares used in calculating basic and diluted
  loss per share.............................    5,592       6,023      6,549     6,484      11,041

                                                              SEPTEMBER 30,
                                                                   1999
                                                              --------------
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash and cash equivalents...................................      $68,771
Total assets................................................       81,128
Long-term obligations, excluding current installments.......        1,404
Total stockholders' equity..................................       61,590

------------------------

(1) In July 1999, Worldtalk completed the sale of its NetJunction e-mail connectivity and directory integration business to Wingra Technologies, LLC. Due to the sale of the Company's NetJunction product line, the revenue has been divided into continuing product revenue and discontinued product revenue.

(2) Includes stock compensation expense of $66,000, $288,000 and $715,000, respectively, for the years ended December 31, 1996, 1997, and 1998, and $469,000 and $2.4 million for the nine months ended September 30, 1998 and 1999, respectively.

(3) Includes gain on sale of discontinued products of $443,000 for the nine months ended September 30, 1999.

                                  RISK FACTORS

    In considering whether to vote in favor of the Merger Agreement and the transactions associated with it, you should consider carefully the following matters.

RISKS RELATED TO THE MERGER

FLUCTUATIONS IN STOCK PRICES COULD DECREASE THE VALUE OF THE TUMBLEWEED COMMON
  STOCK TO BE ISSUED IN THE MERGER.

    Stockholders of Worldtalk will receive 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock that they own regardless of any increase or decrease in the price of the common stock of either Tumbleweed or Worldtalk. The price of Tumbleweed common stock at the time of the merger may be higher or lower than its price as of today's date or at the date of the special meetings of stockholders of Tumbleweed and Worldtalk. The price of Tumbleweed common stock could change due to changes in the business, operations or prospects of Tumbleweed or Worldtalk, market assessments of the merger, regulatory considerations, general market and economic conditions or other factors. As a result, there can be no assurance to Worldtalk stockholders that the value of the 0.26 of a share of Tumbleweed common stock issuable in respect of a share of Worldtalk common stock will equal or exceed the market value of a share of Worldtalk common stock. Similarly, there can be no assurance to Tumbleweed stockholders that the value of the 0.26 of a share of Tumbleweed common stock will equal or be less than the market value of a share of Worldtalk common stock. We urge the stockholders of Tumbleweed and Worldtalk to obtain current market quotations for Tumbleweed common stock and Worldtalk common stock.

THE COMBINED COMPANIES MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THEIR BUSINESS
  OPERATIONS.

    Although the Tumbleweed and Worldtalk boards of directors have each determined that the merger is in the best interests of their stockholders, the integration of the two companies will involve special risks relating to integration of the two companies' sales forces and existing technology infrastructures, potential market confusion concerning the companies. We may also have difficulty retaining the customers of the combined businesses and assimilating and retaining personnel. In addition, the integration of the operations and systems of the two companies and the realization of potential increased efficiencies may prove difficult and may cause management's attention to be diverted from other business concerns. These and other difficulties associated with the merger may lead to potential adverse effects on operating results.

OUR PRODUCT INTEGRATION EFFORTS MAY BE HINDERED BY A VARIETY OF TECHNICAL
FACTORS.

    Because Worldtalk has historically based its products on an NT platform, and Tumbleweed has created a platform-independent architecture for its products, the integration of products from each company may result in unanticipated architectural incompatibilities that would require additional time and engineering resources to resolve. The loss of key engineering personnel from either company may increase the time and resources needed to resolve these and other technical integration issues. To the extent that technical personnel from each company collaborate in the future, the identification and resolution of any previously divergent technical standards used by each company's personnel, as well as the implementation of common product development practices and standards, may result in unanticipated product development delays. In addition, the installation of integrated or complementary software products at each company's customer sites may result in difficulties associated with customer-specific installation processes.

THE INTERESTS OF WORLDTALK OFFICERS AND DIRECTORS IN THE MERGER MAY DIFFER FROM OTHER STOCKHOLDERS.

    Some executive officers and directors may receive benefits in connection with the merger that are different from those held by Worldtalk stockholders generally. These benefits include the automatic vesting of currently unexercisable stock options and additional compensation and severance agreements. Worldtalk's officers also participate in the Worldtalk 1996 Employee Stock Purchase Plan may also receive more advantageous treatment as a result of the merger. In addition, as a result of the merger, Worldtalk directors and their affiliated funds may be able to achieve liquidity of their investment sooner than they would be able to otherwise. James Heisch, Jesus Ortiz and Colin Crosby, executive officers of Worldtalk, have received offers of employment from Tumbleweed, which include bonuses and severance arrangements. In addition, the Worldtalk officers and directors have continuing indemnification against specified liabilities. As a result, the Worldtalk officers and directors could be more likely to vote to approve the Merger Agreement and the transactions associated with it than Worldtalk stockholders generally. See "The Merger--Interests of Certain Persons in the Merger."

RISKS RELATED TO TUMBLEWEED

BECAUSE TUMBLEWEED IS IN AN EARLY STAGE OF DEVELOPMENT AND HAS A HISTORY OF
  LOSSES, IT IS DIFFICULT TO EVALUATE ITS BUSINESS AND TUMBLEWEED MAY FACE EXPENSES, DELAYS AND DIFFICULTIES.

    Tumbleweed has only a limited operating history upon which an evaluation can be based. Accordingly, Tumbleweed's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered by companies in a similarly early stage of development, particularly companies engaged in new and rapidly evolving markets like secure online communication services. We incurred net losses of $4.7 million and $6.6 million in the years ended
December 31, 1997 and 1998, respectively, as well as a net loss of $11.0 million in the nine months ended September 30, 1999. As of September 30, 1999, we had incurred cumulative net losses as a C-corporation of $23.2 million. See "Consolidated Statements of Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

TUMBLEWEED ANTICIPATES CONTINUED LOSSES.

    Although we believe that our success will depend in large part upon our ability to generate sufficient revenue to achieve profitability and to effectively maintain existing relationships and develop new relationships with customers and strategic partners, our revenue may not increase, and we may not achieve or maintain profitability. In particular, we intend to expend significant financial and management resources on product development, sales and marketing, strategic relationships and technology, and operating infrastructure. As a result, we expect to incur additional losses and continued negative cash flow from operations for the foreseeable future.

TUMBLEWEED'S QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT
FLUCTUATIONS.

    As a result of our limited operating history and the emerging nature of the markets in which we compete, we may be unable to accurately forecast our revenue or expenses. We may be unable to recognize quarterly or annual revenue consistent with our historical operating results or expectations. Our success is dependent upon our ability to enter into and maintain strategic relationships with customers and to develop and maintain volume usage of our products by our customers and their end-users. Our revenue has fluctuated and our quarterly operating results will continue to fluctuate based on the timing of the execution of new customer licenses, customer transitions from pre-production to final launch phase, and customer implementation of Tumbleweed IME in that quarter. Our license revenue consists primarily of initial license and distribution fees. As a result, in order to realize comparable or increased license revenue, we must regularly and increasingly sign additional customers with substantial initial license fees on a timely basis. Our services and transaction revenue historically has consisted almost entirely of implementation and consulting fees and support and maintenance fees, as actual transaction-based revenue to date has been minimal. As a result, in order to realize comparable or increased services revenue, we must increase our services revenue in the short term through implementation and consulting work and contractual transaction minimums and in the longer term through the increased transaction volume with the use of our services, and the timing of these transactions may also cause our quarterly operating results to fluctuate. Unless and until we have developed a significant and recurring transaction-based revenue stream from communications that are sent with our services, our revenue may continue to fluctuate significantly.

    In addition, we have experienced, and expect to continue to experience, fluctuations in revenue and operating results from quarter to quarter for other reasons, including, but not limited to:

    - disruptions in software purchases associated with Year 2000 concerns and seasonality;

    - the amount and timing of operating costs and capital expenditures relating to our business, operations and infrastructure, including our international operations; and

    - the announcement or introduction of new or enhanced services and products in the secure online communications or document delivery markets.

    As a result of these factors, we believe that quarter-to-quarter or other periodic comparisons of our revenue and operating results are not necessarily meaningful, and that these comparisons may not be accurate indicators of future performance. Because our staffing and operating expenses are based on anticipated revenue levels, and because a high percentage of our costs are fixed, small variations in the timing of the recognition of specific revenue could cause significant variations in operating results from quarter to quarter. If we are unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, any significant revenue shortfall would likely have an immediate negative effect on our business and operating results. Moreover, our operating results in one or more future quarters may fail to meet the expectations of securities analysts or investors. If this occurs, we would expect to experience an immediate and significant decline in the trading price of our stock.

A LIMITED NUMBER OF CUSTOMERS ACCOUNT FOR A HIGH PERCENTAGE OF TUMBLEWEED'S
  REVENUE AND THE FAILURE TO MAINTAIN OR EXPAND THESE RELATIONSHIPS COULD HARM TUMBLEWEED'S BUSINESS.

    The loss of one or more of our major customers, the failure to attract new customers on a timely basis, or a reduction in usage and revenue associated with the existing or proposed customers would harm our business and prospects. Five customers comprised approximately 72% of our revenue in the nine months ended September 30, 1999, and three customers comprised approximately 91% of our revenue in fiscal 1998. We expect that a small number of customers will continue to account for a majority of our revenue for the foreseeable future.

TUMBLEWEED'S SERVICE PROVIDER CUSTOMERS MAY COMPETE WITH TUMBLEWEED OR FAIL TO
  PROMOTE TUMBLEWEED'S PRODUCT.

    To date, we have generated most of our revenue from contracts with a very limited number of service provider customers, including Hikari Tsushin, United Parcel Service, the U.S. Postal Service, Canada Post and France's La Poste, as member posts of the International Post Corporation Technology, S.C., Pitney Bowes, American Express Travel Related Services, Inc., Nippon Telegraph and Telephone Corporation and UPAQ Ltd., which use or intend to use our products for the communication of third-party documents and data. If these customers do not effectively promote the use of Tumbleweed IME to their end-users, adoption of our services and the recognition of associated revenue could be limited. Because our contracts with our service provider customers are non-exclusive, these customers could elect to offer competing secure online communication services to their customers through our existing or future competitors. The service provider customers also may compete with our secure online communication services through their traditional physical delivery channels.

IF TUMBLEWEED DOES NOT SECURE KEY RELATIONSHIPS WITH ENTERPRISE CUSTOMERS,
  TUMBLEWEED'S ACCESS TO BROADER MARKETS WILL BE LIMITED.

    We expect that our enterprise customers, which use or intend to use Tumbleweed IME for internal purposes or for distribution of internally generated communications to their customers, will be an increasingly important source of our future revenue. A key aspect of our strategy is to access target markets prior to adoption of alternative online distribution solutions by the larger participants in these markets. The failure to secure key relationships with new enterprise customers in targeted markets could limit or effectively preclude our entry into these target markets, which would harm our business and prospects.

CUSTOMERS IN A PRELIMINARY PHASE OF IMPLEMENTING TUMBLEWEED'S PRODUCT MAY NOT
  PROCEED ON A TIMELY BASIS OR AT ALL.

    Some of our customers are currently in a pilot or preliminary stage of implementing Tumbleweed IME and may encounter delays or other problems in the introduction of our services. A decision not to do so or a delay in implementation could result in a delay or loss in related revenue or otherwise harm our businesses and prospects. In particular, a complaint was filed with the Postal Rate Commission earlier this year alleging that the U.S. Postal Service's offering of the Tumbleweed IME-based service PostECS, currently in a preliminary phase, is subject to regulation by the Postal Rate Commission. On May 3, 1999, the Postal Rate Commission issued an order determining that it has jurisdiction over the implementation of PostECS and is initiating formal proceedings to consider the complaint. This order could result in a delay of the launch of our service by the U.S. Postal Service or an election not to proceed with the product launch. We cannot predict when any customer that is currently in a pilot or preliminary phase will implement broader use of our services.

THE MARKETS FOR SECURE ONLINE COMMUNICATION SERVICES GENERALLY, AND THE
  TUMBLEWEED IME PRODUCT SPECIFICALLY, ARE NEW AND MAY NOT DEVELOP.

    The market for our products and services is new and evolving rapidly. If the market for our products and services fails to develop and grow, or if our products and services do not gain broad market acceptance, our business and prospects will be harmed. In particular, our success will depend upon the adoption and use by current and potential customers and their end-users of secure online communication services. Our success will also depend upon acceptance of our technology as the standard for providing these services. The adoption and use of our products and services will involve changes in the manner in which businesses have traditionally exchanged information. In addition, sales and marketing of our products and services is to a large extent under the control of our customers. In some cases, our customers have little experience with products, services and technology like those offered by us. Our ability to influence usage of our products and services by customers and end-users is limited. To date, the usage of Tumbleweed IME by the end-users of our service provider customers has been limited. We have spent, and intend to continue to spend, considerable resources educating potential customers and their end-users about the value of our products and services. It is difficult to assess, or to predict with any assurance, the present and future size of the potential market for our products and services, or its growth rate, if any. Moreover, we cannot predict whether our products and services will achieve any market acceptance. Our ability to achieve our goals also depends upon rapid market acceptance of future enhancements of our products. Any enhancement that is not favorably received by customers and end-users may not be profitable and, furthermore, could damage our reputation or brand name.

THE TRADITIONAL AND INTERNET DELIVERY SERVICES INDUSTRIES ARE HIGHLY COMPETITIVE
  AND RAPIDLY CHANGING, AND TUMBLEWEED MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

    We may not be able to compete successfully against current and future competitors, and the competitive pressures we face could harm our business and prospects. Broadly speaking, Tumbleweed IME is an alternative to traditional mail and courier document delivery services, such as those offered by Federal Express Corporation, United Parcel Service or the U.S. Postal Service. Our solution is also an alternative to general purpose e-mail applications and services. As such, we compete with these options. In the more narrow market segment of secure online communication services, our direct competition comes from other small, early stage, secure online communication services providers. Some of these providers have products that are intended to compete directly with our products. Examples of these companies include Differential Inc., e-Parcel, LLC, NetDox, Inc., PostX Corporation and The docSpace Company Inc. In addition, companies with which we do not presently directly compete are planning to become competitors in the future. This could occur either through the expansion of our products and services, or through their product development in the area of secure online communication services, or by their acquisition of companies, or relevant technology or products of our direct competitors. These additional companies could include America Online, Inc./Netscape Communications Corporation, International Business Machines Corporation/Lotus Development Corporation, Microsoft Corporation and VeriSign, Inc.

    On November 4, 1999, Critical Path Inc. announced that it had entered into a definitive agreement to acquire the docSpace Company, Inc., which may significantly increase the competitive pressures Tumbleweed faces.

    The market for secure online communication services is new, rapidly evolving, and highly competitive. The level of competition is likely to increase as current competitors improve their offerings and as new participants enter the market. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, sales, marketing, technical and other resources than Tumbleweed. Moreover, these competitors may enter into strategic or commercial relationships with larger, more established and well-financed companies. Some of our competitors may be able to enter into these strategic or commercial relationships on more favorable terms. Additionally, these competitors have research and development capabilities that may allow them to develop new or improved products that may compete with product lines we market and distribute. New technologies and the expansion of existing technologies also may increase competitive pressures on us. Increased competition may result in reduced operating margins as well as loss of market share and brand recognition. This could result in decreased usage of our products.

TUMBLEWEED HAS A LENGTHY SALES AND IMPLEMENTATION CYCLE WHICH COULD HARM ITS
  BUSINESS.

    The inability to license our services to new customers on a timely basis or delays by our existing and proposed customers and their end-users in the implementation and adoption of our services could limit revenue and harm our business and prospects. Our customers must evaluate our technology and integrate our products and services into the products and services they provide. In addition, our customers may need to adopt a comprehensive sales, marketing and training program in order to effectively implement Tumbleweed IME. Finally, we must coordinate with our customers using our product for third-party communications in order to assist end-users in the adoption of our products in order to generate usage fees. For these and other reasons, the cycle associated with establishing licenses in order to generate initial license fees and implementation of our products in order to generate material transaction-based services revenue can be lengthy. This cycle is also subject to a number of significant delays over which we have little or no control.

TUMBLEWEED'S EXPANSION INTO INTERNATIONAL MARKETS MAY BE DIFFICULT OR
  UNPROFITABLE.

    We have recently begun to invest significant financial and managerial resources to expand our sales and marketing operations in international markets and have opened sales offices in France, Germany, Japan and the United Kingdom. In the nine months ended September 30, 1999, we derived 52% of our revenue from international operations. However, as an early-stage company, we have limited experience in international operations and may not be able to compete effectively in international markets. A key component of our long-term strategy is to further expand into international markets, and we must continue to devote substantial resources to our international operations in order to succeed in these markets. In this regard, we may encounter difficulties such as:

    - unexpected changes in regulatory requirements and trade barriers applicable to the Internet or our business;

    - challenges in staffing and managing foreign operations, including employment laws and practices as we expand into continental Europe;

    - seasonal reductions in business activity and economic downturns, in particular, in Europe and Asia;

    - longer payment cycles and problems in collecting accounts receivable;

    - problems caused by the conversion of various European currencies into a single currency, the Euro;

    - differing technology standards; and

    - reduced protection for intellectual property rights in certain countries in which we operate or plan to operate.

    In addition, our expansion into international markets will increasingly subject us to fluctuations in currency exchange rates. In the future, an increasing number of our contracts may be denominated in currencies other than U.S. dollars. We do not presently engage in hedging or similar transactions to protect us from currency fluctuations. Any of the foregoing difficulties of conducting business internationally could harm our international operations and, consequently, our business and prospects.

IF WE DO NOT PROVIDE ADEQUATE SUPPORT SERVICES TO OUR CUSTOMERS TO IMPLEMENT
  TUMBLEWEED IME, WE MAY LOSE CUSTOMERS OR REALIZE LOWER TRANSACTION VOLUME.

    Our professional services organization assists our customers in implementing Tumbleweed IME through software installation, integration with existing customer systems, contract engineering, consulting, and training. If the professional services organization does not adequately assess customer requirements or address technical problems, customers may seek to discontinue their relationships with Tumbleweed due to dissatisfaction with the product or our customer support. Furthermore, these customers may realize lower transaction volume than they could have otherwise achieved because they did not fully capitalize on the product in ways that could have been addressed by our professional services organization. Tumbleweed IME must be integrated with existing hardware and complex software products of our customers or other third parties, and our customers may not have significant experience with the implementation of products similar to ours. In addition, the provision of contract engineering and integration services is an increasingly important aspect of Tumbleweed's strategy to strengthen customer loyalty to our product and company. Therefore, our business and future prospects significantly depend on the strength of our professional services organization.

TUMBLEWEED MAY ENCOUNTER SYSTEM FAILURE, AND A DISASTER COULD SEVERELY DAMAGE
  ITS OPERATIONS.

    The ability of our customers to provide Tumbleweed IME-based services depends on the efficient and uninterrupted operation of the computer and communications hardware and the software and Internet network systems that they maintain. Although our ability to manage the effects of system failures which occur in computer hardware, software and network systems is limited, the occurrences of these failures could harm our reputation, business and prospects. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and the Internet could face similar outages and delays in the future. In addition, an increasing number of our customers require Tumbleweed to provide computer and communications hardware, software and Internet networking systems to them as an outsourced data center service. All data centers, whether hosted by us, our customers, or by an independent third party to which we outsource this function, are vulnerable to damage or interruption from fire, flood, earthquake, power loss, telecommunications failure, or other similar events.

IF TUMBLEWEED LOSES THE SERVICES OF KEY MANAGEMENT PERSONNEL, INCLUDING
  CO-FOUNDERS OR KEY SALES EXECUTIVES, TUMBLEWEED'S ABILITY TO DEVELOP ITS BUSINESS AND SECURE CUSTOMER RELATIONSHIPS WILL SUFFER.

    We are substantially dependent on the continued services and performance of our senior management and other key personnel. The loss of the services of any of our executive officers or other key employees, particularly Tumbleweed's co-founders, Jeffrey C. Smith and Jean-Christophe D. Bandini, could significantly delay or prevent the achievement of our development and strategic objectives. In addition, the loss of key members of our sales organization including Donald N. Taylor and Donald R. Gammon, could harm our ability to secure key relationships contemplated by our business plan. We do not have long-term employment agreements with any of our key personnel, and their employment is at will. The loss of services of any of our senior management or other key personnel would significantly harm our business and prospects.

OUR EFFORTS TO ESTABLISH, MAINTAIN AND STRENGTHEN TUMBLEWEED'S BRANDS WILL
  REQUIRE SIGNIFICANT EXPENDITURES AND MAY NOT BE SUCCESSFUL.

    If the marketplace does not associate the Tumbleweed or Tumbleweed IME brands with high quality secure Internet communication services, it may be more difficult for us to attract new customers or introduce future products and services. The market for our services is new. Therefore, our failure to establish brand recognition at this stage could harm our ability to compete in the future with other companies that successfully establish a brand name for their services. We must succeed in our marketing efforts, provide high quality services and increase our user base in order to build our brand awareness and differentiate our products from those of our competitors. These efforts have required significant expenditures to date. Moreover, we believe that these efforts will require substantial commitments of resources in the future as our brands become increasingly important to our overall strategy and as the market for our services grows.

TUMBLEWEED'S BUSINESS WILL BE HARMED IF IT CANNOT MEET FUTURE CAPITAL NEEDS.

    We will require substantial working capital to fund our business and achieve our goals. We have experienced negative cash flow from operations and we expect to continue to experience significant negative cash flow from operations for the foreseeable future. We believe that our existing capital resources, including the proceeds of our recent initial public offering, will enable us to maintain our current and planned operations for at least the next 12 months. However, our capital requirements depend upon several factors, including:

    - the rate of market acceptance of our products and services, including transaction volume;

    - our ability to expand our customer base;

    - our level of expenditures; and

    - the cost of service and technology upgrades.

    If we seek additional funding to meet our requirements, this funding may not be available on acceptable terms, if at all. If adequate funds are not available, we may be required to curtail significantly or defer one or more of our operating goals or programs. If we raise additional funds through the issuance of equity securities, the issuance could result in substantial dilution to existing shareholders. In addition, these equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If we raise additional funds through the issuance of debt securities, these new securities would have rights, preferences and privileges senior to those of the holders of our common stock. The terms of these debt securities could also impose restrictions on our operations.

RISKS RELATED TO WORLDTALK

WORLDTALK'S QUARTERLY OPERATING RESULTS ARE VOLATILE AND DIFFICULT TO PREDICT.
  IF WORLDTALK FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS OR INVESTORS, THE MARKET PRICE OF THE COMMON STOCK MAY DECREASE.

    Our quarterly operating results have varied greatly in the past and will likely vary greatly in the future depending upon a variety of factors, some of which are beyond our control. Period to period comparisons of our operating results are not indicators of future performance. Our operating results may fall below the expectations of securities analysts or investors in some future quarter or quarters. Our failure to meet these expectations would likely cause the market price of our common stock to decline.

    Product revenues in any quarter are dependent on contracts entered into or orders booked and shipped in that quarter. We have generally experienced a trend toward higher order receipt, and a higher percentage of revenue, toward the end of the last month of a quarter. The timing of closing larger orders increases the risk of quarter-to-quarter fluctuation. If orders projected for a specific customer for a particular quarter are not realized in that quarter, our operating results for that quarter could be seriously harmed.

WORLDTALK HAS A HISTORY OF LOSSES AND EXPECTS TO INCUR ADDITIONAL OPERATING
  LOSSES.

    We have a history of losses and we expect to incur additional operating losses in the future. We have experienced operating losses in each quarterly and annual period since inception and we expect to incur losses in the future. If the merger is not completed, we may have to significantly increase our sales and marketing, product development and general and administrative expenses. With these additional expenses, we must significantly increase our revenues in order to become profitable. As a result, we expect to incur losses for the foreseeable future. We may never achieve profitability, and if we do, we cannot ensure that we will sustain or increase it.

WORLDTALK'S BUSINESS STRATEGY RELIES HEAVILY UPON WORLDSECURE PRODUCTS.

    We currently derive almost all of our revenues from our WorldSecure product line. These products are expected to continue to account for almost all of our net revenue for the foreseeable future. Because of this concentration of revenue, a decline in demand for or in the prices of these products could harm our business.

    In November 1999, we began offering our WorldSecure Client product free over the Internet in an effort to increase use of this product and increase sales of our complementary products. This strategy is likely to result in a decrease in our revenues in the short-term and may not result in any increase in sales of our other products, which would harm our business. We may in the future change the prices we charge for our products or the manner and timing of license fees for our products. Changes in our product pricing model could lead to significant decreases in our revenues in the short term and could cause our stock price to decline. Customer resistance to any future change in our prices or our pricing structures could also harm our business and operating results.

    If our customers or potential customers do not budget funds for the purchase and implementation of our e-mail and Internet security products, or if our products do not meet our customers' needs, our business and operating results will suffer.

WORLDTALK SELLS ITS PRODUCTS THROUGH INTERMEDIARIES, WHO MAY NOT VIGOROUSLY
  MARKET ITS PRODUCTS OR MAY HAVE DIFFICULTY IN TIMELY PAYING FOR PURCHASED PRODUCTS.

    We market a significant portion of our products to end-users through intermediaries, including distributors, resellers and value-added resellers. Our distributors may sell other products that are complementary to, or compete with, our products. While we encourage our distributors to focus on our products through market and support programs, these distributors may give greater priority to products of other suppliers, including competitors.

    Some of our distributors have experienced or are experiencing economic difficulties, which may interfere with our collection of accounts receivable. We regularly review the collectibility and credit worthiness of our distributors to determine an appropriate allowance for doubtful accounts reserve. Our uncollectible accounts could exceed our current or future allowance for doubtful accounts reserve, which would harm our operating results. If we are unable to engage, train and retain distributors and resellers of our products in the future, we may not be able to sustain or grow our business.

IF THE MARKETS FOR INTERNET CONTENT SECURITY, POLICY MANAGEMENT AND E-MAIL
  DIRECTORY PRODUCTS DO NOT EVOLVE AS WE ANTICIPATE, WORLDTALK'S BUSINESS COULD SUFFER.

    The markets for our Internet content security, policy management and e-mail directory products are evolving, and their growth depends upon broader market acceptance of this software. Although the number of personal computers, or PCs, attached to large-area networks has increased dramatically, the Internet security and policy management markets continue to be emerging markets. These markets may not continue to develop or may not develop rapidly enough to benefit our business significantly. If our customers or potential customers do not budget sufficient resources to purchase and implement our products, our business will suffer.

WORLDTALK IS SUBJECT TO INTENSE COMPETITION IN THE INTERNET CONTENT SECURITY AND
  POLICY MANAGEMENT MARKETS AND EXPECTS TO FACE INCREASED COMPETITION IN THE FUTURE.

    The markets for our products are intensely competitive, and we expect competition to increase in the near-term. Some of our competitors have longer operating histories, greater name recognition, larger technical staffs, established relationships with hardware vendors and greater financial, technical and marketing resources than we do. These factors may provide our competitors with an advantage in penetrating the original equipment manufacturer, or OEM, market with our competitors' electronic mail and Internet security products. As is the case in many segments of the software industry, we have been encountering, and we expect to further encounter, increasing competition. This increased competition could reduce average selling prices and sales volume of our products.

    Several companies offer products that attempt to address all or some of the needs addressed by our products. Our principal competitors include Content Technologies and Trend Micro, as well as numerous smaller companies and shareware authors that may in the future develop into stronger competitors. There may be consolidation of the e-mail and Internet security markets around a smaller number of companies that are able to provide software and support capabilities and large companies such as IBM and Microsoft may also become competitors.

WORLDTALK HAS RECENTLY EXPERIENCED SIGNIFICANT TURNOVER IN SENIOR MANAGEMENT.
  WORLDTALK MUST RETAIN AND ATTRACT KEY PERSONNEL.

    In August 1999, Bernard Harguindeguy resigned as President and Chief Executive Officer of Worldtalk. If the merger is not completed, we will conduct a search for a new Chief Executive Officer and for a Vice President of Marketing. Our ability to achieve our revenue and operating performance objectives will depend in large part on our ability to attract and retain these new officers and other technically qualified and highly skilled engineering, sales, consulting, marketing and management personnel. Competition for people to fill these positions is intense and is expected to remain so for the foreseeable future. We may not be able to attract or retain the new officers with the appropriate skills to achieve our corporate objectives or we may be required to raise additional funds to provide adequate incentives to potential candidates. In 1998 and 1999, we hired new executive officers to fill the positions of Chief Financial Officer, Vice President, Engineering and Vice President, Sales. Significant turnover of employees, particularly in key positions, can be disruptive and can result in departures of other employees, which could harm our business.

    Employees of a company often are uncertain as to their future employment during the period between the time the company enters into a merger agreement and the time the merger is consummated. Although incentives provided by the employer during this period may mitigate this effect, it is possible that employees will seek employment elsewhere. Whether or not the merger occurs, Worldtalk may not be able to retain some of its key employees. If any of our key employees leave, our business, results of operations and financial condition could suffer.

WORLDTALK'S LENGTHY SALES CYCLE COULD HARM ITS QUARTERLY RESULTS.

    The length of our sales cycle varies with the size of the account. As we continue to focus a significant part of our sales efforts on the sale of our WorldSecure products to larger companies, our sales cycle has lengthened and may continue to lengthen. Sales of our products frequently require a long education process and significant technical evaluation and commitment of capital and other resources. Moreover, these sales may be subject to the risk of delays associated with customers' internal budget and other procedures for approving large capital expenditures, and deploying new technologies within their network. If anticipated orders are not realized or revenues are not otherwise recognized in a particular quarter, our operating results for that quarter could suffer.

CHANGING REGULATORY REQUIREMENTS IN THE FINANCIAL INDUSTRY COULD HARM
  WORLDTALK'S BUSINESS.

    Our success at licensing our products to large organizations in the financial industry depends, in part, on our ability to respond to regulations and standards governing this industry. If new regulations or standards are imposed that affect the use of electronic communications or the Internet within this industry, we may be required to modify our products to incorporate these new regulations and standards. If we are unable to respond to these changes, or if our response is too slow or is inadequate, we may lose customers and our business would be harmed.

WORLDTALK'S INTERNATIONAL OPERATIONS SUBJECT IT TO A NUMBER OF RISKS INHERENT IN
  DOING BUSINESS IN FOREIGN COUNTRIES.

    Net revenue from international licenses represented approximately 18% of our net revenue in the first six months of 1999, 39% of our net revenue in 1998 and 19% of our net revenue in 1997. Historically, we have relied upon independent agents and distributors to market our products internationally. We expect that international revenues will continue to account for a significant percentage of net revenue. Although sales of our products are typically denominated in U.S. dollars, there are a number of other risks that may harm our international operations. These risks include difficulty of collecting payment, regional economic trends and taxes and foreign regulations. Further, in countries with a high incidence of software piracy, we may experience a higher rate of piracy of our products.

    In addition, a portion of our international revenue is expected to continue to be generated through independent agents. Since these agents are not our employees and are not required to offer our products exclusively, they may discontinue marketing our products entirely.

THE CRYPTOGRAPHY TECHNOLOGY IN WORLDTALK'S PRODUCTS IS SUBJECT TO SECURITY RISKS
  AND EXPORT RESTRICTIONS AND MAY BECOME OBSOLETE.

    Certain of our network security products, technology and associated assistance are subject to export restrictions imposed by the U.S. Department of State and the U.S. Department of Commerce. These restrictions permit the export of encryption products so long as certain requirements are met, but prohibit the export of these products to countries deemed hostile by the U.S. Government. U.S. export regulations regarding the export of encryption technology require either a transactional export license or the granting of Department of Commerce Commodity jurisdiction. As result of this regulatory regime, foreign competitors facing less stringent controls may be able to compete more effectively than we can in the global market. While we have obtained approval from the Department of Commerce to export to certain end users, the U.S. Government may not approve pending or future export license requests. Further, the list of products and countries for which export approval is required, and the regulatory policies with respect thereto, may be revised from time to time. Failure to obtain the required licenses or the costs of compliance could diminish our international revenues.

PRODUCT LIABILITY CLAIMS ASSERTED AGAINST WORLDTALK IN THE FUTURE COULD HARM ITS
  BUSINESS.

    Our software products are used to protect and manage computer systems and networks that may be critical to organizations. As a result, our sale and support of these products involves the risk of potential product liability claims. Our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in these license agreements may not be effective under the laws of certain jurisdictions, particularly in circumstances involving unsigned licenses. A product liability claim brought against us could harm our business, results of operations and financial condition.

WORLDTALK FACES RISKS ASSOCIATED WITH U.S. GOVERNMENT CONTRACTING.

    We expect that in the near term, a portion of our revenues will result from contracts with agencies of the U.S. government. We believe that the willingness of these government agencies to enter into future contracts with us will in part be dependent upon our continued ability to meet their standards and expectations. However, we may be unable to procure additional government contracts. In addition, our products must be certified by the U.S. government prior to their adoption or use by certain government agencies or departments. If we fail to receive government certification of our products, we will have limited opportunities to sell to government agencies and our business and operating results may be harmed.

WORLDTALK IS SIGNIFICANTLY INFLUENCED BY ITS EXISTING STOCKHOLDERS.

    Stockholders who own in excess of 5% of our stock together with our executive officers and directors and their affiliates, beneficially own, in the aggregate, approximately 52% of our outstanding common stock. As a result, these stockholders will be able to control or exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of the merger, which could have the effect of delaying or preventing a third party from acquiring control over Worldtalk.

RISKS RELATED TO BOTH TUMBLEWEED AND WORLDTALK

THE BUSINESSES OF TUMBLEWEED AND WORLDTALK MAY SUFFER IF THEY ARE UNABLE TO
  PROTECT INTELLECTUAL PROPERTY.

    Although both Tumbleweed and Worldtalk regard intellectual property rights as critical to success, Tumbleweed and Worldtalk may not be able to obtain the protection each seeks on commercially reasonable terms, if at all. It may also be possible for unauthorized third parties to copy selected portions of Worldtalk's and Tumbleweed's products or obtain and use information that each regards as proprietary. In particular, Tumbleweed relies on the utility patent Tumbleweed obtained relating to the web-based delivery method as critical to Tumbleweed's competitive position. Attempts by competitors to utilize this or other intellectual property could undermine Tumbleweed's and Worldtalk's abilities to retain or secure customers on favorable terms, if at all. In addition, competing companies could independently develop similar technology. Worldtalk does not typically obtain signed license agreements from corporate, government and institutional customers who license products directly. Rather, Worldtalk includes an electronic version of a shrink-wrap license in all electronically distributed software and a printed license in the box for products distributed through traditional distributors in order to protect copyrights and trade secrets in those products. Since none of these licenses are signed by the licensee, many legal authorities believe that these types of licenses may not be enforceable under the laws of many states and foreign jurisdictions. Some end-user license provisions protecting against unauthorized use, copying, transfer and disclosure of the licensed program may be unenforceable under the laws of some jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the U.S. Tumbleweed's and Worldtalk's attempts to protect proprietary rights in the U.S. or abroad may not be adequate. In particular, Tumbleweed is currently engaged in litigation to enforce its intellectual property rights, which may not be successful and will result in substantial expenditures of resources to pursue. See "Tumbleweed Business--Legal Proceedings."

    The status of U.S. patent protection in the software industry is not well defined and will evolve as the U.S. Patent and Trademark Office grants additional patents. Tumbleweed's pending patent applications, as well as patents Tumbleweed or Worldtalk may seek in the future, ultimately may not be issued with the scope of the claims sought, if at all. In addition, because patent applications in the U.S. are not publicly disclosed until the patent is issued, applications may have been filed by third parties that relate to Worldtalk's or Tumbleweed's products and services.

ANY CLAIM OF INFRINGEMENT BY THIRD PARTIES COULD BE COSTLY TO DEFEND.

    Intellectual property claims can be time consuming to defend, result in costly litigation, divert management's attention and resources and cause product shipment delays. These claims could require Tumbleweed or Worldtalk to enter into royalty or license agreements. A successful claim of product infringement against Tumbleweed or Worldtalk could harm Tumbleweed's or Worldtalk's business and prospects. Either of Tumbleweed or Worldtalk could face a claim of infringement by third parties with respect to Tumbleweed's or Worldtalk's current or future products or services. In addition, Tumbleweed and Worldtalk may increasingly become subject to claims of intellectual property infringement by third parties as the number of competitors grows and the functionality of products and services increasingly overlap. Because each of Tumbleweed and Worldtalk is in a new and evolving market, customers may demand features that could increase the likelihood of infringement claims.

IF TUMBLEWEED OR WORLDTALK DOES NOT SUCCESSFULLY MANAGE GROWTH, INCREASED STRAIN
  ON RESOURCES COULD HARM THE BUSINESSES.

    Although Tumbleweed or Worldtalk may be unable to expand operations in the future, the business model of the combined companies contemplates a period of sustained and rapid operational growth. If the combined companies are unable to manage growth efficiently, there will be inadequate resources to maintain and secure their key relationships contemplated by the combined business plan of Tumbleweed and Worldtalk and their businesses and prospects could be harmed. Growth has subjected Tumbleweed to, and will continue to subject the combined companies to, increased capital and operating commitments. For instance, Tumbleweed has recently entered into a new operating lease for significantly larger facilities, and Worldtalk anticipates expansion of international business and growth in distribution. Moreover, Tumbleweed's plan for additional customer licenses and product and service introductions and enhancements and the timing of implementing this plan will continue to place a significant strain on the combined companies' personnel, systems and resources. To manage further growth of the combined companies' operations and personnel and meet present and future commitments, the combined companies must:

    - improve existing operations and implement new operations;

    - maintain and enhance our customer service; and

    - expand, retain, train and manage growing employee base.

    Furthermore, the managements of Tumbleweed and Worldtalk will be required to maintain and expand relationships with customers and other third parties necessary to the growth of the combined business. The current and planned systems and personnel levels of Tumbleweed and Worldtalk may not be adequate to support future operations. Moreover, management may not be able to hire, train, retain, motivate and manage required personnel or successfully identify, manage and exploit existing and potential market opportunities.

TUMBLEWEED AND WORLDTALK ARE DEPENDENT ON TECHNOLOGIES PROVIDED BY THIRD
  PARTIES, AND THE TERMINATION OF ANY RELATIONSHIPS WITH THESE THIRD PARTIES COULD INCREASE COSTS, DELAY PRODUCT DEVELOPMENT AND HARM TUMBLEWEED'S OR WORLDTALK'S REPUTATION.

    Tumbleweed has developed Tumbleweed IME partially based on selected technologies developed by third parties that Tumbleweed has licensed under non-exclusive agreements. Worldtalk has incorporated the encryption and anti-virus technology of third parties into Worldtalk's products. The inability to obtain new contractual relationships or maintain existing relationships could increase Tumbleweed's or Worldtalk's cost of revenue, delay product development, damage relationships with customers and divert resources, which could harm Tumbleweed's or Worldtalk's business and prospects. In addition, existing agreements may be terminated by the other parties to these contracts, or may not be renewed on favorable terms and neither Tumbleweed nor Worldtalk may be able to license new technologies on favorable terms, if at all.

    In particular, Tumbleweed's ability to provide data security is critical to its success. For some security algorithms, Tumbleweed uses technology licensed in perpetuity from RSA Data Security, Inc. In addition, Tumbleweed licenses Adobe Acrobat technology from Adobe Systems Incorporated, under a renewable agreement that expires in April 2000.

TUMBLEWEED'S AND WORLDTALK'S COMPUTER SYSTEMS AND OPERATIONS MAY BE VULNERABLE
  TO SECURITY BREACHES.

    Tumbleweed's and Worldtalk's success depends on the confidence of customers and the end-users of those customers in Tumbleweed's and Worldtalk's abilities to securely transmit confidential information over the Internet. Any failure to provide secure online communication services could harm Worldtalk's or Tumbleweed's business and reputation. Tumbleweed's and Worldtalk's products rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to achieve secure transmission of confidential information. Despite the focus on Internet security, neither Tumbleweed nor Worldtalk may be able to stop unauthorized attempts to gain access to or disrupt the transmission of communications by customers or their end-users. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments could result in a compromise or breach of the algorithms used by Worldtalk's or Tumbleweed's products to protect data contained in customer databases and the information being transferred.

    Although Tumbleweed and Worldtalk generally limit warranties and liabilities relating to security in customer contracts, customers or the end-users of those customers may seek to hold Tumbleweed or Worldtalk liable for any losses suffered as a result of unauthorized access to communications. Tumbleweed or Worldtalk may not have adequate insurance to cover these losses. Tumbleweed and Worldtalk may be required to expend significant capital and other resources to protect against these security breaches or to alleviate the problems caused. Moreover, concerns over the security of transactions conducted on the Internet and commercial online services, which may be heightened by any well-publicized compromise of security, may also deter future customers and their end-users from using Tumbleweed's and Worldtalk's products. In particular, these concerns could cause current customers to cease using Tumbleweed's and Worldtalk's products as a means of providing secure online communication services. In either case, this could harm Tumbleweed's and Worldtalk's business and prospects. The security measures of Tumbleweed and Worldtalk may not be sufficient to prevent security breaches, and failure to prevent security breaches could harm Tumbleweed's and Worldtalk's reputation, business and prospects.

TUMBLEWEED'S OR WORLDTALK'S COMPUTER SYSTEMS AND OPERATIONS MAY BE VULNERABLE TO
  VIRUSES AND OTHER DISRUPTIONS.

    Despite the implementation of security measures by customers and other third parties, customers' servers or systems may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Tumbleweed's or Worldtalk's products may not be able to prevent any or all of these disruptions, and failure to do so could limit use of those products, cause customers to incur substantial expenses, and otherwise harm customers' business. Specifically, computer viruses, break-ins and other disruptions could lead to interruptions, delays, loss of data or the inability to accept and confirm the receipt of information. Anyone who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in the operations of Tumbleweed, Worldtalk, their customers or the end-users of those customers. This could occur through the introduction of known or undetected errors, or bugs, viruses or by other means. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose Tumbleweed and Worldtalk to litigation or a significant loss of revenue.

PRODUCTS MAY NOT BE SATISFACTORILY DESIGNED TO MEET CUSTOMER NEEDS.

    Tumbleweed's revenue depends on the number of customers who use Tumbleweed IME to provide secure online communication services. Worldtalk's success also depends on maintaining customer satisfaction with its WorldSecure products. Accordingly, the satisfactory design of Tumbleweed's and Worldtalk's products and products licensed from third parties is critical to Tumbleweed's and Worldtalk's businesses, and any significant product design limitations or deficiencies could harm Tumbleweed's and Worldtalk's businesses and market acceptance. To date, the features and functionalities reflected in Tumbleweed's products and services have been based on its internal design efforts and on feedback from a limited number of customers and potential customers, which may not be an adequate assessment of customer requirements. Therefore, currently specified features and functionality of Tumbleweed's products and services may not satisfy current or future customer demands. Similarly, Worldtalk may be required to upgrade and update its existing products, modify and enhance acquired products and introduce new products to meet customer demands. Furthermore, even if Tumbleweed and Worldtalk identify the feature set required by customers in their markets, they may not be able to design and implement products and services incorporating features in a timely and efficient manner, if at all.

PRODUCT DEFICIENCIES MAY BE DIFFICULT TO RESOLVE AND COULD HARM TUMBLEWEED'S AND
  WORLDTALK'S BUSINESSES.

    Deficiencies in product design, performance and reliability could result in lost revenue, delays in customer acceptance or lawsuits and would be detrimental to Tumbleweed's and Worldtalk's market reputations. Software products as complex as those offered by Tumbleweed and Worldtalk, which incorporate products from third parties, often contain bugs or performance problems. Serious defects are frequently found during the period immediately following introduction of new products or enhancements to existing products. Tumbleweed's and Worldtalk's products, and the products incorporated from third parties, are not error-free. Undetected errors or performance problems may be discovered in the future. Moreover, known errors that Tumbleweed or Worldtalk consider minor may be considered serious by the customer.

    If internal quality assurance testing or customer testing reveals performance issues and/or desirable feature enhancements, Tumbleweed or Worldtalk could postpone the development and release of updates or enhancements to current products, future products or improvements in services. Tumbleweed or Worldtalk may not be able to successfully complete the development of planned or future products in a timely manner or to adequately address product defects, which could harm its business and prospects. In addition, product defects may expose Tumbleweed or Worldtalk to product liability claims, for which there may be insufficient product liability insurance. A successful suit against Tumbleweed or Worldtalk could harm its business and financial condition.

TUMBLEWEED AND WORLDTALK MAY BE UNABLE TO RECRUIT OR RETAIN QUALIFIED PERSONNEL,
  WHICH COULD HARM BUSINESSES AND PRODUCT DEVELOPMENT.

    Tumbleweed and Worldtalk must continue to identify, recruit, hire, train, retain and motivate highly skilled sales, technical, managerial, editorial, marketing and customer service personnel. Competition for these personnel is intense, and Tumbleweed and Worldtalk may be unable to successfully recruit, assimilate or retain sufficiently qualified personnel. In particular, each may encounter difficulties in recruiting a sufficient number of sales personnel and qualified software developers, and may not be able to retain these sales personnel and developers, which could harm relationships with Tumbleweed's or Worldtalk's existing and future customers at a critical stage of development. The failure to recruit and retain necessary sales, technical, managerial, editorial, merchandising, marketing and customer service personnel could harm business and the ability to obtain new customers and develop new products.

POTENTIAL YEAR 2000 PROBLEMS AND PURCHASING PATTERNS COULD HARM TUMBLEWEED'S AND
  WORLDTALK'S BUSINESS AND REDUCE SALES.

    Tumbleweed's and Worldtalk's customers, potential customers, and end-users may need to upgrade computer systems and software products to ensure that the customers' installed computer systems and software products can distinguish between 20th century dates and 21st century dates. Failure to do so could result in a system failure or miscalculations causing disruptions of operations, including a temporary inability to process transactions, send invoices or engage in similar normal business activities.

    Tumbleweed's and Worldtalk's computer systems use third-party equipment and software that may not be year 2000 compliant. In addition, Tumbleweed's and Worldtalk's products and services are integrated into the systems of their customers involving sophisticated hardware and complex software products, that may not be year 2000 compliant. Tumbleweed and Worldtalk have no means of ensuring that their customers and end-users of those customers will be year 2000 ready. Moreover, year 2000 readiness among international customers and in international operations may be relatively more problematic since fewer resources may have been devoted to addressing these issues in other countries. The failure of Tumbleweed's and Worldtalk's computer systems or the computer systems of their customers or Internet service providers could cause Tumbleweed or Worldtalk to incur significant expenses to remedy problems, could reduce revenue or could otherwise damage business.

    If significant year 2000 errors or defects are discovered, Tumbleweed and Worldtalk could incur substantial costs and operations could be seriously disrupted. In addition, disruptions in the economy generally resulting from year 2000 issues could also harm each of them. Tumbleweed and Worldtalk could each be subject to litigation due to computer systems or product failure, including as a result of equipment shutdown or failure to properly date business records.

    In addition, Tumbleweed and Worldtalk believe that purchasing patterns of customers and potential customers may be affected by year 2000 issues as companies expend significant resources to correct or upgrade their current software systems for year 2000 compliance. These expenditures may reduce funds available to purchase software products and services similar to those that Tumbleweed and Worldtalk offer. To the extent that year 2000 issues cause significant postponements or cancellations of decisions to purchase products or services, Tumbleweed's or Worldtalk's business and prospects would suffer. The amount of potential liability and lost revenue that could result from year 2000 issues cannot reasonably be estimated at this time.

TUMBLEWEED'S AND WORLDTALK'S BUSINESSES ARE SUBJECT TO CONTINUOUS TECHNOLOGICAL
  CHANGE, AND THEY MAY NOT BE ABLE TO RESPOND SUCCESSFULLY TO THE CHANGING NEEDS OF THEIR INDUSTRIES.

    The online communication services industry and policy management industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and new industry standards and practices that could render Tumbleweed's and Worldtalk's existing services, proprietary technology and systems obsolete. If Tumbleweed or Worldtalk is unable to adapt or respond in a timely manner to changing market conditions or customer requirements for technical, legal, financial or other reasons, its business and prospects could be harmed. Tumbleweed and Worldtalk must continually improve the performance, features and reliability of their services, particularly in response to competitive offerings. In particular, because the technologies of Tumbleweed's partners, such as Oracle databases, Netscape web servers and digital certificate and encryption technology from VeriSign and RSA provide a foundation for Tumbleweed's products, changes in those technologies and markets could affect the demand for Tumbleweed IME.

    Tumbleweed and Worldtalk must also enhance their existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of current and prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. New products or enhancements may not adequately address the changing needs of the marketplace. New products with new technological capabilities could replace or shorten the life cycle of Worldtalk's products or cause customers to defer or cancel purchases. The development of proprietary technology entails significant technical challenges such as integrating new technology into an existing platform and requires substantial expenditures and lead-time. Tumbleweed and Worldtalk may not be able to utilize new technologies effectively or adapt their products to customer requirements or emerging industry standards.

RISKS RELATED TO OUR INDUSTRY

BECAUSE TUMBLEWEED IME UTILIZES THE INTERNET TO ACHIEVE SECURE COMMUNICATIONS,
  IF USE OF THE INTERNET DOES NOT INCREASE, THE LEVEL OF USE OF OUR PRODUCTS WILL SUFFER.

    If the Internet and other products and services necessary for the utilization of Tumbleweed IME are not sufficiently developed, fewer customers and end-users will use Tumbleweed IME and our business will be harmed. In particular, the success of our products and services will depend on the development and maintenance of adequate Internet infrastructure, such as a reliable network backbone with the necessary speed, data capacity and other features demanded by users. Moreover, our success will also depend on the timely development of complementary products or services such as high speed modems for providing reliable Internet access and services and this may not occur. Because the online exchange of information is new and evolving, the Internet may not prove to be a viable platform for secure online communication services in the long term. The Internet has experienced, and is expected to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users and frequency of use, or if its users require increasingly more resources, the Internet infrastructure may not be able to support the demands placed on it. As a result, the performance or reliability of the Internet may be harmed. This in turn could decrease the level of Internet usage and also the level of utilization of our products and services.

ADDITIONAL GOVERNMENT REGULATION RELATING TO THE INTERNET MAY INCREASE OUR COSTS
  OF DOING BUSINESS OR REQUIRE CHANGES IN OUR BUSINESS MODEL.

    We are subject to regulations applicable to businesses generally and laws or regulations directly applicable to companies utilizing the Internet. Although there are currently few laws and regulations directly applicable to the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws could cover issues like user privacy, pricing, content, intellectual property, distribution, antitrust, legal liability and characteristics and quality of products and services. The adoption of any additional laws or regulations could decrease the demand for our products and services and increase our cost of doing business or otherwise harm our business or prospects.

    Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues like property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. For example, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce. New state tax regulations may subject us to additional state sales and income taxes. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and commercial online services could harm our ability to conduct business and our operating results.

OUR PRODUCTS ARE SUBJECT TO EXPORT CONTROLS, AND WE MAY BE UNABLE TO OBTAIN
  NECESSARY EXPORT APPROVALS.

    Exports of software products utilizing encryption technology are generally restricted by the U.S. and various foreign governments. All cryptographic products require export licenses from certain U.S. government agencies. Tumbleweed has obtained approval to export Tumbleweed IME Desktop 1.5, Tumbleweed IME Desktop 2, Tumbleweed IME Server 2 and versions of Tumbleweed IME Desktop 3.1 and Tumbleweed IME Server 3.1, and we are not exporting other products and services that are subject to export control under U.S. law. However, the list of products and countries for which export approval is required, and the related regulatory policies, could be revised, and we may not be able to obtain necessary approval for the export of future products. Our inability to obtain required approvals under these regulations could limit our ability to make international sales. Furthermore, our competitors may also seek to obtain approvals to export products that could increase the amount of competition we face.

COSTS OF COMMUNICATING VIA THE INTERNET COULD INCREASE IF ACCESS FEES ARE
  IMPOSED.

    Certain local telephone carriers have asserted that the increasing popularity and use of the Internet has burdened the existing telecommunications infrastructure, and that many areas with high Internet use have begun to experience interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers and online service providers. If these access fees are imposed, the costs of communicating on the Internet could increase substantially, potentially slowing the increasing use of the Internet. This could in turn decrease demand for our services or increase our costs of doing business.

WE MAY HAVE LIABILITY FOR INTERNET CONTENT.

    As a provider of Internet communication products and services, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials transmitted online. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could be costly and could require us to implement measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue selected service or product offerings.

    We do not and cannot screen all of the content generated by our users, and we could be exposed to liability with respect to this content. Furthermore, certain foreign governments, such as Germany, have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the U.S. Other countries, such as China, regulate or prohibit the transport of telephonic data in their territories. Failure to comply with regulations in a particular jurisdiction could result in fines or criminal penalties or the termination of our service in one or more jurisdictions. Moreover, the increased attention focused on liability issues as a result of lawsuits and legislative proposals could impact the growth of Internet use. Our liability insurance may not cover claims of these types, or may not be adequate to indemnify us for all liability that may be imposed.

                              THE SPECIAL MEETINGS

GENERAL

    The special meeting of Tumbleweed stockholders will be held at 10:00 a.m.,
local time, on [            ], at [            ] for the purpose set forth in
the notice of the Tumbleweed special meeting. The special meeting of Worldtalk
stockholders will be held at 1:00 p.m., local time, on [            ], at
[            ] for the purpose set forth in the notice of the Worldtalk special meeting. This joint proxy statement/prospectus is furnished in connection with the solicitation by the board of directors of each of Tumbleweed and Worldtalk of proxies to be used at the special meetings and at any and all adjournments or postponements of the special meetings. Any person executing a proxy card may revoke it prior to its exercise by filing with the secretary of Tumbleweed or Worldtalk, as the case may be, prior to or at the applicable special meeting, at the address specified in "Where You Can Find More Information," either an instrument revoking the proxy or a duly executed proxy bearing a later date.

VOTING SECURITIES AND RECORD DATES

    TUMBLEWEED.  At the close of business on [            ], or the Tumbleweed
record date, there were [      ] shares of common stock, par value $0.001 per
share, of Tumbleweed issued and outstanding and entitled to vote at the
Tumbleweed special meeting, [      ] of which, or approximately [     ]%, were
beneficially owned by directors and executive officers of Tumbleweed and their affiliates, excluding shares subject to options, and no shares of preferred stock outstanding. Each share of Tumbleweed common stock issued and outstanding on the Tumbleweed record date entitles the stockholder of record thereof to one vote on each matter to be voted upon at the Tumbleweed special meeting. The presence, in person or by proxy, at the Tumbleweed special meeting of the holders of a majority of the shares of Tumbleweed common stock issued and outstanding and entitled to vote on the Tumbleweed record date is necessary to constitute a quorum for the transaction of business at the Tumbleweed special meeting. Abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power. The affirmative vote of the holders of a majority of the shares of Tumbleweed common stock present in person or represented by proxy at the Tumbleweed special meeting and entitled to vote is required in order to approve the issuance of shares of Tumbleweed common stock under the Merger Agreement, including the conversion of warrants and options to purchase shares of Worldtalk common stock into warrants and options to purchase shares of Tumbleweed common stock in accordance with the provisions of the Merger Agreement.

    WORLDTALK.  Only holders of record of shares of common stock, par value
$0.01 per share, of Worldtalk as of the close of business on [            ], or
the Worldtalk record date, will be entitled to vote at the Worldtalk special
meeting. At that date, there were [      ] shares of Worldtalk common stock
issued and outstanding and entitled to vote, [      ] of which, or approximately
[     ]%, were beneficially owned by directors and executive officers of
Worldtalk and their affiliates excluding shares subject to warrants and options. Stockholders of record on the Worldtalk record date are entitled to one vote for each share of Worldtalk common stock held on all matters to be voted upon at the Worldtalk special meeting. The presence at the Worldtalk special meeting, in person or by proxy, of the holders of at least a majority of the shares of Worldtalk common stock issued and outstanding and entitled to vote on the Worldtalk record date is necessary to constitute a quorum at the Worldtalk special meeting. The affirmative vote of the holders of a majority of the issued and outstanding shares of Worldtalk common stock is required in order to approve the Merger Agreement and the transactions associated with it.

    A properly executed proxy marked ABSTAIN, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at each of the special meetings, will not be voted. Accordingly, because the affirmative vote of a majority of the shares of Worldtalk common stock issued and outstanding and entitled to vote is required for approval of the Merger Agreement and the transactions associated with it at the Worldtalk special meeting, a proxy marked ABSTAIN, will have the effect of a vote against this proposal. At the special meetings, shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum but will not be included in vote totals. Accordingly, a broker non-vote at the Worldtalk special meeting will have the effect of a vote against the Merger Agreement and the transactions associated with it.

PURPOSE OF SPECIAL MEETINGS

    The purpose of the Tumbleweed special meeting is to consider and approve the issuance of shares of Tumbleweed common stock, including the conversion of warrants and options to purchase shares of Worldtalk common stock into warrants and options to purchase shares of Tumbleweed common stock, in accordance with the provisions of the Merger Agreement. The purpose of the Worldtalk special meeting is to consider and approve the Merger Agreement and the transactions associated with it, including the merger of Keyhole with and into Worldtalk with Worldtalk as the surviving corporation. A copy of the Merger Agreement is attached as Annex A.

SOLICITATION OF PROXIES; EXPENSES

    All shares of Tumbleweed common stock represented by properly executed proxies received prior to or at the Tumbleweed special meeting, and not duly and timely revoked, and all shares of Worldtalk common stock represented by properly executed proxies received prior to or at the Worldtalk special meeting, and not duly and timely revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed returned proxy, the proxy will be voted FOR the respective proposals.

    Any proxy given pursuant to this solicitation may be revoked at any time before the proxy is voted. Attendance at the Tumbleweed special meeting or the Worldtalk special meeting will not in and of itself constitute a revocation of a proxy. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares.

    The special meetings may be adjourned for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval of the Merger Agreement and the transactions associated with it will be voted against a proposal to adjourn the relevant special meeting for the purpose of soliciting additional proxies. Neither Tumbleweed nor Worldtalk presently intends to seek an adjournment of its special meeting.

    In addition to the use of the mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners of stock held of record by these persons, and Tumbleweed and Worldtalk will, upon request, reimburse their respective stockholders for their reasonable expenses in so doing. Each of Tumbleweed and Worldtalk will bear its own costs of soliciting proxies and the costs and expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus will be borne equally by Tumbleweed and Worldtalk. To the extent necessary to ensure sufficient representation at its special meeting, Tumbleweed or Worldtalk may request, pursuant to interviews by telephone, facsimile or otherwise, the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay.

    NEITHER WORLDTALK STOCKHOLDERS NOR TUMBLEWEED STOCKHOLDERS SHOULD SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR WORLDTALK COMMON STOCK WILL BE MAILED TO WORLDTALK STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                                   THE MERGER

GENERAL

    When the merger becomes effective, Keyhole Acquisition Corp., a wholly-owned subsidiary of Tumbleweed, will be merged with and into Worldtalk, with Worldtalk as the surviving corporation. Upon consummation of the merger, Worldtalk will become a wholly-owned subsidiary of Tumbleweed. In the merger, each share of Worldtalk common stock issued and outstanding immediately prior to the merger, without any action on the part of the holder thereof, will be converted into the right to receive 0.26 of a share of Tumbleweed common stock. Cash will be paid in lieu of fractional shares of Tumbleweed common stock. The merger will become effective when a certificate of merger has been filed with the Delaware Secretary of State or at a later time, if agreed upon by Tumbleweed and Worldtalk and specified in the certificate of merger.

    The shares of Tumbleweed common stock issued to Worldtalk stockholders in
the merger will constitute approximately [     ]% of all of the issued and
outstanding shares of Tumbleweed common stock after the merger, and the current
Tumbleweed stockholders will hold all of the approximately [     ]%, remaining
issued and outstanding shares of Tumbleweed common stock after the merger based on the number of shares of Tumbleweed common stock issued and outstanding on
[            ] and the number of shares of Worldtalk common stock issued and
outstanding on [            ].

    When the merger becomes effective, each outstanding and unexercised stock option and warrant to purchase shares of Worldtalk common stock will be converted into an option or warrant to purchase 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock subject to the option or warrant. Approximately 14,587,777 shares of Worldtalk common stock were outstanding and approximately 14,291,953 shares of Worldtalk common stock were subject to outstanding options and warrants on November 30, 1999. Based upon this number, upon consummation of the merger, approximately 3,792,822 shares of Tumbleweed common stock would be issued to the Worldtalk stockholders and approximately 1,115,908 shares of Tumbleweed common stock would be subject to converted options and warrants. The exercise price per share of Tumbleweed common stock issuable pursuant to each converted option and warrant will equal the exercise price per share of Worldtalk common stock issuable pursuant to each option or warrant divided by 0.26.

BACKGROUND OF THE MERGER

    On October 28, 1998 Mr. Jeffrey C. Smith, President and CEO of Tumbleweed, met in Palo Alto, California with Mr. Bernard Harguindeguy, then President and CEO of Worldtalk, and discussed several potential product collaborations.

    In January 2 1999, Mr. Smith telephoned Mr. Harguindeguy and identified a business opportunity for Worldtalk. Mr. Smith proposed that Worldtalk consider a technology partnership with United Parcel Service, an investor in, and technology partner of, Tumbleweed. Mr. Smith proposed that Worldtalk integrate its WorldSecure products, which enable organizations to define and enforce content security policies for their internet and e-mail communications, with Document Exchange, a secure Internet communications service for business-to-business commerce offered by United Parcel Service, and based on Tumbleweed's IME technology. On January 29, 1999, Mr. Smith and
Mr. Harguindeguy met in person in Santa Clara, California and discussed
Mr. Smith's proposal in detail.

    On March 11, 1999, Messrs. Smith and Harguindeguy met with Mr. Dale Hayes, Vice President for Electronic Commerce and Technology Marketing for United Parcel Service, at Tumbleweed headquarters in Redwood City, California and later in Palo Alto, California. During these meeting the parties discussed in detail the technical, financial, and marketing aspects of the proposed technology partnership between Worldtalk and United Parcel Service.

    On June 18, 1999, Messrs. Smith and Harguindeguy met at Tumbleweed headquarters in Redwood City and discussed Tumbleweed's planned initial public offering and first discussed a possible combination of Tumbleweed and Worldtalk.

    On August 6, 1999, representatives of Credit Suisse First Boston, an investment bank that advises Tumbleweed, met at Worldtalk headquarters in Santa Clara, California with Mr. Harguindeguy and Mr. Eric Colard, Vice President of Business Development for Worldtalk. The parties discussed the potential strategic value of a combination of Tumbleweed and Worldtalk.

    On August 11, 1999, Mr. Smith met with David J. Cowan, a Worldtalk board member, at a social event hosted by August Capital in Menlo Park, California. Mr. Cowan is a partner of Deer III & Co., the general partner of the Bessemer family of venture fund entities, some of which are Tumbleweed investors and some of which are Worldtalk investors. Messrs. Smith and Cowan discussed a possible combination of Tumbleweed and Worldtalk.

    On August 12, 1999, Mr. Paul Hilal, a key investor in and board member of Worldtalk, telephoned Mr. Smith to arrange a meeting to discuss a possible combination of the two companies.

    On August 13, 1999, Mr. Hilal met with Mr. Smith at Tumbleweed headquarters in Redwood City and discussed at length the potential strategic value of a combination of the two companies.

    On August 18, 1999, Mr. Bernard J. Cassidy, General Counsel and Secretary of Tumbleweed, and Mr. James A. Heisch, Chief Financial Officer of Worldtalk, executed on behalf of each company a mutual non-disclosure agreement related to the exchange of non-public information.

    On August 24, 1999, Tumbleweed formally retained Credit Suisse First Boston to act as its financial advisor in connection with a proposed business combination with Worldtalk.

    On August 30, 1999, Worldtalk announced the resignation of
Mr. Harguindeguy, the appointment of Mr. Hilal as Chairman of its board of directors, and the appointment of Mr. Heisch as its President.

    On September 22, 1999, Mr. Jeffrey Smith and Mr. Mark R. Pastore, Vice President of Corporate Development for Tumbleweed, together with representatives of Credit Suisse First Boston, met in Santa Clara with Messrs. Hilal and Heisch of Worldtalk and Mr. John Gaitanakis, Principal of Volpe Brown & Whelan Company, LLC. The parties conducted extensive discussions about the potential long term product development possibilities, market opportunities, and potential operating strategies for a combined company.

    On October 21, 1999, Mr. Jeffrey Smith telephoned Mr. Hilal to arrange a meeting to continue discussions about the possible combination of the companies. Messrs. Smith and Hilal met in Palo Alto on October 22, 1999 and agreed to take the steps necessary to more fully investigate a potential combination of Tumbleweed and Worldtalk.

    On November 2, 1999, Messrs. Hilal, Heisch, and Gaitanakis met at Tumbleweed headquarters in Redwood City with Messrs. Jeffrey Smith, Pastore, Cassidy, and Mr. Joseph C. Consul, Vice President, Finance and Chief Financial Officer of Tumbleweed, together with representatives of Credit Suisse First Boston. The parties discussed issues surrounding price, timing, and the form of the business combination, as well as a proposed schedule and the logistics for accomplishing a merger of the two companies.

    On November 4, 1999, Worldtalk formally retained Volpe Brown & Whelan Company, LLC to act as its financial advisor in connection with a proposed merger with Tumbleweed. On November 4, 1999 Tumbleweed and Worldtalk signed an exclusivity agreement, further defined the terms of a potential merger, and each began its formal due diligence review of the other company.

    From November 4 through 18, 1999, each company's management team, outside counsel, and financial advisors met in person or by telephone with their counterparts on a daily basis to conduct due diligence, which included management presentations, customer inquiries, technology reviews, and extensive financial due diligence. During the same time period each company's management team, outside counsel, and financial advisors negotiated the terms of the merger and the transactions associated with the merger. Worldtalk's board of directors met frequently during this period to discuss the status of the negotiations, and the proposed terms of the Merger Agreement with legal counsel and Worldtalk's financial advisors.

    On November 17, 1999, the Tumbleweed board of directors met, considered, and unanimously approved the Merger Agreement, the merger, and the transactions associated with the merger. On November 18, 1999 the Worldtalk board of directors met, considered, and unanimously approved the Merger Agreement, the merger, and the transactions associated with the merger.

    On November 18, 1999, the parties executed and delivered the Merger Agreement and issued a joint press release announcing the proposed merger.

REASONS FOR TUMBLEWEED ENGAGING IN THE MERGER; RECOMMENDATION OF THE TUMBLEWEED
  BOARD

    The Tumbleweed board of directors has approved the Merger Agreement and the merger and has determined that the terms of the Merger Agreement are fair to, and in the best interests of, Tumbleweed and its stockholders. During the course of its deliberations, the Tumbleweed board of directors considered, with the assistance of management and its financial and other advisors, a number of factors that it believes could contribute to the success of the combined companies and thus inure to the benefit of Tumbleweed stockholders.

    The Tumbleweed board of directors believes the proposed merger offers a timely and strategic growth opportunity for Tumbleweed. If the merger is consummated, Tumbleweed will immediately establish a significant presence in the e-mail content filtering market as a result of acquiring Worldtalk's installed base of over 400 business customers. The e-mail content filtering market segment complements the secure messaging market segment, where Tumbleweed is already an established leader. Tumbleweed believes that each of these market segments is rapidly growing and that an immediate presence in each market segment will enhance Tumbleweed's ability to command a larger share of the electronic messaging sector as a whole.

    The combined companies will offer customers a single source for a fuller, more integrated suite of business communication products and services. Currently Tumbleweed and Worldtalk each provide solutions that address specific aspects of a complete Internet business communication system. Tumbleweed technology enables businesses to move traditionally paper-based applications online, through added security, reliability and personalization. Worldtalk technology enables businesses to control how electronic mail is used, adding virus protection, content filtering and routing based on policies determined by business requirements.

    In addition to maintaining these independent solutions, the combined companies will offer new, more comprehensive solutions. By combining the technology and expertise of each company, the combined companies will provide customers with a single source to satisfy their business communication requirements. The integrated technology will enable customers to filter incoming and outgoing e-mail, add multiple levels of security, track delivery status, archive historical transactions and customize content for specific recipients.

    Worldtalk's installed customer base provides Tumbleweed with an additional opportunity. Worldtalk's WorldSecure e-mail content filtering products are capable of screening e-mail messages for sensitive content and automatically routing those messages through Tumbleweed's secure document delivery infrastructure. To the extent that the merger results in an increased number of messages sent through the Tumbleweed infrastructure by the WorldSecure products, Tumbleweed will receive increased transaction revenue.

    The foregoing discussion of factors considered by the Tumbleweed board of directors is not intended to be exhaustive, but is intended to include the material factors considered. The Tumbleweed board of directors did not find it practical to and did not quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given different weight to different factors.

    After due consideration, the Tumbleweed board of directors approved the merger and determined that the merger is fair to and in the best interests of Tumbleweed and its stockholders. Accordingly, the Tumbleweed board of directors recommends that Tumbleweed stockholders vote FOR approval of the issuance of Tumbleweed common stock pursuant to the Merger Agreement.

    In reaching its recommendation in favor of the merger, the Tumbleweed board of directors also considered a number of uncertainties, including the challenges of combining the businesses of the corporations and the risk of diverting management resources from other strategic opportunities and operational matters for an extended period of time. For further discussion of these risks, see "Risk Factors."

REASONS FOR WORLDTALK ENGAGING IN THE MERGER; RECOMMENDATION OF THE WORLDTALK
  BOARD

    The Worldtalk board of directors has approved the Merger Agreement and the transactions associated with it and has determined that the Merger Agreement and the merger are in the best interests of Worldtalk and its stockholders. During the course of its deliberations, the board of directors of Worldtalk considered, with the assistance of management, legal counsel and Worldtalk's financial advisors, a number of factors that the board of directors believes make the merger attractive to Worldtalk's stockholders and could contribute to the success of the combined companies.

    The board of directors of Worldtalk believes that the merger will offer the potential joint benefits described above to Worldtalk and its stockholders. In addition, Worldtalk's stockholders would have the opportunity to participate in the potential for growth of the combined company after the merger. The merger will result in a combined company with greater financial, technological and human resources to develop new generations of products and greater marketing resources to develop and promote Worldtalk's products.

    The value of the shares of Tumbleweed common stock that the Worldtalk stockholders will receive in the merger, as calculated on the date the Merger Agreement was signed, represents a premium of approximately 43.2% over the average of the closing market prices of Worldtalk's common stock for the thirty days prior to the execution of the Merger Agreement.

    The shares of Tumbleweed common stock issuable to Worldtalk's stockholders in the merger will have a significantly larger market float and average trading volume, and may provide greater liquidity than the Worldtalk common stock currently has.

    Following the merger, Worldtalk will have the opportunity to increase distribution of the WorldSecure products by marketing and selling them to customers of Tumbleweed.

    Worldtalk can benefit from the broad expertise of the Tumbleweed management team and the significant marketing resources of Tumbleweed.

    This discussion of factors considered by the Worldtalk board of directors is not intended to be exhaustive, but is intended to include the material factors considered. The Worldtalk board of directors did not find it practical to and did not quantify or otherwise assign relative weight to the specific factors considered and individual directors may have given different weight to different factors.

    After due consideration, the Worldtalk board of directors approved the Merger Agreement and the transactions associated with it by a unanimous vote and determined that the Merger Agreement and the transactions associated with it were in the best interests of Worldtalk and its stockholders. Accordingly, the

Worldtalk board of directors unanimously recommends that Worldtalk stockholders vote FOR approval of the Merger Agreement and the transactions associated with it.

OPINION OF TUMBLEWEED'S FINANCIAL ADVISOR

    Tumbleweed retained Credit Suisse First Boston Corporation to act as its exclusive financial advisor in connection with the merger. On November 18, 1999, the Tumbleweed board of directors met to review the proposed merger with Worldtalk and the final terms of the Merger Agreement. During this meeting Credit Suisse First Boston rendered its oral opinion, subsequently confirmed in writing on November 18, 1999, that, as of that date, based upon and subject to the various considerations set forth in the Credit Suisse First Boston opinion, the exchange ratio was fair to Tumbleweed from a financial point of view.

    THE FULL TEXT OF THE CREDIT SUISSE FIRST BOSTON OPINION SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS SET ON THE SCOPE OF THE REVIEW UNDERTAKEN BY CREDIT SUISSE FIRST BOSTON IN RENDERING ITS OPINION. THE FULL TEXT OF THE OPINION IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED BY REFERENCE IN ITS ENTIRETY. TUMBLEWEED STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE CREDIT SUISSE FIRST BOSTON OPINION CAREFULLY AND IN ITS ENTIRETY. THE CREDIT SUISSE FIRST BOSTON OPINION ADDRESSES ONLY THE FAIRNESS TO TUMBLEWEED FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO AS OF THE DATE OF THE CREDIT SUISSE FIRST BOSTON OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE TUMBLEWEED SPECIAL MEETING OR THE WORLDTALK SPECIAL MEETING. THE SUMMARY OF THE CREDIT SUISSE FIRST BOSTON OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE CREDIT SUISSE FIRST BOSTON OPINION.

    In connection with its opinion, Credit Suisse First Boston, among other things:

    - reviewed certain publicly available business and financial information relating to Tumbleweed and Worldtalk, as well as the Merger Agreement;

    - reviewed certain other information, including financial forecasts provided to Credit Suisse First Boston by Tumbleweed and Worldtalk and met with the managements of Tumbleweed and Worldtalk to discuss the business and prospects of Tumbleweed and Worldtalk;

    - considered certain financial and stock market data of Tumbleweed and Worldtalk and compared that data with similar data for other publicly held companies in businesses Credit Suisse First Boston deemed similar to those of Tumbleweed and Worldtalk;

    - considered the financial terms, to the extent publicly available, of certain other business combinations and other transactions which have recently been effected;

    - considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant; and

    - had discussions with the management of Tumbleweed and Worldtalk to discuss the business prospects of Worldtalk, its projected performance, the strategic importance of the merger to Tumbleweed and the synergistic values expected to be achieved through the combination of operations of Tumbleweed and Worldtalk.

    In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects. With respect to the financial forecasts, Credit Suisse First Boston assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Tumbleweed's and Worldtalk's managements as to the future financial performance of Tumbleweed and Worldtalk. Specifically, for purposes of the Credit Suisse First Boston opinion, Credit Suisse First Boston relied upon, without independent verification, the assessment by Tumbleweed's management of Worldtalk's financial prospects (and not upon the financial forecasts provided by Worldtalk), synergies and other strategic benefits expected to be derived from the merger. Tumbleweed also has informed Credit Suisse First Boston, and Credit Suisse First Boston has assumed, that the merger will be treated as a tax-free reorganization for federal income tax purposes and accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. In addition, Credit Suisse First Boston did not make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Tumbleweed or Worldtalk, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. The Credit Suisse First Boston opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Credit Suisse First Boston did not express any opinion as to what the value of the Tumbleweed common stock actually will be when issued to the Worldtalk's stockholders pursuant to the merger or as to the prices at which such Tumbleweed common stock will trade subsequent to merger.

    In preparing the Credit Suisse First Boston opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Credit Suisse First Boston opinion. No company or transaction used in the analyses performed by Credit Suisse First Boston as a comparison is identical to Tumbleweed or Worldtalk or the contemplated merger. In addition, Credit Suisse First Boston may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Credit Suisse First Boston's view of the actual value of Tumbleweed or Worldtalk. In performing its analyses, Credit Suisse First Boston made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Tumbleweed or Worldtalk. The analyses performed by Credit Suisse First Boston are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Credit Suisse First Boston's analysis of the fairness to Tumbleweed from a financial point of view of the exchange ratio and were provided to the Tumbleweed board of directors in connection with the delivery of the Credit Suisse First Boston opinion.

    The following is a summary of the material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion, and reviewed with the Tumbleweed board of directors at its meeting held on November 17, 1999. Some of the summaries of those financial analyses include information presented in tabular format. In order to understand fully the material financial analyses used by Credit Suisse First Boston, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

    HISTORICAL STOCK PRICE ANALYSIS. Credit Suisse First Boston analyzed the closing prices of Worldtalk common stock from April 12, 1996 through November 15, 1999. Credit Suisse First Boston noted that the high closing price for Worldtalk common stock during such period was $14.25 on May 8, 1996, and the low closing price for Worldtalk common stock during such period was $1.88 on September 24, 1998.

    Credit Suisse First Boston also analyzed the closing prices of Tumbleweed common stock from August 6, 1999 through November 15, 1999. Credit Suisse First Boston noted that the high closing price for Tumbleweed common stock during such period was $41.00 on November 15, 1999, and the low closing price for Tumbleweed common stock during such period was $10.25 on August 10, 1999.

    EXCHANGE RATIO ANALYSIS. Credit Suisse First Boston reviewed the average of the ratios of the closing price of Worldtalk common stock to the closing price of Tumbleweed common stock observed on each trading day over various periods ending on November 15, 1999 and computed the premium/(discount) represented by these average exchange ratios when compared to the ratio of the closing price of Worldtalk common stock to the closing price of the Tumbleweed common stock as of November 15, 1999 (referred to as the current market exchange ratio) and to the exchange ratio. The following table sets forth the average exchange ratios over the various periods covered and the premium/(discount) represented by the average exchange ratios when compared to the current market exchange ratio and the exchange ratio of 0.26:

                                              PREMIUM/(DISCOUNT) REPRESENTED BY     PREMIUM REPRESENTED BY THE
     PERIOD ENDING        AVERAGE EXCHANGE   CURRENT MARKET EXCHANGE RATIO VERSUS     EXCHANGE RATIO VERSUS
   NOVEMBER 15, 1999           RATIOS              AVERAGE EXCHANGE RATIOS           AVERAGE EXCHANGE RATIOS
------------------------  ----------------   ------------------------------------   --------------------------
1 trading day...........       0.183x                          0.0%                            42.1%
10 trading days.........       0.154x                         18.4                             68.3
30 trading days.........       0.186x                         (1.6)                            39.9
60 trading days.........       0.185x                         (0.9)                            40.8
Since August 6, 1999....       0.201x                         (9.1)                            29.2

    PRECEDENT TRANSACTIONS ANALYSIS. Credit Suisse First Boston reviewed 73 precedent stock-for-stock technology transactions (referred to as the precedent transactions) and compared certain publicly available financial statistics for the precedent transactions to the comparable financial statistics for the merger. Credit Suisse First Boston computed the median and average premiums/(discounts) represented by the exchange ratios of the precedent transactions over various periods prior to the announcement of each precedent transaction and the average premium/(discount) for the precedent transactions and calculated the implied exchange ratio that resulted from applying the average premium to the closing prices of the Tumbleweed common stock and Worldtalk common stock as of November 15, 1999 and the premium represented by the implied exchange ratio to the current market exchange ratio. The following table sets forth the results of such analysis:

                                                                    IMPLIED    PREMIUM REPRESENTED BY IMPLIED
                                               MEDIAN    AVERAGE    EXCHANGE     EXCHANGE RATIO TO CURRENT
                                              PREMIUM    PREMIUM     RATIO         MARKET EXCHANGE RATIO
                                              --------   --------   --------   ------------------------------
1 trading day...............................    29.0%      33.2%     0.244x                 33.2%
10 trading days.............................    33.1       42.3      0.220x                 20.1
30 trading days.............................    35.9       45.9      0.271x                 48.3
60 trading days.............................    35.3       42.4      0.263x                 43.8
90 trading days.............................    33.4       37.4      0.276x                 51.1
Average.....................................    33.3       40.3      0.255x                 39.4

    No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating the merger, Credit Suisse First Boston made judgements and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Tumbleweed and Worldtalk, such as the impact of competition on the businesses of Tumbleweed and Worldtalk and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Tumbleweed, Worldtalk or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transaction data.

    CONTRIBUTION ANALYSIS. Credit Suisse First Boston analyzed the relative contributions of Tumbleweed and Worldtalk to various income statement financial metrics for the projected financial results for fiscal years 1999, 2000 and 2001. Such financial projections were based on base and upside case estimates prepared by the management of Tumbleweed with respect to Worldtalk and estimates published by research analysts with respect to Tumbleweed. Credit Suisse First Boston calculated the implied exchange ratios and the premium/(discount) that resulted from the comparison of the income statement financial metrics for the periods mentioned above. The following table sets forth the results of Credit Suisse First Boston's analysis:

                                             BASE CASE                           UPSIDE CASE
                                 ----------------------------------   ----------------------------------
                                                                                 DISCOUNT REPRESENTED BY
                                 IMPLIED    DISCOUNT REPRESENTED BY   IMPLIED       EXCHANGE RATIO TO
                                 EXCHANGE      EXCHANGE RATIO TO      EXCHANGE           IMPLIED
                                  RATIO     IMPLIED EXCHANGE RATIO     RATIO         EXCHANGE RATIO
                                 --------   -----------------------   --------   -----------------------
CALENDAR YEAR REVENUE
    1999.......................   2.759x             (90.6)%           2.759x             (90.6)%
    2000.......................   0.951x             (72.6)            1.267x             (79.5)
    2001.......................   0.699x             (62.8)            0.916x             (71.6)
CALENDAR YEAR GROSS PROFIT
    1999.......................   3.870x             (93.3)            3.870x             (93.3)
    2000.......................   0.986x             (73.6)            1.426x             (81.8)
    2001.......................   0.706x             (63.2)            0.925x             (71.9)

    PRO FORMA FINANCIAL IMPACT ANALYSIS. Credit Suisse First Boston analyzed certain pro forma effects of the merger, including, among other things, the impact of the merger on the estimated revenue per share as reported in calendar year 2000 based on base and upside case estimates prepared by the management of Tumbleweed with respect to Worldtalk and estimates published by research analysts with respect to Tumbleweed. The following table sets forth, based on such financial estimates, the resulting percentage accretion/(dilution) to Tumbleweed's estimated revenue per share for calendar year 2001:

                                                             ACCRETION/(DILUTION)
                                                             --------------------
Base Case..................................................          29.4%
Upside Case................................................          43.1

    PRO FORMA TRADING ANALYSIS. Credit Suisse First Boston computed a range of implied per share values of Tumbleweed common stock assuming the merger is completed. This analysis was based upon an estimated trading multiple of revenue of between 30.0x and 64.0x for fiscal year 2000 and between 15.0x and 33.2x for fiscal year 2001 and Tumbleweed's estimated pro forma revenues in fiscal years 2000 and 2001, based on base and upside case estimates prepared by the management of Tumbleweed with respect to Worldtalk and estimates published by research analysts with respect to Tumbleweed. The following table sets forth the resulting estimated ranges of the future per share value for Tumbleweed:

                                                   POTENTIAL TRADING VALUES PER SHARE
                                                   ----------------------------------
FISCAL YEAR 2000
    Base Case....................................           $27.44 - $56.09
    Upside Case..................................           $30.92 - $63.50
FISCAL YEAR 2001
    Base Case....................................           $23.86 - $50.19
    Upside Case..................................           $26.15 - $55.27

    As described above, the Credit Suisse First Boston opinion and presentation to the Tumbleweed board of directors was one of many factors taken into consideration by the Tumbleweed board of directors in making its determination to recommend the Merger Agreement and the transactions contemplated thereby. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Tumbleweed board of directors or the management of Tumbleweed with respect to the value of Tumbleweed or Worldtalk or whether the Tumbleweed board of directors would have been willing to agree to a different exchange ratio.

    Credit Suisse First Boston was selected by the Tumbleweed board of directors based on Credit Suisse First Boston's qualifications, expertise and reputation, as well as its familiarity with Tumbleweed. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past Credit Suisse First Boston has performed certain investment banking services for Tumbleweed, including acting as lead manager in Tumbleweed's initial public offering, and has received customary fees for such services. In addition, Credit Suisse First Boston owns approximately 25% of Volpe Brown Whelan & Company, LLC, Worldtalk's financial advisor in connection with the merger. Credit Suisse First Boston has been advised that Volpe Brown will receive a fee from Worldtalk for its services, a significant portion of which is contingent upon the consummation of the merger. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Tumbleweed and Worldtalk for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

    Pursuant to an engagement letter dated August 24, 1999, Tumbleweed engaged Credit Suisse First Boston to provide financial advisory services to the Tumbleweed board of directors in connection with the transaction, including, among other things, rendering its opinion and making the presentation referred to above. Pursuant to the terms of the engagement letter, Tumbleweed has agreed to pay Credit Suisse First Boston a customary fee in connection therewith, a substantial portion of which will be paid upon the consummation of the merger. In addition, Tumbleweed has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including attorney's fees, incurred in connection with its engagement and to indemnify Credit Suisse First Boston and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

OPINION OF WORLDTALK'S FINANCIAL ADVISOR

    Worldtalk retained Volpe Brown Whelan & Company, LLC, sometimes referred to as VBW&Co., to render an opinion as to the fairness, from a financial point of view, to the stockholders of Worldtalk, of the exchange ratio.

    THE FULL TEXT OF VBW&CO.'S WRITTEN OPINION DATED NOVEMBER 17, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX E TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF WORLDTALK STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE ENGAGEMENT OF VBW&CO. AND ITS OPINION ARE FOR THE BENEFIT OF THE WORLDTALK BOARD. VBW&CO.'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF WORLDTALK AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF WORLDTALK STOCK AS TO HOW TO VOTE WITH RESPECT TO THE MERGER.

    For the purposes of formulating the VBW&Co. opinion, VBW&Co. among other things:

    - reviewed the November 17, 1999 draft of the Merger Agreement;

    - interviewed management of Worldtalk and Tumbleweed concerning their respective business prospects, financial outlook and operating plans as stand-alone concerns and as a combined enterprise;

    - reviewed Worldtalk and Tumbleweed financial statements and other relevant financial and operating data of Worldtalk and Tumbleweed prepared by Worldtalk and Tumbleweed management teams respectively;

    - reviewed the historical stock trading patterns of both Worldtalk and Tumbleweed and analyzed implied historical exchange ratios;

    - reviewed the valuation of selected publicly traded companies that VBW&Co. deemed comparable and relevant to Worldtalk and Tumbleweed;

    - reviewed, to the extent publicly available, the financial terms of selected merger and acquisition transactions that VBW&Co. deemed comparable and relevant to the Merger;

    - performed an analysis of Worldtalk's relative contribution, adjusted to reflect the difference in capital structures of the two companies, to Tumbleweed in terms of revenue and gross profit;

    - performed a merger analysis of the combined entity, based upon financial projections provided by the Worldtalk and Tumbleweed management consisting of internal Worldtalk financial projections and publicly available assessments of Tumbleweed's financial prospects; and

    - performed such other studies, analyses and inquiries and considered such other information as VBW&Co. deemed relevant.

    VBW&Co., without independent verification, relied upon the accuracy and completeness of all accounting, legal, tax, operating, historical financial and other information provided to VBW&Co. by Worldtalk and Tumbleweed and assumed that all such information provided by them is complete and accurate in all material respects and that there is no additional material information known to them that would make any of the information made available to VBW&Co. either incomplete or misleading. Worldtalk retained outside legal, accounting and tax advisors to advise it on matters relating to the merger. VBW&Co. expressed no opinion on these matters.

    VBW&Co. was not asked to, and did not, conduct a market survey to determine the interest of other potential acquirers of Worldtalk or otherwise solicit, or assist Worldtalk in soliciting, any third party indications of interest in acquiring all or any part of Worldtalk. Furthermore, VBW&Co. was not requested to consider, and VBW&Co. expressed no opinion as to, the relative merits of the Merger as compared to any alternative business strategies that might exist for Worldtalk or the effect of any other transaction in which Worldtalk might engage.

    With respect to the projected financial data of Worldtalk and the combined company, all of which was provided by or reviewed and approved by the management of Worldtalk, VBW&Co. relied upon assurances of Worldtalk that these data could be reasonably relied on. With respect to the publicly available projected financial data of Tumbleweed, VBW&Co. relied upon assurances of Tumbleweed that these data could be reasonably relied upon. The VBW&Co. opinion is based, in large part, on these projected financial data and estimates.

    VBW&Co. relied upon the information provided to it by Worldtalk and Tumbleweed for the purposes of rendering the VBW&Co. opinion. VBW&Co. expressed no opinion and made no investigation with respect to the validity, accuracy or completeness of the information provided to it and did not and does not warrant any projections included in such information. Actual results that Worldtalk or Tumbleweed might achieve in the future as stand-alone entities or as a combined company may vary materially from those used in VBW&Co.'s analysis.

    VBW&Co. assumed that the merger will be consummated in accordance with the terms of the November 17, 1999 draft of the Merger Agreement, without any amendments thereto and without waiver of any of the conditions to the parties' obligations thereunder.

    VBW&Co. did not make an independent evaluation, appraisal or valuation of any assets or liabilities of Worldtalk or Tumbleweed, nor was VBW&Co. furnished with any such evaluations, appraisals or valuations. VBW&Co. performed no investigation relating to the representations and warranties made by Worldtalk or Tumbleweed, including the representations and warranties made with respect to intellectual property or the status of any litigation pending or threatened against either company. While VBW&Co. believes that its review, as described herein, is an adequate basis for the VBW&Co. opinion it expressed, the VBW&Co. opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of the VBW&Co. opinion, and any change in such conditions would require a re-evaluation of the VBW&Co. opinion.

    The VBW&Co. opinion addressed only the financial fairness of the exchange ratio of 0.26 as of the date of such opinion and did not address any other terms or conditions of the Merger Agreement or any related documents, the relative merits of the merger and any alternatives to the merger, Worldtalk's decision to proceed with or the effect of the merger, or any other aspect of the merger. Because the exchange ratio of 0.26 is fixed, with no floor or collar, and the trading price of Tumbleweed common stock is volatile, VBW&Co. noted that the market value of the consideration received by Worldtalk stockholders in the merger may vary significantly from the value of such consideration as of the date of the VBW&Co. opinion and as of the dates used by VBW&Co. in its analysis. No opinion was expressed by VBW&Co. as to the future trading price or range of prices of any securities of Tumbleweed issued prior to or in conjunction with the merger.

    The preparation of a fairness opinion involves various judgments as to appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, the factors utilized in such analyses must be considered as a whole and considering any portion of such analyses or factors, without considering all analyses and factors could create a misleading or incomplete view of the process underlying the VBW&Co. Opinion. In its analyses, VBW&Co. made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond Worldtalk's or Tumbleweed's control and are not susceptible to accurate prediction.

    VBW&Co. is a nationally recognized investment banking firm and was selected by Worldtalk based on VBW&Co.'s experience and expertise. As a customary part of its investment banking business, VBW&Co. engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. Credit Suisse First Boston Corporation, Tumbleweed's financial advisor in connection with the merger, owns approximately 25% of VBW&Co. In the ordinary course of business, VBW&Co. and its affiliates may actively trade in the equity securities of Worldtalk or Tumbleweed for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    VBW&Co. received a fee for rendering the VBW&Co. opinion, no portion of which was conditioned upon the VBW&Co. opinion being favorable. VBW&Co. has also received fees for other services provided to the Company and will receive an additional fee contingent upon the closing of the merger.

    The VBW&Co. opinion did not constitute a recommendation as to the decision of the Worldtalk board of directors on whether to support the merger and recommend it to Worldtalk's stockholders and does not constitute a recommendation to stockholders as to whether to vote in favor of the Merger. The VBW&Co. opinion and related materials were prepared for the use and benefit of Worldtalk's Board of

Directors and may not be used for any other purpose without the written consent of VBW&Co. VBW&Co. assumed no obligation to update, revise or reaffirm its opinion.

    The following is a brief summary of the material analyses performed by VBW&Co. in rendering its opinion to Worldtalk's board of directors.

    STOCK TRADING ANALYSIS. VBW&Co. analyzed historical stock prices of Worldtalk in relation to the implied per share consideration offered by Tumbleweed. Since Worldtalk's initial public offering of common stock in April 1996, the closing price of Worldtalk common stock ranged between $1.88 and $14.25 with a median of $4.50. Looking at a more recent trading range, the closing price of Worldtalk common stock ranged between $2.38 per share and $7.63 per share, with a median price of $3.75, during the six months ended
November 16, 1999. For the one-year period ended November 16, 1999, the closing price of Worldtalk common stock ranged between $2.38 per share and $7.63 per share, with a median price of $3.75. VBW&Co. noted that the implied consideration of $11.12 per share of Worldtalk common stock, based on Tumbleweed's closing price on November 16, 1999, represented a 50.9% premium to the closing price of Worldtalk common stock on the same day. The implied consideration of $9.12 per share of Worldtalk common stock, based on Tumbleweed's 10-day average price through November 16, 1999 of $35.09, represented a 64.0% premium to Worldtalk's 10-day average price for the same period of $5.56. The implied consideration of $7.08 per share of Worldtalk common stock, based on Tumbleweed's 30-day average price through November 16, 1999 of $27.22, represented a 43.2% premium to Worldtalk's 30-day average price of $4.94. VBW&Co. noted that the 0.26 exchange ratio is above the 0.17 exchange ratio of the relative stock prices on November 16, 1999 and above the median exchange ratio of 0.19, during the period from August 6, 1999 to November 16, 1999.

    PREMIUM ANALYSIS. VBW&Co. analyzed the premiums paid in selected security industry transactions and in merger and acquisition transactions generally, based on dates and periods prior to the date the merger was announced, and compared them to the implied premium represented by the exchange ratio of 0.26. For one-day premiums in security industry transactions, the premiums ranged from -33.8% to 59.9% (with a median of 17.7%). One week premiums ranged from -24.0% to 84.6% (with a median of 20.7%). One month premiums ranged from -32.5% to 100% (with a median of 38.6%). VBW&Co. also analyzed the premiums of all public to public transactions between $75 and $250 million from January 1, 1998 through November 5, 1999. For one day premiums, the premiums ranged from -29.1% to 300% (with a median of 22.1%), one week premiums ranged from -26.0% to 287.5% (with a median of 25.2%), and one month premiums ranged from -43.8% to 273.2% (with a median of 33%).

    The one day premium per share valuation for the selected security industry transactions yielded a range of equivalent per share values from $4.88 per share to $11.78 per share (with a median of $8.67), the one week premium per share valuation yielded a range of equivalent values from $4.13 per share to $10.04 per share (with a median of $6.57 per share), and the one month premium per share valuation yielded a range of equivalent values from $3.21 per share to $9.50 per share (with a median of $6.58 per share). For all transactions, the one day equivalent premium per share values ranged from $5.22 per share to $29.46 per share (with a median of $8.99 per share), the one week equivalent premium per share values ranged from $4.02 per share to $21.07 per share (with a median of $6.81), and the one month equivalent premium per share values ranged from $2.67 to $17.73 per share (with a median for $6.32 per share.)

    COMPARABLE PUBLICLY-TRADED COMPANY ANALYSIS. VBW&Co. compared certain financial information of Worldtalk with 13 selected publicly-traded security industry companies it deemed comparable to Worldtalk. The security industry companies were composed of companies providing communications security solutions to Worldtalk. The financial information reviewed by VBW&Co. included:projected 1999, 2000 and the last 12 month earnings per share; market value (defined as stock price multiplied by shares outstanding); enterprise value (defined as market value plus debt less cash) in relation to the last 12 month revenues, estimated 1999 revenues, and estimated 2000 revenues; and the price in relation to the last 12 month earnings, estimated 1999 earnings, estimated 2000 earnings and book value. 1999 revenues and earnings and 2000 revenues and earnings were based on estimates provided by various investment banks and Worldtalk management.

    VBW&Co. noted that, based on closing stock prices and earnings estimates as of November 16, 1999, the enterprise value of the security industry companies traded in a range of 3.8 to 25.6 times the last 12 month revenues (with a median of 4.9 times), 2.7 to 23.3 times estimated 1999 revenues (with a median of 4.7 times), and 1.5 to 17.2 times estimated 2000 revenues (with a median of 3.6 times). The price of the security industry companies implied from the stock prices provided a range of 29.3 to 98.1 times the last 12 month earnings (with a median of 67.9 times), 26.4 to 82.1 times estimated 1999 earnings (with a median of 59.2 times), 16.8 to 72.6 times estimated 2000 earnings (with a median of
44.3 times), and 2.8 to 20.2 times book value (with a median of 6.8 times).

    VBW&Co. determined that for purposes of this analysis, the revenue multiple was the only relevant valuation metric. The equity value to book value multiple was not used given that security companies are not generally valued based on book value but rather on the combination of profitability and growth prospects. Other financial information was deemed "non-meaningful" based on negative financial results. Excluding the value based on equity value to book value multiple, the analysis of most comparable companies yielded a range of per share values of $2.30 to $17.69 with a median of $4.52.

    COMPARABLE MERGER AND ACQUISITION TRANSACTION ANALYSIS. VBW&Co. prepared a valuation analysis of Worldtalk based upon 23 merger and acquisition transactions of target companies in the security industry. VBW&Co. reviewed the security industry transaction financial terms, to the extent publicly available. The enterprise value of these transactions ranged from 2.4 to 29.3 times the last 12 month revenues (with a median of 5.9 times), and 6.5 times next twelve month revenues. The transaction value ranged from 45.3 to 137.7 times last twelve month earnings (with a median of 95.5 times), 24.8 times next twelve month earnings, and 3.6 to 71.5 times book value (with a median of 18.6 times).

    VBW&Co. determined that for purposes of this analysis the transaction value to the last twelve months revenue multiple was the only relevant valuation metric. The transaction value to the next twelve months multiple was not used since the multiple was representative of one data point. Furthermore, equity value to book value multiple was not used given that security companies are not generally valued based on book value but rather on the combination of profitability and growth prospects. The range of per share values was $2.74 to $20.01 with a median of $5.37.

    CONTRIBUTION ANALYSIS. VBW&Co. performed a valuation analysis of Worldtalk based on Tumbleweed's and Worldtalk's relative contributions to various measures of operational activity. The relative contribution was adjusted for the differences in the capital structures of the two companies. This analysis was based on historical financial data as well as the projections for each respective business as if each were operating independently. The per share valuation of the analysis ranged from $7.93 to $203.85 (with a median of $41.92). Given the significant disparity in the valuation multiples for the two companies, VBW&Co. ascribed limited weight to this analysis.

    MAXIMUM PRICE PAYABLE/NO DILUTION ANALYSIS. VBW&Co. performed an analysis to determine the maximum price payable for Worldtalk by Tumbleweed to have no dilutive effect on Tumbleweed's pro forma revenue per share. Based on Worldtalk's projected revenue for 2000 and 2001, maximum prices payable per share are $51.23 and $41.10, respectively. VBW&Co. noted that the per share consideration is at a significant discount to the maximum price payable. VBW&Co. ascribed less weight to this analysis, as Worldtalk is perceived by the market to have dramatically lower growth prospects than Tumbleweed. As a result, it would be difficult for Tumbleweed to ascribe its revenue multiple to Worldtalk.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, VBW&Co. considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Selecting any portion of the analysis, without considering all of the analyses, would create an incomplete view of the process underlying its opinion. In addition, VBW&Co. may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be VBW&Co.'s view of the actual value of Worldtalk.

    The analyses performed by VBW&Co. are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of VBW&Co.'s analysis of the fairness of the exchange ratio of 0.26, from a financial point of view to the stockholders of Worldtalk. The analyses do not purport to be appraisals or to reflect the prices at which Worldtalk might actually be purchased. Because such estimates are inherently subject to uncertainty, none of Worldtalk, Tumbleweed, VBW&Co. nor any other person assumes responsibility for their accuracy. Consequently, the VBW&Co. analyses described herein should not be viewed as determinative of the opinion of the Worldtalk board of directors with respect to the value of Worldtalk or of whether the Worldtalk board of directors or the Tumbleweed board of directors would have been willing to agree to a different price.

ANTICIPATED ACCOUNTING TREATMENT

    The merger is expected to be accounted for as a pooling of interests in accordance with generally accepted according principles. Under this accounting method, the historical financial information of Tumbleweed and Worldtalk will be restated to reflect the combined financial position and operations of both companies. The combined financial position and operations will be adjusted to conform the accounting practices of the companies. Pursuant to the Merger Agreement, each of Tumbleweed and Worldtalk will not take or allow to be taken any action which would jeopardize the treatment of the merger as a pooling of interests for accounting purposes. Each of Tumbleweed and Worldtalk will use all reasonable efforts to cause to be delivered to Tumbleweed and Worldtalk a letter from their respective independent accountants, in each case addressed to Tumbleweed and Worldtalk, stating that they concur with the conclusion of Tumbleweed's and Worldtalk's management that the merger will qualify for pooling of interests accounting treatment.

INTERESTS OF PERSONS IN THE MERGER

    In considering the recommendations of the Worldtalk board of directors with respect to the Merger Agreement and the transactions associated with it, stockholders should be aware that certain members of the management of Worldtalk and the Worldtalk board of directors have certain interests in the merger that are in addition to, or different from, the interests of stockholders of Worldtalk.

    Pursuant to Worldtalk's 1996 Equity Incentive Plan and 1996 Directors Stock Option Plan, upon consummation of the merger, each outstanding award shall immediately accelerate and awards granted before October 18, 1996 will become immediately exercisable in full. Awards granted on or after October 18, 1996 that are not totally vested will, if the participant's employment is terminated within one year after the consummation of the merger, become exercisable as to the number of shares that is equal to the number of shares vested at the time of consummation of the merger plus the number of shares that would have vested had the award been held for the year following the consummation of the merger.

    Options issued under Worldtalk's 1992 Stock Option Plan do not provide for acceleration of vesting upon consummation of the merger.

    In addition, Worldtalk currently has an employment agreement with James A. Heisch. Pursuant to Mr. Heisch's employment agreement dated June 4, 1999, upon consummation of the merger, the vesting of Mr. Heish's options will accelerate and be exercisable as to the number of shares that are already vested immediately prior to the consummation plus a number of shares equal to one-half of all shares that remain unvested at such date. Assuming the merger is consummated on March 1, 2000, Mr. Heisch's options would accelerate on to an additional 114,584 shares of Worldtalk common stock. Acceleration of vesting of options to purchase Worldtalk common stock held by Mr. Heisch may be characterized as an excess parachute payment under
Section 4999 of the Code.

    Following the signing of the Merger Agreement, each of James A. Heisch, Jesus Ortiz, Colin Crosby and Blake Ramsdell signed offer letters with Tumbleweed providing these individuals with special employment rights upon completion of the merger. The terms of the offer letters are summarized below.

        JAMES A. HEISCH OFFER LETTER. Mr. Heisch's offer letter extends him employment through January 4, 2001. Upon completion of the merger, Mr. Heisch will be President and Chief Financial Officer of Worldtalk and will hold these positions through June 30, 2000. The offer letter provides for a base salary of $195,000 per year, plus a bonus of up to $50,000 payable on July 1, 2000 upon attainment of specified sales and employee retention targets. After June 30, 2000 and through December 31, 2000,
    Mr. Heisch will be employed as Financial Advisor to the Tumbleweed Chief Financial Officer and earn a salary of $8,000 per month.

        JESUS ORTIZ OFFER LETTER. Upon completion of the merger, Mr. Ortiz will be Vice President of WorldSecure Engineering. The offer letter provides for a base salary of $150,000 per year, plus a bonus of up to $30,000 dependent upon his personal performance and Tumbleweed's financial performance.

        COLIN CROSBY OFFER LETTER. Upon completion of the merger, Mr. Crosby will be Vice President of WorldSecure Sales. The offer letter provides for a base salary of $200,000 per year through July 1, 2000, sales commissions based on the attainment of specified sales targets, and a bonus dependent upon employment with Tumbleweed on June 30, 2000, meeting of employee retention targets, and general performance of WorldSecure sales. In addition, Mr. Crosby is entitled to six months of his annual salary as severance in the event Tumbleweed terminates his employment without cause prior to July 1, 2000 and four months of annual salary if terminated without cause any time after July 1, 2000.

        BLAKE RAMSDELL OFFER LETTER.  Upon completion of the merger,
    Mr. Ramsdell will be Chief Cryptographer and Manager of Worldtalk's development center in Redmond, Washington. The offer letter provides for a base salary of $150,000, plus a bonus of up to $30,000 dependent upon personal performance and Tumbleweed's financial performance.

    David Cowan, a general partner of the general partner of Bessemer Venture Partners III, L.P., is a member of the Worldtalk board of directors. Bessemer and some of its funds hold a 10.8% interest in Worldtalk and a 1.7% interest in Tumbleweed. Prior to August 1999, the Bessemer fund was entitled to observer rights to attend Tumbleweed board meetings. Mr. Cowan served as the observer attending Tumbleweed board meetings.

    INDEMNIFICATION AGREEMENTS

    Pursuant to the Merger Agreement, Tumbleweed will maintain in effect all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the time the merger becomes effective existing as of the date of the Merger Agreement in favor of the current or former directors or officers of Worldtalk and its subsidiaries, as provided in their respective organizational documents and any indemnification agreements of Worldtalk. In addition, from and after the time the merger becomes effective, directors and officers of Worldtalk who become directors or officers of Tumbleweed will be entitled to the same indemnification rights and directors' and officers' liability insurance as are provided to other directors and officers of Tumbleweed. The Merger Agreement also provides that for six years after the time the merger becomes effective, Tumbleweed will use commercially reasonable efforts to provide liability insurance covering acts or omissions occurring prior to the time the merger becomes effective with respect to those persons who were covered by Worldtalk's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those in effect on the date of the Merger Agreement. Tumbleweed, however, will not be required to pay more than 150% of the current amount paid by Worldtalk to maintain the insurance. See "The Merger Agreement--Indemnification and Insurance."

DISSENTERS' RIGHTS

    No holder of Tumbleweed common stock or Worldtalk common stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the special meetings.

RESALE RESTRICTIONS

    All shares of Tumbleweed common stock received by Worldtalk stockholders in the merger will be freely transferable, except that shares of Tumbleweed common stock received by persons who are deemed to be "affiliates", as that term is defined under the Securities Act of 1933, of Worldtalk prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145, or Rule 144 in the case of those persons who become affiliates of Tumbleweed following the merger, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Worldtalk or Tumbleweed generally include individuals or entities that control, are controlled by, or are under common control with, that party and may include certain officers and directors of such party as well as principal stockholders of that party.

    Pursuant to the Merger Agreement, Worldtalk has agreed to use reasonable efforts to cause each of its affiliates to execute a written agreement restricting the disposition by the affiliate of any shares of Worldtalk common stock issued to the affiliate in the merger. Tumbleweed has also agreed to use reasonable efforts to cause each of its affiliates to execute a written agreement restricting the disposition by its affiliate of any shares of Tumbleweed common stock.

STOCK EXCHANGE LISTING

    It is a condition to the merger that, upon consummation of the merger, the shares of Tumbleweed common stock to be issued by Tumbleweed in connection with the merger be approved for quotation on the Nasdaq National Market subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF WORLDTALK COMMON STOCK

    If the merger is consummated, the Worldtalk common stock will no longer meet the requirements for continued inclusion on the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934. Consequently, stockholders of Worldtalk will no longer be able to trade Worldtalk common stock on Nasdaq.

TREATMENT OF STOCK CERTIFICATES

    After the completion of the merger, each stock certificate previously representing shares of Worldtalk common stock will automatically, with no further action by the holder thereof, represent the right to receive 0.26 of a share of Tumbleweed common stock for each share of Worldtalk common stock represented by the stock certificate. Promptly after the completion of the merger, Equiserve L.P., Tumbleweed's exchange agent, will mail a letter of transmittal with instructions to each holder of record of Worldtalk common stock outstanding immediately prior to the completion of the merger for use in exchanging, by book-entry transfer or otherwise, stock certificates formerly representing shares of Worldtalk common stock for stock certificates representing shares of Tumbleweed common stock. No stock certificates should be surrendered by any holder of Worldtalk common stock until he or she has received the letter of transmittal and instructions from Equiserve L.P. Tumbleweed stockholders will keep their current certificates as the merger does not require surrender of Tumbleweed stock certificates.

TAX-FREE REORGANIZATION

    It is a condition to the merger that Worldtalk receive an opinion of Fenwick & West LLP, and that Tumbleweed receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in both cases substantially to the effect that the merger will qualify as a "tax-free reorganization." Accordingly, the holders of Worldtalk common stock will recognize no gain or loss in connection with the merger for Federal income tax purposes, except to the extent that cash is received in lieu of fractional shares of Tumbleweed common stock. See "Certain Federal Income Tax Considerations."

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. BECAUSE THE DESCRIPTION OF THE MERGER AGREEMENT IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THE ENTIRE COPY OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS DOCUMENT AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE, BEFORE YOU DECIDE HOW TO VOTE.

THE MERGER

    The Merger Agreement requires that when all closing conditions have been satisfied or waived, Keyhole Acquisition Corp., or Keyhole, will be merged into Worldtalk, with Worldtalk as the surviving corporation. The merger will become effective on the date of filing of a certificate of merger with the Secretary of State of the State of Delaware or such later date as is specified in the certificate of merger and agreed upon by the parties. This is referred to as the effective time of the merger.

EXCHANGE PROCEDURES

    At the effective time of the merger:

    - each share of Worldtalk common stock issued and outstanding immediately prior to the effective time, other than shares of Worldtalk common stock owned by Tumbleweed, Keyhole, or any other wholly-owned subsidiary of Tumbleweed will be converted into the right to receive 0.26 shares of Tumbleweed common stock, together with rights associated with the Tumbleweed common stock;

    - all warrants to purchase Worldtalk common stock, whether or not exercisable, shall be assumed by Tumbleweed and shall be subject to, and exercisable upon, the same terms and conditions as under the applicable warrant agreement, except as provided in the Merger Agreement; and

    - shares of Worldtalk common stock owned by Tumbleweed, Keyhole or any other wholly-owned subsidiary of Tumbleweed will be canceled and no Tumbleweed common stock or other consideration will be delivered in exchange for this cancellation.

    Each outstanding employee and director stock option of Worldtalk common stock will be converted at the effective time of the merger into, and will become an option to purchase 0.26 shares of Tumbleweed common stock for each share of Worldtalk common stock covered by the option before the merger. After conversion, the exercise price per share of Tumbleweed common stock subject to each option will equal its pre-conversion exercise price per share of Worldtalk common stock divided by 0.26. Such option will have the same terms and conditions as those of the Worldtalk option.

    Promptly after the effective time of the merger, Equiserve L.P., as exchange agent, will mail to each stockholder of record of Worldtalk a letter of transmittal containing instructions for the surrender of certificates representing Worldtalk common stock in exchange for certificates representing Tumbleweed common stock.

    No fractional shares of Tumbleweed common stock will be issued in the merger. Instead of issuing fractional shares of Tumbleweed common stock, the holders of shares of Worldtalk common stock, Tumbleweed will pay cash in an amount, rounded to the nearest whole cent, equal to the fractional amount multiplied by the closing price of a share of Tumbleweed common stock on the Nasdaq National Market at the effective time of the merger.

    Any dividends or other distributions declared or made after the effective time of the merger on shares of Tumbleweed common stock will be paid to holders of Worldtalk common stock only after the stock certificates representing such stock have been surrendered to the exchange agent. No interest will be paid or accrued on cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any.

    If, after six months from the effective time of the merger, a holder of shares of Worldtalk common stock has not surrendered the stock certificates representing such shares to the exchange agent, then the holder of stock certificates representing Worldtalk common stock may only look to Tumbleweed to receive its shares of Tumbleweed common stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Tumbleweed common stock, if any. None of Tumbleweed, Worldtalk, Equiserve or any other party will be liable to any holder of a certificate formerly representing shares of Worldtalk common stock for Tumbleweed common stock, cash in lieu of fractional shares, or any unpaid dividends and distributions properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    If, after two years from the effective time of the merger, a holder of a certificate formerly representing shares of Worldtalk common stock has not surrendered the holder's certificate, then unclaimed shares of Tumbleweed common stock, cash in lieu of fractional shares and any unpaid dividends and distributions on shares of Tumbleweed common stock will, to the extent permitted by applicable law, become the property of Worldtalk.

    At the effective time of the merger, the stock transfer books of Worldtalk will be closed and no further transfers of shares of Worldtalk common stock will be made.

CORPORATE ORGANIZATION AND GOVERNANCE

    After the merger, the certificate of incorporation and bylaws of Keyhole, as in effect immediately prior to the merger, will be the certificate of incorporation and the bylaws of Worldtalk, as the surviving corporation. The directors and officers of Keyhole at the effective time of the merger will be the directors and officers of the surviving corporation, until their respective successors are duly elected, appointed or qualified or until their earlier death, removal or resignation in accordance with the certificate of incorporation and bylaws of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties of Worldtalk and its subsidiaries, subject to qualifications in the Merger Agreement, relating to the following matters:

    - organization, standing and similar corporate matters;

    - capital structure;

    - the corporate power and authority to execute, deliver and perform the Merger Agreement and the related agreements and to consummate the transactions contemplated by these agreements;

    - the absence of conflicts between organizational documents, bylaws and agreements and the Merger Agreement and the related transactions;

    - the absence of any required governmental and third-party consents, approvals or authorizations other than those specified in the Merger Agreement;

    - the timely filing of documents and the accuracy of information contained in documents filed with the Securities and Exchange Commission;

    - the accuracy of information supplied by Worldtalk in connection with this joint proxy statement/ prospectus and the registration statement of which it is a part;

    - the absence of material changes or events relating to the business of Worldtalk and its subsidiaries since September 30, 1999;

    - the absence of undisclosed liabilities;

    - benefit plans and other employment related matters;

    - the absence of pending or threatened material litigation and compliance with applicable laws;

    - the absence of defaults under organizational documents, material agreements or applicable laws;

    - timely filing of tax returns and other tax related matters;

    - the existence, validity and status of material agreements;

    - matters relating to assets and real property;

    - compliance with environmental laws and regulations;

    - product liability matters;

    - intellectual property matters and Year 2000 compliance;

    - proprietary rights and confidentiality matters;

    - insurance;

    - relationships with suppliers and customers;

    - compliance with employment and labor laws;

    - accounts receivable shown in the balance sheet of Worldtalk;

    - the absence of affiliated transactions;

    - the receipt of fairness opinions from Worldtalk's financial advisor;

    - the absence of undisclosed brokers and finders;

    - the absence of actions that would prevent the merger from qualifying for pooling of interests accounting treatment and as a tax-free reorganization;

    - the inapplicability of state anti-takeover laws;

    - full disclosure to Worldtalk's knowledge; and

    - termination of agreements relating to registration and preemptive rights of Worldtalk common stock, subject to consummation of the merger.

    The Merger Agreement also contains representations and warranties of Tumbleweed and its subsidiaries, subject to qualifications in the Merger Agreement, relating to the following matters:

    - organization, standing and similar corporate matters;

    - capital structure;

    - the corporate power and authority to execute, deliver and perform the Merger Agreement and the related agreements and to consummate the transactions contemplated by these agreements;

    - the absence of conflicts between organizational documents, bylaws and agreements and the Merger Agreement and the related transactions;

    - the absence of any required governmental and third-party consents, approvals or authorizations other than those specified in the Merger Agreement;

    - the timely filing of documents and the accuracy of information contained in documents filed with the Securities and Exchange Commission;

    - the accuracy of information supplied by Tumbleweed in connection with this joint proxy statement/ prospectus and the registration statement of which it is a part;

    - the absence of material changes or events relating to the business of Tumbleweed and its subsidiaries since September 30, 1999;

    - the absence of pending or threatened material litigation and compliance with applicable laws;

    - the receipt of an opinion of Tumbleweed's financial advisor that the exchange ratio was fair to Tumbleweed from a financial point of view;

    - the absence of undisclosed brokers and finders;

    - the absence of actions that would prevent the merger from qualifying for pooling of interests accounting treatment and as a tax-free reorganization; and

    - the operations of Keyhole.

    All representations and warranties of Tumbleweed, Worldtalk and Keyhole will expire at the effective time of the merger.

COVENANTS

    Worldtalk has agreed that, except as provided in the Merger Agreement or with the consent of Tumbleweed, prior to the time the merger becomes effective, it will conduct its business in the ordinary course and will use its best efforts to preserve its business organization and to maintain its existing relationships with customers, suppliers, employees, creditors and business partners.

    Accordingly, Worldtalk agreed that, subject to exceptions generally described below, neither it nor its subsidiaries will, prior to the effective time of the merger, without the consent of Tumbleweed:

    - split, combine or reclassify its common stock or any outstanding capital stock of its subsidiaries, or redeem or repurchase any of its capital stock;

    - amend its certificate of incorporation or bylaws or similar organizational documents;

    - declare, set aside or pay any dividend or other distribution on any of its capital stock;

    - issue additional shares of or securities convertible into, or options, warrants or rights to acquire, any capital stock, except issuances pursuant to the exercise of Worldtalk options outstanding on the date of the Merger Agreement and grants of stock options to new non-executive employees that are consistent with past practices;

    - transfer, lease, license, sell, mortgage or encumber any material assets other than in the ordinary course of business;

    - increase the compensation of directors and officers, or employees other than in the ordinary course of business, or provide any new or change any existing benefit plan or enter into or amend any employment agreement, except in accordance with existing policies of Worldtalk, or make any loan to its directors, officers or employees;

    - modify, amend or terminate any of its material agreements, or waive, release or assign any material rights under these agreements;

    - cause any material insurance policy naming it as a beneficiary to be canceled or terminated without notice to Tumbleweed except in the ordinary course of business;

    - license, transfer otherwise dispose of any of its intellectual property rights except in the ordinary course of business;

    - cancel any debts or waive any contract rights or other rights of substantial value except in the ordinary course of business;

    - incur or assume any debt or guarantee the debt of others, make any loan or investment in any other person, or enter into or amend any material contract, outside the ordinary course of business;

    - change its accounting method unless required by generally accepted accounting principles, or take any action that would prevent the merger from qualifying for pooling of interests accounting treatment or as a tax-free reorganization;

    - pay or satisfy any liabilities or obligations outside the ordinary course of business;

    - adopt a plan of liquidation or dissolution, merger or other reorganization;

    - take any action that would cause any of its representations and warranties to become inaccurate at or before the effective time;

    - change its tax accounting methods, or settle or compromise any United States federal, state, local or foreign tax liability; or

    - take, or authorize or propose to take, or agree to take in writing or otherwise, any of the above actions.

    Tumbleweed has also agreed that neither it nor its subsidiaries will, prior to the effective time of the merger, without the consent of Worldtalk:

    - split, combine or reclassify its common stock or any outstanding capital stock of its subsidiaries, or redeem or repurchase any of its capital stock;

    - amend its certificate of incorporation or bylaws or similar organizational documents;

    - declare, set aside or pay any dividend or other distribution on any of its capital stock;

    - change its accounting method unless required by generally accepted accounting principles, or take any action that would prevent the merger from qualifying for pooling of interests accounting treatment or as a tax-free reorganization;

    - adopt a plan of liquidation or dissolution, merger or other reorganization;

    - take any action that would cause any of its representations and warranties to become inaccurate at or before the effective time; or

    - take, or authorize or propose to take, or agree to take in writing or otherwise, any of the above actions.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that neither Worldtalk nor any of its subsidiaries, directly or indirectly, may solicit, initiate or encourage, including by furnishing information, or take any other action designed to facilitate any inquiries or proposals relating to an alternative transaction described below, or participate in any negotiations regarding an alternative transaction. The Merger Agreement defines an alternative transaction to mean:

    - a tender offer or exchange offer to acquire more than 20% of the outstanding shares of Worldtalk common stock;

    - any acquisition or proposed acquisition of Worldtalk or any of its significant subsidiaries by a merger or other business combination, regardless of whether Worldtalk or any of its subsidiaries survives the merger; or

    - any other transaction the consummation of which a third party would acquire control of assets of Worldtalk or any of its subsidiaries, including the equity securities of such subsidiaries, for consideration equal to 20% or more of the fair market value of all of the outstanding shares of Worldtalk common stock.

    The Merger Agreement provides that these restrictions will not prohibit Worldtalk, prior to the approval of the merger by its shareholders, from:

    - complying with Rule 14e-2 and Rule 14d-9 under the Securities and Exchange Act of 1934, as amended, with regard to a bona fide tender offer or exchange offer, which rules require a target company to respond publicly to a tender offer; or

    - participating in negotiations or furnishing information in response to an unsolicited proposal for an alternative transaction if all of the following conditions are met:

       -- the Worldtalk board of directors must have concluded in good faith, after consulting its outside legal counsel, that it must participate in such negotiations or furnish such information in order to comply with its fiduciary duties to the stockholders; and

       -- the board of directors must promptly advise Tumbleweed orally and in writing of any request for information or of any proposal in connection with an alternative transaction, specifying the material terms and conditions of the request or proposal and the identity of the person making that request or proposal.

    In addition, Tumbleweed agrees not, directly or indirectly, to solicit, initiate or encourage, including by furnishing information, or take any other action designed to facilitate any inquiries or proposals that would delay or interfere with the consummation of the merger, or participate in any negotiations regarding a competing proposal.

    Tumbleweed may participate in negotiations regarding an unsolicited competing proposal, or furnish information subject to a confidentiality agreement signed by the person making a request for information, if:

    - prior to the approval of the merger by Tumbleweed stockholders, the board of directors concludes in good faith, after consulting its outside legal counsel, that it must participate in negotiations in order to comply with its fiduciary duties to the stockholders; and

    - the board of directors promptly advises Worldtalk orally and in writing of any request for information or of any competing proposal, specifying the material terms and conditions of the request or proposal and the identity of the person making that request or proposal.

    Except as described below, neither the Worldtalk board of directors or a committee of the board shall:

    - withdraw, qualify or modify in a manner adverse to Tumbleweed, its approval or recommendation of the Merger Agreement or the merger;

    - approve or recommend an alternative transaction; or

    - enter into any letter of intent, acquisition agreement or other similar agreement related to an alternative transaction.

    However, if, prior to the approval of the merger by its stockholders, the Worldtalk board of directors receives a superior proposal and, the board of directors concludes in good faith, after consulting its outside legal counsel, that it must take such actions in order to comply with its fiduciary duties to the stockholders, the board may withdraw its recommendation or approval of the merger after the fifth business day following Tumbleweed's receipt of written notice, advising Tumbleweed of its intent to approve or recommend the superior proposal.

    For purposes of this covenant, the term superior proposal means any of the alternative transactions described in the definition above, which the Worldtalk board of directors concludes in its good faith judgment, after consulting with its financial advisor, to be more favorable to the stockholders of Worldtalk than the merger.

ACCESS TO INFORMATION

    Subject to existing confidentiality obligations, Worldtalk has agreed to afford Tumbleweed and its representatives reasonable access during normal business hours to its properties, books, contracts, commitments and records.

INDEMNIFICATION AND INSURANCE

    The Merger Agreement provides that Tumbleweed agrees to indemnify, at all times after the effective time, directors or officers of Worldtalk or its subsidiaries to the same extent as provided in Worldtalk's certificates of incorporation or bylaws or in indemnity agreements in effect on November 18, 1999.

    In addition, Tumbleweed also agrees to maintain for at least six years after the effective time of the merger directors' and officers' liability insurance policies on the same terms and conditions as Worldtalk's insurance policies in effect on November 18, 1999, which will cover events occurring prior to the effective time of the merger.

COOPERATION AND REASONABLE EFFORTS

    Under the Merger Agreement and subject to the conditions and limitations specified in the Merger Agreement, the parties have agreed to cooperate with each other to take specified actions and to use their reasonable efforts to have the registration statement declared effective as promptly as practicable after its filing.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The respective obligations of Tumbleweed, Keyhole and Worldtalk to effect the merger are subject to the following conditions:

    - the waiting period under the Hart-Scott-Rodino Act, if any, must have terminated or expired;

    - the stockholders of Tumbleweed and Worldtalk must approve the merger;

    - there may be no order, law, injunction or other legal restraint or prohibition enjoining or preventing the consummation of the merger or the effective operation of the business of Worldtalk after the effective time of the merger;

    - all required regulatory approvals are obtained;

    - the shares of Tumbleweed common stock to be issued in the merger are qualified for inclusion in the Nasdaq National Market; and

    - the registration statement is declared effective and no stop order suspends the effectiveness of the registration statement, and no proceeding for that purpose is initiated or threatened by the Securities and Exchange Commission.

    Tumbleweed and Keyhole's obligations to effect the merger are subject to the following additional conditions:

    - the representations and warranties of Worldtalk are true and correct when made and as of the effective time in all material respects;

    - Worldtalk has performed in all material respects its obligations required to be performed by it prior to and at the effective time of the merger;

    - the agreements related to the merger shall be valid and complied with in all material respects;

    - since November 18, 1999, no event has occurred that has had, or is reasonably likely to have, a material adverse effect on Worldtalk or its subsidiaries;

    - Tumbleweed has received an opinion of Fenwick & West LLP;

    - Tumbleweed has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP substantially to the effect that, based on specific facts, representations and assumptions, the merger will be treated as a tax-free reorganization;

    - Worldtalk certifies that specific closing conditions have been satisfied; and

    - Worldtalk certifies that neither it nor any of its subsidiaries is a United States real property holding company.

    Worldtalk's obligations to effect the merger are subject to the following additional conditions:

    - the representations and warranties of Tumbleweed and Keyhole are true and correct when made and as of the effective time in all material respects;

    - each of Tumbleweed and Keyhole has performed in all material respects its obligations required to be performed by it prior to and at the effective time of the merger;

    - the agreements related to the merger shall be valid and complied with in all material respects;

    - since November 18, 1999, no event has occurred that has had, or is reasonably likely to have, a material adverse effect on Tumbleweed or its subsidiaries;

    - Worldtalk has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP;

    - Worldtalk has received an opinion of Fenwick & West LLP substantially to the effect that, based on specific facts, representations and assumptions, the merger will be treated as a tax-free reorganization; and

    - Tumbleweed certifies that specific closing conditions have been satisfied.

TERMINATION

    The Merger Agreement provides that at any time prior to the effective time of the merger, the Merger Agreement may be terminated:

    - by mutual written consent of Tumbleweed and Worldtalk if the board of directors of each determines to do so by a vote of a majority of the entire board of directors;

    - by either Tumbleweed or Worldtalk if:

       -- the merger has not been completed on or prior to June 30, 2000, so long as the party seeking to terminate did not prevent the consummation of the merger by failing to perform any of its obligations under the Merger Agreement;

       -- the Tumbleweed stockholders or the Worldtalk stockholders fail to approve the merger; or

       -- any court or other governmental body issues a nonappealable final order that has a material adverse effect on Worldtalk or its subsidiaries, or a required regulatory approval is denied, provided the party seeking to terminate the Merger Agreement used commercially reasonable efforts to appeal the order or obtain the approval.

    - by Worldtalk, as long as it is not in material breach of the Merger Agreement, if:

       -- Tumbleweed materially breaches or fails to perform any of its representations, warranties, covenants or other agreements in the Merger Agreement, which breach or failure to perform is incapable of being cured or is not cured within 30 days; or

       -- at any time prior to Tumbleweed's special meeting, Tumbleweed's board of directors withdraws, modifies or qualifies in a manner adverse to Worldtalk, its recommendation that the shareholders approve the merger.

    - by Tumbleweed, as long as it is not in material breach of the Merger Agreement, if:

       -- Worldtalk materially breaches or fails to perform any of its representations, warranties, covenants or other agreements in the Merger Agreement, which breach or failure to perform is incapable of being cured or is not cured within 30 days; or

       -- at any time prior to Worldtalk's special meeting, Worldtalk's board of directors withdraws, modifies or qualifies in a manner adverse to Tumbleweed, its recommendation that the shareholders approve the merger.

TERMINATION FEE AND EXPENSES

    The Merger Agreement provides that Worldtalk will pay to Tumbleweed a termination fee of $4.0 million if Worldtalk enters into or consummates an alternative transaction within 12 months after termination of the Merger Agreement upon the earliest to occur of the following events:

    - at any time prior to Worldtalk's special meeting, Worldtalk's board of directors withdraws, modifies or qualifies its recommendation that the shareholders approve the merger, in a manner adverse to Tumbleweed;

    - the Worldtalk stockholders fail to approve the merger; or

    - Worldtalk materially breaches or fails to perform any of its representations, warranties, covenants or other agreements in the Merger Agreement, which breach or failure to perform is incapable of being cured or is not cured within 30 days.

    If a termination fee is payable to Tumbleweed, that fee will include all costs and expenses incurred by Tumbleweed in connection with the Merger Agreement and the other agreements related to the merger. The costs and expenses will be payable on the date of the consummation of the alternative transaction.

    In addition, except as specifically provided in the Merger Agreement, each party has agreed to bear its own expenses in connection with the Merger Agreement and the other related agreements and transactions contemplated by the Merger Agreement. If the merger is consummated, Tumbleweed will pay all legal, accounting and financial advisory fees and expenses of Worldtalk.

AMENDMENT; EXTENSION AND WAIVER

    The parties may amend the Merger Agreement at any time before or after the approval of the merger by the Tumbleweed or Worldtalk stockholders. After the approval by the stockholders, the parties may not amend the Merger Agreement without further stockholder approval if the amendment changes the amount or the form of consideration to be issued to Worldtalk stockholders, or which by law requires the further approval of the stockholders.

    At any time prior to the effective time of the merger, any party may, subject to the amendment restrictions described above:

    - extend the time for the performance of any of the obligations or other acts of the other parties;

    - waive any inaccuracies in the representation and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and

    - waive compliance with any of the agreements or conditions in the Merger Agreement.

    Any extension or waiver described above will be valid if set forth in writing and signed by the parties to be bound.

                           THE STOCK OPTION AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE STOCK OPTION AGREEMENT. BECAUSE THE DESCRIPTION OF THE STOCK OPTION AGREEMENT IS A SUMMARY, YOU SHOULD READ CAREFULLY THE ENTIRE COPY OF THE STOCK OPTION AGREEMENT, WHICH IS ATTACHED AS ANNEX B TO THIS DOCUMENT, FOR THE INFORMATION THAT IS IMPORTANT TO YOU.

    GENERAL. Concurrent with the execution of the Merger Agreement, Tumbleweed and Worldtalk entered into a stock option agreement under which Worldtalk granted Tumbleweed an option to purchase a number of shares of Worldtalk common stock equal to 19.9% of the total number of shares of Worldtalk common stock issued and outstanding as of November 18, 1999, together with the associated rights under the Worldtalk rights agreement and subject to adjustment. Under this option, Tumbleweed would have a right to acquire 2,889,330 shares of Worldtalk common stock, subject to adjustment, at $10.527 per share.

    EXERCISE OF THE OPTION. The option is exercisable at any time after the occurrence of specific events, including any event entitling Tumbleweed to receive the termination fee under the Merger Agreement. Subject to some exceptions, the right to purchase shares under the stock option agreement will expire upon the earliest to occur of:

    - the effective time of the merger;

    - termination of the Merger Agreement by mutual written consent of Tumbleweed and Worldtalk by either Tumbleweed or Worldtalk if specific conditions as outlined in the Merger Agreement are not met, or by Worldtalk, if Tumbleweed is in material breach of the Merger Agreement or the Tumbleweed board of directors fails to recommend to their stockholders that they approve the Merger Agreement and the related transactions; and

    - six months following the termination of the Merger Agreement by Tumbleweed, which it is entitled to do under the Merger Agreement if Worldtalk is in material breach of the Merger Agreement or if the Worldtalk board of directors fails to recommend to their shareholders that they approve the Merger Agreement and the related transactions.

    ADJUSTMENTS TO NUMBER OF SHARES AND CLASS OF SHARES. The number and class of securities subject to the option and the purchase price will be adjusted for any change in Worldtalk common stock by reason of a stock dividend, split up, merger, other than pursuant to the Merger Agreement, recapitalization, combination, exchange of shares or similar transaction, so that Tumbleweed will receive, upon exercise of the option, the number and class of shares that Tumbleweed would have received if the option had been exercised immediately prior to the occurrence of the event, or the record date of the event, if applicable.

    If Worldtalk agrees to consolidate with or merge into any person other than Tumbleweed or one of its subsidiaries and Worldtalk will not be the surviving corporation of that consolidation or merger, agrees to permit any person other than Tumbleweed or one of its subsidiaries to merge into Worldtalk which results in the outstanding shares of Worldtalk common stock immediately prior to such merger being less than 50% of the outstanding shares of the merged company, or agrees to sell or otherwise transfer all or substantially all of its assets to any person other than Tumbleweed or one of its subsidiaries, then the agreement governing any of these transactions will provide that the option will, upon the completion of the transaction, be converted into or exchanged for a right to receive the number and class of shares Tumbleweed would have received for Worldtalk common stock if the option had been exercised immediately prior to the consolidation, merger, sale or transfer.

    REPURCHASE RIGHT. The stock option agreement provides that, if Worldtalk consummates an alternative transaction, Tumbleweed is entitled to sell to Worldtalk and Worldtalk is required to purchase from Tumbleweed, all or a portion of the option, or all or any portion of the shares purchased by Tumbleweed, at a price equal to the difference between:

    - the market/tender offer price, as defined in the stock option agreement;
      and

    - the exercise price multiplied by the number of shares purchaseable pursuant to the option.

    In addition, the stock option agreement provides that in no event will Tumbleweed's total profit from the option, including any termination fee paid to Tumbleweed, exceed $6.0 million and, if Tumbleweed's total profit from the option would otherwise exceed such amount, Tumbleweed is required to:

    - reduce the number of shares of Worldtalk common stock subject to the option;

    - deliver shares of Worldtalk common stock previously purchased by Tumbleweed to Worldtalk for cancellation;

    - pay cash to Worldtalk; or

    - any combination of the foregoing, so that Tumbleweed's actually realized total profit from the option including the termination fee paid to Tumbleweed, does not exceed $6.0 million after taking into account the foregoing actions.

    REGISTRATION RIGHTS. Following the termination of the Merger Agreement and exercise of the option, Tumbleweed may request Worldtalk to register any shares purchased under the option under the securities laws and Worldtalk will use its reasonable best efforts to effect this registration, subject to limitations as provided in the stock option agreement.

    EFFECT OF STOCK OPTION AGREEMENT. The stock option agreement is intended to increase the likelihood that the merger will be consummated on the terms set forth in the Merger Agreement. Consequently, some aspects of the stock option agreement may discourage persons who might now or prior to the effective time of the merger be interested in acquiring all or a significant interest in Worldtalk from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for Worldtalk common stock than that implicit in the 0.26 exchange ratio or a higher price per share for Worldtalk common stock than the market price.

                             THE VOTING AGREEMENTS

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE VOTING AGREEMENTS. BECAUSE THE DESCRIPTION OF THE VOTING AGREEMENTS IS A SUMMARY, YOU SHOULD READ CAREFULLY THE ENTIRE COPY OF THE VOTING AGREEMENTS, WHICH IS ATTACHED AS ANNEX C TO THIS DOCUMENT, FOR THE INFORMATION THAT IS IMPORTANT TO YOU.

    Concurrent with the execution of the Merger Agreement, principal stockholders of Tumbleweed and Worldtalk entered into voting agreements with Tumbleweed and Worldtalk, respectively, under which they gave either Tumbleweed or Worldtalk their irrevocable proxy to vote all the shares of Tumbleweed common stock or Worldtalk common stock issued and outstanding and beneficially owned by them as of the date of the voting agreements, as well as any shares acquired by them after the date of and prior to the termination of the voting agreements:

    - in favor of the adoption of the Merger Agreement and the approval of other actions contemplated or required by the Merger Agreement or other related agreements; and

    - against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement under the Merger Agreement or other related agreements.

    Stockholders of Tumbleweed collectively holding 11,754,426 shares of Tumbleweed common stock, representing approximately 54% of the outstanding Tumbleweed common stock, have entered into voting agreements with Worldtalk. Stockholders of Worldtalk collectively holding 6,630,165 shares of Worldtalk common stock, representing approximately 46% of the outstanding Worldtalk common stock, have entered into voting agreements with Tumbleweed.

    The voting agreements will terminate on the earliest of:

    - termination of the Merger Agreement:

       --  by mutual written consent of Tumbleweed and Worldtalk;

       -- by either Tumbleweed or Worldtalk if specific conditions as outlined in the Merger Agreement are not met; or

       -- by Worldtalk, if Tumbleweed is in material breach of the Merger Agreement or the Tumbleweed board of directors fails to recommend to their stockholders that they approve the Merger Agreement and the related transactions.

    - six months following the termination of the Merger Agreement by Tumbleweed, which it is entitled to do under the Merger Agreement if Worldtalk is in material breach of the Merger Agreement or if the Worldtalk board of directors fails to recommend to their shareholders that they approve the Merger Agreement and the related transactions.

    - agreement by Tumbleweed, Worldtalk and the stockholders who are parties to the voting agreement to terminate the voting agreement; or

    - consummation of the merger.

    In addition, each stockholder has agreed in the voting agreement that, prior to the termination of the voting agreement, the stockholder will not, directly or indirectly;

    - sell, transfer or otherwise dispose of any shares of Worldtalk or Tumbleweed common stock beneficially owned by them as of the date of the voting agreements, as well as any shares acquired by them after the date of and prior to the termination of the voting agreements;

    - grant any proxy, power of attorney, or enter into a voting agreement or arrangement; or

    - take any other action that would make any representation or warranty of the stockholder untrue or incorrect or have the effect of preventing or disabling the stockholder from performing its obligations under the voting agreement.

    Each stockholder understands that Tumbleweed and Worldtalk entered into the Merger Agreement in reliance upon such stockholder's execution and delivery of the voting agreement. Each stockholder affirms that the irrevocable proxy was given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of its duties under the voting agreement.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain Federal income tax consequences of the merger to the holders of Worldtalk common stock that exchange such stock for Tumbleweed common stock pursuant to the merger. This summary addresses only stockholders who hold their Worldtalk common stock as a capital asset and will hold Tumbleweed common stock received in exchange therefor as a capital asset. This summary does not address all Federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, to stockholders who hold Worldtalk common stock as part of a straddle, hedge, or conversion transaction, to stockholders who acquired their Worldtalk common stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold, directly or indirectly, 10% of more of Worldtalk common stock. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable treasury regulations, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed in this summary. Each stockholder is urged to consult his or her tax advisor regarding the Federal, state, local, and foreign income and other tax considerations arising out of the merger in light of the stockholder's own personal circumstances.

    No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below. It is a condition to the obligation of Tumbleweed to consummate the merger that Tumbleweed receive an opinion from its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and it is a condition to the obligation of Worldtalk to consummate the merger that Worldtalk receive an opinion from its counsel, Fenwick & West LLP, in both cases substantially to the effect that, based upon specific facts, representations, and assumptions, the merger will be treated as a reorganization within the meaning of section 368(a) of the Internal Revenue Code. The issuance of such opinions is conditioned, among other things, on the receipt by Skadden, Arps, Slate, Meagher & Flom LLP and Fenwick & West LLP of representation letters, which will be reconfirmed prior to the closing of the merger, from each of Tumbleweed and Worldtalk, in each case, in form and substance reasonably satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP and Fenwick and West LLP. The following summary assumes that the merger will be consummated as described in the Merger Agreement and this joint proxy statement/prospectus and that the merger will be treated as a reorganization within the meaning of section 368(a) of the Internal Revenue Code.

    TREATMENT OF WORLDTALK, TUMBLEWEED AND KEYHOLE. No gain or loss will be recognized by Worldtalk, Tumbleweed or Keyhole as a result of the merger.

    EXCHANGE OF WORLDTALK COMMON STOCK FOR TUMBLEWEED COMMON STOCK. A holder of Worldtalk common stock whose shares of Worldtalk common stock are exchanged in the merger for Tumbleweed common stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of fractional shares. See "--Cash in Lieu of Fractional Shares" below. The aggregate tax basis of Tumbleweed common stock received by such holder will be equal to the aggregate tax basis of the Worldtalk common stock exchanged therefor, excluding any portion of the holder's basis allocated to fractional shares, and the holding period of Tumbleweed common stock received will include the holding period of the Worldtalk common stock exchanged therefor.

    CASH IN LIEU OF FRACTIONAL SHARES. A holder of Worldtalk common stock who receives cash in lieu of fractional shares of Tumbleweed common stock will be treated as having received the fractional shares pursuant to the merger and then as having exchanged the fractional shares for cash in a redemption by Tumbleweed. The amount of any gain or loss will be equal to the difference between the ratable portion of the tax basis of the Worldtalk common stock exchanged in the merger that is allocated to the fractional shares and the cash received instead. Any gain or loss will constitute long-term capital gain or loss if the Worldtalk common stock has been held by the holder for more than one year at the time of the consummation of the merger.

    REPORTING REQUIREMENTS. Each holder of Worldtalk common stock that receives Tumbleweed common stock in the merger will be required to retain records and file with such stockholder's Federal income tax return a statement setting forth specific facts relating to the merger.

                              TUMBLEWEED BUSINESS

OVERVIEW

    Tumbleweed is a leading provider of Internet-based systems that enable businesses to conduct secure online communications using e-mail and the web. With our solution, corporations are able to shift their historically paper-based communications to more convenient and cost-effective online alternatives. We combine an open, scalable messaging software platform, a set of secure messaging applications and a broad range of professional services capabilities in order to deliver a complete online communications solution. Using our solution, service providers are able to provide their business customers with secure, reliable and trackable communication services that leverage these corporations' existing investments in e-mail and web technologies. We also sell our products and services directly to enterprises in selected strategic markets, such as the banking, financial services, telecommunications and healthcare industries, enabling them to offer Tumbleweed-based services to their employees, customers, suppliers and partners.

INDUSTRY BACKGROUND

    E-mail has become one of the primary applications in use on the Internet today, providing the foundation for global communications and enabling millions of people to interact electronically. International Data Corporation estimates that the number of electronic mailboxes will grow from approximately
240 million in 1998 to over 540 million by 2002. International Data Corporation further projects that the number of e-mail messages sent per day in the U.S. will grow from approximately 2.1 billion in 1998 to 7.9 billion in 2002.

    We believe that the growth in e-mail usage generally has been associated with increased informal communication between individuals rather than formal communication between businesses and their customers. For business-critical communications, corporations continue to rely upon traditional paper-based methods of delivery such as first class mail and overnight express mail. For example, although online brokerages execute hundreds of thousands of trades over the Internet each day, these firms still print a physical trade confirmation and deliver it to individuals via first class mail. The U.S. Postal Service estimates that it delivers 107 billion pieces of first class mail annually. In addition, the U.S. Postal Service estimates that United Parcel Service and the U.S. Postal Service combined execute 18 million overnight deliveries per day.

    To move online and away from physical delivery, businesses require efficient, cost-effective solutions that leverage their investment in e-mail and the Internet. Although existing online alternatives such as dedicated proprietary networks and desktop software supply security and speed, they introduce added cost and complexity to a corporation's business processes and limit access to people using the same proprietary network or software. For example, a virtual private network typically requires proprietary software, specialized hardware and a closed list of participants.

    In order to advance beyond physical mail or proprietary networks, and reach the greatest possible number of end-users, customers need a secure, reliable online solution built on public networks.

THE TUMBLEWEED SOLUTION

    Built on widely accepted industry standards, the Tumbleweed Integrated Messaging Exchange, or Tumbleweed IME, utilizes public networks to provide efficient, cost-effective, secure business-to-business and business-to-consumer communications over the Internet. By providing secure, reliable, and trackable communication through existing networks and applications, we enable businesses to move their historically paper-based business communications online. Our solution blends the personalized and proactive nature of e-mail with the ubiquity of the Internet to deliver sensitive, secure and time-critical content to the broadest possible audience.

    Tumbleweed IME enables businesses to deliver secure and personalized outbound information in a variety of ways. This information can be distributed within e-mail messages, on the Internet via inboxes, or through a combination of both e-mail and the Internet. Our solution has the unique and patented capability of taking an e-mail message recipient to a unique web page that is relevant to that recipient. In addition to being a vehicle for secure online communication services, Tumbleweed IME provides features to manage personalized content, track recipient transactions such as receipt or response, and integrate the system into existing back-office processes.

    Tumbleweed IME provides a complete framework for deploying enhanced online communication services, eliminating the need to integrate multiple different solutions or services that each address only part of the problem. Our customers include enterprise customers that utilize Tumbleweed IME as a communication platform for internal purposes or for distribution of internally generated communication to their customers, and service providers that utilize Tumbleweed IME as the basis for an external service for business customers. Our solution provides the following benefits to our customers:

    - COMPLETE RANGE OF SERVICES. Adding advanced technology to a customer's already complex information technology environment presents numerous challenges, ranging from software incompatibilities to inadequate technical expertise. When deploying something as substantial as an advanced online communication infrastructure, customers expect services ranging from assistance in customizing and incorporating new technology into their computing environment, to having the entire solution made available to them as an outsourced, managed service. In order to meet these unique customer requirements, together with our service providers, we offer a complete range of services, allowing new customers to rapidly deploy the Tumbleweed IME solution. Customers seeking to avoid complex software procurement or installation can completely outsource the management of Tumbleweed IME. For customers desiring to manage their applications within their enterprise, Tumbleweed provides services ranging from integration and customization to data center design and support.

    - COMPREHENSIVE TECHNOLOGY. Tumbleweed IME is designed to provide a secure, efficient and cost-effective method for communicating important information online. Our solution contains all of the core technology, integration tools and professional services necessary to incorporate advanced messaging features into existing environments. Tumbleweed IME can be modified to meet the unique communications needs of specific customers, and can be easily integrated into existing environments. Customization and integration are achieved through our extensive set of open application programming interfaces. These application programming interfaces allow customers to integrate Tumbleweed IME into their existing technology infrastructure such as databases, support systems and billing systems.

    - MULTI-LEVEL SECURITY. In many cases, the reason business-critical information is not communicated online is the lack of security features available in existing e-mail solutions. Through our innovative and unique implementation of industry-standard security technologies, we are able to offer secure online communication services to anyone with e-mail and Internet access. Depending on the needs of the sender, security features can include encryption during transmission and storage and password protection for user authentication. For highly sensitive communication, Tumbleweed IME includes certificate-based signing and encryption features. Any level of security can be easily employed without requiring the sender and recipient to have the same messaging software. Taken together, these features provide the security necessary to communicate business-critical information over the Internet.

    - EASY, UNIVERSAL ACCESS. A successful advanced communication system must be able to reach anyone on the Internet. Tumbleweed IME is based on open Internet standards, and requires no proprietary desktop software, protocols, or networks. Anyone with an e-mail account and web access can use our solution to both send and to receive messages regardless of which e-mail system they use or the format of the information included. Similarly, Tumbleweed IME can be integrated with an enterprise's existing back office systems to enable automated communication to anyone with an e-mail account and web access. Because no new application or user interface is needed, there is no costly training or desktop deployment associated with our solution. In addition, senders can convert any information to Adobe Portable Document Format, which allows recipients to view the information they receive regardless of the application in which the information was created.

    - END-TO-END TRACKABILITY. Many business processes require the maintenance of a transaction log of communications and an archive of past activities. With our solution, senders can track the status of each delivery, and subsequent interaction through the web page by recipients. Details on a particular delivery are also easily accessible, providing specific delivery information such as security level, and a complete tracking log on each recipient. The tracking log details when the recipient's e-mail gateway received e-mail notification, and when any information was retrieved. Additionally, unlike existing e-mail and web-based solutions, Tumbleweed IME allows the sender to retract information if the recipient has not yet downloaded it.

    - PERSONALIZED COMMUNICATION. Communication of important business information such as transaction confirmations or account statements requires message customization for specific recipients. Using Tumbleweed IME, businesses can automatically generate unique messages for each individual, personalized with recipient-specific information and preferences. In addition, our solution allows senders to create messages targeting specific recipient preferences, demographics and communication history. Tumbleweed IME also enables our customers to easily incorporate marketing promotions into their business communications.

    - SCALABLE ARCHITECTURE. Tumbleweed IME is designed to accommodate a variety of online communication applications, ranging from small corporate deployments to large enterprise installations supporting global service offerings. Our scalable architecture allows customers to accommodate high transaction volumes and implement desired levels of redundancy. Tumbleweed IME components can be distributed across multiple servers, allowing for an increasingly high volume of transactions while maintaining high standards of performance, reliability and security. The ability to seamlessly handle increasing transaction volumes is a key consideration for customers in deploying an enterprise-class online communication system.

STRATEGY

    Our objective is to be the leading provider of secure online communication services. Key elements of our strategy are to:

ESTABLISH TUMBLEWEED IME AS THE LEADING APPLICATION PLATFORM FOR SECURE ONLINE
  COMMUNICATION SERVICES

    We intend to establish Tumbleweed IME as the standard platform upon which to build business-critical communication applications. Rather than designing Tumbleweed IME as a point-solution for a specific application, we have designed it to be a broad-based application development platform. As such, Tumbleweed IME can be extended to include a number of different applications and includes support for a comprehensive, open application programming interface. This application programming interface allows us, and our customers, to rapidly build vertical, business-specific applications on top of our Tumbleweed IME technology.

CULTIVATE A CHANNEL OF KEY SERVICE PROVIDERS

    We intend to leverage our channel of service providers to expand our business into new strategic industry markets as well as to pursue additional general purpose transactions. Service providers fall into two major categories. First, some of our service providers, license Tumbleweed IME in order to be able to provide additional value-added services to their customers. These service providers include Pitney Bowes, Nippon Telegraph and Telephone Corporation, United Parcel Service, the member posts of the International Post Corporation Technology, S.C. and Hikari Tsushin, a major e-mail outsourcing service provider in Japan. Second, service providers such as UPAQ Ltd., an electronic transferor of large, industrial file types, focus on distinct industries. Our service provider customers are helping to rapidly expand the market for secure online communications through their brand recognition, extensive sales and marketing resources and substantial services competencies.

ESTABLISH TUMBLEWEED IME AS THE INTERNATIONAL STANDARD FOR SECURE ONLINE
  COMMUNICATION

    We intend to establish Tumbleweed IME as an international standard for secure online communication services by developing a significant base of enterprise and service provider customers. We also intend to accomplish this by capturing business with the national postal authorities. The national postal authorities present a strategic business opportunity for Tumbleweed. They are both highly trusted service providers in their respective geographies and uniquely able to dictate national standards for certified online communication.

    In order to help establish Tumbleweed IME as the international standard for certified online communications, we have formed a strategic relationship with the International Post Corporation Technology, S.C. The International Post Corporation Technology, S.C. is an umbrella organization composed of twenty-one national postal authorities including the U.S. Postal Service, Canada Post and France's La Poste. As part of our work with the International Post Corporation Technology, S.C., we have integrated Tumbleweed IME with the International Post Corporation Technology, S.C.'s Electronic Post Mark technology. Tumbleweed IME is now being used by the U.S. Postal Service, Canada Post, and France's La Poste. We plan to introduce Tumbleweed IME to the International Post Corporation Technology, S.C.'s other eighteen members as well.

ESTABLISH TUMBLEWEED IME IN STRATEGIC INDUSTRY MARKETS

    Through our direct sales force, we are pursuing key accounts in strategic markets. These strategic markets initially include the banking, financial services, telecommunications and healthcare industries. Through our direct sales force in each strategic market, we have begun to secure key accounts and we intend to expand our business to other similar customers within those industries. Our successes in the strategic industry markets are intended to provide leverage to our channel of service providers as they in turn pursue business in those industries.

EXPAND INTO ACCOUNTS AFTER FIRST SECURING BUSINESS-CRITICAL APPLICATIONS

    The sophistication of the Tumbleweed IME Platform enables us to first target those business-critical applications that require the highest degrees of security and tracking within an enterprise. Having secured these high-value applications, we can then expand our focus to include other messaging applications within the same enterprise. Customers benefit through the ability to use Tumbleweed IME as the foundation for all of their enterprise messaging needs, from high-end to low-end applications. Our ability to address the entire spectrum of an enterprise's communication service needs should enable us to compete favorably against those companies whose technologies are only suited to lower-end communications applications.

CREATE RECURRING TRANSACTION-BASED REVENUE STREAMS

    To create a predictable, recurring revenue stream, we intend to generate revenue based on the volume of communications sent through Tumbleweed IME. Tumbleweed IME may be used by a particular customer on-site at the customer premises or used as an outsourced service. Customers are charged a software license fee plus any related professional service fees, supplemented by transaction-based fees. The amount of these transaction fees varies depending on customer usage as evidenced by the volume of communications sent through Tumbleweed IME.

PROVIDE COMPREHENSIVE PROFESSIONAL SERVICES

    Our full outsourcing services enable our customers to reduce their cost of ownership and deployment time of our solutions, thereby helping reduce our sales cycle to those enterprises. Enterprise customers have the option of deploying Tumbleweed IME either on their premises or outsourcing the Tumbleweed IME deployment to Tumbleweed. We complement our outsourcing services with a full breadth of professional and consulting services. These services are comprehensive, end-to-end, and designed to help customers implement Tumbleweed IME-based applications as rapidly as possible. The services include business-specific applications consulting, software development, training and education and complete technical support.

PRODUCTS AND SERVICES

    Tumbleweed IME, our online communication solution, combines advanced security, tracking and personalization features in a single, comprehensive messaging environment. With Tumbleweed IME, businesses have a secure Internet communication alternative that allows them to extend their existing web and e-mail infrastructures to support critical business processes.

TUMBLEWEED IME

    Tumbleweed IME includes the elements necessary to successfully deploy an online, interactive communication solution: a comprehensive delivery platform, customized applications that integrate with business processes, and professional services that help customers bring legacy business communications online.

TUMBLEWEED IME PLATFORM

    The Tumbleweed IME Platform is the foundation of our solution that includes the core functionality necessary for processing, managing, presenting and archiving electronic communications. Because advanced services require high performance and scalability, the Tumbleweed IME Platform has been designed to handle millions of daily secure messages efficiently. The Tumbleweed IME Platform's flexible architecture supports distributed execution of software components, allowing customers to expand the service as their requirements grow. This scalability, combined with advanced security and tracking features, enables customers to use our technology as the foundation for a variety of online communication services.

    We have optimized our technology for use with industry-leading hardware and software solutions, ensuring that the Tumbleweed IME Platform can meet customer requirements now and in the foreseeable future. The Tumbleweed IME Platform has been evaluated and deployed by some of the world's largest businesses, including Nippon Telegraph and Telephone Corporation and United Parcel Service. Our technology has been in production use for eighteen months and has been enhanced with two significant releases during this time frame in order to meet production requirements and provide carrier-class quality. Through advanced security, trackability and reliability features, the Tumbleweed IME Platform provides a comprehensive foundation for building and deploying premium communication applications.

    IME APPLICATIONS. Using the Tumbleweed IME Platform as a foundation, Tumbleweed IME Applications integrate with e-mail and legacy systems, interact with existing applications, and automate transactions and exchanges to provide a complete internal and external communications solution for the enterprise. These applications are built to integrate with and enhance specific business processes. Current Tumbleweed IME Applications include:

    IME STATEMENTS. IME Statements offers businesses a complete solution for the secure, Internet-based delivery of important document such as trade confirmations, statements, invoices and other sensitive records. By automating these communications and integrating them with Tumbleweed IME, businesses can increase business transaction volume and improve operating efficiencies, while at the same time offering customers lower costs and an improved level of service. In the end, more streamlined business processes add up to more satisfied customers.

    IME PERSONALIZE. IME Personalize allows companies to interact with an expanding online client base in a customized and personalized way, providing the high quality of service that Internet-savvy consumers have come to expect. IME Personalize extends secure IME-based customer communications to include targeted messages automatically, personalized for individual customers based on their attributes and preferences. As a result, customers can save significant promotional dollars, improve response rates, provide a higher level of customer service to attract and retain customers.

IME MESSENGER. Collaborative business communications such as contract negotiations, design and manufacturing processes, and medical referrals and lab results require a secure delivery channel as documents go through multiple, ad-hoc reviews and approval cycles. For example, when a company undergoes a private or public offering, a large number of documents must be drafted and agreed upon by several parties, including company executives, the company's law firm, and the underwriting financial institution. Not only do the documents need to be distributed securely to different parties, the sender must also have assurance that all parties received the documents. IME Messenger provides the universal, reliable delivery and tracking required for this type of confidential, one-on-one correspondence and group collaboration, without the expense of couriers and overnight express services.

IME DEVELOPER. IME Developer includes all of the tools necessary to integrate secure, online communications into already established e-commerce systems. By customizing IME to complement e-commerce and other online applications, businesses can create automated, rich applications to deliver interactive confirmations, notifications, receipts, and more with the security and tracking capabilities of premium physical document delivery services and the speed, convenience, and personalization of e-mail.

    FUTURE TUMBLEWEED IME APPLICATIONS. We plan to introduce additional applications targeted at strategic industries, such as banking and healthcare. We also plan to introduce additional applications to address specific business processes, such as direct marketing and security policy management. Because the foundation for these applications will be the Tumbleweed IME platform, we can take advantage of its numerous integration and customization features to rapidly develop and deploy applications optimized for specific industries or business processes.

TUMBLEWEED IME SERVICES

    Our professional services organization provides all of the services and support necessary to build a unique online communication system based on Tumbleweed IME, including business process analysis, implementation services, data center design, operational planning, training, quality assurance/accreditation, installation, deployment and ongoing support.

    Our consultants work closely with customers to help plan, implement, and manage applications built on the Tumbleweed IME platform. In addition, our consultants help ensure that Tumbleweed IME integrates seamlessly with existing service infrastructures. The following are examples of the professional services we offer:

    CUSTOM APPLICATION DEVELOPMENT extends the functionality of the Tumbleweed IME solution with custom engineering. The result is a unique online communication solution that can be deployed to employees or customers around the world.

    INTEGRATION CONSULTING provides development work required to integrate Tumbleweed IME with existing technology infrastructure, including customer databases, support systems, and billing systems.

    DATA CENTER DESIGN AND INSTALLATION assists customers in designing solutions based on Tumbleweed IME, including determining hardware requirements, backup processes and failure systems, and physically implementing our solution in the customer's data center.

    TECHNICAL TRAINING AND SUPPORT provides the customer with formal training in the administration and operation of the Tumbleweed IME system, and use of the Tumbleweed IME application programming interfaces. Our professional services organization also provides ongoing support of the customer's data center.

CUSTOMERS AND MARKETS

    Our customers are businesses for which Tumbleweed IME has created new opportunities to bring existing communications and business processes online. These customers fall into two broad categories. Service providers use Tumbleweed IME to provide secure, outsourced, online communications services to their business customers. Examples of service providers include United Parcel Service, Nippon Telegraph & Telephone Corporation, and Pitney Bowes. Enterprise customers utilize Tumbleweed IME to provide secure online communications services originating within their own enterprise to employees, suppliers, and customers. Examples of enterprise customers include the Chase Manhattan Bank, American Express Travel Related Services, Inc., Datek Online Holdings Corp., and the European Union--Joint Research Council.

    Service providers and enterprise customers share many common attributes with respect to software requirements, the professional services necessary to integrate and implement a solution, and the potential for transaction-based fees paid based on usage of Tumbleweed IME. While both service providers and enterprise customers are using Tumbleweed IME to provide secure online communications services outside the boundaries of their enterprise, the principal distinction between the two groups is market focus. Service providers offer the service on a fee-for-use basis, while enterprise customers typically provide the improved communications service in order to gain business advantage through improved cost, speed, and/or interactivity.

CUSTOMER PROFILES

    The following examples illustrate how customers are using Tumbleweed IME to bring their existing communications and business processes online:

U.S. POSTAL SERVICE/INTERNATIONAL POST CORPORATION TECHNOLOGY, S.C.

    The International Post Corporation Technology, S.C. is a cooperative organization of twenty-one international postal administrations, with an enormous customer base spanning numerous countries. Following a year-long pilot program, the International Post Corporation Technology, S.C., the U.S. Postal Service, Canada Post and France's La Poste signed an agreement to use Tumbleweed IME under the label PostECS as the standard for secure online document delivery. Tumbleweed IME's architecture and server application programming interfaces will enable the member organizations of the International Post Corporation Technology, S.C., including the U.S. Postal Service, Canada Post and France's La Poste, to develop customized applications.

UNITED PARCEL SERVICE

    United Parcel Service is the world's largest express carrier and largest package delivery company, serving more than 200 countries and territories around the world. United Parcel Service's Courier service, part of its Document Exchange suite, is a production-level service powered by Tumbleweed IME that allows United Parcel Service customers to deliver documents online. Current pricing for document exchange ranges from $0.60 to $2.50 per transmission, significantly lower than the price typically paid for overnight express document shipments, which ranges from $6.00 to $36.75. Tumbleweed IME allows United Parcel Service's Document Exchange Suite to provide its users with specific features, including broad tracking capabilities and varying levels of security. Tumbleweed IME's browser-based approach and open architecture broaden the potential market that can be served by the United Parcel Service's online document delivery service because end-users are not required to install any additional software to utilize Tumbleweed IME.

EUROPEAN UNION--JOINT RESEARCH COUNCIL

    The European Union's Joint Research Council is responsible for organizing procedures for authorization, surveillance and, where appropriate, withdrawal of human and veterinary pharmaceutical products for the entire European Union, and coordinates the activities of more than 2,500 scientists and researchers across Europe for the drug approval process. The Joint Research Council uses Tumbleweed IME as a mechanism for enabling online information distribution in this decentralized approval process. Tumbleweed IME is used by the Joint Research Council to provide complete information security, authenticate participants, and support a wide range of client systems. The Joint Research Council is also investigating

Tumbleweed IME as a platform for broad distribution of Joint Research Council reports and rulings, as well as a possible archival platform for long-term research projects.

PITNEY BOWES

    Pitney Bowes, Inc. is a global provider of informed mail and messaging management solutions, providing a range of systems and services to its customers for the creation, distribution and storage of documents in both paper and digital form. Pitney Bowes' iSend service, powered by Tumbleweed IME, provides for the transmission of confidential, high-value documents online. Businesses can use iSend for any of their important communications, ranging from the electronic delivery of statements and contracts, to online bulk mail. iSend is also a component of the mail center operation services offered by Pitney Bowes' management services business unit to major corporations worldwide.

HIKARI TSUSHIN

    Hikari Tsushin is a leading prover of value-added communication services in Japan, including cellular telephone, virtual ISP and outsourced corporate e-mail services under the Hitmail brand name, which has over 5,000 corporate subscribers in the Japanese market. Hikari Tsushin has licensed Tumbleweed IME to provide secure communication services to their customer base, as well as integration into the Hitmail service. The integration of Tumbleweed IME with Hitmail will allow Hikari Tsushin to differentiate and augment their outsourced e-mail solution.

AMERICAN EXPRESS TRAVEL RELATED SERVICES

    American Express is a diversified worldwide travel, financial and network services company founded in 1850. It is a leader in charge and credit cards, travelers checks, travel, financial planning, investment products, insurance and international banking. American Express uses the Tumbleweed IME solution to help meet a variety of business-to-consumer and business-to-business online communications needs. Recently American Express introduced a new messaging service based on Tumbleweed IME that allows American Express cardmembers to securely ask questions and receive responses about their American Express accounts online, rather than by telephone or by ordinary mail. The messaging service allows customers to communicate online with American Express about items such as their card account balances, balance transfers, card statement, specific charges to their account, line of credit increases, and card benefits and services. Documents sent from and delivered to the messaging service are stored and encrypted on a secure server and transmitted using the industry standard security protocol, Secure Sockets Layer (SSL).

DATEK ONLINE

    Datek Online is the fourth largest online brokerage firm in the United States in terms of average daily trades. Datek Online uses Tumbleweed IME to implement electronic confirmations of its customers' stock trades. Once a Datek Online customer executes a trade, the customer receives an e-mail with a hyperlink that connects to a secure section of the Datek Online web site. At this site, the customer enters his or her password to retrieve a readable and printable trade confirmation. The customers are not required to load special software to utilize the new service, which is configured to work with any preinstalled web browser. Datek Online's use of the electronic trade confirmation system reduces its costs related to printing, postage and handling. Datek Online introduced the electronic option to its customers on October 28, 1999, and within three weeks more than 20% of its customers had elected to have their transactions confirmed electronically.

TABLE OF CUSTOMERS

    The following table describes our current customers and the markets in which they operate. This table excludes the numerous end-user customers, such as Hewlett-Packard, Sears, Roebuck & Co., Alston &

Bird LLP, Morrison & Foerster LLP, the New York State Department of Transportation, and Jackson National Insurance, that utilize Tumbleweed IME through our service provider customers.

CUSTOMER                                                  TYPE              TARGET MARKET
--------                                           -------------------  ----------------------
The Chase Manhattan Bank.........................  Enterprise customer         Banking
American Express Travel Related Services, Inc....  Enterprise customer    Financial services
Datek Online Holdings Corp.......................  Enterprise customer        Brokerage
European Union-Joint Research Council............  Enterprise customer      Pharmaceutical
Times Mirror Company.............................  Enterprise customer        Publishing
Cooley Godward LLP...............................  Enterprise customer          Legal
CMP Media Inc....................................  Enterprise customer        Publishing
Sema Group AB....................................  Enterprise customer     General purpose
Asian Securities Printing........................  Enterprise customer    Financial printing
Keio University..................................  Enterprise customer        Education
NASA Ames Research Center........................  Enterprise customer       Aeronautics
U.S. Postal Service..............................   Service provider      Certified delivery
Canada Post......................................   Service provider      Certified delivery
La Poste (France)................................   Service provider      Certified delivery
United Parcel Service............................   Service provider    Technology/engineering
                                                                              Healthcare
                                                                          Telecommunications
                                                                          Financial services
Nippon Telegraph and Telephone Corp..............   Service provider     Printing/publishing
                                                                        Technology/engineering
UPAQ Ltd.........................................   Service provider         Engineering
Pitney Bowes.....................................   Service provider      Financial services
                                                                           General purpose
Hikari Tsushin, Inc..............................   Service provider       General purpose
Canon Sales Co., Inc.............................   Service provider      Financial services
                                                                        Technology/engineering

    Our relationship with certain customers is new and evolving. In these cases, implementation of Tumbleweed IME is preliminary or under review, and, in any event, the volume of transactions effected by our customers or their end-users to date has been limited. Five customers comprised approximately 72% of our revenue in the nine months ended September 30, 1999 and five customers comprised approximately 91% of our revenue in 1998. In particular, sales to United Parcel Service, the U.S. Postal Service, Canada Post and France's La Poste as member posts of the International Post Corporation Technology, S.C., Dynalab, Inc., Canon Sales Co., Inc. and Nippon Telegraph and Telephone Corporation represented 30%, 28%, 15%, 9% and 9%, respectively, of our revenue in 1998. Sales to Hikari Tsushin, the U.S. Postal Service, Canada Post and France's La Poste as member posts of the International Post Corporation Technology, S.C., Pitney Bowes, American Express Travel Related Services and UPAQ Ltd. accounted for 23%, 18%, 13%, 9% and 9%, respectively, of our revenue in the nine months ended
September 30, 1999. See "Risk Factors."

SALES AND MARKETING

SALES

    We maintain a direct sales force that focuses on signing additional service providers and key enterprise customers in strategic industries. Our sales force is comprised of domestic and international sales groups. Offices in the U.S. currently include Redwood City, California, Mount Laurel, New Jersey and New York, New York. We currently have international offices in Tokyo, Japan, Reading, United Kingdom, Munich, Germany and Paris, France. Our sales force includes field sales engineers and inside sales personnel who support the account executives. Field sales engineers assist our account executives with technical presentations, customer requirements analysis and initial solution designs. Our inside sales personnel assist the account executives in managing their customer relationships. Our sales effort is augmented by the sales forces of our service providers.

MARKETING

    Our marketing efforts are organized around three primary areas: product marketing, product management, and marketing communications. Product marketing identifies target markets and customer opportunities, then develops the positioning, programs, and materials to reach customers and support sales activities. Product marketing is also responsible for branding, corporate identity, and the Tumbleweed website.

    Product management translates customer and market requirements into product plans and works with engineering to ensure completion. Product management also trains salespeople on product information and competition. Marketing communications drives overall market awareness of Tumbleweed and our products through public relations, industry analyst relationships, product reviews, editorial promotion, industry events and executive speaking engagements.

TECHNOLOGY

    The Tumbleweed IME Platform and Tumbleweed IME Applications have been designed using a distributed object model. This approach ensures that our solutions are able to scale as the number of users and messages increases, simply by adding additional servers, as well as providing enhanced reliability. Our use of an industry standard protocol for computing using multiple central processing units which may be distributed across discrete computing systems, known as the common object request broker architecture, enables us to integrate with systems from a variety of vendors. In addition, we leverage the proven technologies of our partners, such as Oracle databases, Netscape web servers and RSA's security toolkit, in order to provide a foundation for our products.

    We have also developed a robust set of software procedures upon which additional application-specific software functionality can be built, known as application programming interfaces. These enable us to enhance the Tumbleweed IME Platform and Tumbleweed IME Applications as the needs of our service provider customers evolve. Using this set of application programming interfaces, we can also create new Tumbleweed IME Applications, such as solutions suited to a specific strategic industries, that run on top of the Tumbleweed IME Platform. We have made these application programming interfaces open and available to our customers and partners, enabling them to customize the Tumbleweed IME Platform and Tumbleweed IME Applications to suit their individual needs.

    As shown above, our Tumbleweed IME Platform is organized into three separate tiers, each of which can run on one or more physical servers. These tiers are:

    - THE GATEWAY TIER, which provides an interface between the Tumbleweed IME Server and the Internet. The gateway tier translates outgoing messages into the appropriate protocols for transfer over the Internet, and translates incoming messages that use these protocols.

    - THE OBJECT TIER, which contains the set of objects which implement the core functionality of the Tumbleweed messaging platform. Each core element of a secure communication transaction, such as a user's account or a secure package, is represented as a unique object within the object tier.

    - THE STORAGE TIER, which uses the servers' underlying data storage and file systems, coupled with a relational database, to maintain objects when they are not in use.

    Tumbleweed IME is a data-driven application architecture. As such, the Tumbleweed IME Server allows for the dynamic personalization of outbound messages on a per-recipient basis. Profile attributes associated with individual recipients may be stored and used to populate outbound messages with customized content. Tumbleweed IME's extensible data model allows both profile attributes and content data to be stored in the system.

    The security options supported by Tumbleweed IME include encryption between sender and receiver based on the secure sockets layer standard, encryption technology developed by RSA on the server, name/ password authentication, and encryption based on public key infrastructure. Different security options can be applied depending on the security needs of specific applications. For applications requiring the highest levels of security, Tumbleweed IME is fully integrated with digital certificate and encryption technology from industry-leading vendors such as VeriSign and RSA. These public key infrastructure capabilities allow Tumbleweed IME to provide complete, tamper-proof, end-to-end security for highly sensitive business-to-business and business-to-consumer communications.

    Electronic delivery applications, particularly those under regulatory control, must provide a full range of tracking capabilities to allow for the needs of non-repudiation and compliance reporting. Tumbleweed IME, as a server-based application platform, provides comprehensive tracking and reporting capabilities. These include tracking notification and receipt, recording failed transmissions, and providing all necessary status data and statistics for the messaging application.

    We have assembled an engineering team with expertise in the following technologies and processes:

    - HYPERTEXT TRANSFER PROTOCOL--The set of standards used by computers to transfer hypertext files, i.e. web pages, over the Internet.

    - SIMPLE MAIL TRANSFER PROTOCOL--The standard protocol used for routing e-mail messages over the Internet.

    - JAVA AND C++--Computer languages that are particularly well-suited for developing special programs, called objects, that can communicate with each other using the Internet.

    - COMMON OBJECT REQUEST BROKER ARCHITECTURE--An industry standard protocol that allows distributed software components to interoperate with each other. It enables objects to communicate with one another regardless of what programming language they were written in or on what type of computer they are running.

    - DIGITAL CERTIFICATES--Digital documents, typically containing a public key and a name, that attest to the binding of a public key to an individual or other entity.

    - PUBLIC KEY INFRASTRUCTURE--An evolving, standards-based system which relies on digital certificates to ensure the validity of Internet communications and transactions.

    - SECURE MULTIPURPOSE INTERNET MAIL EXTENSIONS--An e-mail standard used to format complex messages so that they can be sent securely over the Internet.

    - SECURE SOCKETS LAYER--An Internet standard which is used to encrypt data as it is being transmitted over the Internet.

GOVERNMENTAL REGULATION

    We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to access to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, Internet transaction taxation, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. For example, the Federal Communications Commission could determine through one of its ongoing proceedings that the Internet is subject to regulation in that Internet service providers are subject to certain access charges or fees for carrying Internet traffic over the public switched telephone network. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have a material adverse effect on our business, financial condition and results of operations.

    Permits or licenses may be required from federal, state, local or foreign governmental authorities to operate or to sell some products on the Internet. We may not be able to obtain these permits or licenses. We may be required to comply with future national and/or international legislation and statutes regarding conducting commerce on the Internet in all or specific countries throughout the world. It may not be possible to comply with this legislation or these statues on a commercially reasonable basis, if at all. See "Risk Factors--Risks Related To Our Industry--Additional Government
Regulation Relating to the Internet May Increase Our Costs of Doing Business or Require Changes in Our Business Model; and--We May Have Liability for Internet Content."

    In addition, our products rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to achieve secure transmission of confidential information. Exports of software products utilizing encryption technology are generally restricted by the U.S. and various foreign governments. We have obtained approval to export Tumbleweed IME Desktop 1.5, Tumbleweed IME Desktop 2, Tumbleweed IME Server 2 and versions of Tumbleweed IME Desktop 3.1 and Tumbleweed IME Server 3.1. We are not exporting other hardware, software or technology that is subject to export control under U.S. law. However, the list of countries and products for which exports are restricted and the related regulatory policies could be revised, and we may not be able to obtain required government approvals. See "Risk Factors--Risks Related To Our Industry--Our Products Are Subject to Export Controls, and We May be Unable to Obtain Necessary Approvals."

INTELLECTUAL PROPERTY

    We have filed eight utility patent applications and one design patent application with the U.S. Patent and Trademark Office and may seek other patents in the future. To date, a utility patent relating to our fundamental web-based delivery method has issued, as well as a design patent relating to the user interface of our products. We have also filed nine patent applications in foreign jurisdictions.

    We regard our patents and similar intellectual property as critical to our success, and rely on patent law and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. We are also pursuing the registration of key trademarks and service marks in the U.S. and internationally. Despite these precautions, it may be possible for unauthorized third parties to copy particular portions of our products or reverse engineer or obtain and use information that we regard as proprietary. Some end-user license provisions protecting against unauthorized use, copying transfer and disclosure of the licensed program may be unenforceable under the laws of some jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the U.S. Our means of protecting our proprietary rights in the U.S. or abroad may not be adequate and competing companies may independently develop similar technology. In particular, we are currently engaged in litigation to enforce our intellectual property rights, which may not be successful and in any event will result in substantial expenditures of resources to pursue. See "Legal Proceedings."

    The status of U.S. patent protection in the software industry is not well defined and will evolve as the U.S. Patent and Trademark Office grants additional patents. Our patent applications may not be issued with the scope of the claims sought by us, if at all. Our products may infringe issued patents that relate to our products. In addition, because patent applications in the U.S. are not publicly disclosed until the patent is issued, applications may have been filed by third parties that relate to our software products.

    Third parties could claim infringement by us with respect to current or future products or services. We may increasingly be subject to claims of intellectual property infringement as the number of our competitors grows and the functionality of their products and services increasingly overlap with ours. Any of these claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, limit use of our services or require us to enter into royalty or license agreements. A successful claim of product infringement against us could harm our business and prospects.

COMPETITION

    Broadly speaking, Tumbleweed IME is an alternative to traditional mail and courier delivery services, such as those offered by Federal Express Corporation, United Parcel Service or the U.S. Postal Service, and to general purpose e-mail applications and services. As such, we compete with these options. Ultimately, we believe that the Internet will become the primary solution for secure online communication services. Within this area, our direct competition comes from other small, early stage secure online communication service providers, some of which have products that are intended to compete directly with our products. Examples of these companies include Differential Inc., e-Parcel, LLC, NetDox, Inc., PostX Corporation and The docSpace Company Inc. In addition, companies with which we do not presently directly compete may become competitors in the future, either through the expansion of our products and services or through their product development in the area of secure online communication services. These companies could include America Online, Inc./Netscape Communications Corporation, International Business Machines Corporation/Lotus Development Corporation, Microsoft Corporation and VeriSign, Inc.

    On November 4, 1999, Critical Path Inc. announced that it had entered into a definitive agreement to acquire The docSpace Company, Inc., which may significantly increase the competitive pressures we face.

    The market for secure online communication services is new, rapidly evolving and highly competitive. The level of competition is likely to increase as current competitors improve their offerings and as new participants enter the market. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Some of our competitors may be able to enter into these strategic or commercial relationships on more favorable terms. Additionally, these competitors have research and development capabilities that may allow them to develop new or improved products that may compete with product lines we market and distribute. New technologies and the expansion of existing technologies may increase competitive pressures on us. Furthermore, one of our service provider customers currently offers to end-users the choice between Tumbleweed's products and the products of one of our competitors, and other current and future customers may also offer end-users a similar choice. Increased competition may result in reduced operating margins as well as loss of market share and brand recognition. We may be unable to compete successfully against current and future competitors, and competitive pressures faced by us could harm our business and prospects.

EMPLOYEES

    As of September 30, 1999, we employed 100 people worldwide, including 31 in engineering, 29 in sales, 18 in professional services, 9 in marketing and 13 in corporate management and administration. Our employees are not represented by any collective bargaining organization. We have never experienced a work stoppage and consider our relations with our employees to be good. See "Risk Factors Risks Related to Tumbleweed--If Tumbleweed Loses the Services of Key Management Personnel, including Co-Founders or Key Sales Executives, Tumbleweed's Ability to Develop Its Business and Secure Customer Relationships Will Suffer"; and "--Risks Related to Both Tumbleweed and Worldtalk Tumbleweed and Worldtalk May Be Unable to Recruit or Retain Qualified Personnel, Which Could Harm Business and Product Development."

PROPERTIES AND FACILITIES

    We lease approximately 40,000 square feet for our corporate headquarters located in Redwood City, California. Our lease is for a term of five years commencing June 8, 1999, at an initial monthly rent of approximately $49,000 increasing to $96,000 monthly in October 1999. We also maintain domestic sales offices in Mount Laurel, New Jersey and New York, New York and international offices in Tokyo, Japan, Reading, United Kingdom, Munich, Germany and Paris, France. Each of these office spaces covers approximately 3,000 square feet.

LEGAL PROCEEDINGS

    On March 3, 1999, we sued The docSpace Company, Inc. alleging infringement of our U.S. Patent No. 5,790,790. In its answer, docSpace raised counterclaims alleging, among other things, antitrust violations and unfair competition. On May 3, 1999, docSpace filed a summary judgement motion of noninfringement. On May 27, 1999, the court granted Tumbleweed's request to continue docSpace's summary judgement motion pending further discovery and indicated that docSpace's motion would be rescheduled. On July 14, 1999, the court issued a scheduling order stating that it would conduct a hearing on the proper interpretation of the claims of Tumbleweed's patent on September 24, 1999, and a hearing on any motions for summary judgement on the issue of infringement on November 1, 1999. The court also ordered that discovery on all issues other than claim construction and infringement would be stayed pending resolution of these issues. The court later rescheduled the claim interpretation hearing, which occurred on November 19, 1999. The parties are currently waiting for a ruling from the court based on that hearing. We believe that we will prevail on the merits of this patent infringement lawsuit and that docSpace's counterclaims are meritless.

                SELECTED HISTORICAL FINANCIAL DATA OF TUMBLEWEED

    The following selected historical financial data of Tumbleweed have been derived from Tumbleweed's historical financial statements and should be read in conjunction with the consolidated financial statements and the notes thereto and Tumbleweed's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this joint proxy statement/prospectus. The statement of operations data for the years 1994 and 1995, and the balance sheet data at December 31, 1994, 1995 and 1996, are derived from Tumbleweed's audited financial statements that are not included in this joint proxy statement/prospectus. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                                                                 NINE MONTHS
                                                                                                                    ENDED
                                                                    YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                      ----------------------------------------------------   -------------------
                                                        1994       1995       1996       1997       1998       1998       1999
                                                      --------   --------   --------   --------   --------   --------   --------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Revenue.............................................   $3,578      $818     $   597    $   729    $ 2,015    $ 1,580    $  3,386
Cost of revenue.....................................      211       232         139        108        931        698       1,535
Gross profit........................................    3,367       586         458        621      1,084        882       1,851
Operating expenses(1)...............................      560       609       1,679      5,477      7,823      5,907      13,255
Operating income (loss).............................    2,807       (23)     (1,221)    (4,856)    (6,739)    (5,025)    (11,404)
Other income (expense), net.........................      (43)        7          41        165        149        155         518
Income (loss) before provision for taxes............    2,764       (16)     (1,180)    (4,691)    (6,590)    (4,870)    (10,886)
Net income (loss)...................................   $2,764      $(16)    $(1,180)   $(4,691)   $(6,590)   $(4,870)   $(11,022)
Net income (loss) per share- basic and diluted......                        $ (0.33)   $ (1.41)   $ (1.74)   $ (1.30)   $  (1.39)
Shares used in calculating basic and diluted
  earnings (loss) per share.........................                          3,598      3,331      3,797      3,739       7,951

                                                                                DECEMBER 31,
                                                            ----------------------------------------------------   SEPTEMBER 30,
                                                              1994       1995       1996       1997       1998          1999
                                                            --------   --------   --------   --------   --------   --------------
HISTORICAL BALANCE SHEET DATA:
Cash and cash equivalents.................................    $101       $ 81      $2,670     $6,310     $  698       $57,744
Total assets..............................................     119        206       2,939      7,115      1,725        65,059
Long-term obligations, excluding current installments.....      --         --          --         --        369         1,404
Total stockholders' equity................................      91        141       2,652      6,270        501        58,702

------------------------------

(1) Includes stock compensation expense of $24,000, $246,000, $673,000, $437,000 and $2.4 million for the years ended December 31, 1996, 1997, and 1998 and the nine months ended September 30, 1998 and 1999, respectively.

                             TUMBLEWEED MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table indicates information regarding the executive officers, directors, and key employees of Tumbleweed with their ages as of November 30, 1999:

NAME                                              TITLE                   AGE
----                                              -----                 --------
Jeffrey C. Smith..................  Founder, Chairman, President and       32
                                      Chief Executive Officer
Donald N. Taylor..................  Vice President--International          45
                                    Sales
Donald R. Gammon..................  Vice President--North American         53
                                      Sales
Jean-Christophe D. Bandini........  Founder and Chief Technical            35
                                    Officer
Shomit A. Ghose...................  Senior Vice President--Operations      37
Kerry S. Champion.................  Senior Vice President--Product         36
                                      Development
Joseph C. Consul..................  Vice President--Finance and Chief      39
                                      Financial Officer
Shinji Eura.......................  General Manager--Tumbleweed            63
                                      Software, K.K.
Robert A. Krauss..................  Vice President--Business               36
                                      Development
Mark R. Pastore...................  Vice President--Corporate              32
                                      Development
Michael J. Earhart................  Vice President--Corporate              34
                                    Marketing
Bernard J. Cassidy................  General Counsel and Secretary          45
Pehong Chen.......................  Director                               41
Timothy C. Draper.................  Director                               40
Eric J. Hautemont.................  Director                               34
David F. Marquardt................  Director                               50
Standish H. O'Grady...............  Director                               39

    JEFFREY C. SMITH, President and Chief Executive Officer and Chairman of the Board of Directors, is responsible for strategic planning and business development. Before founding Tumbleweed in June 1993, Mr. Smith held various senior positions in research and development with the following firms: Frame Technology from January 1991 to June 1993; Aeon Corp. from January 1990 to January 1991; Hewlett Packard from June 1988 to June 1989; and IBM Scientific Research Center in Palo Alto from June 1987 to June 1988. Mr. Smith served as a lecturer in Software Engineering at Stanford University in 1988 and 1989.
Mr. Smith holds a B.S. in Computer Science from Stanford University.

    DONALD N. TAYLOR, Vice President--International Sales, is responsible for Tumbleweed's international sales organization, including our sales teams in Europe and Japan. Before joining Tumbleweed in January 1999, Mr. Taylor gained extensive experience in international marketing, sales, and operations, through a number of senior executive positions at the following firms: Prism Solutions from August 1995 to October 1998; Oracle from January 1994 to July 1995; Sun Microsystems from November 1991 to December 1993; Netwise from October 1989 to September 1991; and Ingres from January 1987 to August 1989. Mr. Taylor holds a B.A. in History from Williams College.

    DONALD R. GAMMON, Vice President--North American Sales, is responsible for revenue and customer relationships in North America. Before joining Tumbleweed in February 1999, Mr. Gammon served as Executive Vice President of PostX Corporation from May 1997 to December 1998. He has also held senior management positions at the following firms: Interlink Computer Sciences from July 1994 to May 1997;

Interactive Systems from November 1987 to April 1999; Inference Corporation from December 1984 to October 1987; and Metier Management Systems from July 1981 to November 1984. Mr. Gammon holds a B.S. in Management/Marketing from Oklahoma State University.

    JEAN-CHRISTOPHE D. BANDINI, Chief Technical Officer, serves as Tumbleweed's primary technical architect and oversees product development. Before founding Tumbleweed in 1993, Mr. Bandini was a Senior Software Engineer at Frame Technology from March 1991 to January 1993. Mr. Bandini's industry experience also includes engineering positions at Oracle from August 1989 to February 1991 and at IBM from March 1986 to October 1986. Mr. Bandini holds an Engineering Degree from Ecole Centrale Paris, and an M.S. in Computer Science from Stanford University.

    SHOMIT A. GHOSE, Senior Vice President--Operations, is responsible for applications development, consulting services, marketing and company alliances. Before joining Tumbleweed in November 1998, Mr. Ghose served as Vice President of Engineering and Marketing at Caresoft, Inc. from March 1998 through November 1998 and as Vice President of Marketing at Sky Stream Corp. from October 1997 through February 1998. Mr. Ghose served as Vice President of Worldwide Consulting at BroadVision, Inc. from June 1995 through October 1997 and as Senior Director, Business Development, at nCUBE from April 1990 through June 1995. Mr. Ghose was an engineer at Sun Microsystems, Inc., from January 1986 to January 1989 and at Metaphor Computer Systems, a company later acquired by IBM, from February 1983 to January 1986. Mr. Ghose holds a B.S. in Computer Science from the University of California at Berkeley.

    KERRY S. CHAMPION, Senior Vice President--Product Development, is responsible for all aspects of engineering, including development, quality assurance, product management, documentation and information systems. Before joining Tumbleweed in February 1998, Mr. Champion served as Director of Engineering at Zentek Technology from January 1997 to December 1997 and served as a Senior Director of Engineering at BroadVision, Inc. from September 1995 to October 1996. Mr. Champion was one of the initial members of the Gain Technology engineering team from June 1989 to September 1995. Mr. Champion holds a B.S. in Business Administration, with a concentration in Quantitative Methods, from San Francisco State University.

    JOSEPH C. CONSUL, Vice President--Finance and Chief Financial Officer, is responsible for finance, administration, legal and human resources at Tumbleweed. Before joining Tumbleweed in June 1997, Mr. Consul was Vice President, Operations for Fractal Design Corporation from May 1996 to May 1997. From November 1991 to May 1996, Mr. Consul served as Vice President, Finance and Administration, CFO for Ray Dream, Inc. Mr. Consul has also held senior financial management positions at XA Systems Corporation from December 1989 to November 1991 and at Adobe Systems Corporation from February 1987 to November 1989. Mr. Consul received his M.B.A. from the University of Southern California, his B.S. from San Jose State University and is a licensed C.P.A.

    SHINJI EURA, General Manager--Tumbleweed Software, K.K., is responsible for the general management of our Japanese subsidiary. Before joining Tumbleweed in August 1998, Mr. Eura worked from July 1994 to August 1998 at DynaLab Japan Co., where he most recently served as a Director of Business Development. From April 1993 to June 1994, Mr. Eura served as a General Manager at I.S.T Co. From April 1991 to March 1993, Mr. Eura served as President of System Bank Corporation. From March 1990 to March 1991, Mr. Eura served as Executive Managing Director of NIHON UNISYS. Mr. Eura holds a B.S. in Statistics from the Tokyo College of Science.

    ROBERT A. KRAUSS, Vice President--Business Development, is responsible for building partnerships with organizations interested in providing Tumbleweed IME as a service offering. Before joining Tumbleweed in March 1997, Mr. Krauss served in various positions at Novell, Inc., ultimately as Director of Marketing from July 1994 to March 1997 and Director of North American Sales at SoftSolutions from September 1991 to July 1994. Mr. Krauss received a B.S. in Business Administration from LaSalle College in Philadelphia, Pennsylvania.

    MARK R. PASTORE, Vice President--Corporate Development, is responsible for strategic technology and marketing and sales alliances. Over the course of Mr. Pastore's tenure at Tumbleweed, he has been responsible for finance and operations, business development, and strategic planning and alliances. Before joining Tumbleweed in September 1993, Mr. Pastore held various strategic marketing and finance positions at Sun Microsystems, Inc. from March 1991 to August 1993. Mr. Pastore holds a B.S. in Values, Technology, Science, and Society from Stanford University.

    MICHAEL J. EARHART, Vice President--Corporate Marketing, is responsible for all aspects of marketing, including strategic planning, positioning, industry relations and demand creation. Before joining Tumbleweed in June 1998, Mr. Earhart served as Director of Marketing at Fabrik Communications from July 1996 to June 1998. He has also served as Business Development Director for Server Technologies at Oracle from February 1995 to July 1996, and held various management and strategic marketing positions at Hewlett-Packard from 1987 to 1995. Mr. Earhart holds a B.A. in Economics from the University of California at Santa Barbara.

    BERNARD J. CASSIDY, General Counsel and Secretary, is responsible for the corporate and legal affairs of Tumbleweed. Before joining Tumbleweed in May 1999, Mr. Cassidy was in private practice at Wilson Sonsini Goodrich & Rosati from August 1992 to May 1999, and at Skadden, Arps, Slate Meagher & Flom LLP from September 1989 to July 1992. Mr. Cassidy holds a B.A. in Philosophy from Loyola University, an M.A. in Philosophy from the University of Toronto and a J.D. from Harvard Law School.

    PEHONG CHEN has been a Director of Tumbleweed since December 1999. Dr. Chen has been the Chairman of the Board, Chief Executive Officer, and President of Broadvision, Inc. since its incorporation in May 1993. From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase, a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of Gain Technology, a provider of multimedia applications development systems, which was acquired by Sybase. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

    TIMOTHY C. DRAPER has been a Director of Tumbleweed since August 1996.
Mr. Draper is the Founder and Managing Director of Draper Fisher Jurvetson, formed in 1985. He currently serves on the boards of directors of PLX Technology, GoTo.com, and various private companies. Mr. Draper holds a B.S. in Electrical Engineering from Stanford University and an M.B.A. from Harvard Business School.

    ERIC J. HAUTEMONT has been a Director of Tumbleweed since October 1996.
Mr. Hautemont is Managing Director of Ridge Ventures, a high technology venture fund dedicated to seed and early stage companies. Before starting Ridge Ventures in June 1998, Mr. Hautemont served as President of Fractal Design Corporation from June 1996 to January 1997. Before Fractal, Mr. Hautemont was co-founder, chairman and CEO of Ray Dream, Inc. from December 1989 to June 1996. He currently serves on the board of directors of Xenote Corporation. Mr. Hautemont holds a M.Sc. in Computer Science and Applied Mathematics from Enseeiht, University of Toulouse, France.

    DAVID F. MARQUARDT has been a Director of Tumbleweed since August 1997.
Mr. Marquardt is a founding General Partner of August Capital, L.P., formed in 1995, and has been a General Partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. Mr. Marquardt is a director of Microsoft Corporation, Netopia, Inc., iScansoft and various privately held companies. Mr. Marquardt received a B.S. in Mechanical Engineering from Columbia University and an M.B.A. from Stanford Graduate School of Business.

    STANDISH H. O'GRADY has been a Director of Tumbleweed since August 1997.
Mr. O'Grady has been a Managing Director of H&Q Venture Associates, LLC, a venture capital firm, since its inception in July 1998. He previously served in various positions with Hambrecht & Quist Group's venture capital department since 1986, including Managing Director from 1994 to 1998. Earlier in his career, Mr. O'Grady was a process engineer with Intel Corporation. Mr. O'Grady is currently a director of various privately held companies. Mr. O'Grady holds a B.S.E. degree in Chemical Engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

CLASSIFIED BOARD OF DIRECTORS

    Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors will be elected each year. To implement the classified structure, before the consummation of the offering, three of the nominees to the board will be elected to one-year terms, two will be elected to two-year terms and two will be elected to three-year terms. After that time, directors will be elected for three-year terms. Jeffrey C. Smith has been designated a Class I director whose term expires at the 2000 annual meeting of stockholders. Eric J. Hautemont and Timothy C. Draper have been designated Class II directors whose term expires at the 2001 annual meeting of stockholders. David F. Marquardt and Standish H. O'Grady have been designated Class III directors whose term expires at the 2002 annual meeting of stockholders.

    Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

BOARD COMMITTEES

    We have established an audit committee and a compensation committee. The audit committee reviews our internal accounting procedures and considers and reports to the board of directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The audit committee consists of Messrs. Draper and O'Grady. The compensation committee reviews and recommends to the board of directors the salaries, benefits and stock option grants for all employees, consultants, directors and other individuals compensated by us. The compensation committee also administers our stock option and other employee benefit plans. The compensation committee consists of Messrs. Hautemont and Marquardt.

DIRECTOR COMPENSATION

    We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors of Tumbleweed. We currently do not pay fees to our directors for attendance at meetings or for their services as members of the board of directors. Under our 1993 stock option plan, directors are eligible to receive stock option grants.

    On October 15, 1996 and September 15, 1998, the board of directors granted options to purchase an aggregate of 18,000 and 42,000, respectively, shares of common stock to Mr. Hautemont at an exercise price per share of $0.50. On
May 27, 1999, the board of directors granted an option to purchase an aggregate of 60,000 shares of common stock to each continuing director at an exercise price per share of $12.00.

    Each non-employee director elected to the board of directors for the first time following this offering will receive upon this election an initial grant of options to purchase 15,000 shares of common stock at fair market value on the date of grant as well as an annual grant of options to purchase 5,000 shares for each year during the director's term. All of the foregoing options will have a five-year term and will vest immediately. The foregoing award of options will be granted automatically under the 1999 stock incentive plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the compensation committee of Tumbleweed serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. See "--Certain Relationships and Related Transactions" for a description of transactions between Tumbleweed and entities affiliated with members of the compensation committee.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table indicates information concerning compensation of our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer whose salary and bonus exceeded $100,000 for the year ended December 31, 1998.

                                                                                            SECURITIES
                                                                                            UNDERLYING
                                                                                            OPTIONS(#)
                                                               ANNUAL COMPENSATION          LONG-TERM
                                                         -------------------------------   COMPENSATION
NAME AND PRINCIPAL POSITION                                YEAR     SALARY($)   BONUS($)      AWARDS
---------------------------                              --------   ---------   --------   ------------
Jeffrey C. Smith.......................................    1998      115,000         --            --
  Founder, Chairman, President and Chief Executive
    Officer
Joseph C. Consul.......................................    1998      130,333     12,100       147,000
  Vice President--Finance & Chief Financial Officer
Kerry S. Champion......................................    1998      104,621     11,825       230,000
  Vice President--Engineering
Mark R. Pastore........................................    1998      123,317      5,250       294,000
  Vice President--Corporate Development
Randy A. Atherton(1)...................................    1998      185,728         --        75,000(1)
  Vice President--Sales

------------------------

(1) Mr. Atherton resigned on March 31, 1999. This number excludes unvested shares that expired upon his resignation.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 1998 to the named executive officers.

    In the fiscal year ended December 31, 1998, we granted options to purchase up to an aggregate of 1,320,250 shares to employees, directors and consultants. All of these options were granted under our 1993 stock option plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined in good faith by the board of directors. All options have a term of ten years. All option shares vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month for the next 36 months.

    The potential realizable values are based on an assumption that the price of our common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of our common stock.

                                                                                         POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                   ----------------------------------------------------    ANNUAL RATES OF
                                    NUMBER OF    PERCENT OF                                  STOCK PRICE
                                   SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                                   UNDERLYING    GRANTED TO     EXERCISE                     OPTION TERM
                                     OPTION     EMPLOYEES IN      PRICE     EXPIRATION   --------------------
NAME                               GRANTED(#)    FISCAL YEAR    ($/SHARE)      DATE         5%         10%
---------------------------------  -----------  -------------  -----------  -----------  ---------  ---------
Jeffrey C. Smith.................          --            --            --            --         --
Joseph C. Consul.................      25,000           1.9%    $    0.50     3/01/2008  $  20,361  $  34,422
                                       12,000           0.9          0.50     9/01/2008      9,773     15,562
Kerry S. Champion................     180,000          13.6          0.50     3/16/2008    146,601    233,437
                                       50,000           3.8          0.50     9/01/2008     40,722     64,844
Mark R. Pastore..................      20,000           1.5          0.50     9/01/2007     16,289     25,937
                                       15,000           1.1          0.50     3/01/2008     12,217     19,453
                                       10,000           0.8          0.50     9/05/2008      8,144     12,969
Randy A. Atherton................      75,000(1)         5.7         0.50     6/29/1999     61,084     97,265

------------------------

(1) Mr. Atherton resigned on March 31, 1999. This number excludes unvested shares that expired upon his resignation.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

    The following table describes for the named executive officers the exercisable and unexercisable options held by them as of December 31, 1998. No options were exercised by the named executive officers during the fiscal year ended December 31, 1998.

                                                               NUMBER OF SECURITIES              VALUE OF
                                                              UNDERLYING UNEXERCISED           UNEXERCISED
                                                            --------------------------     IN-THE-MONEY OPTIONS
                                                                                        --------------------------
                                                                 OPTIONS HELD AT
                                                                FISCAL YEAR-END(#)        AT FISCAL YEAR-END($)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Jeffrey C. Smith..........................................          --             --           --            --
Joseph C. Consul..........................................      41,250        105,750           --            --
Kerry S. Champion.........................................          --        230,000           --            --
Mark R. Pastore...........................................     244,625         49,375       25,000            --
Randy A. Atherton.........................................          --        200,000           --            --

    The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on a value of $0.50 per share, the fair market value of our common stock as of December 31, 1998, as determined by the board of directors, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 1993 stock option plan.

1993 STOCK OPTION PLAN

    The 1993 stock option plan was adopted by our board of directors on September 30, 1993, and approved by our stockholders on the same date for the benefit of our officers, directors and consultants. This plan has been amended, most recently on August 3, 1999 to approve an additional 150,000 shares of common stock for issuance under this plan, and this amendment was concurrently approved by our stockholders. This plan provides for the grant of incentive stock options and nonstatutory stock options. An aggregate of 3,768,500 shares of common stock is reserved for issuance under this plan. As of August 3, 1999, we had granted options to purchase an aggregate of 3,747,016 shares of common stock under this plan. We will not be granting options under this plan following the offering.

    In the event of certain mergers or consolidations of Tumbleweed, outstanding options will be assumed or similar options substituted. In the event outstanding options are not assumed or substituted for, these options will terminate if not exercised before the event. In the event of a dissolution or liquidation of Tumbleweed, outstanding options will terminate if not exercised before these events.

1999 OMNIBUS STOCK INCENTIVE PLAN

    The 1999 omnibus stock incentive plan was adopted by our board of directors on May 27, 1999, and approved by our stockholders on June 25, 1999 for the benefit of the officers, directors, key employees, advisors and consultants. An aggregate of 4,381,500 shares of common stock is reserved for issuance under the plan, which provides for the issuance of stock-based incentive awards, including stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, deferred stock, and performance shares. An award may consist of one arrangement or benefit or two or more of them in tandem or in the alternative. Under this plan, awards covering no more than 80% of the shares reserved for issuance under the plan may be granted to any participant in any one year.

    This plan will initially be administered by the compensation committee, although it may be administered by either our board of directors or any committee of our board of directors, which group is sometimes referred to as the plan administrator. The plan administrator may interpret this plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of this plan. This plan permits the plan administrator to select the officers, directors, key employees, advisors and consultants who will receive awards and generally to determine the terms and conditions of those awards.

    We may issue two types of stock options under this plan: incentive stock options, which are intended to qualify under the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The option price of each incentive stock option granted under this plan must be at least equal to the fair market value of a share of common stock on the date the incentive stock option is granted.

    Stock appreciation rights and limited stock appreciation rights may be granted under this plan either alone or in conjunction with all or part of any stock option granted under this plan. A stock appreciation right granted under this plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value of a share of common stock at the date of exercise over a specified price fixed by the plan administrator. A limited stock appreciation right granted under this plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the change in control price of a share of common stock over a specified price fixed by the plan administrator. A limited stock appreciation right may only be exercised within the 30-day period following a change in control.

    Restricted stock, deferred stock and performance shares may be granted under this plan. The plan administrator will determine the purchase price, performance period and performance goals, if any, with respect to the grant of restricted stock, deferred stock and performance shares. Participants with restricted stock and preferred shares generally have all of the rights of a stockholder. During the deferral period, the deferred stock units may be credited with dividend equivalent rights, subject to the terms and conditions imposed by the plan administrator. If the performance goals and other restrictions are not attained, the participant will forfeit his or her shares of restricted stock, deferred stock and/or performance shares.

    In the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other change in corporate structure affecting the number of issued shares of common stock, the plan administrator may make adjustments to the terms of the plan. In particular, the plan administrator may make an equitable substitution or proportionate adjustment in the number and type of shares authorized by this plan, the number and type of shares covered by, or with respect to which payments are measured under, the plan outstanding awards and the exercise prices. In addition, the plan administrator, in its discretion, may terminate all awards with payment of cash or in-kind consideration.

    The terms of this plan provide that the plan administrator may amend, suspend or terminate this plan at any time, provided, however, that some amendments require approval of our stockholders. Further, no action may be taken which adversely affects any rights under outstanding awards without the holder's consent.

    Each non-employee director elected to the board of directors for the first time following this offering will receive upon this election an initial grant of options to purchase 15,000 shares of common stock at fair market value on the date of grant. These non-employee directors will also receive an annual grant of options to purchase 5,000 shares for each year during the director's term. All of the foregoing options will have a five-year term and will vest immediately. The foregoing award of options will be granted automatically under this plan.

1999 EMPLOYEE STOCK PURCHASE PLAN

    The board of directors adopted our 1999 employee stock purchase plan, which was approved by our board of directors on May 27, 1999 and approved by our stockholders on June 25, 1999, which allows eligible employees to purchase our common stock at a discount from fair market value. A total of 500,000 shares of common stock has been reserved for issuance under this plan for each fiscal year occurring during the term of the plan.

    This plan will be administered by our board of directors, or a specifically designated committee of the board of directors, which group is sometimes referred to as the plan administrator. The plan administrator may interpret the plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the plan, subject to the provisions of the plan.

    This plan contains offering periods that commence on the first trading day on or after May 15 and November 15 of each year and end on the last trading day before the commencement of the next offering period. The first offering period under the plan will commence upon the completion of this offering and end on the trading day on or before May 14, 2000.

    Employees are eligible to participate if they are employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted the right to purchase stock under this plan if the employee:

    - immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock; or

    - holds rights to purchase stock under any of our employee stock purchase plans that together accrue at a rate which exceeds $25,000 worth of stock for each calendar year.

    This plan permits each employee to purchase common stock through payroll deductions of up to 15% of the employee's "compensation." Compensation is defined as the employee's base salary, exclusive of any bonus, fee, overtime pay, severance pay, expenses or other special emolument or any credit or benefit under any of our employee plans. The maximum number of shares an employee may purchase during a single offering period is 2,500 shares.

    Amounts deducted and accumulated by the employee are used to purchase shares of common stock at the end of each offering period. The price of the common stock offered under this plan is an amount equal to 85% of the lower of the fair market value of the common stock at the beginning or at the end of each offering period. Employees may end their participation in this plan at any time during an offering period. In that event, any amounts withheld through payroll deductions and not otherwise used to purchase shares will be returned to them. Participation ends automatically upon termination of employment with us.

    Rights granted under this plan are not transferable by an employee other than by will or the laws of descent and distribution. This plan provides that, in the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other change in corporate structure affecting the number of issued shares of our common stock, the plan administrator will conclusively determine the appropriate equitable adjustments. This plan will terminate in 2009. Our board of directors has the authority to amend or terminate this plan, except that no amendment or termination may adversely affect any outstanding rights under this plan.

EMPLOYMENT AGREEMENTS

    Except as described below, we have not entered into employment agreements with our named executive officers, and their employment may be terminated at any time at the discretion of our board of directors.

    Effective January 7, 1999, we entered into an employment agreement with Donald Taylor. The agreement provides for a base salary of $185,000 per year, plus a bonus dependent upon the attainment of specified sales targets. The minimum guaranteed bonus is $6,000 for each of the first six months of employment. In addition, Mr. Taylor was granted options to purchase 140,000 shares of common stock. Mr. Taylor's employment is terminable without cause on six months prior written notice.

    The option agreements of Joseph Consul, Donald Gammon, Donald Taylor, Bernard Cassidy, Shomit Ghose and Kerry Champion provide for the acceleration of a portion of their stock options upon the occurrence of specified changes in control of Tumbleweed.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to us or our stockholders;

    - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

    - under Section 174 of the Delaware law; or

    - for any transaction from which the director derives an improper personal benefit.

    Our certificate of incorporation and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by
Section 145 of the Delaware law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Tumbleweed under the foregoing provisions, or otherwise. Tumbleweed has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our charter and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since January 1, 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

    - compensation arrangements, which are described where required under "Tumbleweed Management"; and

    - the transactions described below.

    SERIES C PREFERRED STOCK FINANCING ROUND. In February and May 1999, we sold shares of Series C preferred stock, at a purchase price of $3.58 per share, to the following investors, among others:

    - 3,914,989 shares of Series C preferred stock to Hikari Tsushin, Inc.;

    - 1,118,569 shares of Series C preferred stock to United Parcel Service General Services Co.;

    - 165,093 shares of Series C preferred stock to August Capital, L.P.;

    - 154,351 shares of Series C preferred stock to Draper Fisher Associates Fund III, or to entities affiliated with it; and

    - 112,159 shares of Series C preferred stock to Adobe Ventures II, L.P.

    HIKARI LICENSE AGREEMENT. On March 31, 1999, we entered into a one-year license and distribution agreement with Hikari Tsushin, Inc. During the year
ended December 31, 1999, Tumbleweed recognized approximately $[            ] of
revenue associated with the perpetual license fee and distribution rights from
Hikari, less a deferral for 90 days of maintenance of approximately $[      ].

    SALE OF INTEREST IN SUBSIDIARY. On August 31, 1999, Tumbleweed KK, a wholly-owned Japanese subsidiary of Tumbleweed, sold 200 shares of its common stock, representing a 50% ownership interest in Tumbleweed KK, to Hikari for Y350,000,000 (which approximated $3.2 million as of August 31, 1999). Following Hikari's investment, Hikari and Tumbleweed have equal board representation in Tumbleweed KK. As a result of the equity transaction and the change in board constituency, Tumbleweed no longer believes that it has control of Tumbleweed KK. Consequently, beginning September 1, 1999, Tumbleweed began accounting for its investment in Tumbleweed KK on the equity method of accounting rather than the consolidation method. Because Tumbleweed's reconsolidation of Tumbleweed KK resulted in its investment basis being greater than its share of the book value of Tumbleweed KK by approximately $1.78 million, Tumbleweed recorded
$1.55 million in additional paid-in capital in the three months ended
September 30, 1999.

    INVESTORS' RIGHTS AGREEMENT. Tumbleweed has entered into an investors' rights agreement with all of the purchasers of preferred stock and its founders. The agreement provides for information rights, board participation, and registration rights in favor of the purchasers and founders. See "Description of Tumbleweed Capital Stock--Registration Rights."

    INDEMNITY AGREEMENTS. Tumbleweed has entered into indemnity agreements with each of its officers and directors. See "Tumbleweed Management--Limitation of Liability and Indemnification."

    ENGAGEMENT OF LEGAL COUNSEL. Gregory C. Smith, a brother of Jeffrey C. Smith, the President and Chief Executive Officer of Tumbleweed and Chairman of our board of directors, is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which began providing legal services to Tumbleweed in July 1998. During the year ended December 31, 1998, the total fees paid to Skadden, Arps was $326,442.

                      PRINCIPAL STOCKHOLDERS OF TUMBLEWEED

    The following table indicates information as of November 30, 1999 regarding the beneficial ownership of Tumbleweed common stock by:

    - each person known to the board of directors to own beneficially 5% or more of our common stock;

    - each of our directors;

    - the named executive officers; and

    - all of our directors and executive officers as a group.

    Information with respect to beneficial ownership has been furnished by each director, officer or 5% or more stockholder, as the case may be. Except as otherwise noted below, the address for each person listed on the table is c/o Tumbleweed Communications Corp., 700 Saginaw Drive, Redwood City, California 94063. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

    Percentage ownership calculations are based on 21,609,233 shares of Tumbleweed common stock outstanding as of November 30, 1999.

                                                                              NUMBER OF SHARES
                                                                                BENEFICIALLY      PERCENT OF SHARES
NAME                                                                                OWNED            OUTSTANDING
----------------------------------------------------------------------------  -----------------  -------------------
Hikari Tsushin, Inc.........................................................        4,314,989              19.9%
22F Ohtemachi Nomura Bldg.
2-1-1 Ohtemachi, Chiyoda-ku, Tokyo, Japan

August Capital, L.P.........................................................        2,023,459(1)            9.4
David F. Marquardt
2480 Sand Hill Road, Suite 101
Menlo Park, California 94025

Draper Fisher Entities......................................................        1,886,695(2)            8.7
Timothy C. Draper
400 Seaport Court, Suite 250
Redwood City, California 94063

Adobe Ventures II, L.P......................................................        1,370,971(3)            6.3
Standish H. O'Grady
One Bush Street
San Francisco, California 94104

United Parcel Service General Services Co...................................        1,118,569               5.2
55 Glenlake Parkway NE
Atlanta, Georgia 30328

Jeffrey C. Smith............................................................        1,767,877(4)            8.2
Jean-Christophe D. Bandini..................................................        2,018,580               9.3
Randy A. Atherton...........................................................           75,000             *
Kerry S. Champion...........................................................          100,708(5)          *
Joseph C. Consul............................................................           92,101(5)          *
Mark R. Pastore.............................................................          269,162(5)            1.2

                                                                              NUMBER OF SHARES
                                                                                BENEFICIALLY      PERCENT OF SHARES
NAME                                                                                OWNED            OUTSTANDING
----------------------------------------------------------------------------    -------------         ---------
Eric J. Hautemont...........................................................           54,991(5)          *
Standish H. O'Grady.........................................................        1,850,213(6)            8.6
Executive officers and directors as a group (16 persons)....................       10,068,286(7)           46.6%

------------------------

*   Less than 1% of the outstanding shares of common stock.

(1) Voting and dispositive power over the shares is held by all the general partners of August Capital, L.P. Mr. Marquardt is a General Partner at August Capital, L.P. and as such may be deemed to share voting and investment power with respect to these shares. However, Mr. Marquardt disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest arising from his interest in August Capital, L.P.

(2) Includes 159,858 shares held by Draper Associates, L.P.; 1,621,499 shares held by Draper Fisher Associates Fund III, and 105,338 shares held by Draper Fisher Partners, L.L.C. Voting and dispositive power over the shares is held by all the general partners of Draper Fisher Jurvetson. Mr. Draper is Managing Partner at Draper Fisher Jurvetson and as such may be deemed to share voting and investment power with respect to these shares. However, Mr. Draper disclaims beneficial ownership of all these shares, except to the extent of his pecuniary interest arising from his interest in these entities.

(3) Voting and dispositive power over the shares held by Adobe Ventures II, L.P. is held by all members of H&Q Adobe Ventures Management II, L.L.C.
    Mr. O'Grady is a member of Adobe Ventures Management II, L.L.C. and may be deemed to share voting and investment power with respect to these shares. However, Mr. O'Grady disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest arising from his interest in H&Q Adobe Ventures Management II, L.L.C.

(4) Includes 260,000 shares held by the Jeffrey C. Smith 1999 Annuity Trust. Mr. Smith is the sole trustee of the trust.

(5) The following table indicates those people whose total number of beneficially owned shares include shares subject to options exercisable within 60 days of November 30, 1999:

                                                               SHARES SUBJECT TO
                                                                    OPTIONS
                                                            ------------------------
Kerry S. Champion.........................................              78,333
Joseph C. Consul..........................................              47,375
Mark R. Pastore...........................................              16,874
Eric J. Hautemont.........................................              34,000

(6) Includes 1,370,971 shares held by Adobe Ventures II, L.P. and 273,596 shares held by H&Q Tumbleweed Investors, L.P. Voting and dispositive power over the shares held by H&Q Tumbleweed Investors, L.P. is held by all members of H&Q Venture Associates, L.L.C. Voting and dispositive power over the shares held by Adobe Ventures II, L.P. is held by all members of H&Q Adobe Ventures Management II, L.L.C. Mr. O'Grady is a member of H&Q Venture Associates, L.L.C. and H&Q Adobe Ventures Management II, L.L.C. and may be deemed to share voting and investment power with respect to these shares. However, Mr. O'Grady disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest arising from his interest in these entities.

(7) Includes 418,147 shares issuable upon the exercise of stock options exercisable within 60 days of November 30, 1999.

                    DESCRIPTION OF TUMBLEWEED CAPITAL STOCK

    We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. The following description summarizes information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws.

COMMON STOCK

    Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of common stock are entitled to receive ratably the dividends, if any, declared from time to time by the board of directors out of legally available funds. See "Market Price and Dividend Information." Holders of common stock have no conversion, redemption or preemptive rights to subscribe to any of Tumbleweed's securities. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

PREFERRED STOCK

    The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. We cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, the effects could include one or more of the following:

    - restricting dividends on the common stock;

    - diluting the voting power of the common stock;

    - impairing the liquidation rights of the common stock; or

    - delaying or preventing a change in control of us without further action by the stockholders.

    No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

REGISTRATION RIGHTS

    Holders of an aggregate of approximately 16,236,640 shares of common stock and the holders of warrants to purchase 120,973 shares of common stock are entitled to rights with respect to the registration of these shares under the Securities Act of 1933, as amended. Under the terms of the agreements providing registration rights, if Tumbleweed proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, these holders are entitled to notice of this registration and are entitled to include shares of common stock in the registration. The rights are subject to conditions and limitations, among them the right of the underwriters of an offering subject to the registration to limit the number of shares included in the registration. These registration rights are not applicable to this offering. Holders of these rights may also require Tumbleweed to file a registration statement under the Securities Act at its expense with respect to their shares of common stock, and Tumbleweed is required to use its best efforts to effect this registration, subject to conditions and limitations. Furthermore, stockholders with registration rights may require Tumbleweed to file additional registration statements on Form S-3, subject to conditions and limitations.

DELAWARE ANTI-TAKEOVER LAW

    We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

    - before the date of the business combination, the transaction is approved by the board of directors of the corporation,

    - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding stock, or

    - on or after the date the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years, did own 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

TRANSFER AGENT AND REGISTRAR

    Equiserve L.P. serves as transfer agent and registrar for the Tumbleweed common stock. Its phone number is (781) 575-2000.

                               WORLDTALK BUSINESS

    Worldtalk is a leading provider of Internet content security and policy management solutions. Our WorldSecure policy management platform enables organizations to define and manage electronic mail and Web security and usage policies, reducing the risks, costs and liabilities associated with Internet communications. We delivered the industry's first solution for managing and enforcing e-mail security policies in September 1997. Since then, organizations have deployed WorldSecure solutions to ensure confidentiality of their external electronic mail communications, to protect their intellectual property and to prevent unwanted electronic mail messages, sometimes called spam, and viruses from entering their computer systems. Our products include WorldSecure Server, also known as WorldSecure/Mail, software that provides Windows NT-based electronic mail firewall and policy management, WorldSecure Web, a Windows NT-based content security product, WorldSecure Client, a desktop electronic mail encryption product, and NetTalk, a Windows NT-based electronic mail and directory solution.

    We were incorporated in California in February 1992 and reincorporated in Delaware in March 1996. Our principal executive offices are located at 5155 Old Ironsides Drive, Santa Clara, California, 95054. Our telephone number at this location is (408) 567-1500. Our web site is located at HTTP://WWW.WORLDTALK.COM. Information contained in our web site is not part of this joint proxy statement/ prospectus.

                                    KEYHOLE

    Keyhole Acquisition Corp. is a newly formed wholly-owned subsidiary of Tumbleweed, incorporated in Delaware on November 12, 1999 for the sole purpose of effecting the transactions contemplated by the Merger Agreement. Prior to the consummation of the merger, Keyhole will not engage in any activity other than activities related to the transactions contemplated by the Merger Agreement. Keyhole's principal executive offices are located at 700 Saginaw Drive, Redwood City, California 94063, and its telephone number is (650) 216-2000.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

    Tumbleweed and Worldtalk are each incorporated under the laws of the State of Delaware. As a result of the Merger, holders of Worldtalk common stock will become stockholders of Tumbleweed and the rights of all such former Worldtalk stockholders will thereafter be governed by the Amended Restated Certificate of Incorporation of Tumbleweed, or the Tumbleweed certificate, the Tumbleweed bylaws and Delaware law. The rights of the holders of Worldtalk common stock are currently governed by the Worldtalk Certificate of Incorporation, as amended, or the Worldtalk certificate, Worldtalk bylaws and Delaware law. The following summary, which does not purport to be a complete statement of the general differences between the rights of the stockholders of Tumbleweed and Worldtalk, sets forth certain differences between the Tumbleweed certificate and the Worldtalk certificate and between the Tumbleweed bylaws and the Worldtalk bylaws. This summary is qualified in its entirety by reference to the full text of each of those documents and Delaware law. For information as to how such documents may be obtained, see "Where You Can Find More Information."

CLASSIFIED BOARD OF DIRECTORS

    Delaware law provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Both the Worldtalk certificate and Tumbleweed certificate provide for classified boards. Pursuant to the Tumbleweed certificate, the Tumbleweed board of directors is divided into three classes of directors, with each class consisting of one-third of the total number of directors, with any remaining directors included in such group or groups as the board of directors designates. One class of directors is elected each year for a three-year term.

    Classification of directors has the effect of making it more difficult for stockholders to change the composition of the Tumbleweed board of directors. At least two annual meetings of stockholders, instead of one, would generally be required to effect a change in the majority of the Tumbleweed board of directors. A delay like this may help ensure that Tumbleweed's directors, if confronted by a third party attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, have sufficient time to review the proposal, as well as any available alternatives to the proposal, and to act in what they believe to be the best interests of the stockholders.

    The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Tumbleweed, even though such a transaction could be beneficial to Tumbleweed and its stockholders. The classification of the Tumbleweed board of directors might also increase the likelihood that incumbent directors will retain their positions.

NUMBER OF DIRECTORS

    Under Delaware law, unless a corporation's certificate of incorporation specifies the number of directors, such number shall be fixed by, or in the manner provided in, its bylaws. If a corporation's certificate of incorporation expressly authorizes its board of directors to amend its bylaws, its board of directors may change the authorized number of directors by an amendment to the corporation's bylaws, if fixed therein, or in such manner as is provided therein. If the certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation.

    The Tumbleweed certificate provides that the number of directors will be fixed by the Tumbleweed board of directors, but in no event will be less than one nor more than ten. At the effective time, the authorized number of directors for the Tumbleweed board of directors will be six. See "The Merger Agreement--Corporate Organization and Governance."

    The Worldtalk certificate provides that the board of directors shall consist of six members until otherwise changed by the Worldtalk board of directors. The number of directors on the Worldtalk board of directors is currently six.

REMOVAL OF DIRECTORS; FILLING VACANCIES

    Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. The Tumbleweed certificate provides that subject to the rights, if any, of the holders of shares of preferred stock and provided that Tumbleweed is not subject to Section 2115 of the California General Corporation Law, or the CGCL, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of Tumbleweed's outstanding capital stock entitled to vote generally in the election of directors. During such time or times that Tumbleweed is subject to Section 2115(b) of the CGCL, the board of directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of stockholders or, if greater, the number of directors for whom removal is being sought, were then being elected. Whenever the holders of any one or more classes or series of preferred stock issued by Tumbleweed shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Tumbleweed certificate.

    The Tumbleweed certificate provides that any vacancy occurring in the Tumbleweed board of directors for any reason other than an increase in the number of directors may be filled by a majority of the remaining members of the Tumbleweed board of directors, even if less than a quorum, or by a sole remaining director. Any vacancy occurring by reason of an increase in the number of directors may only be filled by action of a majority of the Tumbleweed board of directors provided that a quorum is present.

    Under the Worldtalk certificate, any director or the entire board of directors may be removed, but only for cause, and only by the vote of holders of 75% of the shares then entitled to vote at an election of directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

    Under Delaware law, unless otherwise provided for in a corporation's certificate of incorporation, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by stockholders of the corporation having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    The Tumbleweed certificate provides that stockholder action can be taken only at an annual or special meeting of stockholders and not by written consent of stockholders. The Tumbleweed bylaws provide that special meetings of stockholders can be called only by the Chairman of the board of directors, Tumbleweed board of directors or a committee of the Tumbleweed board of directors. Stockholders are not permitted to call a special meeting or to require that the Tumbleweed board of directors call a special meeting of stockholders. As a result of the foregoing provisions, a stockholder may not force stockholder consideration of a proposal over the opposition of the Chairman of the board of directors and the Tumbleweed board of directors by calling a special meeting of stockholders prior to the time the Chairman of the board of directors, the Tumbleweed board of directors or a committee of the Tumbleweed board of directors believes such consideration to be appropriate.

    The Worldtalk certificate expressly prohibits written consents by stockholders unless approved in advance or initiated by the Worldtalk board of directors. Pursuant to the Worldtalk bylaws, special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the board of directors, Chief Executive Officer, President, a majority of the Worldtalk board of directors or by holders of 10% of the votes entitled to be cast at such meeting.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

    The Tumbleweed bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before a meeting of stockholders of Tumbleweed, which we refer to as the Tumbleweed stockholder notice procedure.

    The Tumbleweed stockholder notice procedure provides that only persons who are nominated at the direction of the Tumbleweed board of directors, by any nominating committee or person appointed by the Tumbleweed board of directors, or by a stockholder who has given timely written notice to the Secretary of Tumbleweed prior to the meeting at which directors are to be elected, will be eligible for election as a director of Tumbleweed. The Tumbleweed stockholder notice procedure provides that at an meeting only such business may be conducted as has been brought before the meeting by or at the direction of the Tumbleweed board of directors or by a stockholder who has given timely written notice to the Secretary of Tumbleweed of such stockholder's intention to bring such business before such meeting. Under the Tumbleweed stockholder notice procedure, to be timely, notice of stockholder nominations must be received by Tumbleweed:

    - in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and

    - in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

    To be timely, notice of stockholder proposals must be received by Tumbleweed not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    Under the Tumbleweed stockholder notice procedure, a stockholder's notice to Tumbleweed proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the proposed nominee, the class and number of shares of stock of Tumbleweed which are beneficially owned by the proposed nominee, the principal occupation of the proposed nominee and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. Under the Tumbleweed stockholder notice procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder, including, without limitation, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting, the name and address of such stockholder, the class and number of shares of stock of Tumbleweed beneficially owned by such stockholder, any material interest of such stockholder in the business so proposed and a representation that the stockholder intends to appear at the meeting in person or by proxy. If the nomination or business was not brought before the meeting in accordance with the Tumbleweed stockholder notice procedure, such person will not be eligible for election as a director or such business will not be conducted at such meeting, as the case may be.

    By requiring advance notice of nominations by stockholders, the Tumbleweed stockholder notice procedure affords the Tumbleweed board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Tumbleweed board of directors, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Tumbleweed stockholder notice procedure provides a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Tumbleweed board of directors, provides the Tumbleweed board of directors with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the Tumbleweed board of director's position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of any such business.

    The foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Tumbleweed and its stockholders.

    The Worldtalk bylaws also establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual meeting of stockholders of Worldtalk.

    For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of Worldtalk not later than the close of business on the 60(th) day nor earlier than the close of business on the 90(th) day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days afer such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90(th) day prior to such annual meeting and not later than the close of business on the later of the 60(th) day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by Worldtalk.

    This stockholder's notice shall set forth:

    - as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

    - as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

    - as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such stockholder, as they appear on Worldtalk's books, and of such beneficial owner, and the class and number of shares of Worldtalk that are owned beneficially and held of record by such stockholder and such beneficial owner.

    In the event that the number of directors to be elected to the board of directors of Worldtalk is increased and there is no public announcement by Worldtalk naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, or, if the annual meeting is held more than 30 days before or 60 days after such anniversary date, at least 70 days prior to such annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by Worldtalk.

AUTHORIZED CAPITAL STOCK

    Delaware law requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The authorized capital stock of Tumbleweed consists of 100,000,000 shares of Tumbleweed common stock, par value $0.001 per share and 10,000,000 shares of Tumbleweed preferred stock, par value $0.001 per share. The Worldtalk certificate provides that Worldtalk has authority to issue 31,500,000 shares of Worldtalk common stock, par value $0.01 per share and 6,500,000 shares of preferred stock, par value $0.01 per share which we refer to as the Worldtalk preferred stock.

VOTING RIGHTS

    The holders of Tumbleweed common stock are entitled to one vote for each share held on all matters and, except as otherwise provided in Tumbleweed's certificate with respect to the Tumbleweed preferred stock, will have the exclusive right to vote for the election of directors and for all other purposes.

    Similarly, the holders of Worldtalk common stock are entitled to one vote for each share on all matters and, except as otherwise provided in Worldtalk's certificate with respect to the Worldtalk preferred stock, will have the exclusive right to vote for the election of directors and for all other purposes.

PREFERRED STOCK

    Pursuant to the Tumbleweed certificate, the Tumbleweed board of directors is authorized to provide for the issuance of shares of Tumbleweed preferred stock, in one or more classes or series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

    Tumbleweed believes that the ability of the Tumbleweed board of directors to issue one or more series of Tumbleweed preferred stock provides Tumbleweed with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise.

    Although the Tumbleweed board of directors has no intention at the present time of doing so, it could issue a series of Tumbleweed preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Tumbleweed board of directors will make any determination to issue such shares based on its judgment as to the best interests of Tumbleweed and its stockholders. The Tumbleweed board of directors, in so acting, could issue Tumbleweed preferred stock having terms that discourage an acquisition attempt through which an acquirer may be able to change the composition of the Tumbleweed board of directors, including a tender offer or other transaction that some of Tumbleweed's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

    Under the Worldtalk certificate, the Worldtalk board of directors is authorized to issue shares of Worldtalk preferred stock, in one or more classes or series, and to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

    Delaware law allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed and declaring its advisability and the stockholders thereafter approve such proposed amendment, either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under Delaware law, a corporation's certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by Delaware law and the provision of the certificate of incorporation requiring such greater vote also provide that such provision cannot be altered, amended or repealed except by such greater vote.

    Under Delaware law, the power to adopt, amend or repeal a corporation's by-laws resides with the stockholder entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the certificate of incorporation.

    The Tumbleweed certificate contains no provisions requiring a vote greater than that specified by Delaware law to amend the Tumbleweed certificate. The Tumbleweed certificate provides that the Tumbleweed board of directors is expressly authorized to adopt, alter and repeal the Tumbleweed bylaws. The affirmative vote of at least a majority of the Tumbleweed board of directors shall be required to adopt, alter or repeal the Tumbleweed bylaws. The Tumbleweed bylaws may also be adopted, altered and repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors.

    The Worldtalk certificate contains no provisions requiring a vote greater than that specified by Delaware law to amend the Worldtalk certificate. The Worldtalk bylaws provide that holders of a majority of the Worldtalk outstanding voting stock shall have the power to make, alter or repeal the Worldtalk bylaws.

BUSINESS COMBINATIONS

    Section 203 of the Delaware General Corporation Law provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any interested stockholder for a three-year period following the date that such stockholder becomes an interested stockholder unless:

    - prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer; or

    - on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Except as specified in Section 203 of the Delaware General Corporation Law, an interested stockholder is defined to include any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and the affiliates and associates of any such person.

    Under certain circumstances, Section 203 of the Delaware General Corporation Law may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder.

    The Tumbleweed certificate does not exclude Tumbleweed from the restrictions imposed under Section 203 of the Delaware General Corporation Law. It is anticipated that the provisions of Section 203 of the Delaware General Corporation Law may encourage companies interested in acquiring Tumbleweed to negotiate in advance with the Tumbleweed board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

    Similarly, Worldtalk is subject to the restrictions imposed under
Section 203 of the Delaware General Corporation Law.

LIMITATION OF LIABILITY OF DIRECTORS

    Delaware law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. The Tumbleweed certificate includes such a provision to the maximum extent permitted by law. The Worldtalk certificate contains an analogous provision.

    While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Delaware law permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Delaware law provides that a corporation may advance expenses of defense, upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate, and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. Delaware law provides that no indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

    The Tumbleweed bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Tumbleweed, or is or was serving at the request of Tumbleweed as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by Tumbleweed to the full extent permitted by Delaware law if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Tumbleweed. The indemnification rights conferred by the Tumbleweed bylaws are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Tumbleweed is authorized to purchase and maintain (and Tumbleweed maintains) insurance on behalf of its directors and officers.

    The Worldtalk bylaws provide that each person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of Worldtalk or is or was serving at the request of Worldtalk or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified to the full extent permitted by Delaware law. Like the Tumbleweed bylaws, the Worldtalk bylaws provide that the indemnification rights conferred by the Worldtalk bylaws are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Worldtalk is authorized to purchase and maintain, and Worldtalk maintains, insurance on behalf of its directors and officers. See "The Merger Agreement--Indemnification and Insurance."

    Additionally, the Tumbleweed bylaws and the Worldtalk bylaws each provide that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is a director, officer employee or agent may be paid in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by Tumbleweed or Worldtalk, as the case may be, as authorized by Delaware law.

                     MARKET PRICE AND DIVIDEND INFORMATION

    Each of the Tumbleweed common stock and the Worldtalk common stock is listed and quoted on Nasdaq. The following table sets forth the high and low trading prices per share of each of the Tumbleweed common stock and Worldtalk common stock as reported on Nasdaq, based on published financial sources:

                                                                         TUMBLEWEED            WORLDTALK
                                                                        COMMON STOCK          COMMON STOCK
                                                                           PRICES                PRICES
                                                                    --------------------  --------------------
                                                                      HIGH        LOW       HIGH        LOW
                                                                    ---------  ---------  ---------  ---------
1997
  First Quarter...................................................         --         --  $   10.25  $    6.00
  Second Quarter..................................................         --         --       7.00       3.13
  Third Quarter...................................................         --         --       8.13       3.38
  Fourth Quarter..................................................         --         --       8.13       3.13

1998
  First Quarter...................................................         --         --       4.75       2.88
  Second Quarter..................................................         --         --       6.38       2.75
  Third Quarter...................................................         --         --       5.13       1.38
  Fourth Quarter..................................................         --         --       4.00       1.63

1999
  First Quarter...................................................         --         --       5.06       3.00
  Second Quarter..................................................         --         --       6.00       2.31
  Third Quarter...................................................  $   30.50  $   10.25       6.00       2.25
  Fourth Quarter (through December 9, 1999).......................      50.00      46.00      11.31      10.44

    On November 17, 1999, the last full trading day prior to the first public announcement of the execution of the Merger Agreement, the reported high and low sale prices per share and closing price per share of Tumbleweed common stock and Worldtalk common stock on the Nasdaq were as follows:

                                                                     HIGH        LOW       CLOSE
                                                                   ---------  ---------  ---------
Tumbleweed.......................................................  $   43.13  $   39.38  $   39.50
Worldtalk........................................................       8.18       7.50       8.00

    On [            ], the last full trading day prior to the date of this joint proxy statement/prospectus, the reported high and low sale prices per share and closing price per share of Tumbleweed common stock and Worldtalk common stock on Nasdaq were as follows:

                                                                            HIGH        LOW        CLOSE
                                                                          ---------  ---------  -----------
Tumbleweed..............................................................          []         []          []
Worldtalk...............................................................          []         []          []

    Stockholders are urged to obtain current market quotations for shares of Tumbleweed common stock and Worldtalk common stock.

    Tumbleweed declared a substantial dividend in connection with the sale of its prior technology in March 1994. Tumbleweed presently anticipates that it will retain any future earnings to finance the development and expansion of its business and provide working capital. Worldtalk has never declared or paid dividends and anticipates that it will retain any future earnings to finance the development and expansion of its business and provide working capital. Neither Tumbleweed nor Worldtalk anticipates paying any cash dividends on their common stock for the foreseeable future. The terms of Tumbleweed's and Worldtalk's existing credit facilities prohibit the payment of dividends in specified circumstances.

                      PRINCIPAL STOCKHOLDERS OF WORLDTALK

    The following table sets forth information, as of November 30, 1999, known to Worldtalk with respect to the beneficial ownership of Worldtalk common stock by:

    - each stockholder known by us to be the beneficial owner of more than 5% of Worldtalk's common stock;

    - each director;

    - our former chief executive officer and our four other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year; and

    - all current directors and executive officers as a group.

    Applicable percentage ownership in the following table is based on 14,587,777 shares of Worldtalk common stock outstanding as of November 30, 1999. The table treats as outstanding, for purposes of calculating each specific stockholder's percent ownership, all shares subject to warrants held by the stockholder as of November 30, 1999 and all shares subject to options held by the stockholder that are exercisable within 60 days after November 30, 1999. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                                                                      PERCENT OF
                                                                             AMOUNT AND NATURE OF     OUTSTANDING
NAME OF BENEFICIAL OWNER                                                     BENEFICIAL OWNERSHIP    COMMON STOCK
---------------------------------------------------------------------------  --------------------  -----------------
Paul Hilal(1) .............................................................         4,659,999               28.9%
  Hilal Capital Partners LLC
  c/o Hilal Capital Management LLC
  60 East 42nd Street, Suite 1946
  New York, NY 10165
David J. Cowan(2) .........................................................         1,568,977               10.8
  Bessemer Venture Partners III L.P.
  1025 Old Country Road, Suite 205
  Westbury, NY 11590
Anthony Sun(3) ............................................................         1,276,334                8.7
  Venrock Associates
  30 Rockefeller Plaza, Rm. 5508
  New York, NY 10112
Wade Woodson(4) ...........................................................           757,333                5.2
  Sigma Partners
  2884 Sand Hill Road, Suite 121
  Menlo Park, CA 94025
Robert D. Dickinson III(5).................................................           253,511                1.7
Bernard Harguindeguy(6)....................................................           251,563                1.7
Joseph Longo(7)............................................................            86,108              *
Max D. Hopper(8)...........................................................            56,250              *
Simon Khalaf(9)............................................................            45,752              *
John G. Weald(10)..........................................................            25,000              *
All officers and directors as a group (10 persons)(11).....................         8,491,867               52.0

------------------------

*   Less than 1%

 (1) Represents 1,194,667 shares of common stock held by Hilal Capital Associates LLC, 662,833 shares held by Highbridge International,
     619,167 shares held by Hilal Capital International, Ltd., 459,667 shares held by Hilal Capital QP, L.P. and 180,333 shares held by Hilal
     Capital, L.P. This number also includes 597,333 shares of common stock issuable upon exercise of a warrant held by Hilal Capital Associates LLC, 323,167 shares of common stock issuable upon exercise of a warrant held by Highbridge International, 301,333 shares of common stock issuable upon exercise of a warrant held by Hilal Capital International, Ltd., 223,833 shares of common stock issuable upon exercise of a warrant held by Hilal Capital QP, L.P., 87,667 shares of common stock issuable upon exercise of a warrant held by Hilal Capital, L.P. and 9,999 shares of Worldtalk common stock subject to options exercisable within 60 days of November 30, 1999 held by Paul Hilal. Mr. Paul Hilal, a member of our board and the Chairman of the Board of Worldtalk, is a non-managing member of Hilal Capital Partners LLC, which is the general partner of Hilal Capital Associates LLC, Hilal Capital QP, L.P. and Hilal Capital, L.P. Peter K. Hilal, M.D., the brother of Paul Hilal, is the managing member of Hilal Capital Partners LLC. Hilal Capital Management LLC is the investment manager for Highbridge International, Ltd. and Hilal Capital
     International, Ltd. Peter K. Hilal, M.D. is the managing member of Hilal Capital Management LLC. Paul Hilal does not hold voting or dispositive control over any shares or warrants owned of record by Hilal Capital Associates LLC, Highbridge International, Hilal Capital
     International, Ltd., Hilal Capital QP, L.P. or Hilal Capital, L.P. Paul Hilal disclaims beneficial ownership of all of the securities listed above, except for the options held directly by him.

 (2) Mr. Cowan is a director of Worldtalk and a general partner of Deer III & Co. L.P. ("Deer"), the general partner of Bessemer Venture Partners
     III L.P. ("BVP III"). The share number includes 1,305 shares held of record by Mr. Cowan; 12,500 shares subject to options exercisable within 60 days after November 30, 1999; 1,528,929 shares held of record by BVP III;
     22,868 shares held of record by the general partners of Deer; and 3,375 shares over which BVP III exercises voting control, held of record by individuals, each of whom is a present or former employee or consultant to Bessemer Securities Corporation, the sole owner of the limited partner of BVP III. Deer is a general partnership whose voting partners are Robert H. Buescher, David J. Cowan, G. Felda Hardymon and Christopher F.O. Gabrieli. BVP III disclaims beneficial ownership of securities held by the general partners of Deer and the general partners disclaim beneficial ownership of securities held by BVP III, except to the extent of their individual partnership interest.

 (3) Represents 12,500 shares of common stock subject to options exercisable within 60 days of November 30, 1999; 872,599 shares held of record by Venrock Associates; and 391,235 shares held by Venrock
     Associates II, L.P. Each fund disclaims beneficial ownership of the shares held by the other. Mr. Sun is a director of Worldtalk and a general partner of Venrock Associates and Venrock Associates II, L.P.

 (4) Mr. Woodson is a director of Worldtalk and a general partner of Sigma Partners II, L.P. and Sigma Associates II, L.P. The share number represents 24,098 shares held by Mr. Woodson; 12,500 shares of common stock subject to options exercisable within 60 days of November 30, 1999; 670,458 shares held by Sigma Partners II, L.P.; and 50,277 shares held by Sigma
     Associates II, L.P. Each fund disclaims beneficial ownership of the shares held by the other.

 (5) Includes 30,937 shares subject to options exercisable within 60 days after November 30, 1999. Mr. Dickinson is Worldtalk's former Chief Technical Officer.

 (6) Represents shares subject to options exercisable within 60 days after November 30, 1999. Mr. Harguindeguy is Worldtalk's former President and Chief Executive Officer.

 (7) Represents shares subject to options exercisable within 60 days after November 30, 1999. Mr. Longo is Worldtalk's former Vice President, Consulting and Customer Services.

 (8) Includes 1,250 shares subject to options exercisable within 60 days after November 30, 1999. Mr. Hopper is a director of Worldtalk.

 (9) Mr. Khalaf is Worldtalk's former Vice President, Marketing.

 (10) Mr. Weald is Worldtalk's former Vice President, Engineering--Santa Clara.

 (11) Includes warrants to purchase 1,533,333 shares listed in footnote (1) and 219,477 shares subject to options exercisable within 60 days after November 30, 1999, including those set forth in footnotes (2)--(4) and (8) above.

                     SELECTED UNAUDITED PRO FORMA COMBINED
              CONDENSED FINANCIAL DATA OF TUMBLEWEED AND WORLDTALK

FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Merger, using the pooling of interests method of accounting.

    The unaudited pro forma combined condensed financial statements reflect certain assumptions deemed probable by management regarding the Merger (e.g., that share information used in the unaudited pro forma information approximates actual share information at the effective date). No adjustments to the unaudited pro forma combined condensed financial information have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information of the varying outcomes, individually or in the aggregate, would not be materially different.

    The unaudited pro forma combined condensed balance sheet as of September 30, 1999 gives effect to the Merger as if it had occurred on September 30, 1999, and combined the unaudited condensed consolidated balance sheet of Tumbleweed and the unaudited condensed consolidated balance sheet Worldtalk as of September 30, 1999.

    The unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of Tumbleweed and Worldtalk for each of the years in the three-year period ended December 31, 1998 and the nine months ended September 30, 1998 and 1999, in each case as if the Merger had occurred at the beginning of the earliest period presented.

    Tumbleweed and Worldtalk estimate that they will incur direct transaction costs of approximately $7.4 million associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that following the Merger, the Combined Company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. There can be no assurance that the Combined Company will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

    Such unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merge occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. There unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Tumbleweed and Worldtalk and should be read in conjunction with the respective historical consolidated financial statements and notes thereto of Tumbleweed and Worldtalk included elsewhere in this Prospectus/Joint Proxy Statement, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the Combined Company.

                     SELECTED UNAUDITED PRO FORMA COMBINED
       CONDENSED CONSOLIDATED FINANCIAL DATA OF TUMBLEWEED AND WORLDTALK

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1999

                                 (IN THOUSANDS)

                                                                                         PRO FORMA    PRO FORMA
                                                               TUMBLEWEED   WORLDTALK   ADJUSTMENTS   COMBINED
                                                               -----------  ----------  -----------  -----------
                                                     ASSETS
Current Assets:
  Cash and cash equivalents..................................   $  57,744   $   11,027   $            $  68,771
  Accounts receivable........................................         935        3,131                    4,066
  Prepaid expenses and other current assets..................       1,751          621                    2,372
                                                                ---------   ----------   ---------    ---------
    Total current assets.....................................      60,430       14,779          --       75,209

Property and equipment, net..................................       2,099          873                    2,972
Equity in investee...........................................       1,730           --                    1,730
Other assets.................................................         800          417                    1,217
                                                                ---------   ----------   ---------    ---------
    Total assets.............................................   $  65,059   $   16,069   $      --    $  81,128
                                                                =========   ==========   =========    =========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...........................................   $   1,524   $    1,342   $            $   2,866
  Current installments of long-term debt.....................         615           --                      615
  Accrued liabilities........................................       2,097        3,027       7,350(2a)     12,474
  Deferred revenue...........................................         717        1,204                    1,921
  Short-term debt............................................          --          242                      242
  Capital lease obligations..................................          --           16                       16
                                                                ---------   ----------   ---------    ---------
    Total current liabilities................................       4,953        5,831       7,350       18,134

Long-term debt, excluding current installments...............       1,404           --          --        1,404

Stockholders' Equity:
  Common stock...............................................          22          144        (141)          25
  Additional paid-in capital.................................      88,254       43,328         141      131,723
  Deferred compensation expense..............................      (6,384)         (15)                  (6,399)
  Accumulated other comprehensive loss.......................         (37)          --                      (37)
  Accumulated deficit........................................     (23,153)     (33,219)     (7,350)(2a)    (63,722)
                                                                ---------   ----------   ---------    ---------
    Total stockholders' equity...............................      58,702       10,238      (7,350)      61,590
                                                                ---------   ----------   ---------    ---------
    Total liabilities and stockholders' equity...............   $  65,059   $   16,069   $      --    $  81,128
                                                                =========   ==========   =========    =========

                     SELECTED UNAUDITED PRO FORMA COMBINED
       CONDENSED CONSOLIDATED FINANCIAL DATA OF TUMBLEWEED AND WORLDTALK

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                          ---------------------------------  ---------------------
                                                            1996        1997        1998       1998        1999
                                                          ---------  ----------  ----------  ---------  ----------
Revenues
  Software licenses.....................................  $     261  $    4,097  $    8,996  $   6,749  $    8,165
  Services and transactions.............................        336         259       1,359        836       2,578
  Sale of technology....................................         --         120         220        220          --
  Discontinued products revenues........................     14,205       7,580       4,888      4,146       1,472
                                                          ---------  ----------  ----------  ---------  ----------
    Total revenue.......................................     14,802      12,056      15,463     11,951      12,215
                                                          ---------  ----------  ----------  ---------  ----------

Cost of revenues
  Software license cost.................................      1,098       1,090         931        684         515
  Services and transactions cost........................      2,479       3,009       3,306      2,503       3,016
                                                          ---------  ----------  ----------  ---------  ----------
    Total cost of revenues..............................      3,577       4,099       4,237      3,187       3,531
                                                          ---------  ----------  ----------  ---------  ----------

  Gross margin..........................................     11,225       7,957      11,226      8,764       8,684
                                                          ---------  ----------  ----------  ---------  ----------
Operating expenses:
  Research and development..............................      4,197       6,140       5,955      4,380       6,165
  Sales and marketing...................................      7,400       9,971      11,526      8,817      12,741
  General and administrative............................      2,063       3,439       5,227      4,454       3,895
  Stock compensation....................................         66         288         715        469       2,420
  Purchased research and development....................      4,500          --          --         --          --
                                                          ---------  ----------  ----------  ---------  ----------
    Total operating expenses............................     18,226      19,838      23,423     18,120      25,221
                                                          ---------  ----------  ----------  ---------  ----------

    Operating loss......................................     (7,001)    (11,881)    (12,197)    (9,356)    (16,537)

Other income (expense), net.............................        585         673         524        457       1,252
                                                          ---------  ----------  ----------  ---------  ----------
    Loss before income taxes............................     (6,416)    (11,208)    (11,673)    (8,899)    (15,285)

    Income taxes........................................          4         183           1        170         211
                                                          ---------  ----------  ----------  ---------  ----------
    Net loss............................................  $  (6,420) $  (11,391) $  (11,674) $  (9,069) $  (15,496)
                                                          =========  ==========  ==========  =========  ==========
Net loss per share--basic and diluted...................  $   (1.15) $    (1.89) $    (1.78) $   (1.40) $    (1.40)
                                                          =========  ==========  ==========  =========  ==========
Shares used in per share computations...................      5,592       6,023       6,549      6,484      11,041
                                                          =========  ==========  ==========  =========  ==========

     NOTES TO SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS OF TUMBLEWEED AND WORLDTALK

(1) PRO FORMA BASIS OF PRESENTATION

    For purposes of the pro forma operating data, Worldtalk's consolidated financial statements as of September 30, 1999 and for the fiscal years ended December 31, 1996, 1997, and 1998, and for the nine months ended September 30, 1998 and 1999 have been combined with the Tumbleweed financial statements as of September 30, 1999 and for the fiscal years ended December 31, 1996, 1997, and 1998, and for the nine months ended September 30, 1998 and 1999.

    The companies have had no significant inter-company activity which would require elimination in preparing the combined condensed consolidated financial statements. In addition, the companies have no significantly different accounting polices and procedures which would have necessitated conformance.

    These unaudited pro forma combined condensed consolidated financial statements reflect the proposed issuance of 3,738,540 shares of Tumbleweed common stock in exchange for an aggregate of 14,379,000 shares of Worldtalk common stock (outstanding as of September 30, 1999) in connection with the merger, based on the exchange ratio of 0.26 set forth in the following table.

Worldtalk common stock outstanding as of September 30,
  1999(1).......................................................  14,379,000
Exchange ratio..................................................   0.26:1.0
                                                                  ---------
Number of shares of Tumbleweed common stock exchanged...........  3,738,540
Number of shares of Tumbleweed common stock outstanding as of
  September 30, 1999............................................  21,589,233
                                                                  ---------
Number of shares of Tumbleweed common stock outstanding after completion of the merger......................................  25,327,773
                                                                  =========

    The actual number of shares of Tumbleweed common stock to be issued will be determined at the effective time of the merger based on the number of shares of Worldtalk common stock outstanding on that date.

(2) PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

    (a) Tumbleweed and Worldtalk estimate they will incur direct transaction costs of approximately $7.4 million associated with the merger consisting of transaction fees for legal, accounting and financial advisory fees and expenses. These nonrecurring costs will be charged to operations upon consummation of the merger.

    (b) It is expected that following the merger, Tumbleweed will incur an additional charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. This charge has not been reflected in the pro forma combined condensed consolidated balance sheet. There can be no assurance that Tumbleweed will not incur additional charges to reflect costs associated with the merger or that management will be successful in its efforts to integrate the operations of the two companies.

    The direct transaction costs and additional charge are not reflected in the pro forma combined condensed consolidated statements of operations.

(1) Does not include shares issuable upon exercise of outstanding warrants and options.

     NOTES TO SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
          FINANCIAL STATEMENTS OF TUMBLEWEED AND WORLDTALK (CONTINUED)

(3) PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

    The following is a summary of the historical results of operations of Tumbleweed and Worldtalk and their pro forma combined consolidated amounts to reflect the merger as if it were effected for all periods presented below:

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                              YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                         ----------------------------------  ---------------------
                                                            1996        1997        1998       1998        1999
                                                         ----------  ----------  ----------  ---------  ----------
SOFTWARE LICENSE REVENUES:
  Tumbleweed...........................................  $      261  $      359  $      885  $     755  $    1,909
  Worldtalk............................................          --       3,738       8,111      5,994       6,256
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $      261  $    4,097       8,996  $   6,749  $    8,165
                                                         ==========  ==========  ==========  =========  ==========
SERVICES AND TRANSACTION REVENUES:
  Tumbleweed...........................................  $      336  $      250  $      910  $     605  $    1,477
  Worldtalk............................................          --           9         449        231       1,101
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $      336  $      259  $    1,359  $     836  $    2,578
                                                         ==========  ==========  ==========  =========  ==========
REVENUES FROM THE SALE OF TECHNOLOGY:
  Tumbleweed...........................................  $       --  $      120  $      220  $     220  $       --
  Worldtalk............................................          --          --          --         --          --
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $       --  $      120  $      220  $     220  $       --
                                                         ==========  ==========  ==========  =========  ==========
DISCONTINUED PRODUCTS REVENUES:
  Tumbleweed...........................................  $       --  $       --  $       --  $      --  $       --
  Worldtalk............................................      14,205       7,580       4,888      4,146       1,472
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $   14,205  $    7,580  $    4,888  $   4,146  $    1,472
                                                         ==========  ==========  ==========  =========  ==========
SOFTWARE LICENSE COST OF REVENUES:
  Tumbleweed...........................................  $       15  $       63  $      194  $     162  $      190
  Worldtalk............................................       1,083       1,027         737        522         325
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $    1,098  $    1,090  $      931  $     684  $      515
                                                         ==========  ==========  ==========  =========  ==========
SERVICES AND TRANSACTIONS COST OF REVENUES:
  Tumbleweed...........................................  $      124  $       45  $      737  $     536  $    1,345
  Worldtalk............................................       2,355       2,964       2,569      1,967       1,671
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $    2,479  $    3,009  $    3,306  $   2,503  $    3,016
                                                         ==========  ==========  ==========  =========  ==========
RESEARCH AND DEVELOPMENT:
  Tumbleweed...........................................  $      634  $    1,846  $    2,021  $   1,369  $    3,148
  Worldtalk............................................       3,563       4,294       3,934      3,011       3,017
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $    4,197  $    6,140  $    5,955  $   4,380  $    6,165
                                                         ==========  ==========  ==========  =========  ==========
SALES AND MARKETING:
  Tumbleweed...........................................  $      649  $    2,593  $    4,049  $   3,244  $    5,398
  Worldtalk............................................       6,751       7,378       7,477      5,573       7,343
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $    7,400  $    9,971  $   11,526  $   8,817  $   12,741
                                                         ==========  ==========  ==========  =========  ==========

     NOTES TO SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
          FINANCIAL STATEMENTS OF TUMBLEWEED AND WORLDTALK (CONTINUED)

(3) PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (CONTINUED)

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                              YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                         ----------------------------------  ---------------------
                                                            1996        1997        1998       1998        1999
                                                         ----------  ----------  ----------  ---------  ----------
GENERAL AND ADMINISTRATIVE:
  Tumbleweed...........................................  $      372  $      792  $    1,080  $     857  $    2,321
  Worldtalk............................................       1,691       2,647       4,147      3,597       1,574
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $    2,063  $    3,439  $    5,227  $   4,454  $    3,895
                                                         ==========  ==========  ==========  =========  ==========
STOCK COMPENSATION:
  Tumbleweed...........................................  $       24  $      246  $      673  $     437  $    2,388
  Worldtalk............................................          42          42          42         32          32
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $       66  $      288  $      715  $     469  $    2,420
                                                         ==========  ==========  ==========  =========  ==========
PURCHASED RESEARCH AND DEVELOPMENT:
  Tumbleweed...........................................  $       --  $       --  $       --  $      --  $       --
  Worldtalk............................................       4,500          --          --         --          --
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $    4,500  $       --  $       --  $      --  $       --
                                                         ==========  ==========  ==========  =========  ==========
OTHER INCOME, NET:
  Tumbleweed...........................................  $       41  $      165  $      149  $     155  $      518
  Worldtalk............................................         544         508         375        302         734
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $      585  $      673  $      524  $     457  $    1,252
                                                         ==========  ==========  ==========  =========  ==========
INCOME TAXES:
  Tumbleweed...........................................  $       --  $       --  $       --  $      --  $      136
  Worldtalk............................................           4         183           1        170          75
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $        4  $      183  $        1  $     170  $      211
                                                         ==========  ==========  ==========  =========  ==========
NET LOSS:
  Tumbleweed...........................................  $   (1,180) $   (4,691) $   (6,590) $  (4,870) $  (11,022)
  Worldtalk............................................      (5,240)     (6,700)     (5,084)    (4,199)     (4,474)
                                                         ----------  ----------  ----------  ---------  ----------
                                                         $   (6,420) $  (11,391) $  (11,674) $  (9,069) $  (15,496)
                                                         ==========  ==========  ==========  =========  ==========

     NOTES TO SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
          FINANCIAL STATEMENTS OF TUMBLEWEED AND WORLDTALK (CONTINUED)

(4) PRO FORMA NET LOSS PER SHARE

    The following table reconciles the number of shares used in the pro forma per share computations to the numbers set forth in Tumbleweed's and Worldtalk's historical statements of operations:

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                              YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                          ---------------------------------  ---------------------
                                                            1996        1997        1998       1998        1999
                                                          ---------  ----------  ----------  ---------  ----------
SHARES USED IN PER SHARE CALCULATION (IN THOUSANDS,
  EXCEPT THE APPLICABLE RATIO):
  Historical--Tumbleweed................................      3,598       3,331       3,797      3,739       7,951
                                                          ---------  ----------  ----------  ---------  ----------
  Historical--Worldtalk.................................      7,669      10,355      10,584     10,559      11,886

    Exchange ratio......................................       0.26        0.26        0.26       0.26        0.26
                                                          ---------  ----------  ----------  ---------  ----------
    Pro forma combined..................................      5,592       6,023       6,549      6,484      11,041
                                                          =========  ==========  ==========  =========  ==========

                                    EXPERTS

    The consolidated financial statements and schedule of Tumbleweed Communications Corp. as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been included in the Registration Statement on Form S-4 and this joint proxy statement/prospectus in reliance upon the reports of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Worldtalk Communications Corporation as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been included in the Registration Statement on Form S-4 and this joint proxy statement/prospectus in reliance upon the reports of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Skadden, Arps, Slate, Meagher & Flom LLP will issue an opinion about the validity of the shares of Tumbleweed common stock to be issued by Tumbleweed pursuant to the merger. Certain tax matters will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP and Fenwick & West LLP. Gregory C. Smith, a partner at Skadden, Arps, beneficially owns 54,246 shares of Tumbleweed common stock.

                             STOCKHOLDER PROPOSALS

    Proposals by stockholders of Tumbleweed that are intended to be included in Tumbleweed's proxy statement and form of proxy card for the 2000 annual meeting of stockholders must be received by Tumbleweed no later than December 15, 1999, except that if the date of the meeting is changed by more than 30 days from its presently contemplated date of May 15, 2000 a proposal must be received by Tumbleweed a reasonable time before Tumbleweed begins to print and mail its proxy materials. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy card for the meeting, the proposing stockholder must specifically request inclusion in a timely submission of the proposal and satisfy the eligibility and procedural requirements of Rule 14a-8 under the Exchange Act. Stockholder proposals to be presented at the 2000 annual meeting submitted to Tumbleweed outside the processes of Rule 14a-8 under the Exchange Act will be considered untimely if received by Tumbleweed later than the close of business on the tenth day following the date on which notice of the date of the meeting is mailed or public disclosure of the date is made, whichever occurs first.

                        TUMBLEWEED COMMUNICATIONS CORP.
                                AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of KPMG LLP, Independent Auditors....................     F-2
Consolidated Balance Sheets as of December 31, 1997 and 1998
  and September 30, 1999 (unaudited)........................     F-3
Consolidated Statements of Operations for the years ended
  December 31, 1996, 1997 and 1998 and the nine months ended
  September 30, 1998 and 1999 (unaudited)...................     F-4
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1996, 1997 and 1998 and the nine
  months ended September 30, 1999 (unaudited)...............     F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1997 and 1998 and the nine months ended
  September 30, 1998 and 1999 (unaudited)...................     F-6
Notes to Consolidated Financial Statements..................     F-7

                      WORLDTALK COMMUNICATIONS CORPORATION
                                 AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of KPMG LLP, Independent Auditors....................    F-26
Consolidated Balance Sheets as of December 31, 1997 and 1998
  and September 30, 1999 (unaudited)........................    F-27
Consolidated Statements of Operations for the years ended
  December 31, 1996, 1997 and 1998 and the nine months ended
  September 30, 1998 and 1999 (unaudited)...................    F-28
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended December 31, 1996, 1997 and 1998 and
  the nine months ended September 30, 1999 (unaudited)......    F-29
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1997 and 1998 and the nine months ended
  September 30, 1998 and 1999 (unaudited)...................    F-31
Notes to Consolidated Financial Statements..................    F-32

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND STOCKHOLDERS
TUMBLEWEED COMMUNICATIONS CORP.:

    We have audited the accompanying consolidated balance sheets of Tumbleweed Communications Corp. (the Company) and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tumbleweed Communications Corp. and subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          [LOGO]

San Francisco, California
March 18, 1999, except as to Note 10 which is as of August 3, 1999

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998     SEPTEMBER 30, 1999
                                                              --------   --------   ------------------
                                                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 6,310    $    698        $ 57,744
  Accounts receivable.......................................      281         281             935
  Prepaid expenses and other current assets.................      142         166           1,751
                                                              -------    --------        --------
    Total current assets....................................    6,733       1,145          60,430
Property and equipment, net.................................      382         472           2,099
Equity in investee..........................................       --          --           1,730
Other assets................................................       --         108             800
                                                              -------    --------        --------
    Total assets............................................  $ 7,115    $  1,725        $ 65,059
                                                              =======    ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   200    $    136        $  1,524
  Current installments of equipment line....................       --         141             615
  Accrued liabilities.......................................      337         448           2,097
  Deferred revenue..........................................      308         130             717
                                                              -------    --------        --------
    Total current liabilities...............................      845         855           4,953
Long-term debt, excluding current installments..............       --         369           1,258
Deferred rent...............................................       --          --             146
                                                              -------    --------        --------
Commitments
Stockholders' equity:
  Preferred stock, $0.001 par value; no shares authorized,
    issued, or outstanding as of December 31, 1997 and 1998;
    10,000,000 shares authorized, none issued or outstanding
    as of September 30, 1999................................       --          --              --
  Convertible preferred stock (29,000,000 shares
    authorized):
  Series A, $0.001 par value; 2,700,000 shares designated;
    2,657,971 shares issued and outstanding as of December
    31, 1997 and 1998 and no shares outstanding as of
    September 30, 1999, (aggregate liquidation preference of
    $3,668 as of December 31, 1998).........................        3           3              --
  Series B, $0.001 par value; 4,250,000 shares designated;
    4,065,960 and 4,065,960 shares issued and outstanding as
    of December 31, 1997 and 1998 and no shares outstanding
    as of September 30, 1999 (aggregate liquidation
    preference of $8,105 as of December 31, 1998)...........        4           4              --
  Series C, $0.001 par value; 6,000,000 shares designated;
    no shares issued and outstanding as of September 30,
    1999 (aggregate liquidation preference of $20,021 as of
    December 31, 1998)......................................       --          --              --
  Common stock, $0.001 par value; 43,000,000 shares
    authorized; 4,035,000 and 4,209,535 shares issued and
    outstanding as of December 31, 1997, and 1998,
    respectively; 100,000,000 shares authorized, 21,589,233
    issued and outstanding as of September 30, 1999.........        4           4              22
  Additional paid-in capital................................   12,274      14,124          88,254
  Deferred compensation expense.............................     (474)     (1,501)         (6,384)
  Accumulated other comprehensive income (loss).............       --          (2)            (37)
  Accumulated deficit.......................................   (5,541)    (12,131)        (23,153)
                                                              -------    --------        --------
    Total stockholders' equity..............................    6,270         501          58,702
                                                              -------    --------        --------
    Total liabilities and stockholders' equity..............  $ 7,115    $  1,725        $ 65,059
                                                              =======    ========        ========

          See accompanying notes to consolidated financial statements.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   NINE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                 ------------------------------   -------------------
                                                   1996       1997       1998       1998       1999
                                                 --------   --------   --------   --------   --------
                                                                                      (UNAUDITED)
Revenue:
  License......................................  $   261    $   359    $   885    $   755    $  1,909
  Services.....................................      336        250        910        605       1,477
  Sale of technology...........................       --        120        220        220          --
                                                 -------    -------    -------    -------    --------
    Total revenue..............................      597        729      2,015      1,580       3,386
Cost of revenue:
  License cost.................................       15         63        194        162         190
  Services cost................................      124         45        737        536       1,345
                                                 -------    -------    -------    -------    --------
    Total cost of revenue......................      139        108        931        698       1,535
                                                 -------    -------    -------    -------    --------
    Gross profit...............................      458        621      1,084        882       1,851
                                                 -------    -------    -------    -------    --------
Operating expenses:
  Research and development.....................      634      1,846      2,021      1,369       3,148
  Sales and marketing..........................      649      2,593      4,049      3,244       5,398
  General and administrative...................      372        792      1,080        857       2,321
  Stock compensation...........................       24        246        673        437       2,388
                                                 -------    -------    -------    -------    --------
    Total operating expenses...................    1,679      5,477      7,823      5,907      13,255
                                                 -------    -------    -------    -------    --------
    Operating loss.............................   (1,221)    (4,856)    (6,739)    (5,025)    (11,404)
  Other income (expense), net..................       41        165        149        155         518
                                                 -------    -------    -------    -------    --------
    Net loss before provision for taxes........   (1,180)    (4,691)    (6,590)    (4,870)    (10,886)
    Provision for taxes........................       --         --         --         --         136
                                                 -------    -------    -------    -------    --------
    Net loss...................................  $(1,180)   $(4,691)   $(6,590)   $(4,870)   $(11,022)
                                                 =======    =======    =======    =======    ========
  Other comprehensive income
    (loss)--translation adjustment.............       --         --         (2)        --         (35)
                                                 -------    -------    -------    -------    --------
    Comprehensive loss.........................  $(1,180)   $(4,691)   $(6,592)   $(4,870)   $(11,057)
                                                 =======    =======    =======    =======    ========
Net loss per share--basic and diluted..........  $ (0.33)   $ (1.41)   $ (1.74)   $ (1.30)   $  (1.39)
                                                 =======    =======    =======    =======    ========
Weighted average shares--basic and diluted.....    3,598      3,331      3,797      3,739       7,951
                                                 =======    =======    =======    =======    ========

          See accompanying notes to consolidated financial statements.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND THE NINE MONTHS ENDED
                         SEPTEMBER 30, 1999 (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                             CONVERTIBLE
                                                                                                           PREFERRED STOCK
                                                                                                  ---------------------------------
                                                                SHARES            AMOUNT            SHARES            AMOUNT
                                                              ----------   --------------------   ----------   --------------------
                                                                          SERIES A                            SERIES B
                                                              ---------------------------------   ---------------------------------
                                                                                   CONVERTIBLE PREFERRED STOCK
                                                                                                     ---------------------------
Balances, December 31, 1995.................................          --   $                --            --   $                --
Net loss prior to August 24, 1996...........................          --                    --            --                    --
Transfer of accumulated deficit to additional paid in
  capital in conjunction with termination of S corporation
  status....................................................          --                    --            --                    --
Issuance of Series A preferred stock........................   2,657,971                     3            --                    --
Deferred compensation expense on stock option issuances.....          --                    --            --                    --
Amortization of deferred compensation expense...............          --                    --            --                    --
Net loss subsequent to August 24, 1996......................          --                    --            --                    --
                                                              ----------   --------------------   ----------   --------------------
Balances, December 31, 1996.................................   2,657,971                     3            --                    --
Issuance of Series B preferred stock, net of issuance costs
  of $47....................................................          --                    --     4,065,960                     4
Issuance of Series B preferred stock warrant................          --                    --            --                    --
Issuance of stock options to nonemployees...................          --                    --            --                    --
Deferred compensation expense on stock option issuances.....          --                    --            --                    --
Amortization of deferred compensation expense...............          --                    --            --                    --
Net loss....................................................          --                    --            --                    --
                                                              ----------   --------------------   ----------   --------------------
Balances, December 31, 1997.................................   2,657,971                     3     4,065,960                     4
Issuance of stock options to nonemployees...................          --                    --            --                    --
Issuance of common stock upon exercise of stock options.....          --                    --            --                    --
Issuance of Series C preferred stock warrant................          --                    --            --                    --
Foreign currency translation adjustment.....................          --                    --            --                    --
Deferred compensation expense on stock option issuances.....          --                    --            --                    --
Amortization of deferred compensation expense...............          --                    --            --                    --
Net loss....................................................          --                    --            --                    --
                                                              ----------   --------------------   ----------   --------------------
Balances, December 31, 1998.................................   2,657,971                     3     4,065,960                     4
Issuance of common stock upon exercise of stock options
  (unaudited)...............................................          --                    --            --                    --
Issuance of Series B preferred stock in exchange for
  services (unaudited)......................................          --                    --        15,000                    --
Issuance of Series C preferred stock and warrants, net of
  issuance costs of $1,337 (unaudited)......................          --                    --            --                    --
Issuance of Series C preferred stock in exchange for
  services (unaudited)......................................          --                    --            --                    --
Issuance of common stock upon exercise of warrants
  (unaudited)...............................................          --                    --            --                    --
Exercise of warrants........................................          --                    --            --                    --
Foreign currency translation adjustment (unaudited).........          --                    --            --                    --
Deferred compensation expense on stock option issuances
  (unaudited)...............................................          --                    --            --                    --
Amortization of deferred compensation expense (unaudited)...          --                    --            --                    --
Conversion of preferred stock to common stock (unaudited)...  (2,657,971)                   (3)   (4,080,960)                   (4)
Gain on sale of stock by former subsidiary (unaudited)......          --                    --            --                    --
Repurchase of common stock (unaudited)......................          --                    --            --                    --
Issuance of common stock- initial public offering
  (unaudited)...............................................          --                    --            --                    --
Net loss (unaudited)........................................          --                    --            --                    --
                                                              ----------   --------------------   ----------   --------------------
Balances, September 30, 1999 (unaudited)....................          --   $                --            --   $                --
                                                              ----------   --------------------   ----------   --------------------


                                                                SHARES            AMOUNT            SHARES            AMOUNT
                                                              ----------   --------------------   ----------   --------------------
                                                                          SERIES C                          COMMON STOCK
                                                              ---------------------------------   ---------------------------------
                                                                 CONVERTIBLE PREFERRED STOCK

Balances, December 31, 1995.................................          --   $                --     4,035,000   $                 4
Net loss prior to August 24, 1996...........................          --                    --            --                    --
Transfer of accumulated deficit to additional paid in
  capital in conjunction with termination of S corporation
  status....................................................          --                    --            --                    --
Issuance of Series A preferred stock........................          --                    --            --                    --
Deferred compensation expense on stock option issuances.....          --                    --            --                    --
Amortization of deferred compensation expense...............          --                    --            --                    --
Net loss subsequent to August 24, 1996......................          --                    --            --                    --
                                                              ----------   --------------------   ----------   --------------------
Balances, December 31, 1996.................................          --                    --     4,035,000                     4
Issuance of Series B preferred stock, net of issuance costs
  of $47....................................................          --                    --            --                    --
Issuance of Series B preferred stock warrant................          --                    --            --                    --
Issuance of stock options to nonemployees...................          --                    --            --                    --
Deferred compensation expense on stock option issuances.....          --                    --            --                    --
Amortization of deferred compensation expense...............          --                    --            --                    --
Net loss....................................................          --                    --            --                    --
                                                              ----------   --------------------   ----------   --------------------
Balances, December 31, 1997.................................          --                    --     4,035,000                     4
Issuance of stock options to nonemployees...................          --                    --            --                    --
Issuance of common stock upon exercise of stock options.....          --                    --       174,535                    --
Issuance of Series C preferred stock warrant................          --                    --            --                    --
Foreign currency translation adjustment.....................          --                    --            --                    --
Deferred compensation expense on stock option issuances.....          --                    --            --                    --
Amortization of deferred compensation expense...............          --                    --            --                    --
Net loss....................................................          --                    --            --                    --
                                                              ----------   --------------------   ----------   --------------------
Balances, December 31, 1998.................................          --                    --     4,209,535                     4
Issuance of common stock upon exercise of stock options
  (unaudited)...............................................          --                    --       753,169                     1
Issuance of Series B preferred stock in exchange for
  services (unaudited)......................................          --                    --            --                    --
Issuance of Series C preferred stock and warrants, net of
  issuance costs of $1,337 (unaudited)......................   5,586,003                     5            --                    --
Issuance of Series C preferred stock in exchange for
  services (unaudited)......................................       6,500                    --            --                    --
Issuance of common stock upon exercise of warrants
  (unaudited)...............................................          --                    --            --                    --
Exercise of warrants........................................          --                    --        75,503                    --
Foreign currency translation adjustment (unaudited).........          --                    --            --                    --
Deferred compensation expense on stock option issuances
  (unaudited)...............................................          --                    --            --                    --
Amortization of deferred compensation expense (unaudited)...          --                    --            --                    --
Conversion of preferred stock to common stock (unaudited)...  (5,592,503)                   (5)   12,331,434                    12
Gain on sale of stock by former subsidiary (unaudited)......          --                    --            --                    --
Repurchase of common stock (unaudited)......................          --                    --            --                    --
Issuance of common stock- initial public offering
  (unaudited)...............................................          --                    --     4,219,592                     5
Net loss (unaudited)........................................          --                    --            --                    --
                                                              ----------   --------------------   ----------   --------------------
Balances, September 30, 1999 (unaudited)....................          --   $                --    21,589,233   $                22
                                                              ----------   --------------------   ----------   --------------------


                                                                                  DEFERRED     ACCUMULATED OTHER
                                                              ADDITIONAL PAID   COMPENSATION     COMPREHENSIVE     ACCUMULATED
                                                                IN CAPITAL        EXPENSE        INCOME (LOSS)       DEFICIT
                                                              ---------------   ------------   -----------------   ------------

Balances, December 31, 1995.................................      $    --         $    --            $ --            $    137
Net loss prior to August 24, 1996...........................           --              --              --                (331)
Transfer of accumulated deficit to additional paid in
  capital in conjunction with termination of S corporation
  status....................................................         (194)             --              --                 194
Issuance of Series A preferred stock........................        3,665              --              --                  --
Deferred compensation expense on stock option issuances.....          275            (275)             --                  --
Amortization of deferred compensation expense...............           --              24              --                  --
Net loss subsequent to August 24, 1996......................           --              --              --                (850)
                                                                  -------         -------            ----            --------
Balances, December 31, 1996.................................        3,746            (251)             --                (850)
Issuance of Series B preferred stock, net of issuance costs
  of $47....................................................        8,024              --              --                  --
Issuance of Series B preferred stock warrant................           28              --              --                  --
Issuance of stock options to nonemployees...................            7              --              --                  --
Deferred compensation expense on stock option issuances.....          469            (469)             --                  --
Amortization of deferred compensation expense...............           --             246              --                  --
Net loss....................................................           --              --              --              (4,691)
                                                                  -------         -------            ----            --------
Balances, December 31, 1997.................................       12,274            (474)             --              (5,541)
Issuance of stock options to nonemployees...................            8              --              --                  --
Issuance of common stock upon exercise of stock options.....           87              --              --                  --
Issuance of Series C preferred stock warrant................           55              --              --                  --
Foreign currency translation adjustment.....................           --              --              (2)                 --
Deferred compensation expense on stock option issuances.....        1,700          (1,700)             --                  --
Amortization of deferred compensation expense...............           --             673              --                  --
Net loss....................................................           --              --              --              (6,590)
                                                                  -------         -------            ----            --------
Balances, December 31, 1998.................................       14,124          (1,501)             (2)            (12,131)
Issuance of common stock upon exercise of stock options
  (unaudited)...............................................          350              --              --                  --
Issuance of Series B preferred stock in exchange for
  services (unaudited)......................................           54              --              --                  --
Issuance of Series C preferred stock and warrants, net of
  issuance costs of $1,337 (unaudited)......................       18,751              --              --                  --
Issuance of Series C preferred stock in exchange for
  services (unaudited)......................................           23              --              --                  --
Issuance of common stock upon exercise of warrants
  (unaudited)...............................................          127              --              --                  --
Exercise of warrants........................................          270              --              --                  --
Foreign currency translation adjustment (unaudited).........           --              --             (35)                 --
Deferred compensation expense on stock option issuances
  (unaudited)...............................................        7,271          (7,271)             --                  --
Amortization of deferred compensation expense (unaudited)...           --           2,388              --                  --
Conversion of preferred stock to common stock (unaudited)...           --              --              --                  --
Gain on sale of stock by former subsidiary (unaudited)......        1,547              --              --                  --
Repurchase of common stock (unaudited)......................          (39)             --              --                  --
Issuance of common stock- initial public offering
  (unaudited)...............................................       45,776              --              --                  --
Net loss (unaudited)........................................           --              --              --             (11,022)
                                                                  -------         -------            ----            --------
Balances, September 30, 1999 (unaudited)....................      $88,254         $(6,384)           $(37)           $(23,153)
                                                                  -------         -------            ----            --------


                                                              TOTAL STOCKHOLDERS'
                                                                    EQUITY
                                                              -------------------

Balances, December 31, 1995.................................        $    141
Net loss prior to August 24, 1996...........................            (331)
Transfer of accumulated deficit to additional paid in
  capital in conjunction with termination of S corporation
  status....................................................              --
Issuance of Series A preferred stock........................           3,668
Deferred compensation expense on stock option issuances.....              --
Amortization of deferred compensation expense...............              24
Net loss subsequent to August 24, 1996......................            (850)
                                                                    --------
Balances, December 31, 1996.................................           2,652
Issuance of Series B preferred stock, net of issuance costs
  of $47....................................................           8,028
Issuance of Series B preferred stock warrant................              28
Issuance of stock options to nonemployees...................               7
Deferred compensation expense on stock option issuances.....              --
Amortization of deferred compensation expense...............             246
Net loss....................................................          (4,691)
                                                                    --------
Balances, December 31, 1997.................................           6,270
Issuance of stock options to nonemployees...................               8
Issuance of common stock upon exercise of stock options.....              87
Issuance of Series C preferred stock warrant................              55
Foreign currency translation adjustment.....................              (2)
Deferred compensation expense on stock option issuances.....              --
Amortization of deferred compensation expense...............             673
Net loss....................................................          (6,590)
                                                                    --------
Balances, December 31, 1998.................................             501
Issuance of common stock upon exercise of stock options
  (unaudited)...............................................             351
Issuance of Series B preferred stock in exchange for
  services (unaudited)......................................              54
Issuance of Series C preferred stock and warrants, net of
  issuance costs of $1,337 (unaudited)......................          18,756
Issuance of Series C preferred stock in exchange for
  services (unaudited)......................................              23
Issuance of common stock upon exercise of warrants
  (unaudited)...............................................             127
Exercise of warrants........................................             270
Foreign currency translation adjustment (unaudited).........             (35)
Deferred compensation expense on stock option issuances
  (unaudited)...............................................              --
Amortization of deferred compensation expense (unaudited)...           2,388
Conversion of preferred stock to common stock (unaudited)...              --
Gain on sale of stock by former subsidiary (unaudited)......           1,547
Repurchase of common stock (unaudited)......................             (39)
Issuance of common stock- initial public offering
  (unaudited)...............................................          45,781
Net loss (unaudited)........................................         (11,022)
                                                                    --------
Balances, September 30, 1999 (unaudited)....................        $ 58,702
                                                                    --------

          See accompanying notes to consolidated financial statements.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                   NINE MONTHS
                                                                                                      ENDED
                                                                 YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                              ------------------------------   -------------------
                                                                1996       1997       1998       1998       1999
                                                              --------   --------   --------   --------   --------
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................  $(1,180)   $(4,691)   $(6,590)   $(4,870)   $(11,022)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
  Compensation for grant of non-employee stock options and
    warrant issuances.......................................       --         34          8         --         321
  Amortization of deferred stock compensation expense.......       24        246        673        437       2,389
  Depreciation..............................................       29        121        201        147         341
  Amortization of debt discount.............................       --         --         12         --          --
  Changes in operating assets and liabilities:
    Accounts receivable.....................................        7       (204)        --        131        (939)
    Prepaid expenses and other current assets...............      (46)      (101)       (24)       (61)     (1,315)
    Accounts payable and accrued liabilities................      132        374         47        181       3,396
    Deferred revenue........................................       74        204       (178)      (167)        656
                                                              -------    -------    -------    -------    --------
      Net cash used in operating activities.................     (960)    (4,017)    (5,851)    (4,202)     (6,173)
                                                              -------    -------    -------    -------    --------
Cash flows from investing activities:
  Purchase of furniture and equipment.......................     (134)      (352)      (291)      (239)     (2,081)
  Cash transferred to Japan joint venture...................       --         --         --         --        (683)
  Other long-term assets....................................       --         --       (108)        --        (741)
                                                              -------    -------    -------    -------    --------
      Net cash used in investing activities.................     (134)      (352)      (399)      (239)     (3,505)
                                                              -------    -------    -------    -------    --------
Cash flows from financing activities:
  Increase in borrowings....................................       --         --        553        877       2,781
  Repayments of borrowings..................................       --         --         --       (400)     (1,168)
  Proceeds from issuance of preferred stock and warrants,
    net.....................................................    3,668      8,028         --         --      18,639
  Proceeds from issuance of common stock and warrants,
    net.....................................................       --         --         --         --      45,830
  Issuance of common stock upon exercise of stock options
    and warrants............................................       --         --         87         82         621
  Payments on stockholder note payable......................      (50)       (19)        --         --          --
  Borrowing on stockholder note payable.....................       65         --         --         --          --
                                                              -------    -------    -------    -------    --------
      Net cash provided by financing activities.............    3,683      8,009        640        559      66,703
                                                              -------    -------    -------    -------    --------
Effect of exchange rate fluctuations........................       --         --         (2)        --          21
                                                              -------    -------    -------    -------    --------
Net (decrease) increase in cash and cash equivalents........    2,589      3,640     (5,612)    (3,882)     57,046
Cash and cash equivalents, beginning of year/period.........       81      2,670      6,310      6,310         698
                                                              -------    -------    -------    -------    --------
Cash and cash equivalents, end of year/period...............  $ 2,670    $ 6,310    $   698    $ 2,428    $ 57,744
                                                              =======    =======    =======    =======    ========
Supplemental disclosures of cash flow information:
  Cash paid during the year/period for interest.............  $    --    $    --    $    25    $    15    $     76
                                                              =======    =======    =======    =======    ========
  Noncash investing and financing activities:
  Issuance of warrants and options for services, debt
    issuance costs or equity offering costs.................  $    --    $    34    $    63    $    --    $    321
                                                              =======    =======    =======    =======    ========
  Deferred compensation expense associated with stock option
    activity................................................  $   275    $   469    $ 1,700    $ 1,065    $  7,272
                                                              =======    =======    =======    =======    ========

          See accompanying notes to consolidated financial statements.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Tumbleweed Communications Corp., a California corporation incorporated in June 1993, is a provider of secure Internet communications software and services for businesses worldwide. Tumbleweed has developed the Tumbleweed Integrated Messaging Exchange, or Tumbleweed IME, a scalable software solution that combines the personal, proactive nature of e-mail with the ease of use of the web. Tumbleweed IME offers the key attributes of physical delivery, e-mail and web messaging in a comprehensive, Internet-based system. Tumbleweed's solutions enable corporations to leverage their existing investments in e-mail and web systems in order to shift their historically paper-based communications to more convenient and cost-effective online alternatives.

    In March of 1994, Tumbleweed sold a technology known as Envoy to Novell, Inc. pursuant to an asset transfer, and Tumbleweed thereafter effected a substantial distribution to its stockholders. In connection with this sale, Tumbleweed retained the rights to derivative payments from various agreements that were acquired by Novell, Inc. for specified periods of time. The proceeds from this asset transfer were used for general corporate purposes, including the initial development of Tumbleweed IME. Virtually all of Tumbleweed's revenue recognized before June of 1997, which marked the initial launch of Tumbleweed IME, was derived from these agreements. Tumbleweed ceased recognizing revenue under these agreements in the first quarter of 1997, and does not anticipate recognizing any additional revenue under these agreements in the future since management believes that Novell, Inc. has discontinued distribution of products utilizing Envoy technology. As a result, revenue recognized for periods before June of 1997 is not indicative of Tumbleweed's operating results in subsequent periods. In addition, in 1997 and 1998, Tumbleweed recognized revenue derived from a sale of ancillary technology to a third party. Tumbleweed does not anticipate recognizing revenue from similar sales in the future.

    On June 28, 1999, Tumbleweed filed with the California Secretary of State to officially change its name to Tumbleweed Communications Corp. from Tumbleweed Software Corporation. The board of directors and shareholders approved the name change on June 23, 1999 and June 28, 1999, respectively.

    In August 1999, the Company sold 4,219,592 shares of its common stock (of which 219,592 shares were sold pursuant to the Underwriters' over-allotment option) through its initial public offering (IPO). Net proceeds from the offering were approximately $45.8 million after deducting the underwriting discount and other offering expenses. At the time of the IPO, all of the Company's outstanding preferred stock automatically converted into 12,331,434 shares of common stock.

    Tumbleweed maintains its headquarters in Redwood City, California. Tumbleweed incorporated a subsidiary in Japan in November 1998 and incorporated a subsidiary in the United Kingdom in February 1999.

    (A) BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of Tumbleweed and its wholly owned subsidiaries in Japan and the United Kingdom. All significant intercompany accounts and transactions have been eliminated in consolidation.

    In August 1996, Tumbleweed terminated its S-corporation election in connection with the issuance of preferred stock. Therefore, approximately $194,000 in accumulated deficit prior to August 24, 1996, has been transferred to additional paid-in capital as of that date.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (B) CASH, CASH EQUIVALENTS AND INVESTMENTS

    Tumbleweed considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents. As of December 31, 1997 and 1998, Tumbleweed had $6,257,000 and $604,000 in money market accounts, respectively. As of September 30, 1999, Tumbleweed had $6,971,000 in commercial paper and $25,678,115 in money market accounts.

    Tumbleweed has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. SFAS No. 115 requires entities to classify investments in debt and equity securities with readily determined fair values as "held-to-maturity," "available-for-sale" or "trading" and establishes accounting and reporting requirements for each classification. Tumbleweed generally has classified its investment securities as available-for-sale and accounts for them at estimated fair value. Realized and unrealized gains and losses were not significant for all periods presented. The cost of securities sold is based on the specific identification method. As of December 31, 1996, 1997, and 1998 Tumbleweed did not hold any marketable securities.

    (C) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

    (D) CAPITALIZED SOFTWARE

    Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, capitalized costs for Tumbleweed's software development have not been material.

    (E) CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially subject Tumbleweed to concentrations of credit risk, consist primarily of cash equivalents and accounts receivable. Tumbleweed's cash equivalents generally consist of money market funds with qualified financial institutions. To reduce credit risk with accounts receivable, Tumbleweed performs ongoing evaluations of its customers' financial conditions and maintains allowances for credit losses, when necessary.

    (F) REVENUE RECOGNITION

    In October 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION. Effective January 1, 1998, Tumbleweed adopted SOP 97-2. SOP 97-2 generally requires revenue recognized from software arrangements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, consulting, training, installation, or post-contract customer support. Fair values are based upon vendor specific objective evidence. If evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

that evidence of fair value does exist, or until all elements of the arrangement are delivered. There was no material change to Tumbleweed's accounting for revenue as a result of the adoption of SOP 97-2.

    In February 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued SOP 98-4, DEFERRAL OF THE EFFECTIVE DATE OF SOP 97-2. The SOP deferred the effective date for applying the provisions regarding vendor-specific objective evidence of fair value. There was no material change to Tumbleweed's accounting for revenue as a result of the adoption of SOP 98-4.

    Tumbleweed's customer contracts are generally multiple-element arrangements; that is, they involve Tumbleweed providing a combination of products and services to a customer. Revenue is allocated to the various elements based on the relative fair values of the elements. Revenue allocated to the various elements is recognized when the basic revenue recognition criteria are met for that element or group of elements.

    Revenue attributable to licenses and associated initial installation and testing services is recognized upon customer acceptance. Management currently believes that customer acceptance is the point at which delivery has occurred, collectibility of a fixed and determinable fee is deemed probable, and persuasive evidence of an arrangement exists.

    Paid pilot projects represent licensing transactions in which the customer purchases the Company's products and services for internal use and customer-testing purposes. The projects generally contain licensing elements as well as associated initial installation and testing services. Revenues attributable to such projects are recognized upon customer acceptance. Fees earned from paid pilot projects historically have not been refundable against other products and services.

    Transaction-based fee revenue are derived from Tumbleweed's customers and resellers principally based on payment schedules, for minimum volume commitments, or information reported by the customer or reseller, for actual volume commitments. Royalties from minimum volume commitments are recognized at the beginning of a transaction commitment cycle when fees are fixed and determinable. Royalties from minimum volume commitments with extended payment terms are recognized as they become due and payable. Royalties from actual volume commitments are recognized when amounts due are reported to Tumbleweed.

    Technology revenue relates to the sale of certain intellectual property. Tumbleweed recognized technology revenue as the payments were collected.

    Tumbleweed provides post-contract support, training and other consulting services to customers. Revenue from post-contract support, i.e. unspecified upgrades and telephone support, is recognized ratably over the period the support is provided. Revenue from customer training and other consulting services is recognized as the services are performed.

    Tumbleweed provides limited warranty rights to its customers, which are accounted for in accordance with SFAS No. 5, ACCOUNTING FOR CONTINGENCIES. Estimated warranty obligations are provided by charges to operations in the period in which the related revenue is recognized. To date, the estimated warranty obligations have not been considered significant.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    In December 1998, the Accounting Standards Executive Committee issued SOP 98-9, SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN ARRANGEMENTS, which requires recognition of revenue using the residual method in a multiple element arrangement when fair value does not exist for one or more of the delivered elements in the arrangement. Under the residual method, the total fair value of the undelivered elements is deferred and subsequently recognized in accordance with SOP 97-2. SOP 98-9 also extends the deferral of the application of SOP 97-2 to certain other multiple-element software arrangements through Tumbleweed's year ending December 31, 1999. Tumbleweed does not expect a material change to its accounting for revenue as a result of the provisions of SOP 98-9.

    (G) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets to an amount whose realization is more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (H) STOCK-BASED COMPENSATION

    Tumbleweed accounts for its stock-based compensation arrangements for employees using the intrinsic-value method pursuant to Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. As such, compensation expense is recorded for fixed plan stock options on the date of grant when the fair value of the underlying common stock exceeds the exercise price for stock options or the purchase price for issuance or sales of common stock. Options granted to consultants and other non-employees are considered compensatory and are accounted for at fair value pursuant to SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Tumbleweed discloses the pro forma effects of using the fair value method of accounting for all stock-based compensation arrangements, in accordance with SFAS No. 123.

    (I) NET LOSS PER SHARE

    Net loss per share is calculated in accordance with SFAS No. 128, EARNINGS PER SHARE. Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period if their effect is dilutive. Potential common shares comprise outstanding shares of common stock issued to certain officers (see Note 6) but subject to ratable repurchase by Tumbleweed if such officers do not remain employees through August 1999, and incremental common and preferred shares issuable upon the exercise of stock options and warrants and upon the conversion of Series A, Series B, and Series C preferred stock.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following potential common shares have been excluded from the determination of diluted net loss per share for all periods because the effect of such shares would have been anti-dilutive (in thousands):

                                                                                                          NINE MONTHS
                                                                                                             ENDED
                                                                 YEARS ENDED DECEMBER 31,                SEPTEMBER 30,
                                                           ------------------------------------      ----------------------
                                                             1996          1997          1998          1998          1999
                                                           --------      --------      --------      --------      --------
Shares issuable under stock options..................       1,154         1,489         2,409         1,995         3,222
Shares of restricted stock subject to repurchase.....         873           535           197           282            --
Shares issuable pursuant to warrants or rights to
  purchase convertible preferred stock...............          --            40            61            40           121
Shares of convertible preferred stock on an
  "as-if-converted" basis............................       2,658         6,724         6,724         6,724            --
                                                            -----         -----         -----         -----         -----
                                                            4,685         8,788         9,391         9,041         3,343
                                                            =====         =====         =====         =====         =====

------------------------

    - As of September 30, 1999, the weighted average exercise prices of stock options and warrants or rights to purchase common stock outstanding were between $.50 and $26.00 and between $3.58 and $40.00, respectively.

    (J) OTHER COMPREHENSIVE INCOME (LOSS)

    Other comprehensive income (loss) consists entirely of cumulative translation adjustments resulting from Tumbleweed's application of its foreign currency translation policy. The tax effects of translation adjustments were not significant.

    (K) UNAUDITED INTERIM FINANCIAL INFORMATION

    The consolidated financial information as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 is unaudited, but includes all adjustments (consisting of normal recurring adjustments) that Tumbleweed considers necessary for the fair presentation of the financial position at such dates and the operations and cash flows for the periods then ended. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of results that may be expected for the entire year.

    (L) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of Tumbleweed's cash, cash equivalents, marketable securities, accounts receivable, accounts payable and equipment line approximate their carrying values due to the short maturity or variable-rate structure of those instruments.

    (M) USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (N) FOREIGN CURRENCY TRANSLATION

    The functional currency of the Tumbleweed's Japan subsidiary is the yen. The functional currency of the Tumbleweed's United Kingdom subsidiary is the pound. Exchange gains and losses, which result from the translation of foreign currency financial statements into U.S. dollars, are included in accumulated other comprehensive income (loss) in stockholders' equity.

    (O) ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

    Tumbleweed reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

    (P) RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. Tumbleweed is required to adopt SFAS 133 in fiscal 2000. SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, Tumbleweed has not entered into any derivative financial instruments or hedging activities.

    In March 1998, the Accounting Standards Executive Committee issued SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 establishes the accounting for costs of software products developed or purchased for internal use, including when such costs should be capitalized. Tumbleweed adopted SOP 98-1 effective January 1, 1999 and it did not materially affect its financial position or results of operations.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(2) FINANCIAL STATEMENT COMPONENTS

    A summary of property and equipment as of December 31, 1997 and 1998, follows (in thousands):

                                                                1997       1998
                                                              --------   --------
Office furniture............................................    $100       $114
Computers and equipment.....................................     460        737
                                                                ----       ----
                                                                 560        851
Less accumulated depreciation...............................     178        379
                                                                ----       ----
                                                                $382       $472
                                                                ====       ====

    A summary of accrued liabilities as of December 31, 1997 and 1998, follows (in thousands):

                                                                1997       1998
                                                              --------   --------
Accrued compensation........................................    $144       $235
Professional fees...........................................      78        156
Advertising.................................................      43         29
Other.......................................................      72         28
                                                                ----       ----
                                                                $337       $448
                                                                ====       ====

    Other income (expense), net consisted of the following:

                                                                    YEARS ENDED
                                                                    DECEMBER 31,
                                                           ------------------------------
                                                             1996       1997       1998
                                                           --------   --------   --------
Interest income..........................................    $41        $165       $180
Interest expense.........................................     --          --        (41)
Miscellaneous income (expense)...........................     --          --         10
                                                             ---        ----       ----
Other income (expense), net..............................    $41        $165       $149
                                                             ===        ====       ====

(3) RELATED PARTY TRANSACTIONS

    In February 1999, Tumbleweed issued 3,914,989 shares of Series C preferred stock at a price of $3.58 to Hikari Tsushin ("Hikari"), a Japanese company, resulting in gross proceeds to Tumbleweed of approximately $14.0 million. In August 1999, in connection with the initial public offering, Hikari purchased 400,000 shares of common stock at $12.00 per share, resulting in gross proceeds to Tumbleweed of approximately $4.8 million. As of September 30, 1999, Hikari owns approximately 20% of Tumbleweed's outstanding common stock.

    On March 31, 1999, Tumbleweed KK (TKK), a wholly-owned Japanese subsidiary of Tumbleweed until August 31, 1999 when it became an equity investee, entered into a one-year License and Distribution Agreement with Hikari. A summary of the terms of this agreement is as follows:

    - TKK granted Hikari a perpetual license to use Tumbleweed's product in consideration of a one-time, non-refundable fee of Y30,000,000 (which approximated $251,000 as of March 31, 1999).

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(3) RELATED PARTY TRANSACTIONS (CONTINUED)

    - Hikari was granted distribution rights to sell Tumbleweed's products to third parties in consideration of a one-time, non-refundable fee of Y20,000,000 (which approximated $167,000 as of March 31, 1999).

    - Beginning on April 1, 1999, Hikari will make quarterly, non-refundable prepaid transaction fees of Y23,625,000 (which approximated $198,000 as of March 31, 1999). The quarterly transaction fees are based on quarterly minimum volume commitments, and will be recognized as revenue in the quarter that the amounts are due and payable.

    On July 1, 1999, Tumbleweed entered into a Technology License Agreement with TKK. A summary of the salient terms of this agreement is as follows:

    - Tumbleweed granted TKK a five year, non-exclusive license to use Tumbleweed IME products in connection with the marketing and sub-licensing of Tumbleweed IME products in Japan.

    - Beginning on July 1, 1999, and as consideration for the license grant, TKK is obligated to pay Tumbleweed a royalty based on license revenue achieved by TKK. The royalty rate begins at 60% of TKK's net license revenue in 1999, declining to 55% in 2000 and 50% in 2001 and thereafter. Tumbleweed's management believes that these terms approximate arms-length rates for such sublicensing activities.

    - During the term of the agreement, Tumbleweed will provide maintenance and support services to TKK. Tumbleweed receives an annual fee of $100,000 for the services.

    On August 31, 1999, TKK sold 200 shares of its common stock, representing a 50% ownership interest in TKK, to Hikari for Y350,000,000 (which approximated $3.2 million as of August 31, 1999). Following Hikari's investment, Hikari and Tumbleweed have equal board representation in TKK. As a result of the equity transaction and the change in board constituency, Tumbleweed no longer believes that it has control of TKK. Consequently, beginning September 1, 1999, Tumbleweed began accounting for its investment in TKK on the equity method of accounting rather than the consolidation method. Because TKK sold shares to Hikari, Tumbleweed's share of the book value of TKK's net assets exceeded the carrying amount of the investment by $1.55 million. As a result Tumbleweed has recorded $1.55 million in additional paid-in capital in the three months ended September 30, 1999.

    During the two and eight months ended August 31, 1999, and the three and nine months ended September 30, 1998, Tumbleweed recorded approximately $250,000, $914,000, $0, and $0, respectively, in consolidated revenues from third-party customers of TKK. Hikari has historically been a significant customer of TKK, representing approximately 62%, 84%, 0%, and 0% of TKK's third party revenues recorded during the aforementioned periods. During the one month ended September 30, 1999, Tumbleweed recognized approximately $59,000 in revenue from TKK. As of September 30, 1999, $591,000 was due from TKK, of which $532,000 was due from TKK for previous intercompany activity with no specific

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(3) RELATED PARTY TRANSACTIONS (CONTINUED)

repayment terms. TKK's summary operating results for the one month ended September 30, 1999 were as follows (in thousands):

                                                               ONE-MONTH ENDED
                                                              SEPTEMBER 30, 1999
                                                              ------------------
Revenues....................................................         $87
Cost of goods sold..........................................         (55)
                                                                     ---
Gross margin................................................          32
Operating expenses..........................................         130
                                                                     ---
Net loss....................................................         (98)
                                                                     ===

    Using the equity method of accounting, Tumbleweed's share of the operating loss of TKK of approximately $(49,000) was recorded as Other Expense in the consolidated statement of operations for the three and nine months ended September 30, 1999.

(4) DEBT

    In 1997, Tumbleweed obtained a $400,000 line of credit collateralized by all of Tumbleweed's assets. The line bears interest at the bank's prime rate plus 1.5% and expired on August 3, 1998.

    In July 1998, Tumbleweed entered into a debt agreement with a bank (the Debt Facility) which includes a $1,500,000 revolving credit facility (the Revolver), with availability based on outstanding accounts receivable, and a $750,000 equipment loan facility (the Equipment Line). Borrowings under the Revolver and Equipment Line carry interest at prime rate plus 0.5% and 0.75%, respectively, with interest payable monthly and an unamortized discount of $43,000. Borrowings under the Revolver were due in July 1999. Borrowings under the Equipment Line are due in 36 equal monthly installments beginning January 1999, and are secured by certain assets of Tumbleweed. The weighted-average interest rate for the Equipment Line was 8.5% for fiscal 1998.

    During November 1998, Tumbleweed amended the Debt Facility. As part of the amendment, Tumbleweed obtained a $1,500,000 line of credit (Bridge Loan Facility) with availability based on several factors, including the proposed amount of the next equity financing; Tumbleweed is prohibited from making additional borrowings against the Revolver until the maturity date of the Bridge Loan Facility; and the Equipment Line is limited to making additional borrowings up to $125,000. Borrowings under the Bridge Loan Facility are due the earlier of
(i) the closing of Tumbleweed's Series C preferred stock financing;
(ii) 90 days from the initial loan; or (iii) April 30, 1999. In connection with the Bridge Loan Facility, Tumbleweed issued a warrant to purchase preferred stock with a fair value of $55,000, which is being amortized over the term of the Bridge Loan Facility (see Note 6). Borrowings under the Bridge Loan Facility carry interest at prime rate plus 1% (8.5% at December 31, 1998) and are payable monthly. Upon the closing of the February 1999 Series C preferred stock financing, Tumbleweed repaid all outstanding borrowings against the Bridge Loan Facility.

    In June 1999, Tumbleweed amended the $750,000 equipment loan. As part of the amendment, Tumbleweed increased the equipment loan facility by $1.0 million. As of September 30, 1999, total borrowings under the equipment loan facility were $1.3 million. Borrowings under the amended equipment

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(4) DEBT (CONTINUED)

loan facility are due in 36 equal monthly installments beginning January 1, 2000. Borrowings under this facility carry interest at prime rate plus 0.75%.

    In addition, Tumbleweed financed $525,000 for directors' and officers' liability insurance, payable in nine equal monthly installments, and $231,000 in facility-related expenditures, payable in 60 monthly installments. As of September 30, 1999, total debt outstanding under these financing arrangements was $639,000.

    As of September 30, 1999, minimum debt payments under all agreements were as follows (in thousands):

NINE MONTHS ENDED SEPTEMBER 30, 1999
------------------------------------
1999........................................................   $  242
2000........................................................      870
2001........................................................      584
2002........................................................      363
2003........................................................        9
                                                               ------
                                                                2,068
Less interest...............................................      195
Less current installments of equipment line.................      615
                                                               ------
                                                               $1,258
                                                               ------

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(5) INCOME TAXES

    The differences between the amount of income tax benefit recorded and the amount of income tax benefit calculated using the U.S. federal statutory rate of 34% for the years ended December 31, 1997 and 1998, are as follows (in thousands):

                                                              1997       1998
                                                            --------   --------
Statutory federal income tax benefit......................  $(1,511)   $(2,047)
Net operating loss not benefited..........................    1,503      2,035
Other.....................................................        8         12
                                                            -------    -------
                                                            $    --    $    --
                                                            =======    =======

    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 1997 and 1998, are presented below (in thousands):

                                                                1997       1998
                                                              --------   --------
Deferred tax assets:
  Net operating loss carryforwards..........................   $1,921     $4,052
  Tax credit carryforwards..................................       56        249
  Reserves and accruals not currently deductible............      227        196
  Other.....................................................        2          9
                                                               ------     ------
                                                                2,206      4,506
Less valuation allowance....................................    2,206      4,506
                                                               ------     ------
  Net deferred tax assets...................................   $   --     $   --
                                                               ======     ======

    Tumbleweed believes that sufficient uncertainty exists with respect to future realization of these deferred tax assets; therefore, it has established a valuation allowance against all net deferred tax assets.

    The net change in the valuation allowance for the year ended December 31, 1998, was an increase of approximately $2,300,000.

    As of December 31, 1998, Tumbleweed has federal and California net operating loss carryforwards of approximately $11,000,000 and $5,700,000, respectively. The net operating loss carryforwards expire in the years 2011 through 2018 for federal income tax purposes and the years 2001 through 2003 for California income tax purposes.

    As of December 31, 1998, Tumbleweed has federal and California research and development tax credit carryforwards of approximately $144,000 and $105,000, respectively. The research and development tax credit carryforwards for federal income tax purposes expire in the years 2012 through 2018. The research and development tax credit carryforwards for California income tax purposes can be carried forward indefinitely.

    The Internal Revenue Code of 1986 and the California Conformity Act of 1987 substantially restrict the ability of a corporation to utilize existing net operating losses and credits in the event of an "ownership change." Several of Tumbleweed's issuances of preferred stock have resulted in multiple ownership changes since inception of Tumbleweed. Of the approximately $11.0 million of federal net operating loss carryforward as of December 31, 1998, approximately $3.5 million will be subject to an annual limitation in

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(5) INCOME TAXES (CONTINUED)

the aggregate of $400,000. Any unused annual limitation can be carried over and added to the succeeding year's annual limitation within the allowable carryforward period. Future changes in ownership may result in additional limitations.

(6) STOCKHOLDERS' EQUITY

    CONVERTIBLE PREFERRED STOCK

    The rights, preferences, and privileges of the Series A, B, and C preferred stock are as follows:

    - The conversion rate in effect at any time for each series of convertible preferred stock shall be the quotient obtained by dividing the original issuance price for such series of series preferred stock by the series preferred stock conversion price. The series preferred stock conversion price shall initially be the original issue price for such series adjusted for stock splits and combinations, common stock dividends and distributions, and similar transactions. As of September 30, 1999, the conversion rates allow each share of Series A, B and C preferred stock to be converted into one share of common stock.

    - Each share of series preferred stock shall automatically be converted into shares of common stock, based on the then-effective series preferred stock conversion price (a) at any time upon the affirmative vote of the holders of more than 50% of the outstanding shares of preferred stock, or
      (b) immediately upon the closing of a public offering in which the per share price is two times the original issuance price of the Series C preferred stock and the gross cash proceeds to Tumbleweed are at least $10,000,000.

    - Each shareholder of Series A, B, and C preferred stock is entitled to receive, when and as declared by Tumbleweed's board of directors, noncumulative dividends of approximately $0.11, $0.16, and $0.29 per share, respectively, payable in preference and priority to any payment of dividends on common stock. No dividends have been declared or paid on the preferred stock.

    - In the event of liquidation, the stockholders of Series A, B, and C preferred stock are entitled to a liquidation preference equal to $1.38, $1.99, and $3.58 per share, respectively, plus all declared but unpaid dividends. All remaining assets shall be distributed on a pro rata basis among the holders of the preferred and common stock on an "as-if-converted" basis.

    STOCK REPURCHASE AGREEMENTS

    On August 16, 1996, stock repurchase agreements were signed with Tumbleweed's Chief Technical Officer and Chief Executive Officer (the Officers). Under these agreements, Tumbleweed may repurchase a ratable portion of the shares of common stock held by the Officers if the Officers terminate their employment with Tumbleweed at any time prior to August 16, 1999. The common stock was issued for the value of services rendered, at a value of $0.001 per share. The purchase price would be $0.005 per share, and the total number of shares available for repurchase by Tumbleweed is reduced ratably over the three-year term of the agreements. The amount of shares subject to repurchase by Tumbleweed as of December 31, 1998 and September 30, 1999, were approximately 197,000 and 0, respectively.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(6) STOCKHOLDERS' EQUITY (CONTINUED)

    1993 STOCK OPTION PLAN

    On September 30, 1993, the Company adopted the 1993 stock option plan. During 1998 and 1999, the board of directors approved an amendment to the plan to increase the number of shares authorized for issuance by 1,000,000 shares and 500,000 shares, respectively, to a total of 3,618,500 authorized shares.

    Under the plan, the exercise price for incentive options is at least 100% of the fair market value on the date of grant. The exercise price for nonqualified stock options is at least 85% of the fair market value on the date of grant. Options generally expire in 10 years. Vesting periods are determined by the board of directors and generally provide for 25% of the options to vest on the first anniversary date of the grant with the remaining options vesting monthly over the following 36 months.

    1999 OMNIBUS STOCK INCENTIVE PLAN

    The 1999 Omnibus Stock Incentive Plan (the Incentive Plan) was adopted by Tumbleweed's board of directors on May 27, 1999 (and to be approved by stockholders thereafter), for the benefit of the officers, directors, key employees, advisors and consultants. An aggregate of 4,381,500 shares of common stock is reserved for issuance under the Incentive Plan, which provides for the issuance of stock-based incentive awards, including stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, deferred stock, and performance shares.

    1999 EMPLOYEE STOCK PURCHASE PLAN

    The 1999 Employee Stock Purchase Plan (the Purchase Plan) was adopted by Tumbleweed's board of directors on May 27, 1999 (and to be approved by stockholders thereafter) which allows eligible employees to purchase common stock at a discount from fair market value. A total of 500,000 shares of common stock has been reserved for issuance under the Purchase Plan for each fiscal year occurring during the term of the Purchase Plan (the Purchase Plan will terminate in 2009).

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(6) STOCKHOLDERS' EQUITY (CONTINUED)

    A summary of stock option activity follows:

                                                                                             WEIGHTED-
                                                         OPTIONS AVAILABLE     OPTIONS        AVERAGE
                                                             FOR GRANT       OUTSTANDING   EXERCISE PRICE
                                                         -----------------   -----------   --------------
Balances, December 31, 1996............................         964,500       1,154,000         $0.48
Granted................................................        (531,500)        531,500          0.50
Canceled...............................................         196,375        (196,375)         0.50
                                                             ----------       ---------
Balances, December 31, 1997............................         629,375       1,489,125          0.48
Authorized.............................................       1,000,000              --            --
Granted................................................      (1,320,250)      1,320,250          0.50
Exercised..............................................              --        (174,535)         0.50
Canceled...............................................         225,629        (225,629)         0.50
                                                             ----------       ---------
Balances, December 31, 1998............................         534,754       2,409,211          0.49
Authorized (unaudited).................................       5,031,500              --            --
Granted (unaudited)....................................      (1,737,750)      1,737,750          5.98
Exercised (unaudited)..................................              --        (753,169)         0.47
Canceled (unaudited)...................................         171,480        (171,480)         0.50
                                                             ----------       ---------
Balances, September 30, 1999 (unaudited)...............       3,999,984       3,222,312          3.46
                                                             ==========       =========
Options vested as of September 30, 1999 (unaudited)....                         531,631
                                                                              =========

Weighted-average fair value of options granted during the year:
  1996.................................................                                         $0.13
  1997.................................................                                         $0.13
  1998.................................................                                         $0.11

    The following table summarizes information about stock options outstanding as of September 30, 1999:

                                                  AVERAGE REMAINING
                                                  CONTRACTUAL LIFE
EXERCISE PRICES              NUMBER OUTSTANDING        (YEARS)        NUMBER EXERCISABLE
---------------              ------------------   -----------------   ------------------
$0.50......................      1,687,062               8.8                504,966
0.80.......................        770,750               9.5                 26,665
9.60.......................         63,000              10.0                     --
12.00......................        623,500              10.0                     --
17.13-25.75................         78,000              10.0                     --
                                 ---------                                  -------
                                 3,222,312                                  531,631
                                 =========                                  =======

    STOCK-BASED COMPENSATION

    Tumbleweed uses the intrinsic value method prescribed by APB No. 25 in accounting for its stock-based compensation arrangements for employees. Compensation cost has been recognized for fixed stock

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(6) STOCKHOLDERS' EQUITY (CONTINUED)

option issuances in the accompanying consolidated financial statements because the fair value of the underlying common stock equals or exceeds the exercise price of the stock options at the date of grant. Tumbleweed has recorded deferred stock compensation expense of $275,000, $469,000, $1.7 million and $7.3 million for the difference at the grant date between the exercise price and the fair value of the common stock underlying the options granted in the years ended December 31, 1996, 1997 and 1998, and in the nine months ended
September 30, 1999, respectively. These amounts are being amortized on an accelerated basis over the vesting period, generally four years, consistent with the method described in FASB Interpretation No. 28. Amortization of deferred compensation of approximately $24,000, $246,000, $673,000 and $2.4 million were recognized in the years ended December 31, 1996, 1997 and 1998, and in the nine months ended September 30, 1999, respectively. Had compensation cost for Tumbleweed's stock-based compensation plan been determined consistent with the fair value approach set forth in SFAS No. 123, Tumbleweed's net losses for the years ended December 31, 1996, 1997, and 1998, would have been as follows (in thousands, except per share amounts):

                                                                1996       1997       1998
                                                              --------   --------   --------
Net loss as reported........................................  $(1,180)   $(4,691)   $(6,590)
APB No. 25 compensation expense recorded....................       24        246        673
Additional stock-based compensation under SFAS No. 123......      (27)      (281)      (731)
                                                              -------    -------    -------
Net loss pro forma..........................................  $(1,183)   $(4,726)   $(6,648)
                                                              -------    -------    -------
Basic and diluted net loss per share as reported............  $ (0.33)   $ (1.41)   $ (1.74)
                                                              -------    -------    -------
Basic and diluted net loss per share pro forma..............  $ (0.33)   $ (1.42)   $ (1.75)
                                                              -------    -------    -------

    The fair value of options granted during the years ended December 31, 1996, 1997 and 1998, are estimated on the date of grant using the minimum value method with the following weighted-average assumptions: no dividend yield; risk-free interest rates ranging from 4.75% to 7.5%; and an expected life of four years.

    WARRANTS

    In connection with Tumbleweed's sale of certain technology rights to a third party in December 1997, Tumbleweed licensed the rights back from the third party in exchange for a warrant to purchase 40,000 shares of Tumbleweed's Series B convertible preferred stock at an exercise price of $2.50 per share. The warrant is exercisable upon issuance and expires upon on the earlier of the closing of an initial public offering of Tumbleweed's common stock or five years from the issue date. Using the Black-Scholes option pricing model Tumbleweed has calculated the value of the warrant based on the following assumptions: no dividends; contractual term of 5 years; risk-free interest rate of 5.75%; expected volatility of 55%. The resultant expense of $28,000 is included in research and development expenses in 1997.

    In connection with the November 1998 Bridge Loan Facility (see Note 4), Tumbleweed issued a warrant to acquire 20,973 shares of Series C preferred stock at an exercise price of $3.58. Using the Black-Scholes model, the warrant is valued at $2.65 per share, for a total of $55,000, based on the following assumptions: no dividends; contractual term of 10 years; risk-free interest rate of 4.86%; expected volatility of 60%. The value of the warrant is being amortized over the term of the Bridge Loan Facility. The warrant expires upon the earlier of (i) November 2008; (ii) five years from the closing of an initial public offering;

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(6) STOCKHOLDERS' EQUITY (CONTINUED)

or (iii) the closing of an acquisition of Tumbleweed in which Tumbleweed's stock is sold for at least three times the initial exercise price.

    In connection with the February 1999 Series C financing, Tumbleweed's financial advisor earned the right to receive a warrant to acquire 58,725 shares of Series C convertible preferred stock at an exercise price of $3.58. Using the Black-Scholes model, the warrant is valued at $1.99 per share, for a total of $117,000, based on the following assumptions: no dividends; contractual term of 5 years; risk-free interest rate of 4.75%; expected volatility of 60%. The value of the warrant is included as an issuance cost of the Series C financing. The warrant will be exercisable for a period of 5 years from the date of issuance. The warrant will terminate upon an initial public offering by Tumbleweed or sale or acquisition of Tumbleweed.

    In connection with the May 1999 Series C financing, Tumbleweed issued a warrant to acquire 16,778 shares of Series C convertible preferred stock at an exercise price of $3.58. The warrant will be exercisable for a period of 5 years from the date of issuance and will terminate upon an initial public offering or sale or acquisition of Tumbleweed. Using the Black-Scholes model, the warrant is valued at $8.51 per share, for a total of $143,000, based on the following assumptions: no dividends; contractual term of 5 years; risk-free interest rate of 4.79%; expected volatility of 60%. The value of the warrant is included as an issuance cost of the Series C financing.

    In July 1999, in exchange for marketing and publicity assistance from a customer, Tumbleweed issued a warrant to acquire 100,000 share of its common stock. The warrant is exercisable immediately in three tranches: 50,000 shares at an exercise price of $20 per share; 25,000 shares at an exercise price of $30 per share; and 25,000 shares at an exercise price of $40 per share. Using the Black-Scholes option pricing model, the total fair value of the warrant was estimated to be $127,000, based on the following assumptions: no dividends; contractual term of three years; risk-free interest rate of 4.8%; and expected volatility of 60%. The fair value of the warrant was charged to sales and marketing expense in the third quarter of 1999. In June 1999, Tumbleweed entered into a license agreement and a consulting agreement with the customer for a total of $355,000.

(7) EMPLOYEE BENEFIT PLAN

    Tumbleweed has a 401(k) plan that allows eligible employees to contribute a percentage of their compensation, limited to $10,000 in 1998. Tumbleweed may make discretionary matching contributions of up to 6% of employee contributions. Tumbleweed matching contributions and earnings thereon vest immediately. Tumbleweed has made no contributions to date.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(8) COMMITMENTS

    LEASE COMMITMENTS

    Future minimum lease payments under all noncancelable operating leases as of December 31, 1998, are as follows (in thousands):

                                                              OPERATING
YEAR ENDING DECEMBER 31,                                       LEASES
------------------------                                      ---------
1999........................................................    $178
2000........................................................      53
2001........................................................       9
2002........................................................       3
2003........................................................      --
                                                                ----
Total minimum lease payments................................    $243
                                                                ====

    Total rent expense under operating leases for the years ended December 31, 1996, 1997 and 1998, was $56,000, $139,000 and $278,000, respectively.

    ROYALTY AGREEMENTS

    During 1996, Tumbleweed entered into royalty agreements with various companies whereby Tumbleweed was granted a right to sublicense certain software technology. Under the terms of the agreements, Tumbleweed pays royalties based on the number of software licenses sold or a percentage of revenue. Royalty expense under these agreements in 1996, 1997 and 1998 was approximately $9,000, $39,000 and $128,000, respectively, and was recorded as cost of revenue. Royalty expense under these agreements in the nine month periods ended September 30, 1998 and 1999 was approximately $118,000 and $121,000, respectively, and was recorded as cost of revenue.

(9) SEGMENT INFORMATION

    Tumbleweed has adopted the provisions of SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within Tumbleweed for making operating decisions and assessing financial performance.

    Tumbleweed's chief operating decision-maker is considered to be Tumbleweed's Chief Executive Officer. The CEO reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenue by geographic region for purposes of making operating decisions and assessing financial performance. The consolidated financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statement of operations. Therefore, Tumbleweed operates in a single operating segment.

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(9) SEGMENT INFORMATION (CONTINUED)

    Revenue information regarding operations in the different geographic regions is as follows (in thousands):

                                                       UNITED                            OTHER
                                                       STATES    BELGIUM     TAIWAN    COUNTRIES    TOTAL
                                                      --------   --------   --------   ---------   --------
1996................................................    $592       $ --       $ --        $ 5       $  597
1997................................................     534         --        178         17          729
1998................................................     756        560        667         32        2,015

    Revenue attributable to significant customers, representing approximately 10% or more of total revenue for at least one of the respective periods, are summarized as follows:

                                                                     YEARS ENDED                        NINE MONTHS ENDED
                                                                     DECEMBER 31,                         SEPTEMBER 30,
                                                         ------------------------------------      ---------------------------
                                                           1996          1997          1998          1998               1999
                                                         --------      --------      --------      --------           --------
SALES:
  Customer A...........................................     --%           38%           33%           41%                 4%
  Customer B...........................................     22%           26%           --%           --%                --%
  Customer C...........................................     --%           12%           --%           --%                --%
  Customer D...........................................     --%           --%           28%           17%                18%
  Customer E...........................................     --%           --%           30%           33%                 5%
  Customer F...........................................     26%           --%           --%           --%                --%
  Customer G...........................................     20%           --%           --%           --%                --%
  Customer H...........................................     12%            2%            2%            2%                 1%
  Customer I...........................................     --%           --%           --%           --%                23%
  Customer J...........................................     --%           --%           --%           --%                13%

                                                                                                        NINE MONTHS ENDED
                                                                     DECEMBER 31,                         SEPTEMBER 30,
                                                         ------------------------------------      ---------------------------
                                                           1996          1997          1998          1998               1999
                                                         --------      --------      --------      --------           --------
ACCOUNTS RECEIVABLE:
  Customer A...........................................     --%           43%           --%           --%                --%
  Customer B...........................................     85%           --%           --%           --%                --%
  Customer C...........................................     --%           19%           --%           13%                --%
  Customer D...........................................     --%           --%           82%           --%                --%
  Customer E...........................................     --%           36%           16%           74%                --%
  Customer F...........................................     --%           --%           --%           --%                --%
  Customer G...........................................     --%           --%           --%           --%                --%
  Customer H...........................................     --%           --%           --%           --%                --%
  Customer I...........................................     --%           --%           --%           --%                --%
  Customer J...........................................     --%           --%           --%           --%                14%

    Revenue aggregating 0%, 0%, 30%, 33% and 28% of total revenue for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended
September 30, 1998 and 1999, respectively, was

                TUMBLEWEED COMMUNICATIONS CORP. AND SUBSIDIARIES

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996, 1997 AND 1998
                                  (CONTINUED)

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

(9) SEGMENT INFORMATION (CONTINUED)

generated from two customers who are also stockholders of Tumbleweed, and whose ownership percentages were 6.5% and 22.8%, respectively.

(10) SUBSEQUENT EVENTS

    REINCORPORATION

    On May 27, 1999, the board of directors approved Tumbleweed's reincorporation in the state of Delaware. On August 2, 1999, the reincorporation was completed. The Certificate of Incorporation of the Delaware successor corporation authorizes 100 million shares of common stock, $0.001 par value per share, and 10 million shares of preferred stock, $0.001 par value per share. The accompanying consolidated financial statements have been retroactively restated to give effect to the reincorporation.

    1993 STOCK OPTION PLAN

    On August 3, 1999, the board of directors approved an amendment to the plan to increase the number of shares authorized for issuance by 150,000 shares to a total of 3,768,500 authorized shares.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
Worldtalk Communications Corporation:

    We have audited the accompanying consolidated balance sheets of Worldtalk Communications Corporation and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998. In connection with our audits of the consolidated financials statements, we also have audited the financial statement schedule listed in the Index at Item 14(a)(2). These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Worldtalk Communications Corporation and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          [LOGO]

Mountain View, California

January 28, 1999

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              AS OF DECEMBER 31,        AS OF
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998         1999
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  4,662   $  3,858     $ 11,027
  Short-term investments....................................     6,415      2,166           --
  Accounts receivable, net of allowance for doubtful
    accounts of $121, $1,840 and $1,052, respectively.......     3,039      2,960        3,131
  Prepaid expenses..........................................       935        613          621
                                                              --------   --------     --------
    Total current assets....................................    15,051      9,597       14,779

Property and equipment, net.................................     1,658      1,108          873
Other assets................................................       556        441          417
                                                              --------   --------     --------
                                                              $ 17,265   $ 11,146     $ 16,069
                                                              ========   ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $    760   $    787     $  1,342
  Short-term debt...........................................       243        250          242
  Current portion of capital lease obligations..............       339        115           16
  Accrued expenses..........................................     3,041      3,419        3,027
  Deferred revenue..........................................     4,094      2,474        1,204
                                                              --------   --------     --------
    Total current liabilities...............................     8,477      7,045        5,831

Capital lease obligations, less current portion.............       132         13           --
                                                              --------   --------     --------
    Total liabilities.......................................     8,609      7,058        5,831
Commitments and contingencies

Stockholders' equity:
  Preferred stock, $.01 par value; 6,500 authorized, none
    designated or outstanding...............................        --         --           --
  Common stock, $.01 par value; 25,000 and 50,000 shares
    authorized as of December 31, 1997 and 1998 and
    September 30, 1999, respectively, 10,487, 10,686 and
    14,379 shares issued and outstanding as of December 31,
    1997 and 1998, and September 30, 1999, respectively.....       105        107          144
  Additional paid-in capital................................    32,301     32,773       43,328
  Deferred compensation.....................................       (89)       (47)         (15)
  Accumulated deficit.......................................   (23,661)   (28,745)     (33,219)
                                                              --------   --------     --------
    Total stockholders' equity..............................     8,656      4,088       10,238
                                                              --------   --------     --------
                                                              $ 17,265   $ 11,146     $ 16,069
                                                              ========   ========     ========

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   NINE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                 ------------------------------   -------------------
                                                   1996       1997       1998       1998       1999
                                                 --------   --------   --------   --------   --------
                                                                                      (UNAUDITED)
Revenues:
Continuing products:
  Software licenses............................  $    --    $ 3,738    $ 8,111    $ 5,994    $ 6,256
  Maintenance, installation and training.......       --          9        449        231      1,101
                                                 -------    -------    -------    -------    -------
    Total revenues from continuing products....       --      3,747      8,560      6,225      7,357
Discontinued products revenue..................   14,205      7,580      4,888      4,146      1,472
                                                 -------    -------    -------    -------    -------
    Total revenues.............................   14,205     11,327     13,448     10,371      8,829
                                                 -------    -------    -------    -------    -------
Cost of revenues:
  Software licenses............................    1,083      1,027        737        522        325
  Maintenance, installation and training.......    2,355      2,964      2,569      1,967      1,671
                                                 -------    -------    -------    -------    -------
    Total cost of revenues.....................    3,438      3,991      3,306      2,489      1,996
                                                 -------    -------    -------    -------    -------
    Gross profit...............................   10,767      7,336     10,142      7,882      6,833
                                                 -------    -------    -------    -------    -------
Operating expenses:
  Product development..........................    3,563      4,294      3,934      3,011      3,017
  Sales and marketing..........................    6,751      7,378      7,477      5,573      7,343
  General and administrative...................    1,733      2,689      4,189      3,629      1,606
  Purchased research and development...........    4,500         --         --         --         --
                                                 -------    -------    -------    -------    -------
    Total operating expenses...................   16,547     14,361     15,600     12,213     11,966
                                                 -------    -------    -------    -------    -------
Operating loss.................................   (5,780)    (7,025)    (5,458)    (4,331)    (5,133)
Operating income:
  Interest income, net.........................      544        508        375        302        291
  Gain on sale of discontinued products........       --         --         --         --        443
                                                 -------    -------    -------    -------    -------
    Loss before income taxes...................   (5,236)    (6,517)    (5,083)    (4,029)    (4,399)
Income taxes...................................        4        183          1        170         75
                                                 -------    -------    -------    -------    -------
    Net loss...................................  $(5,240)   $(6,700)   $(5,084)   $(4,199)   $(4,474)
                                                 =======    =======    =======    =======    =======
Basic and diluted net loss per share...........  $ (0.68)   $ (0.65)   $ (0.48)   $ (0.40)   $ (0.38)
                                                 =======    =======    =======    =======    =======
Shares used in computing basic and diluted net
  loss per share...............................    7,669     10,355     10,584     10,559     11,886
                                                 =======    =======    =======    =======    =======

          See accompanying notes to consolidated financial statements.

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

     YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND THE NINE MONTHS ENDED
                               SEPTEMBER 30, 1999

                           (ALL AMOUNTS IN THOUSANDS)

                                                                 COMMON STOCK
                                                              -------------------     ADDITIONAL
                                                               SHARES     AMOUNT    PAID-IN CAPITAL
                                                              --------   --------   ---------------
Balances as of December 31, 1995............................    1,505      $ 15         $   670
  Issuance of common stock in initial public offering,
    net.....................................................    2,000        20          13,812
  Conversion of redeemable preferred stock to common
    stock...................................................    6,025        60          12,756
  Exercise of common stock options and warrants.............      178         2              49
  Purchases under the Employee Stock Purchase Plan..........       35        --             238
  Issuance of shareholders' notes receivable................       --        --              --
  Issuance of common stock in acquisition...................      547         6           4,125
  Amortization of deferred compensation.....................       --        --              --
  Net loss..................................................       --        --              --
                                                               ------      ----         -------
Balances as of December 31, 1996............................   10,290      $103         $31,650
  Exercise of common stock options..........................      148         2             202
  Purchases under the Employee Stock Purchase Plan..........      124         1             461
  Repurchased common stock..................................      (75)       (1)            (12)
  Repayment of shareholders' notes receivable...............       --        --              --
  Amortization of deferred compensation.....................       --        --              --
  Net loss..................................................       --        --              --
                                                               ------      ----         -------
Balances as of December 31, 1997............................   10,487      $105         $32,301
  Exercise of common stock options..........................       90         1             129
  Purchases under the Employee Stock Purchase Plan..........      155         1             357
  Repurchased common stock..................................      (46)       --             (14)
  Amortization of deferred compensation.....................       --        --              --
  Net loss..................................................       --        --              --
                                                               ------      ----         -------
Balances as of December 31, 1998............................   10,686      $107         $32,773
  Exercise of common stock options and warrants
    (unaudited).............................................      277         3             484
  Purchases under the Employee Stock Purchase Plan
    (unaudited).............................................       83         1             166
  Amortization of deferred compensation (unaudited).........       --        --              --
  Issuance of common stock for equity financing
    (unaudited).............................................    3,333        33           9,905
  Net loss (unaudited)......................................       --        --              --
                                                               ------      ----         -------
Balances as of September 30, 1999 (unaudited)...............   14,379      $144         $43,328
                                                               ======      ====         =======

          See accompanying notes to consolidated financial statements.

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                           (ALL AMOUNTS IN THOUSANDS)

                                                                                              TOTAL
                                               STOCKHOLDER                                STOCKHOLDERS'
                                                  NOTE         DEFERRED     ACCUMULATED      EQUITY
                                               RECEIVABLE    COMPENSATION     DEFICIT       (DEFICIT)
                                               -----------   ------------   -----------   -------------
Balances as of December 31, 1995.............     $(194)         $(175)       $(11,721)     $(11,405)
  Issuance of common stock in initial public
    offering, net............................        --             --              --        13,832
  Conversion of redeemable preferred stock to
    common stock.............................        --             --              --        12,816
  Exercise of common stock options and
    warrants.................................        --             --              --            51
  Purchases under the Employee Stock Purchase
    Plan.....................................        --             --              --           238
  Issuance of shareholders' notes
    receivable...............................       (68)            --              --           (68)
  Issuance of common stock in acquisition....        (3)            --              --         4,128
  Amortization of deferred compensation......        --             44              --            44
  Net loss...................................        --             --          (5,240)       (5,240)
                                                  -----          -----        --------      --------
Balances as of December 31, 1996.............     $(265)         $(131)       $(16,961)     $ 14,396
  Exercise of common stock options...........        --             --              --           204
  Purchases under the Employee Stock Purchase
    Plan.....................................        --             --              --           462
  Repurchased common stock...................        --             --              --           (13)
  Repayment of shareholders' notes
    receivable...............................       265             --              --           265
  Amortization of deferred compensation......        --             42              --            42
  Net loss...................................        --             --          (6,700)       (6,700)
                                                  -----          -----        --------      --------
Balances as of December 31, 1997.............     $  --          $ (89)       $(23,661)     $  8,656
  Exercise of common stock options...........        --             --              --           130
  Purchases under the Employee Stock Purchase
    Plan.....................................        --             --              --           358
  Repurchased common stock...................        --             --              --           (14)
  Amortization of deferred compensation......        --             42              --            42
  Net loss...................................        --             --          (5,084)       (5,084)
                                                  -----          -----        --------      --------
Balances as of December 31, 1998.............     $  --          $ (47)       $(28,745)     $  4,088
  Exercise of common stock options
    (unaudited)..............................        --             --              --           487
  Purchases under the Employee Stock Purchase
    Plan (unaudited).........................        --             --              --           167
  Amortization of deferred compensation
    (unaudited)..............................        --             32              --            32
  Issuance of common stock (unaudited).......        --             --              --         9,938
  Net loss (unaudited).......................        --             --          (4,474)       (4,474)
                                                  -----          -----        --------      --------
Balances as of September 30, 1999
  (unaudited)................................     $  --          $ (15)       $(33,219)     $ 10,238
                                                  =====          =====        ========      ========

          See accompanying notes to consolidated financial statements.

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (ALL AMOUNTS IN THOUSANDS)

                                                                                                 NINE MONTHS ENDED
                                                                 YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                                                              ------------------------------   ----------------------
                                                                1996       1997       1998       1998          1999
                                                              --------   --------   --------   --------      --------
                                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................  $(5,240)   $(6,700)   $(5,084)   $(4,199)      $(4,474)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................      452        703        783        590           484
    Change in allowance for doubtful accounts...............       (1)       (28)     1,719      1,670          (788)
    Amortization of deferred compensation...................       44         42         42         32            32
    Purchased research and development......................    4,500         --         --         --            --
    Changes in operating assets and liabilities:
      Accounts receivable...................................   (3,956)     2,513     (1,640)    (1,417)          617
      Prepaid expenses......................................     (507)      (313)       322        312            (8)
      Accounts payable......................................      647       (841)        27        279           555
      Accrued expenses......................................      714        (53)       378        521          (392)
      Deferred revenue......................................      561      2,528     (1,620)    (1,828)       (1,270)
      Other liabilities.....................................     (280)      (350)        --         --            --
                                                              -------    -------    -------    -------       -------
        Net cash used in operating activities...............   (3,066)    (2,499)    (5,073)    (4,040)       (5,244)
                                                              -------    -------    -------    -------       -------
Cash flows from investing activities:
  Restricted cash...........................................    2,000         --         --         --            --
  Purchase of property and equipment........................   (1,413)      (520)      (233)      (159)         (249)
  Purchase of short-term investments........................   (9,469)    (7,418)   (56,383)        --            --
  Sales and maturities of short-term investments............    3,442      7,030     60,632      4,337         2,166
  Other assets..............................................       39        247        115         91            24
                                                              -------    -------    -------    -------       -------
        Net cash provided by (used in) investing
          activities........................................   (5,401)      (661)     4,131      4,269         1,941
                                                              -------    -------    -------    -------       -------
Cash flows from financing activities:
  Net proceeds from issuance of common stock................   14,053        653        474        316        10,592
  Repayment of shareholder receivable.......................       --        265         --         --            --
  Principal payments under capital lease obligations........     (256)      (351)      (343)      (265)         (112)
  Proceeds (repayments) on bank borrowings..................      698        243          7         --            (8)
                                                              -------    -------    -------    -------       -------
        Net cash provided by financing activities...........   14,495        810        138         51        10,472
                                                              -------    -------    -------    -------       -------
Change in cash and cash equivalents.........................    6,028     (2,350)      (804)       280         7,169
Cash and cash equivalents at beginning of year..............      984      7,012      4,662      4,662         3,858
                                                              -------    -------    -------    -------       -------
Cash and cash equivalents at end of year....................  $ 7,012    $ 4,662    $ 3,858    $ 4,942       $11,027
                                                              =======    =======    =======    =======       =======
Supplemental disclosures:
  Cash paid for interest:...................................  $   106    $    92    $    54    $    47       $    16
                                                              =======    =======    =======    =======       =======
  Noncash investing and financing activities:
    Common stock issued in acquisition of Deming Software,
      Inc...................................................  $ 4,131    $    --    $    --    $    --       $    --
                                                              =======    =======    =======    =======       =======
    Conversion of convertible preferred stock to common
      stock.................................................  $12,816    $    --    $    --    $    --       $    --
                                                              =======    =======    =======    =======       =======
    Notes receivable from stockholders......................  $    68    $    --    $    --    $    --       $    --
                                                              =======    =======    =======    =======       =======
    Equipment acquired under capital lease agreements.......  $   506    $   110    $    --    $    --       $    --
                                                              =======    =======    =======    =======       =======

          See accompanying notes to consolidated financial statements.

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

                           (ALL AMOUNTS IN THOUSANDS)

(1) SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    Worldtalk Communications Corporation (the "Company") is a leading provider of Internet content security and policy management solutions. The Company's WorldSecure policy management platform enables organizations to define and manage electronic mail and web security and usage policies, reducing the risks and liabilities associated with Internet communications. The Company's products include WorldSecure/Mail, a Windows NT-based content firewall and policy management solution, WorldSecure Web, a Windows NT-based content security product, WorldSecure/ESP, a surveillance program for Internet e-mail, WorldSecure Client, a desktop e-mail encryption product and NetTalk-TM-, a Windows NT-based e-mail and directory solution.

DISCONTINUED PRODUCTS

    In July 1999, the Company completed the sale of its NetJunction e-mail connectivity and directory integration business to Wingra Technologies, LLC. Under the terms of the agreement, Wingra has acquired the assets related to the NetJunction product and has assumed support and development responsibilities for NetJunction customers and resellers with current agreements. In addition, the Company has appointed Wingra as a reseller of the Company's NetTalk product line. Due to the sale of the Company's NetJunction product line, the revenue in the accompanying consolidated statements of operations has been divided into continuing product revenue and discontinued product revenue. The continuing product revenue represents the WorldSecure and NetTalk product lines and the discontinued product revenue accounts for all NetJunction related revenue.

BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions and accounts have been eliminated in consolidation.

UNAUDITED INTERIM FINANCIAL INFORMATION

    The consolidated financial information as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 is unaudited, but includes all adjustments (consisting of normal recurring adjustments) that the Company considers necessary for the fair presentation of the financial position at such dates and the operations and cash flows for the periods then ended. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of results that may be expected for the entire year.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

                           (ALL AMOUNTS IN THOUSANDS)

(1) SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Cash equivalents consist of highly liquid investments, principally money market accounts and marketable debt securities, with maturities of three months or less at the time of purchase.

    The Company has classified its short-term marketable investments as "available-for-sale." Available-for-sale securities are carried at fair market value, with material unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. Gains and losses on securities sold are based on the specific identification method.

    Fair values of short-term marketable investments are based on quoted market values as of December 31, 1998 and 1997. As of December 31, 1998 and 1997, the difference between the fair value and amortized cost of short-term marketable investments was not material. As of December 31, 1998, short-term marketable investments consisted of commercial paper due within one year or less.

    Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash equivalents, short-term marketable investments and accounts receivable. The Company's cash equivalents and short-term marketable investments consist primarily of commercial paper with various maturities during 1999. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different industries and geographic areas. Generally, the Company requires no collateral on trade receivables. The Company believes that its credit evaluation process substantially mitigates any credit risks.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, generally three to five years. Equipment recorded under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the respective useful lives of the assets or the lease term.

OTHER ASSETS

    Other assets consist of long-term deposits and certain intangible assets and goodwill acquired in the purchase of Deming Software, Inc. in November 1996. The intangible assets and goodwill are being amortized using the straight-line method over the expected four year life of the assets.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount, including the unamortized portion of goodwill allocated to the property and equipment, of an asset may not be recoverable. Recoverability of property and

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

                           (ALL AMOUNTS IN THOUSANDS)

(1) SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

equipment is measured by comparison of its carrying amount to future net cash flow the property and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property and equipment, including the allocated goodwill, if any, exceeds its fair market value. To date, the Company has made no adjustments to the carrying amount of its property and equipment.

REVENUE RECOGNITION

    For software transactions entered into after January 1, 1998, the Company adopted the American Institute of Certified Public Accountants' ("AICPA") Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition." SOP
No. 97-2 generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on its relative fair value. The fair value of the element must be based on objective evidence that is specific to the vendor. If the vendor does not have objective evidence of the fair value of all elements in a multiple-element arrangement, all revenue from the arrangement must be deferred until such evidence exists or until all elements have been delivered. The revenue allocated to software products is generally recognized upon shipment of the products provided there is persuasive evidence that an agreement exists, the fee is fixed, determinable and collectible and the arrangement does not involve significant customization, modification or production. The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements is recognized as the services are performed. The adoption of SOP No. 97-2 did not have a material effect on the Company's operating results.

RESEARCH AND DEVELOPMENT

    Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, the Company's software development has been completed concurrent with the establishment of technological feasibility, and, accordingly, no costs have been capitalized.

STOCK-BASED COMPENSATION

    The Company accounts for its stock option plans using the intrinsic value method. As such, compensation expense is recorded if on the date of grant the current market price of the underlying stock exceeds the exercise price.

INCOME TAXES

    The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

                           (ALL AMOUNTS IN THOUSANDS)

(1) SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by an allowance to an amount whose realization is more likely than not.

EARNINGS PER SHARE

    Basic EPS is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of potentially dilutive common equivalent shares outstanding for the period, if any. For the years ending December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, common stock options totaling 1,251, 1,853, and 2,143, 1,120 and 2,265, respectively, were omitted from the computation, as their impact would be anti-dilutive. In addition, warrants to purchase common stock for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999 of 28, 28 and 53, 53 and 1,694, respectively, were omitted from the computation, as the impact would be anti-dilutive.

OTHER COMPREHENSIVE INCOME (LOSS)

    The Company has no material components of other comprehensive income (loss).

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative instruments and does not engage in hedging activities, the Company expects that the adoption of SFAS No. 133 will have no material impact on its financial position, results of operations or cash flows. The Company will be required to implement SFAS No. 133 for the year ended December 31, 2000.

    In December 1998, the AICPA issued SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." SOP
No. 98-9 establishes the method of recognizing revenue for certain multiple-element software arrangements. The Company will be required to implement SOP No. 98-9 for the year ending December 31, 2000. SOP No. 98-9 also extends the deferral of the application of SOP No. 97-2 to certain other multiple-element software arrangements through the Company's year ending December 31, 1999. The Company is evaluating the provisions of SOP No. 98-9 and has not yet determined what impact, if any SOP No. 98-9 will have on its financial position, results of operations or cash flows.

RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the 1998 presentation.

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

                           (ALL AMOUNTS IN THOUSANDS)

(2) BUSINESS COMBINATION

    In November 1996, the Company acquired all of the outstanding stock of Deming Software, Inc. ("Deming"), a privately held company specializing in the development of electronic mail security software for the Internet, for a total purchase price of $4,773, including 569 shares of the Company's common stock, $225 in cash, and $418 of direct acquisition costs. The acquisition was accounted for using the purchase method, and, accordingly, the operating results of Deming have been included in the consolidated financial statements of the Company from the date of the acquisition. The purchase price has been allocated as follows:

Net liabilities assumed.....................................   $ (226)
Goodwill, covenant not to compete and workforce in place....      499
Purchased research and development..........................    4,500
                                                               ------
                                                               $4,773
                                                               ======

    The $4,500 allocated to purchased research and development was charged to operations in the quarter ended December 31, 1996. The amount allocated to goodwill, covenant not to compete and workforce in place will be amortized using the straight-line method over 48 months.

    The following pro forma combined results of operations for the year ended December 31, 1996 is presented as if the acquisition had occurred at the beginning of the period. The charge for in process research and development has not been reflected in the following pro forma summary. The pro forma summary does not necessarily reflect the results of operations as if the Company and Deming had been consolidated during such periods:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
Net revenues................................................     $14,734
Net loss....................................................     $(1,507)
Basic and diluted net loss per share........................     $ (0.18)

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS
                                   UNAUDITED)

                           (ALL AMOUNTS IN THOUSANDS)

(3) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                           AS OF DECEMBER 31,
                                                           -------------------
                                                             1997       1998
                                                           --------   --------
Equipment................................................   $2,515     $2,672
Furniture and fixtures...................................      655        657
Purchased software.......................................      224        268
Leasehold improvements...................................      111        111
                                                            ------     ------
                                                             3,505      3,708
Less accumulated depreciation and amortization...........   (1,847)    (2,600)
                                                            ------     ------
                                                            $1,658     $1,108
                                                            ======     ======

    Equipment recorded under capital leases aggregated $1,533 and $1,533 with related accumulated amortization of $997 and $1,461 for the years ended December 31, 1997 and 1998, respectively.

(4) ACCRUED EXPENSES

    Accrued expenses consisted of the following:

                                                               AS OF DECEMBER 31,
                                                             ----------------------
                                                               1997          1998
                                                             --------      --------
Accrued employee compensation..............................   $1,021        $  935
Accrued commissions........................................      177           236
Other accrued liabilities..................................    1,843         2,248
                                                              ------        ------
                                                              $3,041        $3,419
                                                              ======        ======

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 IS
                                   UNAUDITED)

(5) INCOME TAXES

    The Company's effective tax rate differs from the federal income tax rate of 34%, as follows:

                                                      YEARS ENDED DECEMBER 31,
                                               --------------------------------------
                                                 1996           1997           1998
                                               --------       --------       --------
Income tax benefit at statutory rate.........  $ 1,780        $ 2,216        $ 1,728
Nondeductible purchased research and
  development................................   (1,652)            --             --
Losses for which no benefit is currently
  realized...................................     (101)        (2,157)        (1,728)
State income tax.............................       (4)           (37)            (1)
Foreign withholding tax......................       --           (115)            --
Other........................................      (27)           (90)            --
                                               -------        -------        -------
Actual tax expense...........................  $    (4)       $  (183)       $    (1)
                                               =======        =======        =======

    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

                                                           AS OF DECEMBER 31,
                                                           -------------------
                                                             1997       1998
                                                           --------   --------
Accruals and reserves....................................  $   923    $  1,013
Deferred research and development costs..................    3,828       3,889
Net operating loss carryforward--federal.................    2,313       3,736
Net operating loss carryforward--state...................      131         226
Research and development credit carryforward.............    1,090       1,481
Other....................................................       34         (78)
                                                           -------    --------
                                                             8,319      10,267
Less valuation allowance.................................   (8,319)    (10,267)
                                                           -------    --------
  Net deferred tax assets................................  $    --    $     --
                                                           =======    ========

    The net change in the valuation allowance for the year ended December 31, 1998 was an increase of $1,948.

    For federal income tax purposes, the Company has net operating loss carryforwards of approximately $10,989 expiring in the tax years 2008 through 2018. For California income tax purposes, the Company has net operating loss carryforwards of approximately $3,870, expiring in the tax years 1998 through 2003. The Company has a taxable year ending March 31 but reports on the calendar year for financial statement purposes. The difference between the net operating loss carryforward for federal income tax purposes and for state income tax purposes results primarily from a 50% limitation on the California loss carryforwards.

    The Company has research and development tax credit carryforwards for federal and California tax purposes of approximately $835 and $646. The federal credits expire in various years through 2018, and the California credits may be carried forward indefinitely.

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 IS
                                   UNAUDITED)

(5) INCOME TAXES (CONTINUED)

    Internal Revenue Code Section 382 limits the utilization of net operating losses incurred prior to an "ownership change," as defined. The Company believes an ownership change resulted from the issuance of the Series B preferred stock on December 31, 1993.

    The Company has not yet determined whether an ownership change occurred due to an initial public offering in April 1996. If an ownership change has occurred, utilization of the net operating loss carryforwards could be significantly reduced.

(6) BANK BORROWINGS AND CONVERTIBLE SECURED PROMISSORY NOTES

    On December 30, 1998, the Company entered into a loan and security agreement comprised of a $1,500 line of credit, which expires on December 29, 1999 and a $250 term facility, which expires on December 29, 2000, bearing interest at the prime rate (7.75% as of December 1998) plus 0.25% and prime rate plus 0.50%, respectively. The agreement is collateralized by the assets of the Company, contains certain financial covenants and restricts the Company's ability to incur other indebtedness and pay dividends. As of December 31, 1998 and September 30, 1999, there were no outstanding balances under the line of credit agreement. The outstanding balance under the term facility was $250 and $167 as of December 31, 1998 and September 30, 1999.

(7) PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

    As of December 31, 1998, there were 25,000 authorized shares of common stock, with a $0.01 per share par value. In October 1999, the authorized shares of common stock was increased to 50,000.

PREFERRED STOCK

    As of December 31, 1998, there were 6,500 authorized shares of preferred stock, none of which are designated or outstanding, with a $0.01 per share par value.

STOCK OPTION AND PURCHASE PLANS

    In February 1996, the Company adopted the 1996 Equity Incentive Plan (the "1996 Plan"), under which 1,000 shares of common stock were reserved for issuance. The 1996 Plan became effective in April 1996 on the effective date of the Company's initial public offering. The 1996 Plan provides for the grant of options, stock bonuses and restricted stock purchase rights. The compensation committee of the Board of Directors has the authority to set exercise dates (no longer than 10 years from date of grant), payment terms and other provisions for each grant. Options are subject to vesting as determined by the compensation committee, generally over 48 months. Vesting and exercisability of certain outstanding options and other stock awards under the 1996 Plan will accelerate upon certain change of control transactions. In August 1997 and April 1998, an additional 750 and 1,000 shares of common stock, respectively, were reserved for issuance under the Company's 1996 Plan. In October 1999, an additional
2,500 shares were reserved for issuance under the Company's 1996 Plan and a resolution was passed to

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 IS
                                   UNAUDITED)

(7) PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

increase the shares reserved for issuance under the Company's 1996 Plan by 3% a year every year thereafter.

    The Company's 1992 Stock Option Plan (the "1992 Plan") terminated at the effective date of the Company's initial public offering, at which time the 1996 Plan became effective. As a result, no further options may be granted under the 1992 Plan. However, termination of the 1992 Plan does not affect outstanding options, all of which remain outstanding until exercised or until they terminate or expire. The terms of options granted under the 1992 Plan and the administration of the 1992 Plan are substantially the same as the 1996 Plan, except that vesting of options under the 1992 Plan does not accelerate upon an acquisition.

    Activity under the option plans follows:

                                                  SHARES                   WEIGHTED-
                                                 AVAILABLE                  AVERAGE
                                                    FOR        OPTIONS     EXERCISE
                                                   GRANT     OUTSTANDING     PRICE
                                                 ---------   -----------   ---------
Balances as of December 31, 1995...............      133           827       $0.83
Additional shares reserved.....................    1,200            --          --
Options granted................................     (722)          722        9.23
Options exercised..............................       --          (171)       0.33
Options canceled...............................      127          (127)       3.62
                                                  ------        ------
Balances as of December 31, 1996...............      738         1,251        5.46
Additional shares reserved.....................      750            --          --
Options granted................................   (1,990)        1,990        4.74
Options exercised..............................       --          (148)       1.38
Options canceled...............................    1,240        (1,240)       7.42
                                                  ------        ------
Balances as of December 31, 1997...............      738         1,853        3.70
Additional shares reserved.....................    1,000            --          --
Options granted................................   (1,138)        1,138        2.82
Options exercised..............................       --           (91)       1.05
Options canceled...............................      658          (658)       4.98
                                                  ------        ------
Balances as of December 31, 1998...............    1,258         2,242        2.99
                                                  ------        ------
Options granted (unaudited)....................   (1,370)        1,370        3.23
Options exercised (unaudited)..................       --          (264)       1.84
Options cancelled (unaudited)..................      803          (803)       3.06
                                                  ------        ------
Balances as of September 30, 1999
  (unaudited)..................................      691         2,545       $3.22
                                                  ======        ======

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 IS
                                   UNAUDITED)

(7) PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

    The following table summarizes information about options outstanding under the plans as of December 31, 1998:

                                                       OUTSTANDING
                                                -------------------------                     EXERCISABLE
                                                               WEIGHTED-                -----------------------
                                                                AVERAGE     WEIGHTED-                 WEIGHTED-
                                                  NUMBER       REMAINING     AVERAGE      NUMBER       AVERAGE
                                                 OF SHARES    CONTRACTUAL   EXERCISE     OF SHARES    EXERCISE
RANGE OF EXERCISE PRICES                        OUTSTANDING      LIFE         PRICE     EXERCISABLE     PRICE
------------------------                        -----------   -----------   ---------   -----------   ---------
$0.20.........................................        150      6.2 years      $0.20         139         $0.20
From $0.50 to $3.50...........................      1,316            9.0       2.84         263          2.99
From $3.75 to $5.00...........................        776            7.6       3.79         388          3.75
                                                   ------                                   ---
                                                    2,242                                   790          2.88
                                                   ======                                   ===

    Certain options under the stock option plan granted to officers were immediately exercisable but subject to repurchase by the Company at a rate equivalent to the current vesting schedule of each option. During 1998, the Company repurchased 46 shares. As of December 31, 1997 and 1998, 82 and 36 shares were subject to repurchase, respectively. As of September 30, 1999, there were no shares subject to repurchase.

    The Company initially recorded deferred compensation of $175 for the difference between the grant price and the deemed fair value of the common stock underlying the options granted in November and December 1995. This amount is being amortized over the vesting period of the individual options, generally four years.

    In February 1996, the Company adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan") and reserved a total of 1,000 shares of common stock for issuance thereunder. The Purchase Plan became effective in April 1996, on the effective date of the Company's initial public offering and permitted eligible employees to acquire shares of the Company's common stock through payroll deductions at a price equal to 85% of the lower of the fair market value at the beginning or end of each six-month offering period. As of December 31, 1998, a cumulative total of 314 shares had been issued under the Purchase Plan.

    In April 1997, the Company offered option holders under its stock option plans the opportunity to have outstanding unvested options repriced to the then current fair market value of the Company's common stock of $3.75 per share. Employees electing to have options repriced were required to accept an extension of their vesting schedule. The other terms of the options remained unchanged. On April 28, 1997, the Company amended 852 options pursuant to this offer.

    In December 1998, the Company granted option holders under its stock option plans with options at a price over $5.00 per share to have those options repriced to the then current fair market value of the Company's common stock of $3.50 per share. The other terms of the options remained unchanged. In
December 1998, the Company amended 162 options pursuant to this offer.

    The per share weighted-average fair value of stock options granted during 1996, 1997 and 1998 was $4.26, $2.12, and $1.54, respectively, on the date of grant using the Black-Scholes option-pricing model

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 IS
                                   UNAUDITED)

(7) PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

with the following assumptions: 1996 expected dividend yield 0%, risk-free interest rate of 6.25%, expected volatility of 57% and expected life of 4 years; 1997 expected dividend yield 0%, risk-free interest rate of 6.32%, expected volatility of 57%, and expected life of 3.2 years; 1998 expected dividend yield 0%, risk-free interest rate of 4.98%, expected volatility of 80% and expected life of 3.2 years.

    The per share weighted-average fair value of employees' stock purchase rights under the Purchase Plan included in the pro forma amounts was estimated using the Black-Scholes model with the following assumptions: 1996 expected dividend yield of 0%, expected life of 6 months, expected volatility of 57% and risk free rate of 6.25%; 1997 expected dividend yield of 0%, expected life of 6 months, expected volatility of 57% and risk-free interest rate of 5.31%; 1998 dividend yield of 0%, expected life of 15 months, expected volatility of 80% and risk-free interest rate of 4.97%. The weighted-average fair value of purchase rights granted in 1996, 1997 and 1998 was $4.39, $1.89 and $1.28, respectively.

    The Company uses the intrinsic value method in accounting for its stock-based compensation plans. Accordingly, no compensation cost has been recognized for these plans in the financial statements. Had the Company determined compensation cost for its stock-based compensation plans under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                         YEARS ENDED DECEMBER 31,
                                                      ------------------------------
                                                        1996       1997       1998
                                                      --------   --------   --------
Net loss:
  As reported.......................................   $5,240     $6,700     $5,084
  Pro forma.........................................    5,870      8,146      6,262
Basic and diluted net loss per share:
  As reported.......................................   $ 0.68     $ 0.65     $ 0.48
  Pro forma.........................................     0.77       0.79       0.59

    Pro forma net income reflects only options granted in 1995, 1996, 1997 and 1998. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting period of three to four years and compensation cost for options granted prior to January 1, 1995, is not considered.

WARRANTS

    In conjunction with various financing arrangements in 1994, 1995, 1998 and 1999 the Company issued warrants to purchase 1,719 shares of common stock at prices ranging from $1.50 per share to $18.16 per share and 7 shares of Series B redeemable preferred stock now exercisable for common stock in lieu of the preferred stock at $2.24 per share. Of these warrants to purchase common stock, 1,667 relate to an equity financing with affiliates of Hilal Capital Management and others completed in July 1999. A total of 1,694 warrants to purchase common stock remain available through September 30, 1999. These warrants expire at various dates through July 7, 2006.

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 IS
                                   UNAUDITED)

(8) COMMITMENTS AND CONTINGENCIES

LEASES

    The Company leases its facilities and certain equipment under operating lease agreements. The equipment operating leases expire in 1999 and the facilities lease expires in 2005. Additionally, the Company leases certain equipment under capital lease agreements. These leases expire at various dates through 2000. Future minimum lease payments as of December 31, 1998 are as follows:

                                                             CAPITAL    OPERATING
                                                              LEASES     LEASES
                                                             --------   ---------
1999.......................................................     121         511
2000.......................................................      15         480
2001.......................................................      --         499
2002.......................................................      --         517
2003.......................................................      --         535
Thereafter.................................................      --         930
                                                               ----      ------
Future minimum lease payments..............................     136      $3,472
                                                                         ======
Less amount representing interest..........................       8
                                                               ----
Present value of future minimum lease payments.............     128
Less current portion.......................................     115
                                                               ----
Long-term portion..........................................    $ 13
                                                               ====

    Rent expense for the years ended December 31, 1996, 1997 and 1998 and the nine month period ended September 30, 1999 was approximately $367, $660, $664 and $690, respectively.

EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) plan that allows eligible employees to contribute up to 20% of their compensation to a statutory maximum amount. Employee contributions and earnings thereon vest immediately. The Company may make discretionary contributions to the 401(k) plan; none have been made to date.

LEGAL ACTIONS

    The Company has engaged in certain legal actions arising in the ordinary course of business.

    On December 11, 1998, the Company filed a lawsuit against i4 Corporation, formerly known as ASCII Something Good Corporation in the United States District Court for the Northern District of California (Case No. C-98-21231) regarding alleged breach by i4 of a Distribution Agreement for the Company's products in Japan, seeking damages in excess of $2.7 million plus attorneys' fees and costs. On April 13, 1999, the Company announced that it had entered into a settlement agreement with i4. Under the terms of the settlement, i4 has agreed to pay the Company $1.5 million in scheduled payments over the succeeding four quarters. The Company has received through September 30, 1999, payments totaling approximately

              WORLDTALK COMMUNICATIONS CORPORATION AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 IS
                                   UNAUDITED)

(8) COMMITMENTS AND CONTINGENCIES (CONTINUED)

$900,000. The final payment under the terms of the settlement is due by February 15, 2000 and may be reduced by $100,000 if i4 exercises certain prepayment options.

(9) INTERNATIONAL SALES AND MAJOR CUSTOMERS

    International license sales accounted for 37%, 28% and 18% of the Company's total software license revenues in 1997, 1998 and the nine months ended September 30, 1999, respectively. In 1997 and 1998, sales to one customer, ASG, accounted for 14% and 18%, respectively, of the Company's total software license revenue. In 1998, sales to one customer, Securities Dynamics Technologies, Inc. ("SDTI"), accounted for 17% of the Company's total software license revenue. For the nine months ended September 30, 1999, sales to one customer, Merrill Lynch Inc., accounted for 10% of the Company's total software license revenue. No other single customer accounted for greater than 10% of the Company's total software license revenue in 1996, 1997, 1998 or the nine months ended
September 30, 1999.

(10) SEGMENT INFORMATION

    The Company operates in the United States and internationally and derives its revenue from software license sales and associated services of Internet content security and policy management solutions and e-mail productivity products. In 1998 and continuing into 1999, the Company's sales, marketing, and development efforts have been entirely focused on the server-based WorldSecure product line.

GEOGRAPHIC INFORMATION

                                                                                     NINE MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                  ---------------------------   ---------------------------
                                                    1997               1998       1998               1999
                                                  --------           --------   --------           --------
Software license revenue:
  United States.................................   $4,326             $6,937     $6,753             $5,204
  All other countries...........................    2,534              2,694        671              1,148
                                                   ------             ------     ------             ------
  Total.........................................   $6,860             $9,631     $7,424             $6,352
                                                   ======             ======     ======             ======

PRODUCT LINE INFORMATION

                                                                                     NINE MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                  ---------------------------   ---------------------------
                                                    1997               1998       1998               1999
                                                  --------           --------   --------           --------
Software license revenue:
  WorldSecure Server............................   $1,119             $6,980     $5,020             $5,819
  All other products............................    5,741              2,651      2,404                533
                                                   ------             ------     ------             ------
  Total.........................................   $6,860             $9,631     $7,424             $6,352
                                                   ======             ======     ======             ======

                                                                         ANNEX A

                                   AGREEMENT
                                      AND
                                 PLAN OF MERGER
                                  BY AND AMONG
                        TUMBLEWEED COMMUNICATIONS CORP.,
                           KEYHOLE ACQUISITION CORP.
                                      AND
                      WORLDTALK COMMUNICATIONS CORPORATION

                               TABLE OF CONTENTS

ARTICLE I

    MERGER.....................................................................................     A-2
                        Section 1.1    THE MERGER..............................................     A-2
                        Section 1.2    EFFECTIVE TIME..........................................     A-2
                        Section 1.3    CLOSING.................................................     A-2
                        Section 1.4    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.....     A-2

ARTICLE II

    CONVERSION OF SHARES.......................................................................     A-2
                        Section 2.1    CONVERSION OF SHARES....................................     A-2
                        Section 2.2    SURRENDER OF CERTIFICATES...............................     A-3
                        Section 2.3    NO FRACTIONAL SHARES....................................     A-3
                        Section 2.4    NO DIVIDENDS............................................     A-4
                        Section 2.5    RETURN TO PARENT........................................     A-4
                        Section 2.6    COMPANY OPTION PLANS....................................     A-4
                        Section 2.7    COMPANY WARRANTS........................................     A-5
                        Section 2.8    STOCK TRANSFER BOOKS....................................     A-5

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF COMPANY..................................................     A-6
                        Section 3.1    ORGANIZATION............................................     A-6
                        Section 3.2    CAPITALIZATION..........................................     A-6
                        Section 3.3    CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY      A-7
                                         ACTION................................................
                        Section 3.4    CONSENTS AND APPROVALS; NO VIOLATIONS...................     A-8
                        Section 3.5    SEC REPORTS AND FINANCIAL STATEMENTS....................     A-8
                        Section 3.6    ABSENCE OF CERTAIN CHANGES..............................     A-9
                        Section 3.7    NO UNDISCLOSED LIABILITIES..............................     A-9
                        Section 3.8    INFORMATION IN PROXY STATEMENT/PROSPECTUS...............     A-9
                        Section 3.9    EMPLOYEE BENEFIT MATTERS................................    A-10
                        Section 3.10   LITIGATION; COMPLIANCE WITH LAW.........................    A-11
                        Section 3.11   NO DEFAULT..............................................    A-11
                        Section 3.12   TAXES...................................................    A-12
                        Section 3.13   CONTRACTS...............................................    A-13
                        Section 3.14   ASSETS; REAL PROPERTY...................................    A-13
                        Section 3.15   ENVIRONMENTAL MATTERS...................................    A-13
                        Section 3.16   PRODUCT LIABILITY.......................................    A-14
                        Section 3.17   INTELLECTUAL PROPERTY...................................    A-14
                        Section 3.18   PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENTS.......    A-16
                        Section 3.19   INSURANCE...............................................    A-16
                        Section 3.20   SUPPLIERS AND CUSTOMERS.................................    A-16
                        Section 3.21   LABOR MATTERS...........................................    A-17
                        Section 3.22   ACCOUNTS RECEIVABLE.....................................    A-17
                        Section 3.23   TRANSACTIONS WITH AFFILIATES............................    A-18
                        Section 3.24   OPINION OF FINANCIAL ADVISOR............................    A-18
                        Section 3.25   BROKERS OR FINDERS......................................    A-18
                        Section 3.26   ACCOUNTING MATTERS; REORGANIZATION......................    A-18
                        Section 3.27   STATE TAKEOVER STATUTES.................................    A-18
                        Section 3.28   FULL DISCLOSURE.........................................    A-18
                        Section 3.29   REGISTRATION AND PREEMPTIVE RIGHTS......................    A-18

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...........................................    A-19
                        Section 4.1    ORGANIZATION............................................    A-19
                        Section 4.2    CAPITALIZATION..........................................    A-19
                        Section 4.3    AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY             A-19
                                         ACTION................................................
                        Section 4.4    CONSENTS AND APPROVALS; NO VIOLATIONS...................    A-20
                        Section 4.5    INFORMATION IN PROXY STATEMENT/PROSPECTUS...............    A-20
                        Section 4.6    SEC REPORTS AND FINANCIAL STATEMENTS....................    A-21
                        Section 4.7    ABSENCE OF CERTAIN CHANGES..............................    A-21
                        Section 4.8    LITIGATION; COMPLIANCE WITH LAW.........................    A-21
                        Section 4.10   BROKERS OR FINDERS......................................    A-22
                        Section 4.11   ACCOUNTING MATTERS; REORGANIZATION......................    A-22
                        Section 4.12   OPERATIONS OF SUB.......................................    A-22

ARTICLE V

    COVENANTS..................................................................................    A-22
                        Section 5.1    INTERIM OPERATIONS OF THE COMPANY.......................    A-22
                        Section 5.2    INTERIM OPERATIONS OF PARENT............................    A-24
                        Section 5.3    ACCESS TO INFORMATION...................................    A-25
                        Section 5.4    HSR ACT FILINGS.........................................    A-25
                        Section 5.5    OTHER CONSENTS AND APPROVALS............................    A-26
                        Section 5.6    EMPLOYMENT AGREEMENTS...................................    A-26
                        Section 5.7    NO SOLICITATION BY THE COMPANY..........................    A-26
                        Section 5.8    NO SOLICITATION BY PARENT...............................    A-28
                        Section 5.9    STOCKHOLDERS' MEETINGS..................................    A-28
                        Section 5.10   PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT......    A-29
                        Section 5.11   ADDITIONAL AGREEMENTS...................................    A-30
                        Section 5.12   PUBLICITY...............................................    A-30
                        Section 5.13   NOTIFICATION OF CERTAIN MATTERS.........................    A-30
                        Section 5.14   DIRECTORS' AND OFFICERS' INSURANCE AND                      A-30
                                         INDEMNIFICATION.......................................
                        Section 5.15   AFFILIATE AGREEMENTS....................................    A-31
                        Section 5.16   COOPERATION.............................................    A-31
                        Section 5.17   LETTERS OF ACCOUNTANTS..................................    A-32
                        Section 5.18   CONSENTS OF ACCOUNTANTS.................................    A-32
                        Section 5.19   SUBSEQUENT FINANCIAL STATEMENTS.........................    A-33
                        Section 5.20   ACCOUNTING AND TAX TREATMENT............................    A-33
                        Section 5.21   NASDAQ QUALIFICATION....................................    A-33
                        Section 5.22   EMPLOYEE PLANS AND ARRANGEMENTS.........................    A-33
                        Section 5.23   REGISTRATION RIGHTS.....................................    A-33

ARTICLE VI

    CONDITIONS.................................................................................      34
                        Section 6.1    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.............    A-34
                        Section 6.2    CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB.........    A-34
                        Section 6.3    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY............    A-35

ARTICLE VII

    TERMINATION................................................................................    A-36
                        Section 7.1    TERMINATION.............................................    A-36
                        Section 7.2    EFFECT OF TERMINATION...................................    A-37
                        Section 7.3    AMENDMENT...............................................    A-37
                        Section 7.4    EXTENSION; WAIVER.......................................    A-37

ARTICLE VIII

    MISCELLANEOUS..............................................................................    A-38
                        Section 8.1    FEES AND EXPENSES.......................................    A-38
                        Section 8.2    NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES...........    A-38
                        Section 8.3    NOTICES.................................................    A-38
                        Section 8.4    INTERPRETATION..........................................    A-39
                        Section 8.5    COUNTERPARTS............................................    A-39
                        Section 8.6    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS      A-39
                                         OF OWNERSHIP..........................................
                        Section 8.7    SEVERABILITY............................................    A-39
                        Section 8.8    GOVERNING LAW...........................................    A-39
                        Section 8.9    ASSIGNMENT..............................................    A-39
Exhibits

                             INDEX OF DEFINED TERMS

Acquisition Agreement.......................................  5.7(b)
Agreement...................................................  Preamble
Alternative Transaction.....................................  5.7(a)
Ancillary Agreements........................................  Recitals
Antitrust Laws..............................................  5.4(b)
Assertion...................................................  5.14
Audit.......................................................  3.12(j)
Certificate of Merger.......................................  1.2
Certificates................................................  2.1(d)
Closing.....................................................  1.3
Closing Date................................................  1.3
Code........................................................  Recitals
Company.....................................................  Preamble
Company Agreement...........................................  3.4
Company Balance Sheet.......................................  3.22
Company Benefit Plans.......................................  3.9(a)
Company Board...............................................  3.3(b)
Company Common Stock........................................  2.1(a)
Company Financial Statements................................  3.5
Company Option Plans........................................  2.6
Company Options.............................................  2.6
Company Preferred Stock.....................................  3.2(a)
Company SEC Documents.......................................  3.5
Company Special Meeting.....................................  5.9(a)
Company Stockholder Approval................................  3.3(a)
Company Stockholders Agreements.............................  Recitals
Company Warrants............................................  2.7
Competing Proposal..........................................  5.8
Confidentiality Agreement...................................  5.3
DGCL........................................................  1.1
Disclosure Schedule.........................................  Article III
Effective Time..............................................  1.2
Employment Agreements.......................................  Recitals
Environmental Claims........................................  3.15
Environmental Laws..........................................  3.15
ERISA.......................................................  3.9(a)
Excess Shares...............................................  2.3(b)
Exchange Act................................................  3.4
Exchange Agent..............................................  2.2
Exchange Ratio..............................................  2.1(a)
GAAP........................................................  3.5
Governmental Entity.........................................  3.4
HMO.........................................................  3.9(d)
HSR Act.....................................................  3.4
HSR Authority...............................................  5.4(a)
Indemnified Liability.......................................  5.14
Indemnified Parties.........................................  5.14
Indemnified Party...........................................  5.14
Indemnitors.................................................  5.14

Intellectual Property.......................................  3.17(a)
IRS.........................................................  3.9(a)
License Agreements..........................................  3.17(b)
Licensed Software...........................................  3.17(k)
Liens.......................................................  3.2(c)
material adverse effect.....................................  3.1
Materials of Environmental Concern..........................  3.15
Merger......................................................  1.1
Merger Consideration........................................  2.1(a)
Merger Filing...............................................  1.2
Millennial Date Data........................................  3.17(k)
Non-Competition Agreements..................................  Recitals
Option Agreement............................................  Recitals
Parent......................................................  Preamble
Parent Board................................................  5.9(b)
Parent Common Stock.........................................  2.1(a)
Parent Preferred Stock......................................  4.2(a)
Parent Registration Statement...............................  5.10(a)
Parent SEC Documents........................................  4.6
Parent Special Meeting......................................  5.9(b)
Parent Stockholder Approval.................................  4.3(a)
Parent Stockholders Agreement...............................  Recitals
Proxy statement/prospectus..................................  5.10(a)
Real Property...............................................  3.14
Requisite Regulatory Approvals..............................  5.5
Restraints..................................................  6.1(d)
Rights......................................................  3.2(b)
SEC.........................................................  3.5
Secretary of State..........................................  1.2
Securities Act..............................................  3.5
Shares Trust................................................  2.3(c)
Software....................................................  3.17(j)
Special Meetings............................................  5.9(b)
Sub.........................................................  Preamble
Subsequent Determination....................................  5.7(b)
Subsidiary..................................................  3.1
Superior Proposal...........................................  5.7(b)
Surviving Corporation.......................................  1.1
System......................................................  3.17(l)
Tax.........................................................  3.12(j)
Tax Authority...............................................  3.12(j)
Tax Returns.................................................  3.12(j)
Taxes.......................................................  3.12(j)
Third Party.................................................  5.7(a)
Third Party Expenses........................................  8.1(a)
Trade Secrets...............................................  3.17(a)
Trademarks..................................................  3.17(a)
WARN Act....................................................  3.21(b)

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of November 18, 1999, by and among Tumbleweed Communications Corp., a Delaware corporation ("PARENT"), Keyhole Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("SUB"), and Worldtalk Communications Corporation, a Delaware corporation (the "COMPANY").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of Parent and Sub have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, a strategic business combination between the Company and Parent upon the terms and subject to the conditions set forth herein;

    WHEREAS, the Board of Directors of the Company, having determined that such combination is desirable, has approved the transactions contemplated by this Agreement and the Ancillary Agreements (as defined below);

    WHEREAS, as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) Parent and certain stockholders of the Company identified in SCHEDULE A hereto have entered into a Voting Agreement in the form of EXHIBIT A hereto (the "COMPANY STOCKHOLDERS AGREEMENTS"), pursuant to which, among other things, such stockholders agree to vote in favor of approval and adoption of this Agreement;
(ii) the Company and certain key employees of the Company identified in SCHEDULE B hereto have entered into non-competition agreements (the "NON-COMPETITION AGREEMENTS") in the form of EXHIBIT B-1 hereto, and employment agreements (the "EMPLOYMENT AGREEMENTS") in the form of EXHIBIT B-2 hereto, the effectiveness of which are conditioned upon the consummation of the transactions contemplated hereby; and (iii) Parent and the Company have entered into an Option Agreement in the form of EXHIBIT C hereto (the "OPTION AGREEMENT"), pursuant to which, among other things, the Company grants to Parent an option to purchase newly issued shares of Company Common Stock representing 19.9% of the total outstanding shares of Company Common Stock;

    WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) the Company and certain stockholders of Parent identified in SCHEDULE D hereto have entered into a Voting Agreement in the form of EXHIBIT D hereto (the "PARENT STOCKHOLDERS AGREEMENTS"), pursuant to which, among other things, such stockholders agree to vote in favor of approval and adoption of this Agreement (the Company Stockholders Agreements, the Parent Stockholders Agreements, the Non-Competition Agreements, the Employment Agreements and the Option Agreement are collectively referred to herein as the "ANCILLARY AGREEMENTS");

    WHEREAS, for United States federal income tax purposes, it is intended that the Merger (as defined in Section 1.1 hereof) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code; and

    WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests" in conformity with generally accepted accounting principles, as described in Accounting Principles Board Opinion
No. 16 and the applicable rules and regulations of the SEC.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements, and other good and valuable consideration, set forth herein and in the

Ancillary Agreements, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                     MERGER

    Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company and Sub shall consummate a merger (the "MERGER") pursuant to which (a) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation (the "SURVIVING CORPORATION") in the Merger and shall continue to be governed by the laws of the State of Delaware and (c) the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

    Pursuant to the Merger, (a) the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (b) the By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, such Certificate of Incorporation and such By-laws. The Merger shall have the effects set forth in the Delaware General Corporation Law (the "DGCL").

    Section 1.2 EFFECTIVE TIME. Parent, Sub and the Company will cause a certificate of merger (the "CERTIFICATE OF MERGER") in the form of EXHIBIT E hereto, to be filed on the Closing Date (as defined in Section 1.3 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger pursuant to Section 251 of the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL are duly filed with the Secretary of State (the "MERGER FILING") or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "EFFECTIVE TIME."

    Section 1.3 CLOSING. The closing of the Merger (the "CLOSING") will take place at 8:00 a.m., Pacific Standard Time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "CLOSING DATE"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California 94301, or such other date or place as agreed to in writing by the parties hereto.

    Section 1.4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                                   ARTICLE II
                              CONVERSION OF SHARES

    Section 2.1  CONVERSION OF SHARES.

        (a) Each share of common stock, par value $.01 per share ("COMPANY COMMON STOCK"), of the Company issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(c) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive
    0.26 (the "EXCHANGE RATIO") of a
    fully paid and nonassessable share (the "MERGER CONSIDERATION") of common stock, par value $.001 per share, of Parent (the "PARENT COMMON STOCK").

        (b) Each share of common stock, par value $.001 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, be converted into one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

        (c) Any shares of Company Common Stock that are owned by Parent, Sub or any other wholly owned Subsidiary (as defined in Section 3.1) of Parent shall be canceled and retired and shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

        (d) On and after the Effective Time, holders of certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, shall cease to have any rights as stockholders of the Company, except the right to receive, subject to
    Section 2.5 hereof, the Merger Consideration (and cash in lieu of any fractional share as contemplated by Section 2.3) for each share of Company Common Stock held by them.

    Section 2.2 SURRENDER OF CERTIFICATES. At or promptly after the Effective Time, Parent shall make available to Equiserve L.P., or a bank reasonably acceptable to the Company (the "EXCHANGE AGENT"), in trust for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article II, (i) cash in an amount sufficient to pay cash in lieu of fractional shares pursuant to Section 2.3, and (ii) certificates representing the aggregate number of shares of Parent Common Stock issuable pursuant to
Section 2.1 hereof. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Stock and cash in lieu of fractional shares, if applicable. Upon surrender of a Certificate or Certificates to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Certificates, and the Certificate(s) so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Article II, from and after the Effective Time each Certificate shall be deemed to represent only the right to receive the Merger Consideration (and cash in lieu of any fractional share as contemplated by Section 2.3) for each share of Company Common Stock formerly represented by such Certificate, and shall not evidence any interest in, or any right to exercise the rights of a stockholder of, Parent. If a certificate representing Parent Common Stock is to be issued or a cash payment in lieu of fractional share interests is to be made to a person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

    Section 2.3 NO FRACTIONAL SHARES. (a) No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Certificate or Certificates, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on Nasdaq Stock Market on the date the Merger became effective.

        (b) As promptly as practicable following the Effective Time, the Exchange Agent shall deliver the Merger Consideration, whether in the form of Parent Common Stock or cash in lieu of fractional shares, or both to each holder of a Certificate or Certificates which have been surrendered.

    Section 2.4 NO DIVIDENDS. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Dividends or other distributions with a record date after the Effective Time payable in respect of shares of Parent Common Stock held by the Exchange Agent shall be held in trust for the benefit of such holders of unsurrendered Certificates. Following surrender of any previously unsurrendered Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the date of payment of any dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, the amount of such dividends or other distributions payable with respect to such whole shares of Parent Common Stock.

    Section 2.5 RETURN TO PARENT. Any shares of Parent Common Stock made available to the Exchange Agent and any portion of the Shares Trust not exchanged for Certificates within six months after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates formerly representing shares of Company Common Stock and unclaimed at the end of such six month period shall be redelivered or repaid by the Exchange Agent to Parent, after which time any holder of Certificates who has not theretofore delivered or surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Parent for payment of the Merger Consideration, cash in lieu of fractional share interests, and any such dividends or distributions with respect to its shares of Parent Common Stock. Notwithstanding the foregoing, none of Parent, the Exchange Agent, the Surviving Corporation or any other party shall be liable to any holder of a Certificate formerly representing shares of Company Common Stock for any Merger Consideration, cash in lieu of fractional share interests or dividends or distributions properly delivered to a public official pursuant to applicable property, escheat or similar laws. If Certificates are not surrendered prior to two years after the Effective Time, unclaimed Merger Consideration (or funds with respect to fractional shares) payable with respect to such shares of Company Common Stock shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    Section 2.6 COMPANY OPTION PLANS. At the Effective Time, all options (the "COMPANY OPTIONS") then outstanding, whether or not vested and exercisable, under the Company's 1992 Stock Option Plan, 1996 Equity Incentive Plan, 1996 Directors Stock Option Plan and 1996 Employee Stock Purchase Plan, in each case as amended (collectively, the "COMPANY OPTION PLANS"), shall be assumed by Parent. Each Company Option assumed by Parent other than Company Options issued pursuant to the Company 1996 Employee Stock Purchase Plan shall be subject to, and exercisable upon, the same terms and conditions as under the applicable Company Option Plan and the applicable option agreement issued thereunder, except that (a) each assumed Company Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and (b) the option price per share of Parent Common Stock subject to each assumed Company Option shall be an amount equal to (i) the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent). The Company represents and warrants that each of the foregoing actions may be taken and effected by the Company without the consent of any holder of Company Options. Each assumed purchase right under the Company

1996 Employee Stock Purchase Plan shall continue to have, and be subject to, the terms and conditions set forth in the Company 1996 Employee Stock Purchase Plan and the documents governing the assumed purchase right, except that the purchase price of such shares of Parent Common Stock for each respective purchase date under each assumed purchase right shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value of Company Common Stock on the offering date of each assumed offering period by the Exchange Ratio or (ii) eighty-five percent (85%) of the fair market value of the Parent Common Stock on each purchase date of each assumed offering period occurring after the Effective Time (with the number of shares rounded to the nearest whole share and the purchase price rounded to the nearest whole cent). The assumed purchase rights shall be exercised at such times following the Effective Time as set forth in the Company 1996 Employee Stock Purchase Plan and each participant shall, accordingly, be issued shares of Parent Common Stock at such times pursuant to the Company 1996 Employee Stock Purchase Plan. The Company 1996 Employee Stock Purchase Plan shall terminate with the exercise of the last assumed purchase right, and no additional purchase rights shall be granted under the Company Employee Stock Purchase Plan following the Effective Time. Parent agrees that from and after the Effective Time, employees of the Surviving Corporation may participate in Parent's employee stock purchase plan, subject to the terms and conditions of such plan.

    The adjustment provided herein with respect to stock options shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). The duration, vesting schedule, exercisability and other terms of each option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Company in the Company Option Plans (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to Parent. Except as set forth in Section 3.2(d) of the Disclosure Schedule (as defined in Article III hereof), vesting of Company Options shall not be accelerated as a result of the Merger. Continuous employment with the Company or its Subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time. As soon as reasonably practicable, but in no event later than 30 days after the Effective Time, Parent will issue to each holder of an assumed Company Option notice of the foregoing assumption by Parent.

    Parent shall file with the SEC, no later than ten business days after the Effective Time, a Registration Statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 2.6.

    Section 2.7 COMPANY WARRANTS. At the Effective Time, all warrants to purchase Company Common Stock (the "COMPANY WARRANTS") then outstanding, whether or not exercisable, shall be assumed by Parent. Each Company Warrant assumed by Parent shall be subject to, and exercisable upon, the same terms and conditions as under the applicable warrant agreement issued thereunder, except that
(a) each assumed Company Warrant shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and (b) the exercise price per share of Parent Common Stock subject to each assumed Company Warrant shall be an amount equal to (i) the price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent). The Company represents and warrants that each of the foregoing actions may be taken and effected by the Company without the consent of any holder of Company Warrants, except for the warrant held by Comdisco, Inc. to purchase 2,250 shares of the Company Common Stock at an exercise price of $18.10 per share pursuant to a Warrant Agreement dated as of July 30, 1993.

    Section 2.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, certificates formerly representing shares of Company Common Stock are presented to the

Surviving Corporation, they shall be canceled and exchanged for cash and/or certificates representing Parent Common Stock pursuant to this Article II.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

    Except as set forth in the disclosure schedule prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof (the "DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Sub all of the statements contained in this Article III. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross reference.

    Section 3.1 ORGANIZATION. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing, duly qualified or licensed to do business and in good standing under the laws of the jurisdiction of its incorporation or organization and in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to any event, change or effect having a "MATERIAL ADVERSE EFFECT" on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, businesses, results of operations, assets, liabilities, properties or prospects of such entity (or, if used with respect thereto, of such group of entities taken as a whole), it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) a change in the market price or trading volume of Company Common Stock or Parent Common Stock, as the case may be, (ii) changes attributable to financial results for the quarter ended December 31, 1999,
(iii) conditions affecting the economy of the United States of America as a whole, (iv) conditions affecting generally the industry in which Parent or the Company, as applicable, operates, or (v) changes after the date hereof in laws or regulations applicable to Parent or the Company, as the case may be.
Section 3.1 of the Disclosure Schedule, sets forth a complete list of the names, jurisdiction of incorporation or other formation and capitalization of each of the Company's Subsidiaries and the jurisdictions in which the Company and each of its Subsidiaries are qualified to do business.

    Section 3.2  CAPITALIZATION.

        (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 6,500,000 shares of preferred stock, par value $.01 per share (the "COMPANY PREFERRED STOCK"). As of the date hereof,
    (i) 14,519,246 shares of Company Common Stock were issued and outstanding,
    (ii) no shares of Company Preferred Stock were issued and outstanding,

    (iii) 2,627,068 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options pursuant to the Company Option Plans and (iv) 1,693,916 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Warrants. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable, were issued in compliance with applicable law, and are not subject to any preemptive or similar rights.

        (b) Except as set forth in Section 3.2(b) of the Disclosure Schedule and other than pursuant to the Option Agreement, there are not now, and at the Effective Time there will not be, any (i) outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "RIGHTS") to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries, (ii) outstanding security of any kind convertible into or exchangeable for such capital stock or
    (iii) voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

        (c) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or any Subsidiary of the Company is owned free and clear of any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, right of others or restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing (collectively, "LIENS").

        (d) Section 3.2(d) of the Disclosure Schedule sets forth a listing of
    (i) all outstanding Company Options as of the date hereof, which schedule shows the portion of each Company Option which is then vested, the vesting and acceleration provisions thereof, if any, the date upon which each Company Option expires and whether or not such Company Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code; (ii) all outstanding Company Warrants as of the date hereof, which schedule shows the portion of each Company Warrant which is exercisable and the date upon which each Company Warrant expires; and (iii) each outstanding Company Option and Company Warrant that will accelerate, in whole or in part, pursuant to its terms as a result of the transactions contemplated hereby, which schedule summarizes the terms of acceleration pursuant to such Company Option, Company Warrant or Company Option Plan.

    Section 3.3  CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION.

        (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and, subject to obtaining approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and, except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by the Company and, if applicable, the Company's stockholders and affiliates and, assuming each of this Agreement and such Ancillary Agreements constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of the Company and such stockholders and affiliates enforceable against the Company and such stockholders and affiliates in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (b) The Board of Directors of the Company (the "COMPANY BOARD") has duly and validly approved and taken all corporate action required to be taken by such Company Board for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and resolved to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Stockholder Approval is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and to consummate the Merger. The Company has taken all actions necessary with respect to the entering into of this Agreement and the Ancillary Agreements to which it is a party, the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements so as to render inapplicable to such transactions the restrictions on business combinations contained in Section 203 of the DGCL.

    Section 3.4  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except as disclosed in
Section 3.4 of the Disclosure Schedule and except for the Company Stockholder Approval, the Merger Filing, and filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act and state blue sky laws, neither the execution, delivery or performance of this Agreement or any Ancillary Agreements by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "GOVERNMENTAL ENTITY"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a "COMPANY AGREEMENT") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and will not materially impair the ability of the Company to consummate the transactions contemplated hereby or by the Ancillary Agreements.

    Section 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since April 11, 1996 under the Exchange Act and the Securities Act of 1933, as amended (the "SECURITIES ACT") (as such documents have been amended since the time of their filing, collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (the "COMPANY FINANCIAL STATEMENTS") (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Company SEC Documents include all the documents that the Company was required to file with the SEC since
April 11, 1996. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. The Company has not received notice (written or oral) from and, to its knowledge, is not under any review by any Governmental Entity in connection with its revenue recognition policies and procedures. Without limiting the foregoing, for any period after December 31, 1998, the Company has complied in all material respects with Statement of Position 97-2 (Software Revenue Recognition), as amended by Statement of Position 9804.

    Section 3.6 ABSENCE OF CERTAIN CHANGES. Except as and to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, since September 30, 1999, the Company and its Subsidiaries have conducted their respective businesses and operations consistent with past practice only in the ordinary and usual course. From September 30, 1999 through the date of this Agreement, there has not occurred (i) any events, changes or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries; or
(iii) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Since September 30, 1999 neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

    Section 3.7  NO UNDISCLOSED LIABILITIES.  Except as set forth in
Section 3.7 of the Disclosure Schedule, since September 30, 1999, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that (a) have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or (b) (i) would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1999 and (ii) were outside the ordinary course of business and not immaterial in amount. Section 3.7 of the Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, any of the Ancillary Agreements, the Merger or the other transactions contemplated hereby or thereby.

    Section 3.8 INFORMATION IN PROXY STATEMENT/PROSPECTUS. The Proxy Statement/Prospectus (as defined in Section 5.10 hereof) (or any amendment thereof or supplement thereto) will not, at the date mailed to Company stockholders or at the times of the Special Meetings (as defined in Section 5.9(b) hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub specifically for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company specifically for inclusion in the Parent Registration Statement (as defined in Section 5.10 hereof) will, at the date it becomes effective and at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus specifically, as to information supplied by the Company for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    Section 3.9  EMPLOYEE BENEFIT MATTERS.

        (a) All employee benefit plans and other incentive, compensation or benefit agreements or arrangements covering any current or former employee or director of, or consultant to, the Company or any Subsidiary are listed in Section 3.9 of the Disclosure Schedule (the "COMPANY BENEFIT PLANS"). True and complete copies of the Company Benefit Plans, trusts and reports and summaries required under the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been provided to the Purchaser. Except as set forth in Section 4.11(a) of the Disclosure Schedule, each Company Benefit Plan has been administered and maintained in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and to the knowledge of the Company no event has occurred that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plan. Neither the Company nor any of its Subsidiaries has incurred (and to the knowledge of the Company no transaction has occurred which could reasonably be expected to give rise to) any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any Company Benefit Plan. To the knowledge of the Company, there are no pending, nor has the Company or any of its Subsidiaries received notice of any threatened, claims against or otherwise involving any of the Company Benefit Plans. No Company Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the knowledge of the Company, no such audit or investigation is pending or threatened. All material contributions and other payments required to be made as of the date of this Agreement to, or pursuant to, the Company Benefit Plans have been made or accrued for in the Company Financial Statements. Neither the Company nor any entity under "common control" with the Company within the meaning of Section 4001 of ERISA has at any time contributed to, or been required to contribute to, any "pension plan" (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, including, without limitation, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA), and neither the Company nor any such entity has at any time incurred or could reasonably expect to incur any liability under Title IV of ERISA.

        (b) The consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, employment or severance agreement, trust, loan or other compensation or benefits agreement or arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, director, agent or consultant of the Company or any Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchaser to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, any of its Subsidiaries, the Purchaser or any of their respective affiliates with respect to any employee, officer or director of the Company or its Subsidiaries will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code and no amount of any such payment or benefit will fail to be deductible by the Company by reason of Section 162(m) of the Code.

        (c) Neither the Company nor any of its Subsidiaries (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon or with respect to periods following his retirement or termination of employment, except as may be required by
    Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code. All amounts of deferred compensation benefits under any Company Benefit Plan have been properly accrued for in the Financial Statements.

        (d) With respect to each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, all material claims incurred (including claims incurred but not reported) by employees thereunder for which the Company is, or will become, liable are
    (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability in Section 3.9(d) of the Disclosure Schedule.

    Section 3.10  LITIGATION; COMPLIANCE WITH LAW.

        (a) Except for the suits disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely, individually or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. The foregoing includes, without limitation, actions pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or any of its Subsidiaries' business of any information, techniques, patents, patent applications, copyrights, trade secrets, inventions, technology, know-how, Software (as defined in Section 3.17(j)) or other intellectual property rights allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

        (b) The Company and its Subsidiaries have complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or Governmental Entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, (1) the Foreign Corrupt Practices Act of 1977 and any other laws regarding use of funds for political activity or commercial bribery and
    (2) laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust.

    Section 3.11 NO DEFAULT. The business of the Company and each of its Subsidiaries has not been and is not being conducted in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, (ii) any Company Agreement or (iii) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries or relating to any of the property owned, leased or used by them, or applicable to their business, excluding from the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. As of the date of this

Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries.

    Section 3.12  TAXES.

        (a) Except as set forth in Section 3.12 of the Disclosure Schedule, the Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by the Company and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects.

        (b) The Company and each of its Subsidiaries has paid, or where payment is not yet due, has established an adequate accrual in accordance with GAAP for the payment of, all Taxes for all periods ending through the date hereof.

        (c) There are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP.

        (d) No federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of the Company and its Subsidiaries and to the knowledge of the Company, no such Audit is threatened.

        (e) Except as set forth in Section 3.12(e) of the Disclosure Schedule, the Tax Returns of the Company and each of its Subsidiaries have not been examined by the applicable Tax Authority (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company or any of its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited.

        (f) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

        (g) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes.

        (h) Neither the Company nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) and is not subject to Treas. Reg. 1.1502-6 for any period.

        (i) Neither the Company nor any of its Subsidiaries is or has been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (j) "AUDIT" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "TAX" or "TAXES" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "TAX AUTHORITY" means the IRS and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "TAX RETURNS" mean all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

    Section 3.13 CONTRACTS. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, and there are no defaults thereunder, except those defaults that would not have a material adverse effect on the Company and its Subsidiaries. Section 3.13 of the Disclosure Schedule sets forth a true and complete list of (i) all Company Agreements entered into by the Company, or any of its Subsidiaries and all amendments to any Company Agreement, included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and (ii) all non-competition agreements imposing restrictions on the ability of the Company or any of its Subsidiaries to conduct business in any jurisdiction or territory.

    Section 3.14 ASSETS; REAL PROPERTY. The Company and its Subsidiaries have all assets, properties, rights and contracts necessary to permit the Company and its Subsidiaries to conduct their business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts would not have a material adverse effect on the Company and its Subsidiaries. The Company SEC Documents accurately identify all material real property or material interests in material real property owned by the Company and its Subsidiaries (the "REAL PROPERTY"). The Company or its Subsidiaries has good and marketable title to the real property owned by them, free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, easements, rights-of-way or other encumbrances and restrictions of any nature whatsoever, except as described in Section 3.14 of the Disclosure Schedule and those that do not adversely affect the value of such real property.

    Section 3.15 ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, (a) the Company and its Subsidiaries are in compliance in all material respects with federal, state, local and foreign laws and regulations relating to pollution, protection or preservation of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon (collectively, "ENVIRONMENTAL LAWS"), and including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions thereof; (b) neither the Company nor any of its Subsidiaries has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by any of the Company or its Subsidiaries or for which the any of them is responsible, and there is no pending or threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or its Subsidiaries, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), except where such Environmental Claims would not have a material adverse effect or otherwise require disclosure in the Company SEC Documents; and (c) to the knowledge of the Company, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Company or its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not have a material adverse effect or otherwise require disclosure in the Company SEC Documents. All permits and other governmental authorizations currently held or required to be held by the Company and its Subsidiaries pursuant to any Environmental Laws are identified in Section 3.15 of the Disclosure Schedule. The Company has provided to Parent all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or its Subsidiaries with any Environmental Laws.

    Section 3.16 PRODUCT LIABILITY. Except as described in Section 3.16 of the Disclosure Schedule, there are not presently pending or, to the knowledge of the Company, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company and its Subsidiaries, which if adversely determined, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has extended to its customers any written non-uniform product warranties, indemnifications or guarantees.

    Section 3.17  INTELLECTUAL PROPERTY.

        (a) The Company or its Subsidiaries own or have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "TRADEMARKS"); patents; copyrights (including any registrations, renewals and applications for any of the foregoing); Software; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "TRADE SECRETS," and together with the foregoing, the "INTELLECTUAL PROPERTY") used in or necessary for the conduct of the Company and each Subsidiaries' business as currently conducted or contemplated to be conducted and described in the Company SEC Documents.

        (b) Section 3.17(b)(1) of the Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all U.S. and foreign (1) patents and patent applications; (2) Trademark registrations (including Internet domain registrations) and applications and material unregistered Trademarks;
    (3) copyright registrations and applications, including those in Software, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). Section 3.17(b)(2) sets forth a complete and accurate list of all license agreements granting any right to use or practice any rights under any Intellectual Property, whether the Company or any of its Subsidiaries is the licensee or licensor thereunder, and any written settlements relating to any Intellectual Property to which the Company or any of its Subsidiaries is a party or otherwise bound (collectively, the "LICENSE AGREEMENTS"), indicating for each the title, the parties and the date executed.

        (c) The Intellectual Property owned by the Company or any of its Subsidiaries is free and clear of all Liens, and the Company or a Subsidiary of the Company, as noted in Section 3.17(c) of the Disclosure Schedule is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Section 3.17(c) of the Disclosure Schedule.

        (d) Except as set forth in Section 3.17(d) of the Disclosure Schedule, the Intellectual Property owned by the Company or any Subsidiary and, to the best of the Company's knowledge, any Intellectual Property used by the Company, is valid and subsisting, in full force and effect, and has not been canceled, expired, or abandoned. There is no pending or, to the knowledge of the Company, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed in Section 3.19(d) of the Disclosure Schedule, or, to the best of the Company's knowledge, against any Intellectual Property licensed to the Company or its Subsidiaries.

        (e) The conduct of the Company's and its Subsidiaries' business as currently conducted or planned to be conducted and described in the Company SEC Documents does not infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). Except as set forth in Section 3.17(e) of the Disclosure Schedule, there are no claims or suits pending or, to the knowledge of the Company, threatened, and neither the Company nor any of its Subsidiaries has received any notice of a third party claim or suit (1) alleging that its activities or the conduct of its businesses infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

        (f) Except as set forth in Section 3.17(f) of the Disclosure Schedule, there are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations which (1) restrict the Company's or its Subsidiaries' rights to use any Intellectual Property, (2) restrict the Company's or its Subsidiaries' business in order to accommodate a third party's Intellectual Property or (3) permit third parties to use any Intellectual Property owned or controlled by the Company or any of its Subsidiaries. The Company or its Subsidiaries has not licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the License Agreements, and no royalties, honoraria or other fees are payable by the Company or its Subsidiaries for the use of or right to use any Intellectual Property, except pursuant to the License Agreements. The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or, to the knowledge of the Company, any other party under any such License Agreement.

        (g) The Company and each of its Subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets, including requiring its employees and independent contractors having access thereto to execute written non-disclosure agreements. To the knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that adequately protects the Company and the applicable Subsidiary's proprietary interests in and to such Trade Secrets. Neither the Company nor, to the knowledge of the Company, any other party to any non-disclosure agreement relating to the Company's Trade Secrets is in breach or default thereof.

        (h) To the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company or any of its Subsidiaries and, except as set forth in
    Section 3.17(h) of the Disclosure Schedule, no such claims have been brought against any third party by the Company or any of its Subsidiaries.

        (i) Except as set forth in Section 3.17(i) of the Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company or any of its Subsidiaries' right to own or use any of the Intellectual Property, nor will require the consent of any governmental authority or third party in respect of any such Intellectual Property.

        (j) Section 3.17(j) of the Disclosure Schedule lists all Software (other than off-the-shelf software applications programs having an acquisition price of less than $25,000) which are owned, licensed, leased, or otherwise used by the Company or any of its Subsidiaries, and identifies which of such Software is owned, licensed, leased, or otherwise used, as the case may be.
    Section 3.17(j) of the Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. With respect to the Software set forth in Section 3.17(j) of the Disclosure Schedule which the Company or any of its Subsidiaries purports to own, such Software was either developed (1) by employees of the Company or any of its Subsidiaries within the scope of their employment; or (2) by independent contractors who have assigned their rights to the Company or any of its Subsidiaries pursuant to written agreements. For purposes of this Section 3.17, "SOFTWARE" means any and all (v) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (w) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (x) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing,
    (y) the technology supporting any Internet site(s) operated by or on behalf of the Company or any of its Subsidiaries, and (z) all documentation, including user manuals and training materials, relating to any of the foregoing.

        (k) Any Software that the Company or any of its Subsidiaries licenses and maintains pursuant to contracts with third parties ("LICENSED SOFTWARE") in order to enable such Software to process accurately (including calculating, comparing and sequencing) in all material respects date data from, into and between the twentieth and twenty-first centuries, including leap year calculations ("MILLENNIAL DATE DATA"). All such Licensed Software processes Millennial Date Data without material errors or omissions and without materially affecting functionality when used in accordance with the product documentation provided by the Company therefor and provided that all other software and all hardware and firmware used in combination with such Licensed Software properly exchanges date data with it. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has made any representation or warranty to any third party that imposes any liability (whether or not accrued, contingent or otherwise) on the Company or any of its Subsidiaries greater than the preceding representation.

        (l) The Company and its Subsidiaries are in the process of, and have substantially completed obtaining, written representations or assurances from each third party that (A) provides or will provide Millennial Date Data to the Company or its Subsidiaries, (B) processes or will process Millennial Date Data for the Company or its Subsidiaries or (C) otherwise provides or will provide any material product or service to the Company or its Subsidiaries that is dependent upon any Software, microcode, chip or hardware system or component, including any electronic or electronically controlled system or component (a "SYSTEM") that processes any Millennial Date Data, stating that all of such Systems that are used for, or on behalf of, the Company or its Subsidiaries will process Millennial Date Data without materially affecting the supply of such product or service to the Company or its Subsidiaries after December 31, 1999.

    Section 3.18 PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENTS. Each current and former employee and officer of the Company and its Subsidiaries has executed a Proprietary Rights and Confidentiality Agreement or similar such agreement, in substantially the form previously provided to Parent. The Company is not aware that any of the current or former employees of the Company or any of its Subsidiaries is in violation thereof.

    Section 3.19 INSURANCE. The Company and each of its Subsidiaries has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has not been notified of any threatened termination of, or material premium increase with respect to, any of such policies.

    Section 3.20 SUPPLIERS AND CUSTOMERS. Since September 30, 1999, no material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified its relationship with the Company or its Subsidiaries and, to the Company's knowledge, (a) no such person has any intention to do so, and (b) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships.

    Section 3.21  LABOR MATTERS.

        (a) Except as set forth in Section 3.21(a) of the Disclosure Schedule,
    (i) the Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours; (ii) neither the Company nor any of its Subsidiaries has received written notice of any charge or complaint against the Company or any of its Subsidiaries pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other government agency or court or other tribunal regarding an unlawful employment practice; (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has received notice that any representation petition respecting the employees of the Company or any of its Subsidiaries has been filed with the National Labor Relations Board, and, to the knowledge of the Company, there has been no labor union prior to the date hereof organizing any employees of the Company or any of its Subsidiaries into one or more collective bargaining units; (v) there are no complaints, lawsuits, arbitrations or other proceedings pending, or to the knowledge of the Company, threatened by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment; (vi) to the knowledge of the Company, no federal, state, or local agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress;
    (vii) there are no personnel arrangements, understandings, policies, rules or procedures (whether written or oral) applicable to employees of the Company or any of its Subsidiaries other than those set forth in
    Section 3.21(a) of the Disclosure Schedule, true, correct and complete copies of which have heretofore been delivered to Parent; and (viii) there are no employment contracts, severance agreements, confidentiality agreements (other than standard employee non-disclosure agreements as contemplated by Section 3.21(vii)) or any other agreements (whether written or oral) with any employees of the Company or any Subsidiary thereto.

        (b) The Company and its Subsidiaries are and have been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification Act ("WARN") or similar state statute. Except as set forth in Section 3.21(b) of the Disclosure Schedule, none of the employees of the Company or any of its Subsidiaries have suffered an "employment loss" (as defined in WARN) during the ninety-day period prior to the execution of this Agreement.

        (c) Neither the Company nor any of its Subsidiaries is bound by any contract, arrangement, understanding, policy, rule or procedure (whether written or oral) that restricts its ability to terminate the employment of any of its employees at any time without payment or other liability.

    Section 3.22 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed with the SEC prior to the date of this Agreement (the "COMPANY BALANCE SHEET"), the accounts receivable shown in the Company Balance Sheet arose in the ordinary course of business; were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim; and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of this Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet.

    Section 3.23 TRANSACTIONS WITH AFFILIATES. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.23 of the Disclosure Schedule, since September 30, 1999, there have been no transactions, agreements, arrangements or understandings between the Company and its affiliates that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    Section 3.24 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Volpe Brown Whelan & Company, LLC, dated the date hereof, to the effect that, as of such date, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

    Section 3.25 BROKERS OR FINDERS. The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person, other than Volpe Brown Whelan & Company, LLC is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and the Company agrees to indemnify and hold Parent and Sub harmless from and against any and all claims, liabilities or obligations with respect to any other commissions or similar fees in connection with any of the transactions contemplated by this Agreement which are asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Volpe Brown Whelan & Company, LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

    Section 3.26 ACCOUNTING MATTERS; REORGANIZATION. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers or stockholders, has taken any action which would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code. Each of the representations made by the Company to its accountants relating to treatment of the Merger as a "pooling of interests" for accounting purposes are true and correct in all respects. Each of the representations made and to be made by the Company to KPMG LLP in connection with KPMG LLP's issuance of the letter referred to in Section 5.17(c) hereof are or will be, as the case may be, true and correct in all respects.

    Section 3.27 STATE TAKEOVER STATUTES. To the knowledge of the Company, no state takeover statute (other than Section 203 of the DGCL, which is inapplicable) is applicable to the Merger or the transactions contemplated by this agreement and the Ancillary Agreements.

    Section 3.28 FULL DISCLOSURE. The Company has not knowingly failed to disclose to Parent any facts material to the Company's business, results of operations, assets, liabilities, financial condition or prospects. No representation or warranty by the Company in this Agreement and no statement by the Company contained in any document (including the Company Financial Statements), schedule or certificate furnished or to be furnished by the Company to Parent pursuant to the terms hereof, the Option Agreement or in connection with the transactions contemplated hereby or thereby, contains as of the date hereof or will contain as of the Effective Time, any untrue statements of a material fact or omit or will omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

    Section 3.29 REGISTRATION AND PREEMPTIVE RIGHTS. Prior to the date hereof, each of (i) that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of July 7, 1999, by and among the Company and certain persons listed on a schedule thereto, (ii) that certain Registration Rights Agreement, dated as of July 7, 1999, by and among the Company and the other signatories thereto, and (iii) that certain Third Amended and Restated Registration Rights Agreement, as amended, dated as of March 3, 1995, by and among the Company and the other signatories thereto, has been terminated in accordance with its terms, such termination to be effective as of the Effective Time and to be subject to consummation of the Merger. In addition, each party (other than the Company) to the Securities Purchase

Agreement has retroactively waived all rights such party has, may have had or may in the future have had pursuant to the Securities Purchase Agreement, such waiver to be effective as of the Effective Time and to be subject to consummation of the Merger.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Parent and Sub represent and warrant to the Company as follows:

    Section 4.1 ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on Parent and its Subsidiaries.

    Section 4.2  CAPITALIZATION.

        (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share (the "PARENT PREFERRED STOCK"). As of the date hereof,
    (i) 21,589,233 shares of Parent Common Stock were issued and outstanding,
    (ii) no shares of Parent Preferred Stock were issued and outstanding, and
    (iii) 3,590,812 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase shares of Parent Common Stock pursuant to employee stock option plans of Parent and all other employee benefit plans of Parent. All of the issued and outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and are not subject to any preemptive or similar rights.

        (b) Except as disclosed in this Section 4.2, as of the date of this Agreement, there is no outstanding (i) Right to purchase or otherwise to receive from Parent or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock of Parent or any of its Subsidiaries, (ii) security of any kind convertible into or exchangeable for such capital stock and (iii) voting trust or other agreement or understanding to which Parent or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of its Subsidiaries.

    Section 4.3  AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION.

        (a) Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and, subject to obtaining approval by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock of the issuance of Parent Common Stock in connection with the Merger (the "PARENT STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which each of Parent and Sub, respectively, is a party and the consummation by Parent and Sub of the Merger and of the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub, respectively, and, subject to obtaining the Parent Stockholder Approval, no other corporate actions on the part of Parent and Sub are necessary to authorize the execution and delivery of this Agreement or such Ancillary Agreements and the consummation by each of them of the transactions contemplated hereby and thereby. Each of this Agreement and the Ancillary Agreements to which each of Parent and Sub, respectively, is a party has been duly executed and delivered by Parent or Sub, as the case may be, and if applicable, the Parent's stockholders and affiliates, assuming each of this Agreement and such Ancillary Agreements constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of Parent or Sub, as the case may be, and Parents stockholders and affiliates enforceable against Parent, Sub or Parent's stockholders and affiliates, as the case may be, in accordance with their respective terms, in accordance with its respective terms, except that
    (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Parent Common Stock to be issued pursuant to the Merger, upon receipt of the Parent Stockholder Approval, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

        (b) The Boards of Directors of Parent and Sub each have duly and validly approved and taken all corporate action required to be taken by such Board of Directors for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which Parent or Sub, as the case may be, is a party. The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Agreement. As of the date hereof, the stockholders of Parent who have executed the Parent Stockholder Agreements collectively own shares of Parent Common Stock representing, in the aggregate, voting power sufficient to effect the Parent Stockholder Approval.

    Section 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the Parent Stockholder Approval, the Merger Filing and filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, the Exchange Act, the Securities Act, and state blue sky laws, neither the execution, delivery or performance of this Agreement or any Ancillary Agreements by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby or thereby nor compliance by Parent and Sub with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws of Parent, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii), (iii) and (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on Parent and will not materially impair the ability of Parent or Sub to consummate the transactions contemplated hereby or by the Ancillary Agreements.

    Section 4.5 INFORMATION IN PROXY STATEMENT/PROSPECTUS. The Registration Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the times of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Registration Statement. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus, at the date mailed to stockholders and at the time of the Special Meetings, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as to information supplied by Parent or Sub, will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

    Section 4.6 SEC REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since August 5, 1999 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "PARENT SEC DOCUMENTS"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Parent SEC Documents include all the documents that Parent was required to file with the SEC since August 5, 1999. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of Certificate of Incorporation and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. Parent has not received notice (written or oral) from and, to its knowledge, is not under any review by any Governmental Entity in connection with its revenue recognition policies and procedures. Without limiting the foregoing, for any period after December 31, 1998, Parent has complied in all material respects with State of Position 97-2 (Software Revenue Recognition), as amended by Statement of Position 98-4.

    Section 4.7 ABSENCE OF CERTAIN CHANGES. Except as and to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since September 30, 1999, Parent and its Subsidiaries have conducted their respective businesses and operations in all material respects consistent with past practice only in the ordinary and usual course. From September 30, 1999 through the date of this Agreement, there has not occurred (i) any events, changes or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Since September 30, 1999 neither Parent nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

    Section 4.8  LITIGATION; COMPLIANCE WITH LAW.

        (a) Except for the suits disclosed in the Parent SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely, individually or in the aggregate, to have a material adverse effect on Parent and its Subsidiaries, or materially impair the ability of Parent to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. The foregoing includes, without limitation, actions pending or, to the knowledge of Parent, threatened (or any basis therefor known to Parent) involving the prior employment of any of Parent's or any of its Subsidiaries' employees, their use in connection with Parent's or any of its Subsidiaries' business of any information, techniques, patents, patent applications, copyrights, trade secrets, inventions, technology, know-how, software or other intellectual property rights allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

        (b) Parent and its Subsidiaries have complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or Governmental Entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, (1) the Foreign Corrupt Practices Act of 1977 and any other laws regarding use of funds for political activity or commercial bribery and
    (2) laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust.

    Section 4.9 OPINION OF FINANCIAL ADVISOR. Parent has received the written opinion of Credit Suisse First Boston, dated the date hereof, to the effect that, as of such date, the Merger Consideration to be paid by Parent in the Merger is fair from a financial point of view to Parent, a signed copy of which opinion has been delivered to the Company.

    Section 4.10 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or person, other than Credit Suisse First Boston, is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and Parent agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of such party.

    Section 4.11 ACCOUNTING MATTERS; REORGANIZATION. None of Parent, any of its Subsidiaries or, to the knowledge of Parent, any of their respective directors, officers or stockholders, has taken any action which would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code. Each of the representations made by Parent to KPMG LLP relating to treatment of the Merger as a "pooling of interests" for accounting purposes are true and correct in all respects. Each of the representations made and to be made by Parent to KPMG LLP in connection with KPMG LLP's issuance of the letter referred to in Section 5.17(c) hereof are or will be, as the case may be, true and correct in all respects.

    Section 4.12 OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                   ARTICLE V
                                   COVENANTS

    Section 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, except (i) as expressly provided in this Agreement or (ii) with the prior written consent of Parent, after the date hereof and prior to the Effective Time:

        (a) the business of the Company and its Subsidiaries will be conducted in the ordinary and customary course consistent with past practice and each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

        (b) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

        (c) neither the Company nor any of its Subsidiaries shall (i) amend its certificate of incorporation or by-laws or similar organizational documents;
    (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to the exercise of Company Options outstanding on the date hereof, in accordance with their present terms and the grant of options to purchase Company Common Stock to new non-executive level employees consistent with past practices; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

        (d) neither the Company nor any of its Subsidiaries shall (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, directors, employees, agents or consultants (other than increases for non-executive level employees in the ordinary course of not more than 10%); (ii) adopt or enter into any new plan, policy, agreement or arrangement that would constitute a Company Benefit Plan, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing Company Benefit Plan; (iii) enter into any, or amend any existing, employment or severance agreement with or, except in accordance with the existing written policies of the Company previously delivered to Parent, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries; or (iv) make any loans to any of its officers, directors, employees, agents or consultants or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on the Merger or otherwise;

        (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

        (f) the Company and its Subsidiaries shall use commercially reasonable efforts to prevent any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

        (g) neither the Company nor any of its Subsidiaries shall license or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any of the Company's or any of its Subsidiaries' Intellectual Property Rights, or dispose of or disclose to any person who has not entered into a confidentiality agreement any trade secret, formula, process or know-how not theretofore a matter of public knowledge, except in the ordinary course of business and consistent with past practice;

        (h) neither the Company nor any of its Subsidiaries shall cancel any debts or waive, release or relinquish any contract rights or other rights of substantial value, except settlements of accounts receivable in the ordinary course of business and consistent with past practice;

        (i) neither the Company nor any of its Subsidiaries shall: (i) incur or assume any long-term debt except for amounts set forth in the Company's budget previously delivered to Parent and, except in the ordinary course of business consistent with past practice, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary advances to employees for travel and business expenses in the ordinary course of business and consistent with past practice); or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets) other than capital expenditures pursuant to the Company's capital expenditures budget previously delivered to Parent and other capital expenditures that do not exceed $50,000 in the aggregate since
    September 30, 1999;

        (j) neither the Company nor any of its Subsidiaries shall (i) change any of the accounting principles used by it unless required by GAAP; (ii) take or allow to be taken any action which would jeopardize the treatment of Parent's business combination with the Company as a pooling of interests for accounting purposes; or (iii) take or allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

        (k) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations
    (i) in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (ii) incurred in the ordinary course of business and consistent with past practice or
    (iii) which are legally required to be paid, discharged or satisfied (provided that if such claims, liabilities or obligations referred to in this clause (iii) are legally required to be paid and are also not otherwise payable in accordance with clauses (i) or (ii) above, the Company will notify Parent in writing if such claims, liabilities or obligations exceed, individually or in the aggregate, $50,000 in value, reasonably in advance of their payment);

        (l) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or any agreement relating to an Alternative Transaction (as defined in Section 5.7(a) hereof);

        (m) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

        (n) neither the Company nor any of its Subsidiaries will voluntarily make or agree to make any changes in Tax accounting methods, waive or consent to the extension of any statute of limitations with respect to Taxes, or consent to any assessment of Taxes, or settle any judicial or administrative proceeding affecting Taxes; and

        (o) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

    Section 5.2 INTERIM OPERATIONS OF PARENT. Parent covenants and agrees that, except (i) as expressly provided in this Agreement, or (ii) with the prior written consent of the Company, after the date hereof and prior to the Effective
Time:

        (a) Parent will not, directly or indirectly, split, combine or reclassify the outstanding Parent Common Stock;

        (b) Parent shall not: (i) amend its certificate of incorporation or by-laws; or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than regular quarterly cash dividends consistent with past practice;

        (c) neither Parent nor any of its Subsidiaries shall (i) change any of the accounting principles used by it unless required by GAAP; (ii) take or allow to be taken any action which would jeopardize the treatment of Parent's business combination with the Company as a pooling of interests for accounting purposes; or (iii) take or allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

        (d) neither Parent nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries or any agreement relating to a Competing Proposal (as defined in Section 5.8 hereof);

        (e) neither Parent nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of Parent and Sub contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; and

        (f) neither Parent nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

    Section 5.3 ACCESS TO INFORMATION. The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law, until the Effective Time, Parent will hold, and cause its officers, employees, accountants, counsel, financing sources and other representatives to hold, any such information which is nonpublic in confidence in accordance with the provisions of the Mutual Non-Disclosure Agreement between the Company and Parent, dated as of August 18, 1999 (the "CONFIDENTIALITY AGREEMENT").

    Section 5.4  HSR ACT FILINGS.

        (a) Each of Parent and the Company shall, to the extent applicable,
    (i) make or cause to be made any filings required of such party or any of its Subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its Subsidiaries from the Federal Trade Commission or the Department of Justice (either, an "HSR AUTHORITY") or any other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, to accept all reasonable changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (as defined in Section 5.4(b) hereof) with respect to any such filing or any such transaction. Each party shall use its reasonable best efforts to furnish to each other all information required for any application or another filing to be made pursuant to any applicable law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction.

        (b) Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "ANTITRUST LAWS"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any other transactions contemplated by this Agreement, and vigorously to pursue all available avenues of administrative and judicial appeal and all available legislative action, unless by mutual agreement Parent and the Company decide that litigation is not in their respective best interest. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing described in this Section 5.4, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party's right to terminate this Agreement pursuant to Section 7.1, so long as such party has up to then complied in all material respects with its obligations under this Section 5.4. Each of Parent and the Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of any notice period under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

        (c) Notwithstanding this Section 5.4 or any other provision of this Agreement or any of the Ancillary Agreements, neither Parent nor Sub shall be required, whether before or after the Effective Time, to hold separate (including by trust or otherwise) or divest any of its business or assets or any of the businesses or assets of the Company, or enter into any consent decree or other agreement that would restrict Parent or the Company in the conduct of its respective businesses as heretofore conducted.

    Section 5.5 OTHER CONSENTS AND APPROVALS. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Each of the Company, Parent and Sub will, and will cause its respective Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Ancillary Agreements (collectively, the "REQUISITE REGULATORY APPROVALS").

    Section 5.6 EMPLOYMENT AGREEMENTS. Prior to the Closing, the Company shall, upon Parent's request, extend offers of employment, to be effective as of the Effective Time and to be subject to consummation of the Merger, to certain key employees of the Company identified by Parent, in each case on terms to be proposed by Parent, subject to execution of Parent's standard form of offer letter, in the form of Exhibit B-2 hereto, and non-disclosure agreement, in the form of EXHIBIT F hereto, the effectiveness of which offer letters and non-disclosure agreements shall be conditioned upon the consummation of the transactions consummated hereby.

    Section 5.7  NO SOLICITATION BY THE COMPANY.

        (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction or (ii) participate in any negotiations regarding any Alternative Transaction; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of the Company Common Stock, the Company Board determines in good faith, after receipt of advice from outside counsel, that such action is required for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable law, the Company may, in response to any such proposal that was not solicited by it or which did not otherwise result from a breach of this Section 5.7(a), and subject to compliance with
    Section 5.7(c) hereof, (A) furnish information with respect to the Company and its Subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the Confidentiality Agreement and (B) participate in negotiations regarding such proposal. For purposes of this Agreement "ALTERNATIVE TRANSACTION" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than the Company and its Subsidiaries and other than Parent and its Subsidiaries (a "THIRD PARTY") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its significant Subsidiaries by a merger or other business combination whether or not the Company or any of its significant Subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or combination including any of them) of the Company or any of its Subsidiaries for consideration equal to 20% or more of the fair market value of all of the outstanding shares of the Company Common Stock on the date prior to the date hereof.

        (b) Neither the Company Board nor any committee thereof shall
    (i) except as expressly permitted by this Section 5.7, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "ACQUISITION AGREEMENT") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of the Company Common Stock the Company Board determines in good faith, after it has received a Superior Proposal (as defined below) and after receipt of advice from outside counsel, that such actions is required for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable law, the Company Board may (subject to this and the following sentences) inform the Company stockholders that it no longer believes that the Merger or this Agreement is advisable and no longer recommends approval of the Merger or this Agreement and/or approves or recommends a Superior Proposal (a "SUBSEQUENT DETERMINATION"), but only at a time that is after the fifth business day following Parent's receipt of written notice advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, the Company shall provide a reasonable opportunity to Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with its original recommendation to stockholders without making a Subsequent Determination; provided, however, that any such adjustments shall be at the discretion of the parties at such time. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative

    Transaction on terms which the Company Board determines in its good faith judgment (after receiving the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Company Board, after obtaining advice from a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may have been proposed by Parent in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, the Company shall submit this Agreement to its stockholders whether or not the Company Board makes a Subsequent Determination.

        (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.7, the Company shall promptly advise Parent orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. The Company will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

        (d) Nothing contained in this Section 5.7 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or
    (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Company Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to the Company's stockholders under applicable law.

    Section 5.8 NO SOLICITATION BY PARENT. Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any competing or alternative proposal for Parent to acquire a third party, the consummation of which would delay, interfere with or adversely affect the consummation of the Merger (a "COMPETING PROPOSAL"), or (ii) participate in any negotiations regarding any Competing Proposal; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of the Parent Common Stock, the Parent Board determines in good faith, after receipt of advice from outside counsel, that such action is required for the Parent Board to comply with its fiduciary obligations to Parent's stockholders under applicable law, Parent may, in response to any such proposal that was not solicited by it or which did not otherwise result from a breach of this Section 5.8, (A) furnish information with respect to Parent and its Subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the Confidentiality Agreement and (B) participate in negotiations regarding such proposal.

    In addition, Parent shall promptly advise the Company orally and in writing of any request for information or of any proposal in connection with a Competing Proposal, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Parent will keep the Company reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

    Section 5.9 STOCKHOLDERS' MEETINGS. (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "COMPANY SPECIAL MEETING"), as soon as practicable after the Registration Statement is declared effective, for the purpose of considering and voting upon this Agreement. The Company shall include in the proxy statement/prospectus the unanimous recommendation of the Company Board that stockholders of the Company vote in favor of the adoption of this Agreement. Nothing contained in the preceding sentence shall prohibit the Company from
(i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the

Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Company Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to the Company's stockholders under applicable law.

        (b) If required in order to consummate the Merger, Parent, acting through its Board of Directors (the "PARENT BOARD"), shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "PARENT SPECIAL MEETING" and, together with the Company Special Meeting, the "SPECIAL MEETINGS"), as soon as practicable after the Registration Statement is declared effective, for the purpose of considering and voting upon the issuance of shares of Parent Common Stock in the Merger in accordance with the rules of the Nasdaq Stock Market. Parent shall include in the proxy statement/prospectus the recommendation of the Parent Board that stockholders of Parent vote in favor of such issuance of shares of Parent Common Stock in the Merger. Nothing contained in the preceding sentence shall prohibit Parent from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Parent Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to Parent's stockholders under applicable law.

        (c) Parent and the Company shall use all reasonable efforts to hold the Parent Special Meeting and the Company Special Meeting on the same date and as soon as reasonably practicable after the date hereof.

    Section 5.10  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

        (a) Parent and the Company shall use commercially reasonable efforts to prepare and file with the SEC, as promptly as practicable after the execution of this Agreement, a joint proxy statement relating to the Company Special Meeting and the Parent Special Meeting to be held in connection with the Transactions (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT/PROSPECTUS"). Parent shall use commercially reasonable efforts to prepare and file with the SEC, as promptly as practicable after the execution of this Agreement, a registration statement on Form S-4 (together with all amendments thereto, the "PARENT REGISTRATION STATEMENT"), in which the proxy statement/prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock and warrants to purchase shares of Parent Common Stock to be issued pursuant to the Merger. Each of Parent and the Company (i) shall cause the proxy statement/prospectus and the Parent Registration Statement to comply as to form in all material respects with the applicable provision of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use all reasonable efforts to have or cause the Parent Registration Statement to become effective as promptly as practicable, and (iii) shall take any and all action required under any applicable Federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent and the Company shall furnish to the other all information concerning Parent and the Company as the other may reasonably request in connection with the preparation of the documents referred to herein. As promptly as practicable after the Parent Registration Statement shall have become effective, each of Parent and the Company shall deliver the proxy statement/prospectus to its respective stockholders.

        (b) The information supplied by each of Parent and the Company for inclusion in the Parent Registration Statement and the proxy statement/prospectus shall not (i) at the time the Parent Registration Statement is declared effective, (ii) at the time the proxy statement/prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent or the Company, (iii) at the time of the Company Special Meeting, (iv) at the time of the Parent Special Meeting, or (v) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the

    Company, any Subsidiary of the Company, Parent, any Subsidiary of Parent, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Parent Registration Statement or the proxy statement/prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

    Section 5.11 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Ancillary Agreements, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

    Section 5.12 PUBLICITY. So long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement, the Ancillary Agreements, or the other transactions contemplated hereby or thereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange. Without limiting the foregoing, so long as this Agreement is in effect, the Company shall not issue or cause the publication of any press release or other announcement without the prior consent of Parent, which consent shall not be unreasonably withheld.

    Section 5.13 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any Ancillary Agreement; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 5.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    Section 5.14  DIRECTORS' AND OFFICERS' INSURANCE AND
INDEMNIFICATION. Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Company (or the Surviving Corporation if after the Effective Time) and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of the Company's Subsidiaries, successors and assigns (individually an "INDEMNIFIED PARTY" and collectively the "INDEMNIFIED PARTIES"), to the same extent and in the same manner as is now provided in the respective certificates of incorporation or by-laws or in the indemnity agreements, copies of which agreements have been previously provided to Parent, of the Company and such Subsidiaries or otherwise in effect on the date hereof, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ("INDEMNIFIED LIABILITY") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent shall, and shall cause the Company (or the Surviving Corporation if after the Effective Time) to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 150% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, which amount is set forth in
Section 5.14 of the Disclosure Schedule, then Parent shall cause the Company (or the Surviving Corporation if after the

Effective Time) to, and the Company (or the Surviving Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to 150% of such rate. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law Parent shall, or shall cause the Company (or the Surviving Corporation if after the Effective Time) to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "ASSERTION") of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Surviving Corporation or a Subsidiary of the Company or the Surviving Corporation ("INDEMNITORS") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume, the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but, until there is a conflict between the positions of the Indemnified Party and the Indemnitors, the fees and expenses of such counsel shall be paid by such Indemnified Party. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, which consent may not be unreasonably withheld, nor shall Parent settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining a general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement. The provisions of this Section 5.14 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties.

    Section 5.15 AFFILIATE AGREEMENTS. The Company has previously delivered to Parent a list setting forth the names of all persons who are expected to be, at the time of the Special Meetings, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this
Section 5.15 to execute a written agreement as soon as practicable after the date hereof, but in no event later than the day preceding the filing of the Registration Statement, in substantially the form of EXHIBIT G hereto. Parent has previously delivered to the Company a list setting forth the names of all persons who are expected to be, at the time of the Special Meetings, in Parent's reasonable judgment, "affiliates" of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall furnish such information and documents as the Company may reasonably request for the purpose of reviewing such list. Parent shall use its reasonable best efforts to cause each person who is identified as its "affiliate" hereunder to execute a written agreement as soon as practicable after the date hereof, but in no event later than the day preceding the filing of the Registration Statement, in substantially the form of EXHIBIT G hereto.

    Section 5.16 COOPERATION. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (i) with respect to the timing of the Parent Special Meeting and the Company Special Meeting and shall use their reasonable best efforts to hold such meetings on the same day, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and
(iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents approvals or waivers. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Merger and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

    Section 5.17  LETTERS OF ACCOUNTANTS.

    (a) Parent shall use all reasonable efforts to cause to be delivered to the Company a comfort letter of KPMG LLP, Parent's independent auditors, dated within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

    (b) The Company shall use all reasonable best efforts to cause to be delivered to Parent a comfort letter of KPMG LLP, the Company's independent auditors, dated within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

    (c) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter from its independent accountants, dated the Closing Date, in form and substance reasonably satisfactory to the Company and Parent, stating that such independent accountants concur with the conclusion of Parent's management that the Merger will qualify as a pooling of interest transaction under Accounting Principles Board Opinion No. 16 and applicable SEC regulations, if the Merger is consummated in accordance with this Agreement. Parent shall use all reasonable best efforts to cause to be delivered to the Company a letter from its independent accountants, dated the Closing Date, in form and substance reasonably satisfactory to the Company and Parent, stating that such independent accountants concur with the conclusion of the Company's management that the Merger will qualify as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable SEC regulations, if the Merger is consummated in accordance with this Agreement.

    Section 5.18 CONSENTS OF ACCOUNTANTS. Parent and the Company will each use reasonable best efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

    Section 5.19 SUBSEQUENT FINANCIAL STATEMENTS. The Company shall consult with Parent prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Company SEC Documents after the date of this Agreement, it being understood that Parent shall have no liability by reason of such consultation.

    Section 5.20 ACCOUNTING AND TAX TREATMENT. Each of Parent, Sub, the Company and their respective Subsidiaries shall take all actions reasonably necessary (a) to ensure that each of Parent and the Company is a "poolable entity" eligible to participate in a transaction to be accounted for as a pooling of interests for accounting purposes and (b) to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code (including, without limitation, by providing to a requesting party, customary representations contained in the certificates referred to in Section 6.2(g) and 6.3(e)).

    Section 5.21 NASDAQ QUALIFICATION. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be qualified for inclusion in the Nasdaq Stock Market, subject to official notice of issuance, as of or prior to the Effective Time.

    Section 5.22 EMPLOYEE PLANS AND ARRANGEMENTS. As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and amend or terminate Company employee plans immediately prior to the Effective Time, if appropriate). Parent shall use commercially reasonable efforts to ensure that continuous employment with the Company or its Subsidiaries shall be credited to Company employees who become Parent employees or become Continuing Employees for all purposes of eligibility and vesting of benefits but not for purposes of accrual of benefits. Parent shall take commercially reasonable steps to (a) cause to be waived all limitations as to preexisting condition limitations, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and its Subsidiaries under any welfare benefit plans that such employees are eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for such employees immediately prior to the Effective Time and (b) provide each employee of the Company and its Subsidiaries with credit for any co-payments and deductibles paid during the plan year commencing immediately prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time for such plan year. For purposes of this Section 5.22, "Continuing Employee" means any employee of the Company who continues as an employee of the Surviving Corporation or Parent after the Effective Time.

    Section 5.23 REGISTRATION RIGHTS. Parent shall use all reasonable efforts to provide to the stockholders of the Company listed in SCHEDULE 5.23 hereto, effective upon the Effective Time, substantially the same registration rights with respect to the Parent Common Stock they receive as Merger Consideration to which "Holders" are entitled under Section 3 of the Amended and Restated Investors' Rights Agreement of Parent dated as of February 26, 1999 with respect to "Registrable Securities" (as those terms are defined in such agreement); PROVIDED, HOWEVER, that no such stockholder shall be entitled, directly or indirectly, to initiate or create any obligation on the part of Parent to file a Registration Statement (as defined in such agreement).

                                   ARTICLE VI

                                   CONDITIONS

    Section 6.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

        (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by any HSR Authority challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

        (b) the Company shall have received the Company Stockholder Approval;

        (c) Parent shall have received the Parent Stockholder Approval;

        (d) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting (collectively, "RESTRAINTS") the consummation of the Merger or the effective operation of the business of the Company and its respective Subsidiaries after the Effective Time;

        (e) all Requisite Regulatory Approvals shall have been obtained but excluding any Requisite Regulatory Approval the failure to obtain which would not have a material adverse effect on Parent, Sub, the Company or, after the Effective Time, the Surviving Corporation;

        (f) the shares of Parent Common Stock to be issued in the Merger shall have been qualified for inclusion in Nasdaq Stock Market; and

        (g) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

    Section 6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

        (a) the representations and warranties of the Company shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole; PROVIDED, that the representations and warranties set forth in Sections 3.2 and 3.3 shall be true and correct in all respects;

        (b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

        (c) each of the Ancillary Agreements shall be valid, in full force and effect and complied with in all material respects;

        (d) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which could be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries;

        (e) Parent shall have received an opinion of Fenwick & West LLP, substantially in the form attached as EXHIBIT H-1 hereto and otherwise reasonably satisfactory in form and substance to Parent, addressed to Parent and dated the Closing Date;

        (f) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon representations contained in certificates of Parent, the Company and others;

        (g) The Company shall have furnished Parent with a certificate dated the Closing Date signed on behalf of it by the Chairman of the Board of Directors of the Company and the President and Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 6.2(a) through (d) have been satisfied; and

        (h) The Company shall deliver to Parent a certification, in form and substance reasonably satisfactory to Parent, that neither the Company nor any of its Subsidiaries is or has been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

    Section 6.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

        (a) the representations and warranties of Parent and Sub shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole; PROVIDED, that the representations and warranties set forth in Sections 4.2 and 4.3 shall be true and correct in all respects;

        (b) Each of Parent and Sub shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent or Sub, as the case may be, at or prior to the Effective Time;

        (c) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or which could be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries, taken as a whole;

        (d) The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form attached as EXHIBIT H-2 hereto and otherwise reasonably satisfactory in form and substance to the Company, addressed to the Company and dated the Closing Date;

        (e) The Company shall have received an opinion of Fenwick & West LLP, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Fenwick & West LLP may receive and rely upon representations contained in certificates of the Company, Parent and others; and

        (f) Parent shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by the President of Parent to the effect that the conditions set forth in Sections 6.3(a) through (c) have been satisfied.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.1(e) or 7.1(f)) whether before or after the Parent Stockholder Approval or the Company Stockholder Approval:

        (a) by mutual written consent of the Company and Parent, if the Board of Directors of each so determines by a vote of a majority of its entire Board;

        (b) by either the Company Board or the Parent Board:

           (i) if the Merger shall not have been consummated by June 30, 2000, unless the Company Board or Parent Board, as the case may be, has expressly restricted in writing its right to terminate this Agreement pursuant to this Section 7.1(b)(i); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

           (ii) if the Parent Stockholder Approval shall not have been obtained at the Parent Special Meeting duly convened therefor or at any adjournment or postponement thereof;

          (iii) if the Company Stockholder Approval shall not have been obtained at the Company Special Meeting duly convened therefor or at any adjournment or postponement thereof; or

           (iv) if any Restraint having any of the effects set forth in
       Section 6.1(d) shall be in effect and shall have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used commercially reasonable efforts to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be;

        (c) by the Company Board (PROVIDED that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
    (A) would give rise to the failure of a condition set forth in
    Section 6.3(a) or (b), and (B) is incapable of being cured by Parent or is not cured within 30 days of written notice thereof;

        (d) by the Parent Board (PROVIDED that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if the Company shall have materially breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by the Company or is not cured within 30 days of written notice thereof;

        (e) by the Company Board, at any time prior to the Parent Special Meeting, if the Parent Board shall have (A) failed to include in the proxy statement/prospectus to the stockholders of Parent its recommendation without modification or qualification that such stockholders approve this Agreement and the transactions contemplated hereby, (B) failed to reaffirm such recommendation upon the

    Company's request, (C) subsequently withdrawn such recommendation or
    (D) modified or qualified such recommendation in a manner adverse to the interests of the Company; and

        (f) by the Parent Board, at any time prior to the Company Special Meeting, if the Company Board shall have (A) failed to include in the proxy statement/prospectus to the stockholders of the Company its recommendation without modification or qualification that such stockholders approve this Agreement and the transaction contemplated hereby, (B) failed to reaffirm such recommendation upon Parent's request, (C) subsequently withdrawn such recommendation or (D) modified or qualified such recommendation in a manner adverse to the interests of Parent.

    Section 7.2  EFFECT OF TERMINATION.

        (a) In the event of termination of this Agreement as provided in
    Section 7.1 hereof, and subject to the provisions of Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in this
    Section 7.2, Section 8.1 and in the last sentence of Section 5.3, and
    (ii) nothing herein shall relieve any party from liability for any breach hereof.

        (b) The Company shall pay to Parent a fee of $4.0 million, plus an amount equal to all of the costs and expenses incurred by Parent in connection with this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, upon the earliest to occur of the following events:

           (i) the termination of this Agreement by Parent pursuant to
       Section 7.1(f);

           (ii) the termination of this Agreement by the Company or Parent pursuant to Section 7.1(b)(iii); or

          (iii) the termination of this Agreement by Parent pursuant to
       Section 7.1(d)

    and, in the case of each of clauses (i), (ii) and (iii) above, if the Company subsequently enters into or consummates an Alternative Transaction within twelve (12) months of such termination.

        (c) The fee, costs and expenses payable pursuant to Section 7.2(b) hereof shall be paid on the date of the consummation of the Alternative Transaction giving rise to such fee. Parent will provide to the Company reasonable documentation in respect of the costs and expenses payable pursuant to Section 7.2(b) hereof.

        (d) Notwithstanding anything to the contrary in this Section 7.2, the payments provided for in this Section 7.2 shall not be deemed to be Parent's or Sub's exclusive remedy, and Parent and Sub shall have the right to pursue any remedies available to them at law or in equity.

    Section 7.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties at any time before or after the Parent Stockholder Approval or the Company Stockholder Approval; PROVIDED, HOWEVER, that after any such approval, there may not be, without further approval of such the stockholders of Parent (in the case of the Parent Stockholder Approval) and the stockholders of the Company (in the case of the Company Stockholder Approval), any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder, or which by law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

    Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may, subject to the proviso of Section 7.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this

Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this
Section 7.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    Section 8.1 FEES AND EXPENSES. (a) Except as otherwise contemplated by this Agreement, including Section 7.2 hereof, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including all legal, accounting and financial advisory fees and expenses ("THIRD PARTY EXPENSES"), shall be paid by the party incurring such expenses, except that (i) those costs and expenses incurred in connection with filing, printing and mailing the Registration Statement and the Proxy Statement/Prospectus (including filing fees related thereto) shall be shared equally by Parent and the Company and (ii) the Company shall cause that portion of its Third Party Expenses which constitute legal, accounting and financial advisory fees and expenses to be invoiced or estimated and capped at or before the Closing and not to exceed, in the aggregate, $850,000, plus the fees and expenses required to be paid to Volpe Brown Whelan & Company, LLC in connection with the Merger pursuant to that certain engagement letter, dated November 4, 1999, between the Company and Volpe Brown Whelan & Company, LLC. If the Merger is consummated, Parent shall be responsible for such Third Party Expenses of the Company.

    Section 8.2 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

    Section 8.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a) if to Parent or Sub, to:

           Tumbleweed Communications Corp.
           700 Saginaw Drive
           Redwod City, California 94063
           Attention: Jeffrey C. Smith
           Telephone No.: 650-216-2010
           Telecopy No.: 650-216-2001

           with a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           525 University Avenue--Suite 220
           Palo Alto, California 94301
           Attention: Gregory C. Smith
           Telephone No.: 650-470-4500
           Facsimile No.: 650-470-4590

           and

       (b) if to the Company, to:

           Worldtalk Communications Corporation
           5155 Old Ironsides Drive
           Santa Clara, California 95054
           Attention: James Heisch
           Telephone No.: 408-567-5012
           Facsimile No.: 408-567-5122

           with a copy to:

           Fenwick & West LLP
           Two Palo Alto Square
           Palo Alto, California 94306
           Attention: Gordon K. Davidson
           Telephone No.: 650-494-0600
           Facsimile No.: 650-494-1417

    Section 8.4 INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, as the case may be, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 18, 1999. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

    Section 8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.14 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 8.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 8.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

    Section 8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          Tumbleweed Communications Corp.

                                          By /s/ JEFFREY C. SMITH
                                          --------------------------------------
                                             Name: Jeffrey C. Smith
                                             Title: President and Chief
                                          Executive Officer

                                          Worldtalk Communications Corporation

                                          By /s/ JAMES HEISCH
                                          --------------------------------------
                                             Name: James Heisch
                                             Title: President and Chief
                                          Financial Officer

                                          Keyhole Acquisition Corp.

                                          By /s/ JEFFREY C. SMITH
                                          --------------------------------------
                                             Name: Jeffrey C. Smith
                                             Title: President and Chief
                                          Executive Officer

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT (the "Agreement"), dated as of November 18, 1999, by and between Tumbleweed Communications Corp., a Delaware corporation ("Parent"), and Worldtalk Communications Corporation, a Delaware corporation (the "Company").

                                  WITNESSETH:

    WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Keyhole Acquisition Corp., a Delaware corporation ("Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation; and

    WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has required that the Company agree, and the Company has so agreed, to grant to Parent an option with respect to certain shares of the Company's authorized but unissued common stock on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, to induce Parent and Sub to enter into the Merger Agreement and in consideration of the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto intending to be legally bound, hereby agree as follows. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    1. GRANT OF OPTION. The Company hereby grants Parent an irrevocable option (the "Option") to purchase a number of shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") equal to the Option Number (as defined hereinafter), on the terms and subject to the conditions set forth below.

    2.  EXERCISE OF OPTION.

    (a) EXERCISE. At any time or from time to time prior to the termination of the Option granted hereunder in accordance with the terms of this Agreement, Parent (or a wholly-owned subsidiary of Parent designated by Parent) may exercise the Option, in whole or in part, if on or after the date hereof:

        (i) any corporation, partnership, individual, trust, unincorporated association, or other entity or "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Parent or any of its "affiliates" (as defined in the Exchange Act) (a "Third Party"), shall have:

           (A) commenced or announced an intention to commence a BONA FIDE tender offer or exchange offer for any shares of Company Common Stock, the consummation of which would result in "beneficial ownership" (as defined under Rule 13d-3 of the Exchange Act) by such Third Party (together with all such Third Party's affiliates and "associates" (as such term is defined in the Exchange Act)) of 20% or more of the then voting equity of the Company (either on a primary or a fully diluted basis);

           (B) filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), reflecting an intent to acquire the Company or any assets or securities of the Company;

           (C) solicited "proxies" in a "solicitation" subject to the proxy rules under the Exchange Act, executed any written consent or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), in each case with respect to the Company Common Stock; or

        (ii) the events described in Section 7.2(b) of the Merger Agreement that would require the Company to pay Parent the fee set forth therein (but without the necessity of Parent having terminated the Merger Agreement).

       (iii) Each of the events described in clauses (i) and (ii) hereof shall be referred to herein as a "Trigger Event." The Company shall notify Parent promptly in writing of the occurrence of any Trigger Event; however, such notice shall not be a condition to the right of Parent to exercise the Option.

    (b) EXERCISE PROCEDURE. In the event Parent wishes to exercise the Option, Parent shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of the Shares it wishes to purchase. To the extent permitted by law and the Certificate of Incorporation of the Company and provided that the conditions set forth in Section 3 hereof to Company's obligation to issue the Shares to Parent hereunder have been satisfied or waived, Parent shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price, immediately be deemed to be the holder of record of the shares of the Company Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of the Company Common Stock shall not heretofore have been delivered to Parent. Each closing of a purchase of the Shares (a "Closing") shall occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two business days prior to the date of the Closing.

    (c) TERMINATION OF THE OPTION. The Option shall terminate upon the earlier of: (i) the Effective Time of the Merger; and (ii) the termination of the Merger Agreement pursuant to Section 7.1(a), (b), (c) or (e) thereof; and (iii) six (6) months following the termination of the Merger Agreement pursuant to Section 7.1(d) or (f) thereof. Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal, and (y) 5:00 p.m. Pacific Standard Time, on the tenth (10th) business day after such impediment shall have been removed. The rights of Parent set forth in Sections 7 and 8 shall not terminate upon termination of Parent's right to exercise the Option, but shall extend to the time provided in such sections. Notwithstanding the termination of the Option, Parent shall be entitled to purchase the shares of the Company Common Stock with respect to which Parent had exercised the Option prior to such termination.

    (d) OPTION NUMBER. The "Option Number" shall initially be the number of shares equal to nineteen and nine-tenths percent (19.9%) of the total number of shares of the Company Common Stock issued and outstanding as of the date of this Agreement, and shall be adjusted hereafter to reflect changes in the Company's capitalization occurring after the date hereof in accordance with Section 9 hereof. Notwithstanding any other provision of this Agreement, in no event shall the Option Number exceed nineteen and nine-tenths percent (19.9%) of the total number of shares of the Company Common Stock issued and outstanding as of the date of this Agreement, adjusted in accordance with Section 9 hereof.

    (e) EXERCISE PRICE. The purchase price per share of the Company Common Stock pursuant to the Option (the "Exercise Price") shall be $10.527

    3. CONDITIONS TO CLOSING. The obligation of the Company to issue the Shares to Parent hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Shares and the acquisition of such shares by Parent hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Shares and the acquisition of such shares by Parent hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

    4.  CLOSING.  At any Closing,

        (a) the Company shall deliver to Parent a single certificate in definitive form representing the number of the Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 12 hereof;

        (b) Parent shall deliver to the Company the aggregate price for the Shares so designated and being purchased by wire transfer of immediately available funds to the account or accounts specified in writing by the Company;

        (c) the Company shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4; and

        (d) the Company shall cause the shares of the Company Common Stock being delivered at the Closing to be approved for quotation on the Nasdaq National Market and shall pay all expenses in connection with the application for approval of such quotation. At any Closing at which Parent is exercising the Option in part, Parent shall present and surrender this Agreement to the Company, and the Company shall deliver to Parent an executed new agreement with the same terms as this Agreement evincing the right to purchase the balance of the shares of the Company Common Stock purchasable hereunder.

    5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent that:

        (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby;

        (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Parent, is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

        (d) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Option, and at all times from the date hereof through the expiration of the Option will have reserved a number of authorized and unissued shares of the Company Common Stock not less than the Option Number, such amount being subject to adjustment as provided in Section 11 hereof, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

        (e) upon delivery of the Shares to Parent upon the exercise of the Option, Parent will acquire the Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (f) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Certificate of Incorporation, or Bylaws, of the Company or (B) any provisions of any mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a material adverse effect on the Company;

        (g) except for the expiration or early termination of the waiting period under the HSR Act and except as contemplated by Section 8(b) hereof and may be required under the Securities Act of 1933, as amended (the "Securities Act"), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; and

        (h) none of the Company or any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person or entity under circumstances that would cause the issuance and sale of shares of the Company Common Stock hereunder to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of Parent contained in Section 6(f) are true and correct, the issuance, sale and delivery of the shares of the Company Common Stock hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof, and the Company shall not take any action which would cause the issuance, sale, and delivery of shares of the Company Common Stock hereunder not to be exempt from such requirements.

    6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that:

        (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby;

        (c) this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

        (d) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, result in any Violation pursuant to, (A) any provision of the Certificate of Incorporation or By-laws of Parent, (B) any provisions of any mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a material adverse effect on Parent;

        (e) except for the expiration or early termination of the waiting period under the HSR Act and except as contemplated by Section 8(b) hereof and as may be required under the Securities Act, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority;

        (f) any shares of the Company Common Stock acquired by Parent upon exercise of the Option will be acquired for Parent's own account, for investment purposes only and will not be, and the Option is not being, acquired by Parent with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    7.  CERTAIN REPURCHASES.

    (a) PARENT PUT. At any time during which the Option is exercisable pursuant to Section 2 hereof (the "Repurchase Period") provided that the Company shall have consummated an Alternative Transaction, upon demand by Parent, Parent shall have the right to sell to the Company (or any successor entity thereof) and the Company (or such successor entity) shall be obligated to repurchase from Parent (the "Put"), all or any portion of the Option, at the price set forth in subparagraph (i) below, or all or any portion of the Shares purchased by Parent pursuant to the exercise of the Option, at a price set forth in subparagraph
(ii) below:

        (i) The difference between the "Market/Tender Offer Price" for shares of the Company Common Stock as of the date (the "Notice Date") notice of exercise of the Put, is given to the Company (defined as the higher of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Alternative Transaction (as defined in the Merger Agreement) which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") and (B) the average of the closing prices of shares of the Company Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Notice Date, (the "Market Price")), and the Exercise Price, multiplied by the number of the Shares purchasable pursuant to the Option (or portion thereof with respect to which Parent is exercising its rights under this Section 7), but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any Alternative Transaction which involves consideration other than cash, the value of such consideration shall be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Alternative Transaction, or if no such value is ascribed, a value determined in reasonable good faith by the Board of Directors of the Company.

        (ii) The Exercise Price paid by Parent for the Shares acquired pursuant to the exercise of the Option plus the difference between the Market/Tender Offer Price and the Exercise Price, but only if the Market/Tender Offer Price is greater than the Exercise Price, multiplied by the number of the Shares so purchased.

       (iii) For purposes of clauses (i) and (ii) of this Section 7(a), the Tender Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Alternative Transaction during the Repurchase Period.

    (b) PAYMENT AND REDELIVERY OF THE OPTION OR SHARES. In the event Parent exercises its rights under this Section 7, the Company shall, within ten business days of the Notice Date, pay the required amount to Parent in immediately available funds and Parent shall surrender to the Company the Option or the certificates evidencing the Shares purchased by Parent pursuant thereto, and Parent shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

    8.  REGISTRATION RIGHTS.

    (a) Following the termination of the Merger Agreement and exercise of the Option, Parent may by written notice request the Company to register for resale under the Securities Act all or any part of the Shares beneficially owned by Parent (the "Registrable Securities"). The Company shall use its reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; PROVIDED, HOWEVER, that (i) Parent shall not be entitled to demand more than an aggregate of two (2) effective registration statements hereunder, and (ii) the Company will not be required to file any such registration statement during any period of time (not to exceed sixty (60) days after such request in the case of clause (A) below or ninety
(90) days after such request in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Company, such information would be required to be disclosed if a registration statement were filed at that time; (B) the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Company determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other transaction involving the Company or any of its material subsidiaries and that such transaction is material to the Registrant and its subsidiaries taken as a whole.

    (b) The Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

    (c) The registration rights set forth in this Section 8 are subject to the condition that Parent shall provide the Company with such information with respect to its Registrable Securities, the plans for the distribution thereof, and such other information with respect to the Parent as, in the reasonable judgment of counsel for the Company, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    (d) A registration effected under this Section 8 shall be effected at the Company's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Parent, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

    (e) In connection with any registration effected under this Section 8, the parties agree (i) to indemnify each other and the underwriters, if any, in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the underwriters participating in such offering, if any, and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the managing underwriter deems it necessary, participating in road-show presentations).

    9.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

    (a) In the event of any change in the Company Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in
Section 2(e) hereof, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company

Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

    (b) In the event that the Company shall enter in an agreement: (i) to consolidate with or merge into any person, other than Parent or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Parent or one of its Subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of the Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property or the outstanding shares of the Company Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Parent shall receive for each the Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of the Company Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of the Company Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of the Company Common Stock for which the Option is then exercisable).

    10.  LIMITATION OF PARENT PROFIT.

    (a) Notwithstanding any other provision of this Agreement, in no event shall Parent's Total Profit (as defined below) exceed $6,000,000, including in such amount the fees payable under the provisions of Section 7.2(b) of the Merger Agreement, and, if Parent's Total Profit shall otherwise exceed such amount, Parent, at its sole election, shall either (i) reduce the number of shares of Company Common Stock subject to this Option, (ii) deliver to the Company for cancellation Shares previously purchased by Parent (valued, for purposes of this Section 10(a) at the average closing sales price per share of Company Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as quoted on the Nasdaq National Market based on published financial sources for the twenty consecutive trading days preceding the day on which Parent's Total Profit exceeds $6,000,000, (iii) pay cash to the Company, or (iv) any combination thereof, such that Parent's actually realized Total Profit shall not exceed $6,000,000 after taking into account the foregoing actions.

    (b) As used herein, the term "Total Profit" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i)(x) the net cash amounts received by Parent or its permitted designees or any affiliated party pursuant to the sale of Shares (or any other securities into which the Option is converted or exchanged) to any unaffiliated party or to the Company pursuant to this Agreement, less (y) Parent's or its permitted designees purchase price of such Shares, (ii) any amounts received by Parent or its permitted designees or any affiliated party on the transfer of the Option (or any portion thereof) to any unaffiliated party or to the Company pursuant to this Agreement, and (iii) any amounts received by Parent pursuant to Section 7.2(b) of the Merger Agreement; minus (b) the amount of cash theretofore paid to the Company pursuant to this Section 10 plus the value of the Shares theretofore delivered to the Company for cancellation pursuant to this Section 10.

    11. RESTRICTIVE LEGENDS. Each certificate representing shares of the Company Common Stock issued to Parent hereunder shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED

OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

    It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if Parent shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act or such laws; (ii) the reference to the provisions of this Agreement in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in this Section 11.

    12. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

    13. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

    14. ENTIRE AGREEMENT. This Agreement, the Merger Agreement, and the other Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

    15. FURTHER ASSURANCE. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    16. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    17. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or facsimile number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

       (a) if to Parent, to:

       Tumbleweed Communications Corp.
       700 Saginaw Drive
       Redwood City, CA 94063
       Attention: Jeffrey C. Smith
       Telephone No.: 650-216-2010
       Facsimile No.: 650-216-2001

    with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       525 University Avenue--Suite 220
       Palo Alto, California 94301
       Attention: Gregory C. Smith
       Telephone No.: 650-470-4500
       Facsimile No.: 650-470-4590

       (b) if to the Company, to:

       Worldtalk Communications Corporation
       5155 Old Ironsides Drive
       Santa Clara, CA 95054
       Attention: James Heisch
       Telephone No.: 408-567-5012
       Facsimile No.: 408-567-5122

       with a copy to:

       Fenwick & West LLP
       Two Palo Alto Square
       Palo Alto, California 94306
       Attention: Gordon K. Davidson
       Telephone No.: 650-494-0600
       Facsimile No.: 650-494-1417

    18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

    19. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

    21. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    22. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                                       Worldtalk Communications Corporation

                                                       By:  /s/ JAMES HEISCH
                                                            -----------------------------------------
                                                            Name: James Heisch
                                                            Title:  Vice President, CFO

                                                       Tumbleweed Communications Corp.

                                                       By:  /s/ JEFFREY C. SMITH
                                                            -----------------------------------------
                                                            Name: Jeffrey C. Smith
                                                            Title:  Chief Executive Officer

                                                                         ANNEX C

                                VOTING AGREEMENT

    VOTING AGREEMENT (this "Agreement"), dated as of November 18, 1999, by and among Tumbleweed Communications Corp., a Delaware corporation ("Parent"), Keyhole Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (the "Sub"), and [Stockholder] ("Stockholder").

                                  WITNESSETH:

    WHEREAS, immediately prior to the execution of this Agreement, Parent, Sub and Worldtalk Communications Corporation, a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement", pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Sub with and into the Company (the "Merger"); and

    WHEREAS, as of the date hereof, Stockholder is the record and Beneficial
Owner (as defined hereinafter) of       Existing Shares (as defined hereinafter)
of the common stock, $0.01 par value, of the Company (the "Company Common Stock"); and

    WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

    Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

        (b) "Existing Shares" means shares of the Company Common Stock Beneficially Owned by Stockholder as of the date hereof.

        (c) "Securities" means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

    Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent and Sub as follows:

        (a) OWNERSHIP OF SHARES. Stockholder is the sole record and Beneficial Owner of (i) the Existing Shares, (ii) Company Options to purchase
    [        ] shares of Company Common Stock ("Stockholder Options") and
    (iii) Company Warrants to purchase [        ] shares of Company Common Stock
    ("Stockholder Warrants") . On the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of the Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 7 and 8 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c) NO CONFLICTS. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets, except in the case of clauses (ii) and (iii) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Stockholder or the Company to consummate the transactions contemplated by the Merger Agreement, this Agreement or by the other Ancillary Agreements.

        (d) NO ENCUMBRANCE. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

        (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

        (f) RELIANCE BY PARENT. Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

    Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Each of Parent and Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

        (a) POWER; BINDING AGREEMENT. Parent and Sub each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (b) NO CONFLICTS. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent and Sub, the consummation by each of Parent and Sub of the transactions contemplated hereby or compliance by each of Parent and Sub with any of the provisions hereof shall (i) conflict with or result in any breach of any provi-sion of the respective certificates of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
    (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii), (iii) and (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Parent or Sub to consummate the transactions contemplated by the Merger Agreement, this Agreement or by the other Ancillary Agreements.

    Section 4. DISCLOSURE. Stockholder hereby agrees to permit Parent to publish and disclose in the Registration Statement and the proxy statement/prospectus (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which Parent, in its sole discretion determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of the Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

    Section 5. TRANSFER AND OTHER RESTRICTIONS. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

        (i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein except as provided in Section 6 hereof;

        (ii) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

       (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

    Section 6. VOTING OF THE COMPANY COMMON STOCK. Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities:

        (A) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

        (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and

    Stockholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 6.

    Section 7.  PROXY.

    (a) Stockholder hereby irrevocably grants to, and appoints, Parent and Bernard J. Cassidy, Joseph C. Consul, or any of them in their respective capacities as officers of Parent and any individual who shall hereafter succeed to any such office of Parent and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in connection with any meeting of the stockholders of the Company, as specified in Section 6 hereof.

    (b) Stockholder represents that any other proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

    (c) Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked under any circumstances. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of section 212(e) of Delaware General Corporation Law.

    Section 8.  STOP TRANSFER; LEGEND.

    (a) Stockholder agrees with, and covenants to, Parent that Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

    (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

    (c) Stockholder will promptly after the date hereof surrender to the Company all certificates representing the Securities, the Company will place the following legend on such certificates in addition to any other legend required thereof:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A VOTING AGREEMENT, DATED AS OF NOVEMBER 18, 1999, BY AND AMONG TUMBLEWEED COMMUNICATIONS CORP., KEYHOLE ACQUISITION CORP. AND [STOCKHOLDER]."

    Section 9. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

    Section 10.  TERMINATION.  This Agreement shall terminate on the earliest of
(a) termination of the Merger Agreement pursuant to Section 7.1(a), (b), (c) or
(e) thereof, (b) six months following the termination of the Merger Agreement pursuant to Section 7.1(d) or (f) thereof, (c) the agreement of the parties hereto to terminate this Agreement, or (d) the consummation of the Merger.

    Section 11.  MISCELLANEOUS.

    (a) ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    (b) SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

    (c) AMENDMENT AND MODIFICATION. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Parent or Sub, to:

           Tumbleweed Communications Corp.
           700 Saginaw Drive
           Redwood City, CA 94063
           Attention: Jeffrey C. Smith
           Telephone No.: 650-216-2010
           Facsimile No.: 650-216-2001
       with a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           525 University Avenue, Suite 220
           Palo Alto, California 94301
           Telephone: (650) 470-4500
           Telecopy No.: (650) 470-4570
           Attention: Gregory C. Smith

    If to Stockholder, to:

           ---------------------------------------
           ---------------------------------------
           ---------------------------------------
           ---------------------------------------

       with a copy to:

           ---------------------------------------
           ---------------------------------------
           ---------------------------------------
           ---------------------------------------

    (e) SEVERABILITY. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    (f) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

    (g) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    (h) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    (i) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

    (j) DESCRIPTIVE HEADING. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

    (k) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    (l) FURTHER ASSURANCES. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    (m) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, Parent, Sub, and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

                                                       Tumbleweed Communications Corp.

                                                       By:
                                                            -----------------------------------------
                                                            Name: Jeffrey C. Smith
                                                            Title:  Chief Executive Officer

                                                       Keyhole Acquisition Corp.

                                                       By:
                                                            -----------------------------------------
                                                            Name: Jeffrey C. Smith
                                                            Title:  Chief Executive Officer

                                                       By:
                                                            -----------------------------------------
                                                            [Stockholder]*

------------------------

* In the event this agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                VOTING AGREEMENT

    VOTING AGREEMENT (this "Agreement"), dated as of November 18, 1999, by and between Worldtalk Communications Corporation, a Delaware corporation ("Company"), and [Stockholder] ("Stockholder").

                                  WITNESSETH:

    WHEREAS, immediately prior to the execution of this Agreement, Tumbleweed Communications Corp., a Delaware corporation ("Parent"), Keyhole Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub") and the Company have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Sub with and into the Company (the "Merger"); and

    WHEREAS, as of the date hereof, Stockholder is the record and Beneficial
Owner (as defined hereinafter) of         Existing Shares (as defined
hereinafter) of the common stock, $0.001 par value, of Parent (the "Parent Common Stock"); and

    WHEREAS, as inducement and a condition to entering into the Merger Agreement, the Company has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

    Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

        (b) "Existing Shares" means shares of the Parent Common Stock Beneficially Owned by Stockholder as of the date hereof.

        (c) "Securities" means the Existing Shares together with any shares of the Parent Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

    Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent and Sub as follows:

        (a)  OWNERSHIP OF SHARES.  Stockholder is the sole record and Beneficial
    Owner of (i) the Existing Shares, (ii) options to purchase [        ] shares
    of Parent Common Stock and (iii) warrants to purchase [        ] shares of
    Parent Common Stock. On the date hereof, the Existing Shares constitute all of the shares of the Parent Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of the Parent Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 7 and 8 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) POWER; BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c) NO CONFLICTS. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets except, in the case of clauses (ii) and (iii) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Stockholder or Parent to consummate the transactions contemplated by the Merger Agreement, this Agreement or by the other Ancillary Agreements.

        (d) NO ENCUMBRANCE. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

        (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

        (f) RELIANCE BY THE COMPANY. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

    Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Stockholder as follows:

        (a) POWER; BINDING AGREEMENT. The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that
    (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (b) NO CONFLICTS. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall
    (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
    (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any lien) under, any of the terms, conditions or provisions of any Company Agreement or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and will not materially impair the ability of the Company to consummate the transactions contemplated the Merger Agreement, this Agreement or by the other Ancillary Agreements.

    Section 4. DISCLOSURE. Stockholder hereby agrees to permit the Company to publish and disclose in the Registration Statement and the proxy statement/prospectus (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which the Company, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of the Parent Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

    Section 5. TRANSFER AND OTHER RESTRICTIONS. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

        (i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein except as provided in Section 6 hereof;

        (ii) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

       (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

    Section 6. VOTING OF THE PARENT COMMON STOCK. Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, (i) Stockholder will not sell or transfer any Securities or any interest therein to any person, and (ii) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Parent Common Stock, however called, or in connection with any written consent of the holders of the Parent Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities:

        (A) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

        (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Parent, or Sub under the Merger Agreement or this Agreement; and

    Stockholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 6.

    Section 7.  PROXY.

    (a) Stockholder hereby irrevocably grants to, and appoints, the Company and Paul Hilal, James A. Heisch, or any of them in their respective capacities as officers of the Company and any individual who shall hereafter succeed to any such office of the Company and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in connection with any meeting of the stockholders of Parent, as specified in Section 6 hereof.

    (b) Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

    (c) Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked under any circumstances. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of section 212(e) of Delaware General Corporation Law.

    Section 8.  STOP TRANSFER; LEGEND.

    (a) Stockholder agrees with, and covenants to, the Company that Stockholder will not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

    (b) In the event of a stock dividend or distribution, or any change in the Parent Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of the Parent Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

    (c) Stockholder will promptly after the date hereof surrender to Parent all certificates representing the Securities, Parent will place the following legend on such certificates in addition to any other legend required thereof:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A VOTING AGREEMENT, DATED AS
    OF NOVEMBER 18, 1999, BY AND BETWEEN [        ] AND [Stockholder]."

    Section 9. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

    Section 10.  TERMINATION.  This Agreement shall terminate on the earliest of
(a) termination of the Merger Agreement pursuant to Section 7.1(a), (b), (d) or
(f) thereof, (b) six months following the termination of the Merger Agreement pursuant to Section 7.1(c) or (e) thereof, (c) the agreement of the parties hereto to terminate this Agreement, or (d) the consummation of the Merger.

    Section 11.  MISCELLANEOUS.

    (a) ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    (b) SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

    (c) AMENDMENT AND MODIFICATION. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to the Company, to:

           Worldtalk Communications Corporation
           5155 Old Ironsides Drive
           Santa Clara, CA 95054
           Attention: James Heisch
           Telephone No.: 408-567-1500
           Facsimile No.: 408-567-5122
       with a copy to:

           Fenwick & West LLP
           Two Palo Alto Square
           Palo Alto, CA 94306
           Attention: Gordon K. Davidson
           Telephone No.: 650-494-0600
           Facsimile No.: 650-494-1417

    If to Stockholder, to:

           ---------------------------------------
           ---------------------------------------
           ---------------------------------------
           ---------------------------------------

       with a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           525 University Avenue--Suite 220
           Palo Alto, California 94301
           Attention: Gregory C. Smith
           Telephone No.: 650-470-4500
           Facsimile No.: 650-470-4590

    (e) SEVERABILITY. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    (f) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

    (g) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    (h) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    (i) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

    (j) DESCRIPTIVE HEADING. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

    (k) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    (l) FURTHER ASSURANCES. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    (m) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Company and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

                                                       Worldtalk Communications Corporation

                                                       By:  /s/
                                                            -----------------------------------------
                                                            Name: James Heisch
                                                            Title:  Vice President, CFO

                                                       By:
                                                            -----------------------------------------
                                                            [Stockholder]*

------------------------

* In the event this agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                                                         ANNEX D

[LOGO]                                [LOGO]

                               November 18, 1999

Board of Directors
Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, CA 94063

Ladies and Gentlemen:

    You have asked us to advise you with respect to the fairness to Tumbleweed Communications Corp. ("Parent") from a financial point of view of the Exchange Ratio (as defined below) as provided by the Agreement and Plan of Merger, dated as of November 18, 1999 (the "Merger Agreement"), among Parent, Merger Sub, a wholly owned subsidiary of Parent ("Merger Sub"), and Worldtalk Corporation (the "Company"). The Merger Agreement provides for the merger (the "Merger") of the Company with Merger Sub pursuant to which the Company will become a wholly owned subsidiary of Parent and each outstanding share of common stock, par value $0.01 per share (the "Company Common Stock"), of the Company will be converted into
0.260 (the "Exchange Ratio") of a share of common stock, par value $0.001 per share (the "Parent Common Stock"), of Parent.

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and Parent, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and Parent, and have met with the Company's and Parent's managements to discuss the business and prospects of the Company and Parent. We have also considered certain financial and stock market data of the Company and Parent, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company and Parent and we have considered the financial terms, to the extent publicly available, of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. We have had discussions with the management of the Company and Parent to discuss the business prospects of the Company, its projected performance, the strategic importance of the Merger to Parent, and the synergistic values expected to be achieved through the combination of the operations of the Company and Parent.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and Parent's managements as to the future financial performance of the Company and Parent. Specifically, for purposes of this opinion we have relied upon, without independent verification, the assessment by Parent's management of synergies and other strategic benefits expected to be derived from the Merger. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Parent Common Stock when issued to the Company's stockholders pursuant to the Merger or the prices at which such Parent Common Stock will trade subsequent to Merger.

    We have acted as financial advisor to Parent in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, as we have previously discussed, we own a minority interest in Volpe Brown Whelan & Company, the Company's financial advisor in connection with the Merger, who we have been advised will receive a fee from the Company for their services, a significant portion of which is contingent upon the consummation of the Merger.

    In the past, we have performed certain investment banking services for Parent, including acting as lead manager in Parent's initial public offering, and have received customary fees for such services.

    In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and Parent for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is for the information of the Board of Directors of Parent in connection with its consideration of the Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

                                          Very truly yours,
                                          CREDIT SUISSE FIRST BOSTON CORPORATION

                                          By: /s/ ETHAN TOPPER
                                          --------------------------------------
                                              Ethan Topper
                                             Managing Director

                                                                         ANNEX E

                       VOLPE BROWN WHELAN & COMPANY, LLC
                               INVESTMENT BANKERS
                  ONE MARITIME PLAZA, SAN FRANCISCO, CA 94111
                       (415) 274-4400 FAX (415) 274-4468

PRIVATE AND CONFIDENTIAL

November 18, 1999

The Board of Directors
Worldtalk Communications Corporation
5155 Old Ironsides Drive
Santa Clara, CA 95054

Members of the Board of Directors:

    You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the stockholders of Worldtalk Communications Corporation ("Worldtalk" or the "Company"), of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger (the "Merger Agreement") by and among Worldtalk, Tumbleweed Communications Corp. ("Tumbleweed") and a wholly-owned subsidiary of Tumbleweed established for purposes of the transaction ("Sub").

    Under the terms of the Merger Agreement, Sub will be merged with and into Worldtalk (the "Merger") and each issued and outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company will be converted into the right to receive 0.26 (the "Exchange Ratio") of a share of common stock, par value $0.001 per share, of Tumbleweed. It is our understanding that the transaction will be accounted for as a pooling of interests for financial reporting purposes and as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended.

    For the purposes of formulating the Opinion, we have, among other things:

     (i) reviewed the November 17, 1999 draft of the Merger Agreement;

     (ii) interviewed management of Worldtalk and Tumbleweed concerning their respective business prospects, financial outlook and operating plans as stand-alone concerns and as a combined enterprise;

    (iii) reviewed certain Worldtalk and Tumbleweed financial statements and other relevant financial and operating data of Worldtalk and Tumbleweed prepared by Worldtalk and Tumbleweed management teams respectively;

     (iv) reviewed the historical stock trading patterns of both Worldtalk and Tumbleweed and analyzed implied historical exchange ratios;

     (v) reviewed the valuation of selected publicly traded companies we deemed comparable and relevant to Worldtalk and Tumbleweed;

     (vi) reviewed, to the extent publicly available, the financial terms of selected merger and acquisition transactions that we deemed comparable and relevant to the Merger;

    (vii) performed an analysis of Worldtalk's relative contribution, adjusted to reflect the difference in capital structures of the two companies, to Tumbleweed in terms of revenue and gross profit;

   (viii) performed a merger analysis of the combined entity, based upon financial projections provided by the Worldtalk and Tumbleweed management teams; and

     (ix) performed such other studies, analyses and inquiries and considered such other information as we deemed relevant.

The Board of Directors
Worldtalk Communications Corporation
November 18, 1999
Page 2

    VBW&Co. relied without independent verification upon the accuracy and completeness of all of the financial, accounting, legal, tax, operating and other information provided to VBW&Co. by Worldtalk and Tumbleweed and has relied upon the assurances of Worldtalk and Tumbleweed that all such information provided by them is complete and accurate in all material respects and that there is no additional material information known to them that would make any of the information made available to VBW&Co. either incomplete or misleading. Worldtalk has retained outside legal, accounting and tax advisors to advise it on matters relating to the Merger. VBW&Co. expresses no opinion on such matters.

    VBW&Co. was not asked to, and did not, conduct a market survey to determine the interest of other potential acquirers of the Company or otherwise solicit, or assist the Company in soliciting, any third party indications of interest in acquiring all or any part of the Company. Furthermore, VBW&Co. was not requested to consider, and VBW&Co. is expressing no opinion as to, the relative merits of the Merger as compared to any alternative business strategies that might exist for Worldtalk or the effect of any other transaction in which Worldtalk might engage.

    With respect to the projected financial data of Worldtalk and the combined company, all of which has been provided by or reviewed and approved by the management of Worldtalk, VBW&Co. has relied upon assurances of Worldtalk that such data has been prepared in good faith on a reasonable basis reflecting the best currently available estimates and judgments of management as to the future financial performance of Worldtalk separately and as combined with Tumbleweed. With respect to the projected financial data of Tumbleweed, all of which has been provided by the management of Tumbleweed, VBW&Co. has similarly relied upon assurances of Tumbleweed that all such data provided by management has been prepared in good faith on a reasonable basis and reflects the best currently available estimates and judgments of management as to the future financial performance of Tumbleweed. The Opinion is based, in large part, on these projected financial data and estimates.

    VBW&Co. is relying upon the information provided to it by Worldtalk and Tumbleweed for the purposes of rendering the Opinion. VBW&Co. expresses no opinion and has made no investigation with respect to the validity, accuracy or completeness of the information provided to it and does not warrant any projections included in such information. Actual results that Worldtalk or Tumbleweed might achieve in the future as stand-alone entities or as a combined company may vary materially from those used in VBW&Co.'s analysis.

    VBW&Co. has assumed that the Merger will be consummated in accordance with the terms of the November 17, 1999 draft of the Merger Agreement, without any amendments thereto and without waiver of any of the conditions to the parties' obligations thereunder.

    VBW&Co. has not made an independent evaluation, appraisal or valuation of any assets or liabilities of Worldtalk or Tumbleweed, nor has VBW&Co. been furnished with any such evaluations, appraisals or valuations. VBW&Co. has performed no investigation relating to the representations and warranties made by Worldtalk or Tumbleweed, including the representations and warranties made with respect to intellectual property or the status of any litigation pending or threatened against either company. While VBW&Co. believes that its review, as described herein, is an adequate basis for the Opinion it has expressed, the Opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of the Opinion, and any change in such conditions would require a re-evaluation of the Opinion.

    The Opinion addresses only the financial fairness of the Exchange Ratio as of the date hereof and does not address any other terms or conditions of the Merger Agreement or any related documents, the relative merits of the Merger and any alternatives to the Merger, Worldtalk's decision to proceed with or the effect of the Merger, or any other aspect of the Merger. VBW&Co. notes that the Exchange Ratio is fixed, with no floor or collar, and the trading price of Tumbleweed common stock is volatile. Accordingly

The Board of Directors
Worldtalk Communications Corporation
November 18, 1999
Page 3

the market value of the consideration received by Worldtalk stockholders in the Merger may vary significantly from the value of such consideration as of the date hereof and as of the dates used by VBW&Co. in its analysis. No opinion is expressed herein as to the future trading price or range of prices of any securities of Tumbleweed issued prior to or in conjunction with the Merger.

    The preparation of a fairness opinion involves various judgments as to appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, we believe our analyses and the factors utilized in such analyses must be considered as a whole and that considering any portion of such analyses or factors, without considering all analyses and factors could create a misleading or incomplete view of the process underlying the Opinion. In our analyses, we made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond Worldtalk's or Tumbleweed's control and are not susceptible to accurate prediction.

    As a customary part of its investment banking business, VBW&Co. engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. In the ordinary course of their business, VBW&Co. and its affiliates may actively trade in the equity securities of Worldtalk or Tumbleweed for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    VBW&Co. will receive a fee of $400,000 for rendering its Opinion, no portion of which is conditioned upon the Opinion being favorable. VBW&Co. has received fees for other services provided to the Company and will receive an additional fee of 1.5% of the aggregate value of the merger consideration, less the fairness opinion fee, contingent upon the closing of the Merger.

    The Opinion does not constitute a recommendation as to the Board of Director's decision on whether to support the Merger and recommend it to Worldtalk's stockholders and does not constitute a recommendation to stockholders as to whether to vote in favor of the Merger. The Opinion and related materials have been prepared for the use and benefit of the Board of Directors of Worldtalk and may not be used for any other purpose without the written consent of VBW&Co. VBW&Co. assumes no obligation to update, revise or reaffirm the Opinion.

    Based upon and subject to the foregoing limitations and restrictions and after considering such other matters as we deem relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Worldtalk.

Very truly yours,

VOLPE BROWN WHELAN & COMPANY, LLC

By: /s/ STEVEN D. PIPER
---------------------------------

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

    Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Tumbleweed) by reason of the fact that the person is or was a director, officer, agent or employee of Tumbleweed or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Tumbleweed, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Tumbleweed as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to Tumbleweed, unless the court believes that in light of all the circumstances indemnification should apply.

    Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, any avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

    Tumbleweed's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to Tumbleweed or its stockholders;

    - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

    - under Section 174 of the DGCL regarding unlawful dividends and stock purchases; and

    - for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Delaware law.

    Tumbleweed's Amended and Restated Bylaws provide that:

    - it must indemnify our directors and officers to the fullest extent permitted by Delaware law;

    - it must indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

    - it must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

    The indemnification provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

    We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
  2.1                   Agreement and Plan of Merger, dated as of November 18, 1999, among Tumbleweed Communications Corp., Keyhole Acquisition
                        Corp. and Worldtalk Communications Corporation (included as
                        Annex A to the joint proxy statement/prospectus which forms a part of this Registration Statement)
  3.1                   Amended and Restated Certificate of Incorporation of
                        Registrant
  3.2                   Amended and Restated Bylaws of Registrant
  4.1                   Specimen common stock certificate
  4.2                   Amended and Restated Investors' Rights Agreement, dated as of February 26, 1999, among the Registrant, Jeffrey C.
                        Smith, Jean-Christophe D. Bandini, and the holders of the
                        Registrant's preferred stock
  4.3                   Warrant to Purchase Stock, dated November 30, 1998, issued to Silicon Valley Bank
  5.1        *          Opinion of Skadden, Arps, Slate, Meagher and Flom LLP
                        regarding the validity of the securities being registered
  8.1        *          Opinion of Skadden, Arps, State, Meagher & Flom LLP
                        regarding certain tax matters
  9.1                   Form of Tumbleweed Voting Agreement (included as Annex C to the joint proxy statement/prospectus which forms a part of this Registration Statement)
  10.1                  Stock Option Agreement dated November 18, 1999, between
                        Tumbleweed Communications Corp. and Worldtalk Communications
                        Corporation (included as Annex B to the joint proxy
                        statement/prospectus which forms a part of this Registration
                        Statement)
  10.2                  Form of Worldtalk Voting Agreement (included as Annex C to the joint proxy statement/ prospectus which forms a part of this Registration Statement)
  10.3                  1993 Stock Option Plan
  10.4                  1999 Omnibus Stock Incentive Plan
  10.5                  1999 Employee Stock Purchase Plan
  10.6       *          Software License, Development and Services Agreement, dated
                        December 19, 1997, between the Registrant and United Parcel
                        Service General Services, Co.
  10.7       *          Posta License and Distribution Agreement, dated as of
                        March 31, 1999, between Tumbleweed Software, K.K. and K.K.
                        Hikari Tsushin
  10.8       *          OEM Object Code License Agreement, dated as of March 30,
                        1998, between the registrant and RSA Data Security, Inc.
  10.9                  Employment Agreement, dated May 24, 1999, between Tumbleweed
                        Software Inc. and Tumbleweed Limited and Donald N. Taylor
  10.10                 Indemnity Agreement
  21.1                  Subsidiaries of Registrant
  23.1       *          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (contained in Exhibit 5.1 hereto)
  23.2       *          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (contained in Exhibit 8.1 hereto)
  23.3                  Consent of KPMG LLP
  24.1                  Power of Attorney (included on signature page)
  27.1                  Financial Data Schedule
  27.2                  Financial Data Schedule
  99.1       *          Form of Proxy
  99.2                  Consent of Credit Suisse First Boston Corporation
  99.3                  Consent of Volpe Brown Whelan & Company, LLC

------------------------

*   To be filed in an amendment.

    (b) FINANCIAL STATEMENT SCHEDULES

    All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or related Notes.

    (c) REPORTS, OPINIONS AND APPRAISALS OF OUTSIDE PARTIES

    The opinions of Credit Suisse First Boston Corporation and Volpe Brown Whelan & Company, LLC are included as Annexes D and E to the Proxy Statement-Prospectus.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) (a) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the application registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (b) that every prospectus: (A) that is filed pursuant to paragraph
    (1)(a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any actions, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (3) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on December 10, 1999.

                                                       Tumbleweed Communications Corp.

                                                       By:             /s/ JEFFREY C. SMITH
                                                            -----------------------------------------
                                                                         Jeffrey C. Smith
                                                                CHAIRMAN, CHIEF EXECUTIVE OFFICER
                                                                          AND PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Bernard J. Cassidy and Joseph C. Consul, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement and (ii) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 10, 1999.

                      SIGNATURE                                                  TITLE
                      ---------                                                  -----

                /s/ JEFFREY C. SMITH
     -------------------------------------------       Chairman of the Board, President and Chief Executive
                  Jeffrey C. Smith                       Officer (Principal Executive Officer)

                /s/ JOSEPH C. CONSUL                   Vice President--Finance and Chief Financial Officer
     -------------------------------------------         (Principal Financial Officer and Principal Accounting
                  Joseph C. Consul                       Officer)

               /s/ DAVID F. MARQUARDT
     -------------------------------------------       Director
                 David F. Marquardt

                /s/ TIMOTHY C. DRAPER
     -------------------------------------------       Director
                  Timothy C. Draper

     -------------------------------------------       Director
                 Standish H. O'Grady

                /s/ ERIC J. HAUTEMONT
     -------------------------------------------       Director
                  Eric J. Hautemont

     -------------------------------------------       Director
                     Pehong Chen

                                                                    EXHIBIT 23.3

The Board of Directors
Tumbleweed Communications Corp.:

    We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

San Francisco, California
December 10, 1999

                                     [LOGO]